                                                                 EXHIBIT 10.31.1
================================================================================


                                U.S. $200,000,000

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                          Dated as of October 10, 1997

                                      Among

                         SUNSTONE HOTEL INVESTORS, L.P.

                                   as Borrower

                            THE LENDERS PARTY HERETO

                                       and

                              BANK ONE, ARIZONA, NA

               as Issuing Bank, Administrative Agent and Co-Agent

                         CREDIT LYONNAIS NEW YORK BRANCH

                       as Documentation Agent and Co-Agent

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                        as Compliance Agent and Co-Agent


================================================================================

ARTICLE I

        DEFINITIONS AND ACCOUNTING TERMS.....................................................1
        1.1.   Defined Terms.................................................................1
        1.2.   Computation of Time Periods..................................................34
        1.3.   Accounting Terms.............................................................34
        1.4.   Certain Terms................................................................34

ARTICLE II

        AMOUNTS AND TERMS OF THE LOANS......................................................34
        2.1. The Loans......................................................................34
        2.2. Intentionally Omitted..........................................................34
        2.3. Making the Loans...............................................................35
        2.4. Fees...........................................................................37
        2.5. Reduction and Termination of the Commitments...................................37
        2.6. Repayment......................................................................37
        2.7. Prepayment.....................................................................37
        2.8. Conversion/Continuation Option.................................................38
        2.9. Interest.......................................................................39
        2.10. Interest Rate Determination and Protection....................................39
        2.11. Increased Costs...............................................................40
        2.12. Illegality....................................................................40
        2.13. Capital Adequacy..............................................................41
        2.14. Payments and Computations.....................................................41
        2.15. Taxes.........................................................................43
        2.16. Sharing of Payments, Etc......................................................46
        2.17. Extension of Final Maturity Date..............................................46

ARTICLE III

        CONDITIONS OF LENDING; SECURING THE OBLIGATIONS.....................................46
        3.1. Conditions Precedent to Initial Loans..........................................46
        3.2. Additional Conditions Precedent to Initial Loans...............................50
        3.3. Conditions Precedent to Each Loan..............................................50
        3.4. Securing the Obligations.......................................................51

ARTICLE  IV

        THE LETTER OF CREDIT FACILITY.......................................................58
        4.1. Facility Letters of Credit.....................................................58
        4.2. Limitations....................................................................58
        4.3. Conditions.....................................................................59
        4.4. Procedure for Issuance of Facility Letters of Credit...........................59
        4.5. Duties of Issuing Bank.........................................................60
        4.6. Participation..................................................................61
        4.7. Compensation for Facility Letters of Credit....................................63
        4.8. Issuing Bank Reporting Requirements............................................63
        4.9. Indemnification; Nature of Issuing Bank's Duties...............................64
        4.10. Resignation of Issuing Bank...................................................65

        4.11. Obligations of Issuing Bank and Other Lenders.................................65
        4.12. Issuing Bank's Rights.........................................................66

ARTICLE V

        REPRESENTATIONS AND WARRANTIES......................................................66
        5.1. Existence; Compliance with Law.................................................66
        5.2. Power; Authorization; Enforceable Obligations..................................66
        5.3. Taxes..........................................................................68
        5.4. Full Disclosure................................................................68
        5.5. Financial Matters..............................................................68
        5.6. Litigation.....................................................................69
        5.7. Margin Regulations.............................................................69
        5.8. Ownership......................................................................69
        5.9. ERISA..........................................................................70
        5.10. Indebtedness..................................................................71
        5.11. Dividends and Distributions...................................................71
        5.12. No Burdensome Restrictions; No Defaults.......................................71
        5.13. Investments...................................................................72
        5.14. Government Regulation.........................................................72
        5.15. Insurance.....................................................................73
        5.16. Labor Matters.................................................................73
        5.17. Force Majeure.................................................................74
        5.18. Use of Proceeds...............................................................74
        5.19. Environmental Protection......................................................74
        5.20. Contractual Obligations Concerning Assets.....................................76
        5.21. Intellectual Property.........................................................76
        5.23. Status as REIT................................................................79
        5.24. Operator: Compliance with Law.................................................79
        5.25. Operating Leases, Licenses and Management Agreement...........................79

ARTICLE VI

        FINANCIAL COVENANTS.................................................................80
        6.1. Interest Coverage Ratio........................................................80
        6.2. Debt Service Coverage Ratio....................................................80
        6.3. Maintenance of Tangible Net Worth..............................................80
        6.4. Limitations on Total Indebtedness..............................................80
        6.5. Limitations on Total Secured Recourse Indebtedness.............................81
        6.6. Limitations on Non-Recourse Indebtedness.......................................81
        6.7. Dividends and Distributions....................................................82

ARTICLE VII

        AFFIRMATIVE COVENANTS...............................................................82
        7.1. Compliance with Laws, Etc......................................................82
        7.2. Conduct of Business............................................................82
        7.3. Payment of Taxes, Etc..........................................................83
        7.4. Maintenance of Insurance.......................................................83
        7.5. Preservation of Existence, Etc.................................................83
        7.6. Access.........................................................................83

        7.7. Keeping of Books...............................................................84
        7.8. Maintenance of Properties, Etc.................................................84
        7.9. Performance and Compliance with Other Covenants................................84
        7.10. Application of Proceeds.......................................................84
        7.11. Financial Statements..........................................................84
        7.12. Reporting Requirements........................................................86
        7.13. Leases and Operating Leases; Management Agreements and
               Licenses.....................................................................89
        7.14. Non-Recourse Indebtedness.....................................................90
        7.15. Employee Plans................................................................90
        7.16. Capital Improvement Work......................................................91
        7.17. Fiscal Year...................................................................91
        7.18. Environmental Matters.........................................................91
        7.19. REIT Requirements.............................................................92
        7.20. Listing.......................................................................92
        7.21. Hotel Ownership...............................................................92
        7.22. Further Assurances............................................................93
        7.23. Borrowing Base Determination/Requirements.....................................93

ARTICLE VIII

        NEGATIVE COVENANTS..................................................................96
        8.1. Redemption.....................................................................96
        8.2. Indebtedness...................................................................96
        8.3. Lease Obligations..............................................................97
        8.4. Mergers, Stock Issuances, Asset Sales, Etc.....................................97
        8.5. Limitations on Development, Construction, Renovation
             and Purchase of Hotels.........................................................98
        8.6. Change in Nature of Business or in Capital Structure...........................98
        8.7. Modification of Material Agreements............................................98
        8.8. Accounting Changes.............................................................99
        8.9. Transactions with Affiliates...................................................99
        8.10. Adverse or Speculative Transactions...........................................99
        8.11. Environmental Matters.........................................................99
        8.12. Hotels.......................................................................100
        8.13. Management Continuity........................................................100
        8.14. Investments..................................................................100
        8.15. Liens........................................................................102
        8.16. Disposition of Eligible Hotels...............................................102
        8.17. Operating Leases and Management Agreements...................................103
        8.18. ERISA Plan Assets............................................................103

ARTICLE IX

        EVENTS OF DEFAULT..................................................................103
        9.1. Events of Default.............................................................103
        9.2. Remedies......................................................................106

ARTICLE X

        THE ADMINISTRATIVE AGENT...........................................................107

        10.1. Authorization and Action.....................................................107
        10.2. Administrative Agent's Reliance, Etc.........................................109
        10.3. Bank One and Affiliates......................................................110
        10.4. Lender Credit Decision.......................................................110
        10.5. Decisions Following Event of Default; Enforcement............................110
        10.6. Acquisition of Collateral....................................................112
        10.7. Indemnification..............................................................115
        10.8. Successor Agent..............................................................115

ARTICLE XI

        MISCELLANEOUS......................................................................116
        11.1. Amendments, Etc..............................................................116
        11.2. Notices, Etc.................................................................118
        11.3. No Waiver; Remedies..........................................................118
        11.4. Costs; Expenses; Indemnities.................................................119
        11.5. Right of Set-off.............................................................120
        11.6. Binding Effect...............................................................121
        11.7. Assignments and Participations...............................................121
        11.8. Governing Law; Severability..................................................125
        11.9. Submission to Jurisdiction; Service of Process...............................125
        11.10. Section Titles..............................................................126
        11.11. Execution in Counterpart....................................................126
        11.12. Entire Agreement............................................................126
        11.13. Confidentiality.............................................................126
        11.14. WAIVER OF RIGHTS TO TRIAL BY JURY...........................................126
        11.15. Binding Arbitration.........................................................127
        11.16. Acknowledgments.............................................................127

                                    SCHEDULES


Schedule I                   - Borrower's Investment in Designated Hotels

Schedule II                  - Commitments

Schedule III                 - Applicable Lending Offices and
                               Addresses for Notices

Schedule 4.1                 - Existing Facility Letters of Credit

Schedule 5.8                 - Subsidiaries and Unconsolidated Entities

Schedule 5.10                - Existing Indebtedness

Schedule 5.13                - Existing Investments

Schedule 5.19                - Environmental Protection

Schedule 5.22(a)             - Owned Real Estate

Schedule 5.22(b)             - Leased Real Estate

Schedule 7.23                - Initial Eligible Hotels

                                    EXHIBITS

Exhibit A - Form of Assignment and Acceptance

Exhibit B - Form of Borrowing Base Certificate

Exhibit C - Form of Deed of Trust

Exhibit D - Form of Limited Guaranty

Exhibit E - Form of Note

Exhibit F - Form of Operating Lease

Exhibit G - Intentionally Omitted

Exhibit H - Form of Notice of Borrowing

Exhibit I - Form of Notice of Conversion or Continuation

Exhibit J - Form(s) of Opinion(s) of Counsel for the Loan
            Parties

Exhibit K - Form of Compliance Certificate

Exhibit L - Form of Agreement with Operating Lessee

Exhibit M - Form of Collateral Assignment of Management
            Agreement

Exhibit N - Form of Consent and Subordination by Manager

Exhibit O - Form of Environmental Indemnity Agreement

            AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of October 10, 1997, among SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership (the "Borrower"), and BANK ONE, ARIZONA, NA ("Bank One"), as a Lender, as administrative agent and as co-agent for the Lenders (in such capacity, the "Administrative Agent"), CREDIT LYONNAIS NEW YORK BRANCH as a Lender, as documentation agent and as co-agent, WELLS FARGO BANK, NATIONAL ASSOCIATION as a Lender, as compliance agent and as co-agent, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender, and SOCIETE GENERALE, SOUTHWEST AGENCY, as a Lender.

                              W I T N E S S E T H:

            WHEREAS, Bank One, Credit Lyonnais New York Branch and Wells Fargo Bank, National Association (collectively referred to herein as the "Original Lenders" or as the "Co-Agents") and the Borrower have entered into a certain Revolving Credit Agreement dated as of May 1, 1997 (the "Original Credit Agreement") providing for loans to the Borrower not to exceed $100,000,000 at any time outstanding; and

            WHEREAS, the parties hereto desire to amend and restate the Original Credit Agreement in its entirety in order to add Dresdner Bank AG, New York and Grand Cayman Branches and Societe Generale, Southwest Agency, as Lenders, to increase the total Commitments to $200,000,000, and to modify certain other provisions of the Original Credit Agreement, all on and subject to the terms and conditions herein set forth.

            NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto hereby amend and restate the Original Credit Agreement in its entirety, and covenant and agree, as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Adjusted EBITDA" means, for any Person for any period, EBITDA of such Person for such period less the aggregate FF&E Reserves for such period in respect of each Hotel owned by such Person or its Subsidiaries (whether located on land owned by or land leased to such owner of the Hotel).

            "Adjusted Funds From Operations" means, for any Person, for any period, Net Income (Loss) of such Person for such period plus (a) the sum of the following amounts of such Person and its

Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss):
(i) depreciation expense, (ii) amortization expense and other non-cash charges of such Person and its Subsidiaries with respect to their real estate assets for such period, (iii) losses from Asset Sales of such Person and its Subsidiaries, losses resulting from restructuring of Indebtedness of such Person and its Subsidiaries and other extraordinary losses, and (iv) minority interests attributable to Borrower's partnership units; less (b) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net income (Loss): (i) gains from Asset Sales of such Person and its Subsidiaries, gains resulting from restructuring of Indebtedness of such Person and its Subsidiaries and other extraordinary gains, and (ii) the applicable share of Net Income (Loss) of such Person's Unconsolidated Entities; plus (c) such Person's Pro Rata Share of Adjusted Funds From Operations of such Person's Unconsolidated Entities.

            "Adjusted NOI" means, with respect to any Hotel owned or leased by the Borrower or any of its Subsidiaries, for any period, the Net Operating Income for such Hotel for such period less the FF&E Reserve for such Hotel for such period.

            "Affiliate" means, to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and includes each executive officer, director, trustee, limited liability company manager or general partner of such Person, and each Person who is the beneficial owner of ten percent (10%) or more of any class of voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Aggregate Value" means, with respect to an Eligible Hotel, at any date, the aggregate value thereof to be calculated as follows:

            (a) For a Seasoned Property, (i) the Adjusted NOI for such Seasoned Property for the preceding four (4) Fiscal Quarters divided by (ii) eleven percent (11%); and

            (b) For a New Property, the Borrower's Investment in such New Property.

            "Agreement" means this Agreement, together with all Exhibits and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Alter" means Robert A. Alter.

            "Applicable Lending Office" means with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

            "Applicable Letter of Credit Rate" means, as at any date of determination, a rate per annum equal to the Applicable Margin.

            "Applicable Margin" means, (a) with respect to each Loan at any date, the applicable percentage per annum set forth below based upon the Status then in effect, it being understood that the Applicable Margin for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Loans," and
(ii) Eurodollar Rate Loans shall be the percentage set forth under the column "Eurodollar Rate Loans" and (b) with respect to the Applicable Letter of Credit Rate at any date, the applicable percentage per annum set forth below under the column "Facility Letters of Credit," based upon the Status then in effect.

                                                                Facility
                      Base Rate           Eurodollar            Letters of
                      Loans               Rate Loans            Credit
                      ---------           ----------            ----------

Level I                 0%                  1.25%                1.50%
Status

Level II                0%                  1.375%               1.50%
Status

Level III               0%                  1.5%                 1.50%
Status

Level IV                0.125%              1.625%               1.50%
Status

Level V                 0.25%               1.75%                1.50%
Status

Level VI                0.375%              1.8%                 1.50%
Status


            "Asset Sale" means any sale, conveyance, transfer, assignment, lease or other disposition (including, without limitation, by merger or consolidation, and by condemnation, eminent domain, loss, damage, or destruction, and whether by operation of law or otherwise) by Sunstone, the Borrower or any of their respective Subsidiaries to any Person (other than to Sunstone, Borrower or any of their respective Subsidiaries) of any Stock of any Subsidiaries of Sunstone (other than the Borrower) or of any Subsidiaries of the Borrower, any Stock Equivalents of any such Subsidiaries of or any Hotel, but excluding Operating Leases or the sale of Stock in Sunstone or partnership interests in the Borrower.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A.

            "Available Credit" means, at any time, an amount equal to (a) the lower of (i) the then effective Commitments of the Lenders or (ii) the Borrowing Base at such time less the sum of any Indebtedness of the Borrower or any of its Subsidiaries plus their respective Pro Rata Shares of Indebtedness of their Unconsolidated Entities (excluding (A) Indebtedness evidenced by the Notes and
(B) Indebtedness secured by first priority mortgages on Hotels (in compliance with the provisions hereof)) minus (b) the sum of (i) the Principal Balance at such time and (ii) the Facility Letter of Credit Obligations at such time.

            "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the higher of:

            (a) the rate of interest announced publicly by Bank One at its principal office, from time to time, as Bank One's "prime rate"; and

            (b) the sum (adjusted to the nearest 1/8 of one percent or, if there is no nearest 1/8 of one percent, to the next higher 1/8 of one percent) of (i) 1/2 of one percent per annum plus (ii) the Federal Funds Rate.

            "Base Rate Loan" means any outstanding principal amount of the Loans of any Lender that bears interest with reference to the Base Rate.

            "Borrower's Investment" means, with respect to any Hotel, the Borrower's or its Subsidiaries' investment in such Hotel (including all investments constituting an interest in property, whether tangible or intangible and whether real, personal or mixed, that is used or intended for use in the ownership or leasing of such Hotel, specifically including, without limitation, investments in Subsidiaries and (to the extent permitted hereunder) Unconsolidated Entities owning or leasing Hotels), at cost (including the capital cost of renovations), on a consolidated basis, provided that (a) in determining the cost of such investments, there shall be included (i) the amount of all cash paid and the value (as determined by the Board of Directors of Sunstone for purposes of such investment) of any other property transferred therefor by the Borrower or its Subsidiaries, (ii) the amount of all indebtedness and other obligations assumed or incurred by the Borrower or its Subsidiaries or to which the Borrower or its Subsidiary takes subject, and (iii) the value (as determined by the Board of Directors of Sunstone for the purposes of such investment) of all equity securities of which the issuer is an entity that is, or upon such investment will be, included within the Borrower or its Subsidiary and which are issued (otherwise than for cash) to, or retained by, any Person other than Sunstone, the Borrower or it Subsidiary in connection with such investment and (b) the Borrower's Investment, as of the date of this Agreement, in the Hotels designated in Schedule I shall be the respective amounts set forth in Schedule I. For purposes of this definition only, "indebtedness" of the Borrower or its Subsidiaries shall mean the consolidated liabilities of the Borrower and its Subsidiaries for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, including obligations under Capitalized Leases.

            "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Commitments.

            "Borrowing Base" means, at any time, the lesser of (i) the Borrowing Base Adjusted NOI for all Eligible Hotels, multiplied by five (5) and (ii) the sum of 40% of the Aggregate Value of all Eligible Hotels.

            "Borrowing Base Adjusted NOI" means, with respect to an Eligible Hotel, at any date, the Adjusted NOI for such Eligible Hotel for the preceding four (4) Fiscal Quarters.

            "Borrowing Base Certificate" means a certificate of the Borrower substantially in the form of Exhibit B.

            "Borrowing Base Imbalance" means, as at any date, the amount (if any) by which the sum of (a) the Principal Balance and (b) the Facility Letter of Credit Obligations exceeds the lower of (i) the Borrowing Base or (ii) the Commitments.

            "Business Day" means a day of the year on which banks are not required or authorized to close in Arizona, New York City or California and, if the applicable Business Day relates to a Eurodollar Rate Loan, a day on which dealings are also carried on in the London interbank market.

            "Capital Expenditures" means, for any Person for any period, the aggregate of all expenditures by such Person and its

Subsidiaries, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

            "Capitalized Lease" means, as to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

            "Capitalized Lease Obligations" means, as to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

            "Closing Date" means the date the initial Loans are advanced hereunder.

            "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

            "Collateral" has the meaning specified in Section 9.1(b).

            "Commitment" means, as to each Lender, the commitment of such Lender to make Loans to the Borrower pursuant to Section 2.1, and to participate in the Facility Letters of Credit pursuant to Section 4.6(a), in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule II under the caption "Commitment" or as assigned to such Lender pursuant to an Assignment and Acceptance, as such amount may be reduced or modified pursuant to this Agreement, and "Commitments" means the aggregate Commitments of all Lenders.

            "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of, including liability as general partner of, another Person. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered). The amount of any Contingent Obligation shall be equal to the amount of the Indebtedness or Contractual Obligation so guaranteed or otherwise supported.

            "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement (including, without limitation, any management or franchise agreement), undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

            "Debt Service" means, for any Person for any period, (a) Gross Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments on the Total Indebtedness of such Person (excluding optional pre-payments and scheduled principal payments in respect of any such Total Indebtedness which is payable in a single installment at final maturity) required to be made during such period.

            "Debt Service Coverage Ratio" has the meaning specified in Section 6.2.

            "Deed of Trust" means, with respect to an Eligible Hotel, a Deed of Trust (or Mortgage) executed and delivered to the Administrative Agent (for the benefit of the Lenders) by the Eligible Hotel Owner of such Eligible Hotel, securing the Obligations, substantially in the form of Exhibit C, with such changes as the Administrative Agent or its counsel may determine to be necessary or appropriate to conform to the laws and practices of the jurisdiction in which such Eligible Hotel is located and otherwise satisfactory to the Administrative Agent in form and substance.

            "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

            "Designee" has the meaning specified in Section 10.6(b).

            "Disposition" means any sale, transfer, conveyance, encumbrance or hypothecation of an Eligible Hotel or of any direct or indirect interest in any wholly-owned Subsidiary of the Borrower that owns an Eligible Hotel.

            "DOL" means the United States Department of Labor, or any successor thereto.

            "Dollars" and the sign "$" each mean the lawful money of the United States of America.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule III or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "EBITDA" means, for any Person for any period, the Net Income (Loss) of such Person for such period taken as a single accounting period, plus (a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses (and other losses on Asset Sales not otherwise included in extraordinary losses determined on a consolidated basis in conformity with GAAP), and (vi) minority interests attributable to the Borrower's partnership units; less (b) the sum of the following amounts of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) extraordinary gains (and other gains on Asset Sales not otherwise included in extraordinary gains determined on a consolidated basis in conformity with GAAP) and (ii) the applicable share of Net Income (Loss) of such Person's Unconsolidated Entities; plus (c) such Person's Pro Rata Share of EBITDA of such Person's Unconsolidated Entities.

            "Eligible Assignee" means (a) any Lender; or (b) any (i) commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $10,000,000,000; (ii) commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) corporation organized under the laws of the United States, or any State thereof, and having total assets in excess of $10,000,000,000; (iv) insurance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $10,000,000,000; (v) any Affiliate of any Lender, or (vi) Person other than an Affiliate of a Loan Party, which (in the case of any Person under this clause (b)) (A) has an unsecured debt rating by Moody's of not less than Baa1 and (B) is acceptable to the Administrative Agent, and, provided no Default or Event of Default exists, to the Borrower, which acceptances by the Administrative Agent and the Borrower will not be unreasonably withheld, conditioned or delayed.

            "Eligible Hotels" means, collectively, such of the Hotels owned by the Borrower or any of its direct or indirect wholly-owned Subsidiaries as (i) shall each meet, at any time and from time to time, each of the following minimum criteria:

            (A)   such Hotel is Unencumbered;

            (B) such Hotel is free of all material structural and title defects;

            (C) such Hotel is (1) in compliance, in all material respects, with all applicable Environmental Laws, and (2) not subject to any material Environmental Liabilities and Costs;

            (D) such Hotel is fully operating without any guest rooms out of service (whether due to casualty or condemnation loss or as a consequence of repairs, alterations or additions or otherwise) except as provided in subparagraph (ii)(C) below, provided that (with respect to a casualty or condemnation) not more than twenty percent (20%) of the total guest rooms in such Hotel are out of service as a result of such casualty or condemnation;

            (E) such Hotel is (1) leased to the Operating Lessee pursuant to an Operating Lease, (2) managed by a Manager pursuant to a Management Agreement, and (3) operated pursuant to and has the benefit of a License (except in the case of (a) a New Property to which the requirements of this clause (3) shall not apply until the first anniversary of the acquisition thereof and (b) The Kahler Hotel and Kahler Inn & Suites (both in Rochester, Minnesota), to which the requirements of this clause (3) shall not apply); and no material defaults exist under such Operating Lease, Management Agreement or License;

            (F) such Hotel is located in the United States of America and (1) owned (together with the land on which it is located) in fee simple by the Borrower or its direct or indirect wholly-owned Subsidiary or (2) owned by the Borrower or its direct or indirect wholly-owned Subsidiary and located on land leased to the Borrower or such Subsidiary pursuant to a Qualified Lease;

            (G) except in the case of the Hilton Hotel in Salt Lake City, Utah and The Kahler Hotel and the Kahler Plaza Hotel (both in Rochester, Minnesota), the Borrower's Investment in such Hotel does not exceed $35,000,000 unless otherwise approved by the Requisite Lenders in their sole and absolute discretion;

            (H) for any Hotel located in the State of California, or in any other location that, according to determination by the appropriate agency of the United States Government, has an above average risk of seismic activity, such Hotel is covered by earthquake insurance in an amount not less than the maximum probable loss determined pursuant to a written report by a seismic engineer, which report and engineer are acceptable to the Requisite Lenders, provided, however, that the aggregate amount of such earthquake insurance coverage and the deductibles thereunder may be modified at the request of the Borrower based upon industry standards, subject to approval of the Lenders; and

            (I) if the Hotel is, in the judgment of the Requisite Lenders, an "extended stay" Hotel, it is operated pursuant to a Residence Inn, Hawthorn Suites or other License that, in the judgment of the Requisite Lenders, is "upscale" (except in the case of a New Property to which the requirements of this subparagraph
                  (I) shall not apply until the first anniversary of the acquisition thereof);

and (ii) shall, collectively, meet, at any time and from time to time, each of the following criteria:

            (A) not more than thirty percent (30%) of the aggregate number of guest rooms, and not more than thirty percent (30%) of the aggregate amount of the Borrower's Investment, in all Eligible Hotels are in Hotels located in any one state (except for the State of California, where such limitations shall be sixty percent (60%));

            (B) not more than twenty percent (20%) of the aggregate number of all guest rooms, and not more than twenty percent (20%) of the aggregate amount of the Borrower's Investment, in all Eligible Hotels (excluding those operated under a Residence Inn License) are in Hotels that, in the judgment of the Requisite Lenders, are "extended stay" Hotels;

            (C) not more than fifteen percent (15%) of the aggregate number of guest rooms in all Eligible Hotels are out of service, for any reason, at any one time;

            (D) not more than fifteen percent (15%) of the aggregate number of guest rooms, and not more than fifteen percent (15%) of the aggregate amount of the Borrower's Investment, in all Eligible Hotels are in Hotels, located, in whole or in part, on land leased pursuant to a Qualified Lease; and

            (E) not more than ten percent (10%) of the aggregate number of guest rooms in all Eligible Hotels are in Hotels located outside of the Western States, except that The Kahler Hotel, the Kahler Plaza Hotel, the Kahler Inn & Suites and the Holiday Inn (all in Rochester, Minnesota) shall not be included in the Eligible Hotels for purposes of determining compliance with the provisions of this subparagraph (E);

and (iii) shall have been accepted by the Administrative Agent as Eligible Hotels pursuant to the provisions of Section 7.23.

            "Eligible Hotel Documents" means, with respect to any Eligible Hotel, the documents described in Section 7.23(b) and shall also include, from and after the Trigger Date, the documents described in Sections 3.4(b) and (c).

            "Eligible Hotel Owner" means, with respect to an Eligible Hotel, the Borrower (if it owns such Eligible Hotel) or its wholly-owned Subsidiary that owns such Eligible Hotel.

            "Enforcement Action" has the meaning specified in Section
10.5(b)(i).

            "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, Environmental Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other nuisance (to the extent the same relates to any Hazardous Materials), or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned or leased by Sunstone, the Borrower or any of their respective Subsidiaries or any activities or operations thereof; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned or leased by Sunstone, the Borrower or any of their respective Subsidiaries or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned or leased by Sunstone, the Borrower or any of their respective Subsidiaries.

            "Environmental Laws" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement having the force or effect of law relating to the environment, natural resources, or public or employee health and safety and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq. (to the extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

            "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Environmental Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

            "Environmental Lien" means any Lien in favor of any Governmental Authority arising under any Environmental Law.

            "Environmental Permit" means any Permit required under any applicable Environmental Laws or Order and all supporting documents associated therewith.

            "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with any Loan Party within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

            "ERISA Event" means (i) an event described in Section 4043(c)(2),
(3), (5), (6), (8) or (9) of ERISA with respect to a Pension Plan for which the 30-day notice requirement has not been waived or an event described in Section 4043(c)(1) of ERISA with respect to a Pension Plan; (ii) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan or the insolvency of any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Pension Plan in a distress termination or the treatment of a plan amendment as a termination under Section 4041(c) of ERISA; (v) the institution of proceedings by the PBGC to terminate or appoint a trustee to administer a Pension Plan or Multiemployer Plan; (vi) the failure to make any material required contribution to a Pension Plan; (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (viii) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (ix) a material prohibited transaction (as described in Code Section 4975 or ERISA
Section 406) shall occur with respect to any Plan; or (x) any Loan Party or ERISA Affiliate shall request a minimum funding waiver from the IRS with respect to any Pension Plan.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending office" below its name on Schedule III (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by multiplying (a) the rate of interest per annum determined by the Administrative Agent, based on Telerate Page 3750 or such other sources as may be selected by the Administrative Agent, to be the rate at which deposits in Dollars are offered by major banks in London, England, to other major banks in the London interbank market at 11:00 a.m. (London, England, local time) on the first day of the Interest Period for the period in the London interbank market equal to or next greater than the Interest Period by (b) a fraction (expressed as a decimal) the numerator of which shall be the number one and the denominator of which shall be the number one minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "Eurodollar Rate Loan" means any outstanding principal amount of the Loans of any Lender that, for an Interest Period, bears interest at a rate determined with reference to the Eurodollar Rate.

            "Eurodollar Rate Reserve Percentage" for any Interest Period means the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which any of the Lenders are now or hereafter subject, including, but not limited to any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time, it being agreed that any portion of the Principal Balance bearing interest at a rate determined by reference to the Eurodollar Rate shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions or offsets that may be available to any of the Lenders from time to time under such Regulation and irrespective of whether such Lender actually maintains all or any portion of such reserve.

            "Event of Default" has the meaning specified in Section 9.1.

            "Facility Letter of Credit" means a Letter of Credit issued by the Issuing Bank for the account of the Borrower in accordance with Article IV.

            "Facility Letter of Credit Fee" means a fee, payable with respect to each Facility Letter of Credit issued by the Issuing Bank, in an amount per annum equal to the product of (i) the Applicable Letter of Credit Rate (determined as of the date on which the quarterly installment of such fee is due) and (ii) the face amount of such Facility Letter of Credit, which fee shall be calculated in the manner provided in Section 4.7.

            "Facility Letter of Credit Obligations" means, at any date, the sum of (i) the aggregate undrawn face amount of all outstanding Facility Letters of Credit, and (ii) the aggregate amount paid by an Issuing Bank on any Facility Letters of Credit to the extent (if any) not reimbursed by the Borrower or by the Lenders under Section 4.4.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FF&E Reserve" means, for any Person (or with respect to any Hotel) for any period, a reserve equal to four percent (4%) of Gross Revenues from any Hotel owned by such Person (or from such Hotel), for such Period, plus, for any Person, such Person's Pro Rata Share of any FF&E Reserve for any Hotel owned by such Person's Unconsolidated Entities.

            "Final Maturity Date" means July 1, 1999.

            "Financing Statement" means, with respect to an Eligible Hotel, a UCC Financing Statement with respect to any and all tangible and intangible personal property relating to such Eligible Hotel, executed and delivered to the Administrative Agent (for the benefit of the Lenders) by the Eligible Hotel Owner of such Eligible Hotel, securing the Obligations, and satisfactory to the Administrative Agent in form and substance.

            "Fiscal Quarter" means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

            "Fiscal Year" means the twelve-month period ending on December 31.

            "Free Cash Flow" means, for any Person for any period, the Adjusted Funds From Operations for such period less (a) the aggregate FF&E Reserves for such Person and its Subsidiaries for such period, and (b) the aggregate amount of scheduled principal payments on the Total Indebtedness of such Person (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is payable in a single installment at final maturity) required to be made during such period.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination except that, for purposes of Articles V and VII, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in Section 5.5.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity duly exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Gross Interest Expense" means, for any Person for any period, the sum of (a) the total interest expense in respect of all Indebtedness (excluding all Contingent Obligations) of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, plus capitalized interest of such Person and its Subsidiaries, plus (b) such Person's Pro Rata Share of Gross Interest Expense of such Person's Unconsolidated Entities.

            "Gross Revenues" has the meaning ascribed to such term in the form of Operating Lease attached as Exhibit F.

            "Guarantor" means Sunstone or any of the Limited Guarantors.

            "Guaranty" means the Sunstone Guaranty or any of the Limited Guaranties.

            "Hazardous Material" means any substance, material or waste which is regulated by any Governmental Authority of the United States as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste," "toxic substance" or words of similar meaning or import under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

            "Hotel" means any Real Estate or Lease comprising an operating facility offering hotel or other lodging services.

            "Improvements" has the meaning specified in Section 5.22(c).

            "Indebtedness" of any Person means, without duplication, the principal amount of (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, Letters of Credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments (including, in the case of the Borrower, the Loans outstanding),
(iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default may be limited to repossession or sale of such property), (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value (other than for other equity securities) any Stock or Stock Equivalents of such Person, valued, in the case of mandatorily redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all unfunded direct obligations of such Person (including obligations, to the extent of such Person's recourse liability therefor, to purchase assets from another Person), (viii) all Indebtedness referred to in clause (i), (ii), (iii), (iv), (v), (vi) or (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (ix) all liabilities of such Person under Title IV of ERISA.

            "Indemnitee" has the meaning specified in Section 11.4.

            "Interest Coverage Ratio" has the meaning specified in Section 6.1.

            "Interest Period" means, (a) in the case of any Eurodollar Rate Loan, (i) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three, six or twelve months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.3 or 2.8, and (ii) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.8, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three, six or twelve months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.8; provided, however, that:

            (A) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

            (B) any interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

            (C) the Borrower may not select any Interest Period which ends after the Final Maturity Date;

            (D) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $2,500,000; and

            (E)   there shall be outstanding at any one time no more than seven
      (7) Interest Periods in the aggregate.

            "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

            "Investment" means, with respect to any Person, (a) any loan or advance to any other Person, (b) the ownership, purchase or other acquisition of, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, (i) any other Person, (ii) or all or substantially all of the assets of any other Person, or (iii) all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, or (c) any joint venture or partnership with, or any capital contribution to, or other investment in, any other Person or any real property.

            "IRS" means the Internal Revenue Service, or any successor thereto.

            "Issuance Date" means the date on which a Facility Letter of Credit is issued, amended or extended.

            "Issuing Bank" means any Lender that may from time to time be designated as Issuing Bank in accordance with the provisions of Section 4.10. As of the date of this Agreement, Bank One is the Issuing Bank.

            "Kahler" means Kahler Realty Corporation, a Minnesota corporation, to be liquidated on the Closing Date following the consummation of the transactions under the Kahler Purchase Agreement.

            "Kahler Eligible Hotels" means those Eligible Hotels listed in
Schedule 7.23 that, immediately prior to the Closing Date, were owned by Kahler or a Subsidiary of Kahler and that, as of the Closing Date, are owned by the Borrower or a wholly-owned Subsidiary of the Borrower as a result of the consummation of the Kahler Transactions.

            "Kahler Purchase Agreement" means that certain Stock Purchase Agreement dated August 5, 1997 among Westbrook Real Estate Fund I, L.P., Westbrook Real Estate Co-Investment Partnership I, L.P., and Sunstone providing for the purchase by Sunstone of all of the outstanding capital stock of Kahler.

            "Kahler Transactions" has the meaning provided therefor in Section 3.1.

            "Leases" means, with respect to the Borrower or any of its Subsidiaries, all of those leasehold estates in real property owned by the Borrower or such Subsidiary, as lessee, as such may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

            "Legal Proceedings" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

            "Lender" means, as of the date hereof, each financial institution a signatory hereto as a Lender and, at any other given time, each financial institution which is a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance.

            "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued by a financial institution upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

            "License" means an agreement in favor of the Borrower, its Subsidiary or the Operating Lessee as licensee, permitting the use of the following Hotel system trademarks, trade names and any related rights in connection with the ownership or operation of any Hotel: (i) Hawthorn Suites, Hampton Inn, Holiday Inn, Courtyard by Marriott, Club Hotels by Doubletree or Residence Inn, (ii) full-service Doubletree, Marriott, Sheraton or Hilton, (iii) such other national Hotel franchise trademark and trade name as may be approved by the Requisite Lenders, in their sole and absolute discretion, and (iv) in the case of the Hotel in South San Francisco, California, currently owned by the Borrower, Comfort Suites.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

            "Limited Guarantor" means each of Alter, Charles L. Biederman, Daniel E. Carsello, Gerald N. Clark, C. Robert Enever, Peacock, LLC and Shivani, L.L.C., a California limited liability company, and such other Person or Persons (if any) who shall hereafter execute and deliver a Limited Guaranty.

            "Limited Guaranty" means a guaranty, in substantially the form of Exhibit D, executed by the applicable Limited Guarantor, including the guaranties delivered by the Limited Guarantors pursuant to the Original Credit Agreement prior to the date hereof, as any such guaranty may be amended, supplemented or otherwise modified from time to time.

            "Loan" or "Loans" means the revolving credit loan or loans made or to be made by a Lender to the Borrower pursuant to Article II.

            "Loan Documents" means, collectively, this Agreement, the Notes, the Guaranties, any Reimbursement Agreements and (if and when executed) any Security Documents, and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

            "Loan Party" means (i) the Borrower, (ii) each of the Guarantors (except Daniel E. Carsello, Gerald N. Clark, C. Robert Enever, Peacock, LLC and Shivani, L.L.C.) and (iii) each of the Eligible Hotel Owners that shall at any time execute and deliver to the Administrative Agent any Security Documents.

            "Loan Title Insurance Policy" means, with respect to an Eligible Hotel, an American Land Title Association (1970) loan policy, issued by a title insurer satisfactory to the Administrative Agent, insuring the Deed of Trust as a valid and subsisting first deed of trust or mortgage of such Eligible Hotel, subject only to Permitted Liens and other exceptions approved by the Administrative Agent, naming the Administrative Agent as the insured party, and containing such endorsements as the Administrative Agent may require.

            "Management Agreement" means an agreement relating to the operation and/or management of any Hotel between the Operating Lessee and the Manager.

            "Manager" means Sunstone Hotel Management, Inc. or such other hotel manager as may be approved by the Requisite Lenders or, in the case of an Eligible Hotel, the Super Majority Lenders, in their sole and absolute discretion.

            "Material Adverse Change" means (i) any change in the condition (financial or otherwise), business, performance, prospects, operations or properties of the Borrower or Sunstone which materially and adversely affects the ability of the Borrower or Sunstone to repay the Obligations or to perform its obligations under any Loan Document or (ii) any change in the condition (financial or otherwise), business, performance, prospects, operations or properties of the Operating Lessee which materially and adversely affect its ability to perform its obligations under the Operating Leases.

            "Material Adverse Effect" means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

            "Minimum Tangible Net Worth" means, with respect to the Borrower, at any time, the sum of $180,000,000 plus (a) 85% of the aggregate net proceeds received by Sunstone or any of its Subsidiaries after June 30, 1997 in connection with any offering of Stock or Stock Equivalents of Sunstone or its Subsidiaries taken as a whole and (b) 85% of the consideration for any partnership interests in Borrower issued for the acquisition of a Hotel or any interest in a Hotel permitted hereunder.

            "Moody's" means Moody's Investor Service Inc.

            "Multiemployer Plan" means, as of any applicable date, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, or within the six-year period ending at such date, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

            "Net Income (Loss)" means, for any Person for any period, the aggregate of net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

            "Net Operating Income" means, with respect to any Hotel, for any period, the sum of the following (without duplication) (a) all gross income, revenues, receipts and all other consideration received by the lessor under the Operating Lease for such Hotel, including, without limitation, base rent, percentage and similar rentals, late charges and interest payments, but excluding extraordinary income and, until earned, security deposits, prepaid rents and other refundable receipts, minus (b) all expenses incurred by the owner of such Hotel during such period pursuant to its obligations as lessor under the Operating Lease for such Hotel, including, without limitation, real estate taxes, personal property taxes, maintenance and repair costs of a non-capital nature for the structural portions of such Hotel and premiums payable for insurance required to be carried by the lessor on or with respect to such Hotels pursuant to the Operating Lease therefor, but excluding extraordinary expenses.

            "New Property" means, as at any date, any Hotel (including any Renovating Property) that is not a Seasoned Property.

            "Non-Funding Lender" has the meaning specified in Section 2.14(f).

            "Non-Recourse Indebtedness" of any Person means all Indebtedness of such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness, provided further that if a personal recourse claim is made in connection therewith, such claim shall not constitute Non-Recourse indebtedness for the purposes of this Agreement.

            "Note" means a promissory note of the Borrower payable to the order of any Lender in a stated principal amount equal to the amount of such Lender's Commitment as in effect on the Closing Date (or on any subsequent date on which a promissory note is delivered to such Lender pursuant to the provisions of
Section 11.7(a)), in substantially the form of Exhibit E, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender, and "Notes" means, collectively, the Notes.

            "Notice of Borrowing" has the meaning specified in Section 2.3(a).

            "Obligations" means the Loans, the Facility Letter of Credit Obligations and all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, the Issuing Bank, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, arising under this Agreement or under any other Loan Document, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum then payable by the Borrower under this Agreement or any other Loan Document.

            "OECD" means the Organization for Economic Cooperation and Development.

            "Offering" means the sale of not less than 9,000,000 shares of Common Stock of Sunstone to be consummated on or immediately preceding the Closing Date in accordance with the Registration Statement filed by Sunstone with the Securities and Exchange Commission on August 26, 1997, including the Prospectus Supplement dated October 8, 1997, and resulting in the payment of not less than $145,000,000 as the gross proceeds of such sale.

            "Operating Lease" means a lease relating to any Hotel, between the Borrower or any of its Subsidiaries, as lessor, and the Operating Lessee, as lessee, substantially in the form of the lease of Exhibit F or such other form as shall be approved by the Requisite Lenders.

            "Operating Lessee" means Sunstone Hotel Properties, Inc. or such other lessee as may be approved by the Requisite Lenders or, in the case of an Eligible Hotel, the Super Majority Lenders, in their sole and absolute discretion.

            "Operator" means the Operating Lessee and/or the Manager or both (as the case may be) responsible for the operation and management of any Hotel.

            "Original Credit Agreement" has the meaning specified in the recitals to this Agreement.

            "Original Lenders" has the meaning specified in the recitals to this Agreement.

            "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award.

            "Other Taxes" has the meaning specified in Section 2.15(b).

            "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

            "Pension Plan" means a plan, other than a multiemployer Plan, which is covered by Title IV of ERISA or Code Section 412 and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Permit" means any permit, approval, authorization, license, variance, registration, permission or consent required from a Governmental Authority under an applicable Requirement of Law.

            "Permitted Liens" means, collectively, (a) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the Borrower or any of its Subsidiaries in the ordinary course of business which secure its obligations to such Person; provided, however, that (i) the Borrower or such Subsidiary is not in default with respect to such payment obligation to such Person, or (ii) the Borrower or such Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof; (b) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; provided, however, that neither the Borrower nor any of its Subsidiaries is in default in respect of any payment obligation with respect thereto unless the Borrower or such Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof; and (c) zoning restrictions, subleases, licenses or concessions for restaurants, bars, gift shops, antennas, communications equipment and similar agreements entered into in the ordinary course of such Person's business in connection with the ownership and operation of a Hotel; and easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Borrower or any of its Subsidiaries or impair, in any material manner, the use of such property for the purposes for which such property is held by the Borrower or any such Subsidiary.

            "Person" means an individual, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

            "Plan" means an employee benefit plan, as defined in Section 3 (3) of ERISA, which any Loan Party or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Principal Balance" means, collectively, the outstanding principal balances of the Notes from time to time.

            "Projections" means those financial projections covering the fiscal year 1997 delivered to the Lenders by the Borrower.

            "Pro Rata Share" means, for any Person, with respect to such Person's Unconsolidated Entities, the percentage ownership interest of such Person in such Unconsolidated Entity, provided that, in the event that such Person is the general partner of such Unconsolidated Entity, such Person's Pro Rata Share with respect to such Unconsolidated Entity shall be the percentage of the general partner interests owned by such Person in such Unconsolidated Entity with respect to any Indebtedness for which recourse may be made against any general partner of such Unconsolidated Entity.

            "Protective Advance" means all sums expended as determined by the Administrative Agent to be necessary to: (a) protect the priority, validity and enforceability of the Liens on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or (b) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section 10.5 or 10.6.

            "Qualified Lease" means any Lease (a) which is a direct ground lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the Lease expressly provides that (i) such Lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed), (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at lease forty (40) years, (d) under which no material default has occurred and is continuing, (e) with respect to which a Lien may be granted without the consent of the lessor, (f) under which at any time the rent payable by the lessee thereunder for the preceding four (4) Fiscal Quarters does not exceed twenty percent (20%) of the sum of (i) such rent and (ii) the Net Operating Income of the Hotel for such four (4) Fiscal Quarters (or, if such Hotel has been owned by the Borrower or its Subsidiary for less than four Fiscal Quarters, the Borrower's projection of the Net Operating Income for the first four (4) Fiscal Quarters of its or its Subsidiary's ownership of such Hotel, adjusted to reflect the actual Net Operating Income for the Fiscal Quarters in which the Borrower or its Subsidiary owns such Hotel, all as approved by the Administrative Agent) and (g) which contains lender protection provisions acceptable to the Administrative Agent, including, without limitation, provisions to the effect that (i) the lessor shall notify any holder of a Lien in such Lease of the occurrence of any default by the lessee under such Lease and shall afford such holder the option to cure such default, and (ii) in the event that such Lease is terminated, such holder shall have the option to enter into a new Lease having terms substantially identical to those contained in the terminated Lease. Upon the submission to the Administrative Agent of a written request for approval of the lender protection provisions and other terms of a proposed Qualified Lease, the Administrative Agent shall respond by accepting or rejecting such proposal within ten (10) Business Days following receipt of such request.

            "Ratable Portion" or "ratably" means, except as otherwise specifically provided herein, with respect to any Lender, the quotient obtained by dividing the Commitment of such Lender by the Commitments of all Lenders and that payments of principal of the Loans and interest thereon shall be made pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Lenders.

            "Real Estate" means all of those plots, pieces or parcels of land now owned or hereafter acquired by the Borrower or any of its Subsidiaries (the "Land"), including, without limitation, those listed on Schedule 5.22(a), together with the right, title and interest of the Borrower or such Subsidiary, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

            "Register" has the meaning specified in Section 11.7.

            "Reimbursement Agreement" means, with respect to a Facility Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as an Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such Issuing Bank and the Borrower and as are not materially adverse (in the reasonable judgment of such Issuing Bank and the Administrative Agent) to the interests of the Lenders; provided, however, in the event of any conflict between the terms of any Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

            "REIT" means an entity that qualifies as a real estate investment trust under Section 856 et seq. of the Code.

            "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

            "Remedial Action" means all actions, including without limitation any Capital Expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) bring facilities on any property owned or leased by Sunstone, the Borrower or any of their respective Subsidiaries into compliance with all Environmental Laws and Environmental Permits.

            "Renovating Property" means a Hotel (i) that has been owned for four or more, but less than six, consecutive full Fiscal Quarters by the Borrower or by a Person that has been a Subsidiary of the Borrower during such entire period and (ii) with respect to which renovation, consisting of alterations, remodeling and other similar work having an aggregate cost exceeding ten percent (10%) of the Borrower's Investment in such Hotel, was commenced within 180 days of such acquisition and was completed, or is reasonably expected to be completed, within eighteen (18) months of such acquisition; provided, however, that, in the event the Renovating Properties shall have an aggregate value (determined in the manner provided in clause (b) of the definition of "Aggregate Value") exceeding twenty-five percent (25%) of the Aggregate Value of all Eligible Hotels, such Renovating Properties shall cease to constitute Renovating Properties to the extent required to reduce the aggregate value (as so determined) of all remaining Renovating Properties to an amount not exceeding twenty-five percent (25%) of the Aggregate Value of all Eligible Hotels.

            "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, including, without limitation, federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Requisite Lenders" means, at any time, Lenders holding at least sixty-seven percent (67%) (or such higher percentage as may be agreed upon from time to time by the Super Majority Lenders) of the then aggregate unpaid principal amount of Loans (excluding Loans held by Non-Funding Lenders) or, if no such Loans are then outstanding, Lenders having at least sixty-seven percent (67%) (or such higher percentage as may be agreed upon from time to time by the Super Majority Lenders) of the Commitments of all Lenders (excluding Non-Funding Lenders).

            "Responsible Officer" means, with respect to any Person, any of the principal executive officers or general partners of such Person.

            "S&P" means Standard & Poor's Ratings Group and its successors.

            "Seasoned Property" means, as at any date, a Hotel (excluding any Renovating Property) that has been owned, for a period of four (4) consecutive full Fiscal Quarters (or more), by the Borrower or by a Person that has been a Subsidiary of the Borrower during such entire period.

            "Security Documents" means any Deeds of Trust, Financing Statements or other documents (including without limitation documents referred to in Section 3.4) hereafter executed by any Eligible Hotel Owner securing the Obligations, as the same may be amended, supplemented or otherwise modified from time to time.

            "Solvent" means, with respect to any Person, that the value of the assets of such Person (at fair value) is, on the date of determination, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Status" means the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status, as the case may be. As used in this definition:

                  "Level I Status" exists at any date if, at such date, Sunstone has a long-term senior unsecured actual
            or implied debt rating of A- or better by S&P and A3 or better by Moody's;

                  "Level II Status" exists at any date if, at such date,
            Sunstone has a long-term senior unsecured actual or implied debt rating of BBB+ by S&P and Baal by Moody's;

                  "Level III Status" exists at any date if, at such date,
            Sunstone has a long-term senior unsecured actual or implied debt rating of BBB by S&P and Baa2 by Moody's;

                  "Level IV Status" exists at any date if, at such date,
            Sunstone has a long-term senior unsecured actual or implied debt rating of BBB- by S&P and Baa3 by Moody's;

                  "Level V Status" exists at any date if, at such date, Sunstone has a long-term senior unsecured actual or implied debt rating of BB+ by S&P and Bal by Moody's; and

                  "Level VI Status" exists at any date if, at such date,
            Sunstone has a long-term senior unsecured actual or implied debt rating of BB (or less) by S&P and Ba2 (or less) by Moody's or has no rating by S&P or Moody's.

provided that (i) if S&P and/or Moody's shall cease to issue ratings of debt securities of REITs generally or (after issuing ratings with respect to Sunstone) shall cease to issue ratings with respect to Sunstone, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody's shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be; (ii) if the long-term senior unsecured actual or implied debt ratings of Sunstone by S&P and Moody's are not equivalent, the lower rating will apply for the purposes of determining Status; and (iii) if the long-term senior unsecured actual or implied debt ratings of Sunstone by S&P and Moody's are two or more Levels apart, the rating one Level above the lower rating will apply for the purposes of determining Status.

            "Stock" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

            "Stock Equivalents" means all securities (other than Stock) convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

            "Subsidiary" means, with respect to any Person, at any date, any corporation, partnership or other business entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

            "Sunstone" means Sunstone Hotel Investors, Inc., a Maryland corporation.

            "Sunstone Guaranty" means that certain guaranty dated May 1, 1997, executed by Sunstone pursuant to the Original Credit Agreement, as such Guaranty may be amended, supplemented or otherwise modified from time to time.

            "Super Majority Lenders" means, at any time, Lenders holding at least eighty percent (80%) (or such higher percentage as may be agreed upon from time to time by all of the Lenders) of the then aggregate unpaid principal amount of Loans (excluding Loans held by Non-Funding Lenders) or, if no such Loans are then outstanding, Lenders having at least eighty percent (80%) (or such higher percentage as may be agreed upon from time to time by all of the Lenders) of the Commitments of all Lenders (excluding Non-Funding Lenders).

            "Tangible Net Worth" means, with respect to the Borrower at any date, (a) the sum of (i) the total shareholders' equity of Sunstone, and (ii) the value of all partnership interests in the Borrower owned by Persons other than Sunstone; minus (b) the sum of all intangible assets of Sunstone (including without limitation all write-ups of assets (except those provided for in the definition of "Borrower's Investment"), unamortized debt discount, goodwill, patents, trademarks, service marks, trade names, copyrights and organizational and development expenses), each as shown on the consolidated balance sheet of Sunstone as of such date.

            "Tax Affiliate" means, as to any Person, (i) any Subsidiary of such Person, and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

            "Tax Return" has the meaning specified in Section 5.3.

            "Taxes" has the meaning specified in Section 2.15(a).

            "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits). Any Eurodollar Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such Service.

            "Termination Date" means the earlier of (i) the Final Maturity Date, and (ii) the date of termination in whole of the Commitments pursuant to Section
2.5 or 9.2.

            "Total Assets" of any Person means, at any date, the total assets of such Person and its Subsidiaries at such date determined on a consolidated basis in conformity with GAAP.

            "Total Indebtedness" of any Person means the sum of the following (without duplication): (a) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP, plus (b) such Person's Pro Rata Share of Indebtedness (including Non-Recourse Indebtedness) of such Person's Unconsolidated Entities.

            "Total Secured Recourse Indebtedness" of any Person means any Total Indebtedness (excluding any Non-Resource Indebtedness) of such Person for which the obligations thereunder are secured by a Lien on any assets of such Person or its Subsidiaries or Unconsolidated Entities.

            "Trigger Date" has the meaning specified in Section 3.4(a).

            "Unconsolidated Entity" means, with respect to any Person, at any date, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

            "Unencumbered" means, with respect to any Hotel, at any date of determination, the circumstance that such Hotel on such date:

      (a) is not subject to any Liens (including restrictions on transferability or assignability) of any kind (including any such Lien or restriction imposed by (i) any agreement governing Indebtedness, and (ii) the organizational documents of the Borrower or any of its Subsidiaries, but excluding Permitted Liens and, in the case of any Qualified Lease (to the extent permitted by the definition thereof), restrictions on transferability or assignability in respect of such Lease);

      (b) is not subject to any agreement (including (i) any agreement governing Indebtedness, and (ii) if applicable, the organizational documents of the Borrower or any of its Subsidiaries) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon such Hotel, other than Permitted Liens (excluding any agreement or organizational document which limits generally the amount of Indebtedness which may be incurred by the Borrower or its Subsidiaries); and

      (c) is not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien (other than Permitted Liens) on such Hotel, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause).

For the purposes of this Agreement, any Hotel owned by a Subsidiary of the Borrower shall not be deemed to be Unencumbered unless both (i) such Hotel and
(ii) all Stock owned directly or indirectly by Borrower in such Subsidiary is Unencumbered.

            "Unused Commitment" means, at any date with respect to any Lender, the amount (if any) by which such Lender's Commitment exceeds the sum of (i) the outstanding principal balance of such Lender's Loans as of such date and (ii) such Lender's Ratable Portion (determined in accordance with Section 4.6) of the outstanding amount of the Facility Letters of Credit.

            "Unused Commitment Fee" has the meaning specified in Section 2.4(a).

            "Western States" means the following states: Arizona, California, Colorado, Idaho, Montana, Nebraska, Nevada, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington or Wyoming.

            1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

            1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise, provided herein, be made in conformity with GAAP.

            1.4. Certain Terms. (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

            (b) The terms "Lender," "Issuing Bank" and "Administrative Agent" include their respective successors and the term "Lender" includes each assignee of such Lender who becomes a party hereto pursuant to Section 11.7.


                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

            2.1. The Loans. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment; provided, however, that at no time shall any Lender be obligated to make a Loan in excess of such Lender's Ratable Portion of the Available Credit. Within the limits of each Lender's Commitment, amounts prepaid pursuant to Section 2.7(b) or Section 7.16 may be reborrowed under this Section 2.1. The Loans of each Lender shall be evidenced by the Note to the order of such Lender.

            2.2.  Intentionally Omitted.

            2.3. Making the Loans. (a) Each Borrowing shall be made on notice, given by the Borrower to the Administrative Agent not later than (i) 11:00 A.M. (Phoenix time) on the fourth (4th) Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Loans, and (ii) 11:00 A.M. (Phoenix time) on the second (2nd) Business Day prior to the date of the proposed Borrowing in the case of Base Rate Loans. Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit H, specifying therein (i) the date of such proposed Borrowing, (ii) the aggregate amount of such proposed Borrowing, (iii) the amount thereof, if any, requested to be Eurodollar Rate Loans, and (iv) the initial Interest Period or Periods for any such Eurodollar Rate Loans. The Loans shall be made as Base Rate Loans unless (subject to Section 2.12) the Notice of Borrowing specifies that all or a pro rata portion thereof shall be Eurodollar Rate Loans; provided, however, that the aggregate of the Eurodollar Rate Loans for each Interest Period must be in an amount of not less than $2,500,000 or an integral multiple of $100,000 in excess thereof. There shall be not more than one Borrowing in any calendar week.

            (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate under Section 2.9, and each Lender's Ratable Portion of the proposed Borrowing. Each Lender shall, before 12:00 Noon (Phoenix time) on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 11.2, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. By 1:00 PM (Phoenix time) in the case of Eurodollar Rate Loans and Base Rate Loans, on the date specified by the Borrower in the Notice of Borrowing, subject to fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address; provided that in the event that the Administrative Agent shall not have received from a Lender such Lender's Ratable Portion of such Borrowing, the Administrative Agent shall be under no obligation to fund such Lender's Ratable Portion of such Borrowing.

            (c) Each Base Rate Loan shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

            (d)   Intentionally omitted.

            (e) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any proposed Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such proposed Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any Eurodollar Rate Loan to be made by such Lender as part of such proposed Borrowing when such Eurodollar Rate Loan, as a result of such failure, is not made on such date.

            (f) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.3 and the Administrative Agent may, in reliance upon such assumption, (but shall not be obligated to) make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, the Borrower and such Lender severally agree to repay to the Administrative Agent forthwith, (i) in the case of the Borrower, within thirty (30) days of demand by the Administrative Agent and (ii) in the case of such Lender, on demand by the Administrative Agent, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (x) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (y) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have to the Borrower hereunder.

            (g) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing. If a Lender fails to make a Loan to the Borrower as and when required hereunder, the Borrower shall be entitled to any remedies available at law or in equity against such Lender.

            2.4. Fees. (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a fee (the "Unused Commitment Fee") equal to 0.25% times such Lender's average daily Unused Commitment, from the date hereof until the Termination Date, payable in arrears with respect to each calendar quarter on (i) the first day of the second calendar month of each calendar quarter during the term of such Lender's Commitment, commencing November 1, 1997 and (ii) the Termination Date.

            (b) The Borrower has agreed to pay the Lenders additional fees, the amounts and dates of payment of which are embodied in separate agreements.

            2.5. Reduction and Termination of the Commitments. The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce ratably in part the Unused Commitments of the Lenders; provided, however, that (i) each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) no such reduction shall result in a Borrowing Base Imbalance.

            2.6. Repayment. The Borrower shall repay the entire unpaid principal amount of the Loans on the Termination Date.

            2.7. Prepayment. (a) The Borrower shall have no right to prepay the principal amount of any Loan other than as provided in this Section 2.7.

            (b) The Borrower may, upon at least four (4) Business Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that any prepayment of any Eurodollar Rate Loan made other than on the last day of an interest Period for such Loan shall be subject to payment by the Borrower to the Administrative Agent of any costs, fees or expenses incurred by any Lender in connection with such prepayment including without limitation any costs to unwind any Eurodollar Rate contracts; and, provided, further, that each partial prepayment shall be in an aggregate principal amount not less than $2,500,000 or integral multiples of $100,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

            (c) If at any time a Borrowing Base Imbalance exists, the Borrower, within five (5) Business Days (or thirty (30) days if the Borrowing Base Imbalance resulted from an event other than (i) the Disposition of, or with respect to, an Eligible Hotel or Eligible Hotel Owner or (ii) a Hotel's ceasing to be an Eligible Hotel for any other reason) shall prepay the Loans then outstanding in an amount equal to such Borrowing Base Imbalance, together with accrued interest thereon, provided, however, that, if within such five-Business Day (or, if applicable, 30-day) period, one or more additional Eligible Hotels shall be accepted by the Administrative Agent in accordance with the provisions of Section 7.23, the Loans shall be required to be prepaid only to the extent, if any, of any Borrowing Base Imbalance, as determined following the Administrative Agent's acceptance of such additional Eligible Hotel or Eligible Hotels.

            2.8. Conversion/Continuation Option. The Borrower may elect (i) at any time to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans, or (ii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans, or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate of the Eurodollar Loans for each Interest Period therefor must be in the amount of $2,500,000 or an integral multiple of $100,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of all Lenders in accordance with their Ratable Portion. Each such election shall be in substantially the form of
Exhibit I hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three (3) Business Days' prior written notice thereof specifying (A) the amount and type of conversion or continuation,
(B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the Interest Period therefor). The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the contents thereof and such Lender's Ratable Portion of the Loans to be converted. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which a Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 2.8, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such

Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

            2.9. Interest. (a) The Borrower shall pay interest on the unpaid principal amount of each Loan from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

                  (i) For Base Rate Loans, at a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin, payable monthly on the first day of each calendar month, on the Termination Date and on the date any Base Rate Loan is converted or paid in full.

                  (ii) For Eurodollar Rate Loans, at a rate per annum equal at all times during the applicable Interest Period for each Eurodollar Rate Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect on the first day of such Interest Period, payable monthly on the first day of each calendar month and on the Termination Date.

            (b) If any payment required under the Loan Documents is not paid within fifteen (15) days after the date such payment is due, then the Borrower shall pay a "late charge" equal to four percent (4%) of the amount of that payment to compensate the Lenders for administrative expenses and other costs of delinquent payments. This late charge shall be immediately due and payable and shall be in addition to all other rights and remedies available to the Administrative Agent and the Lenders.

            (c) Upon the occurrence of an Event of Default and the continuation thereof, and after the Final Maturity Date or any earlier acceleration of the Obligations, the Principal Balance, all accrued and unpaid interest and all other Obligations shall bear interest at a rate that is four percent (4%) above the rate that would otherwise be payable under the terms thereof.

            2.10. Interest Rate Determination and Protection. (a) The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent two (2) Business Days before the first day of such Interest Period.

            (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.9(a) or (b).

            (c) If, with respect to Eurodollar Rate Loans, a Lender in good faith notifies the Administrative Agent that the Eurodollar Rate for any Interest Period therefor will not adequately reflect the cost to such Lender of making such Loans or funding or maintaining its Eurodollar Rate Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

                  (i) each Eurodollar Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan; and

                  (ii) the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

            2.11. Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage) or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.11, the Borrower may either (A) prepay in full all Eurodollar Rate Loans of such Lender then outstanding in accordance with Section 2.7(b) and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.11 or (B) convert all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans in accordance with Section 2.8 and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.11.

            2.12. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall terminate and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Loans of such Lender then outstanding, together with interest accrued thereon, unless the Borrower, within five (5) Business Days of such notice and demand, converts all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans.

            2.13. Capital Adequacy. If (i) the introduction of or any change in or in the interpretation of any law or regulation, (ii) compliance with any law or regulation, or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or the Issuing Bank or any corporation controlling any Lender or the Issuing Bank and such Lender or the Issuing Bank (as applicable) reasonably determines that such amount is based upon the existence of such Lender's Commitment and Loans and its other commitments and loans of this type (or, in the case of the Issuing Bank, the issuance of the Facility Letters of Credit), then, upon demand by such Lender or the Issuing Bank (as applicable) (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender or the Issuing Bank (as applicable), from time to time as specified by such Lender or the Issuing Bank (as applicable), additional amounts sufficient to compensate such Lender or the Issuing Bank (as applicable) in the light of such circumstances, to the extent that such Lender or the Issuing Bank (as applicable) reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitment and Loans (or, in the case of the Issuing Bank, the issuance of the Facility Letters of Credit). A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender or the Issuing Bank (as applicable) shall be conclusive and binding for all purposes absent manifest error.

            2.14. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 10:00 A.M. (Phoenix time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 11.2 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees (other than amounts payable pursuant to Section 2.11, 2.12, 2.13 or 2.15) to the Lenders, in accordance with their respective Ratable Portions, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. To the extent the foregoing payments are received by the Administrative Agent prior to 10:00 A.M. (Phoenix time) and are not distributed to the Lenders on the same day, the Administrative Agent shall pay to each Lender in addition to the amount distributed to such Lender, interest thereon, for each day from the date such amount is received by the Administrative Agent until the date such amount is distributed to such Lender, at the Federal Funds Rate. Payment received by the Administrative Agent after 10:00 A.M. (Phoenix time) shall be deemed to be received on the next Business Day.

            (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Loan held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

            (c) All computations of interest based on the Base Rate, the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder to the Lenders that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, (but shall not be obligated to) cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

            (f) If any Lender (a "Non-Funding Lender") has (x) failed to make a Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Loan or (y) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, Loans, in each case whether by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or otherwise, (i) such Non-Funding Lender shall lose any and all voting rights hereunder, and (ii) any payment made on account of the principal of the Loans outstanding shall be made as follows:

                  (A) in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent set forth in Article III to such reborrowing, such payment shall be made on account of the outstanding Loans held by the Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Loans of such Lenders;

                  (B) otherwise, such payment shall be made on account of the outstanding Loans held by the Lenders pro rata according to the respective outstanding principal amounts of such Loans; and

                  (C) any payment made on account of interest on the Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Loans with respect to which such payment is being made.

            2.15. Taxes. (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent

(as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities (excluding, in the case of such Lender or the Administrative Agent, taxes imposed by reason of any failure of such Lender or the Administrative Agent, if such Lender or the Administrative Agent is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by a United States Internal Revenue Service Form 1001 or 4224 or any successor or additional form, to deliver to the Administrative Agent or the Borrower, from time to time as required by the Administrative Agent or the Borrower, such Form 1001 or 4224 (as applicable) or any successor or additional form, completed in a manner reasonably satisfactory to the Administrative Agent or the Borrower) being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxation or other authority.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, but excluding real estate and personal property taxes, "Other Taxes").

            (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including, without limitation, for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.2, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of the Obligations.

            (f) Prior to the Closing Date in the case of each Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States that is entitled to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with an IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS certifying as to such Lender's entitlement to such exemption or reduced rate with respect to all payments to be made to such Lender hereunder and under the Notes. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

            (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

            2.16. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to Sections 2.11, 2.13 or 2.15) in excess of its Ratable Portion of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in their Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them.

            2.17. Extension of Final Maturity Date. (a) Provided no Default or Event of Default has occurred that is continuing, the Borrower may request a one-year extension of the Final Maturity Date by submitting a request for an extension to the Administrative Agent (an "Extension Request") not more than eighteen (18) months nor less than fifteen (15) months prior to the then scheduled Final Maturity Date. Promptly upon (but not later than three (3) Business Days after) receipt of the Extension Request, the Administrative Agent shall notify each Lender of, and shall request each Lender, at its election, to approve or disapprove, the Extension Request. Each Lender approving the Extension Request shall deliver its written approval no later than thirty (30) days after the date of the Extension Request. If the approval of each of the Lenders is received by the Administrative Agent within thirty (30) days of the date of the Extension Request, the Administrative Agent shall promptly so notify the Borrower and each Lender and the Final Maturity Date shall be extended by one year, and in such event the Borrower may thereafter request a further extension of the then scheduled Final Maturity Date in accordance with this
Section 2.17. If any of the Lenders does not deliver to the Administrative Agent such Lender's written approval to any Extension Request within thirty (30) days of the date of such Extension Request, the Final Maturity Date shall not be extended.

            (b)   If all of the Lenders approve an Extension Request pursuant to
Section 2.17(a), the Borrower shall pay to the Administrative Agent, on or before July 1 of the year in which the Extension Request was delivered, for the account of each Lender, an extension fee equal to 0.25% times such Lender's Commitment.


                                   ARTICLE III

                 CONDITIONS OF LENDING; SECURING THE OBLIGATIONS

            3.1. Conditions Precedent to Initial Loans. The obligation of each Lender to make its initial Loan under this Agreement and of the Issuing Bank to issue any Facility Letter of Credit under this Agreement is subject to satisfaction of the conditions precedent that (1) there shall have been consummated, on the Closing Date, the Offering, the transactions under the Kahler Purchase Agreement, the liquidation of Kahler, the sale to the Operating Lessee of certain assets, and the contribution by Sunstone to Borrower of all other assets (including without limitation the Kahler Eligible Hotels or 100% of the ownership interests in Persons which own the Kahler Eligible Hotels), acquired by Sunstone as a result of the consummation of the transactions under the Kahler Purchase Agreement (all of the foregoing being collectively referred to as the "Kahler Transactions"), and (2) the Administrative Agent shall have received, on the Closing Date, the following, each dated the Closing Date unless otherwise indicated, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

            (a)   The Notes to the order of the Lenders, respectively.

            (b) In the case of each Loan Party that is not an individual, a certificate of the Secretary or an Assistant Secretary of each such Loan Party (or, as applicable, of such Loan Party's partners or members) certifying (i) the resolutions of its Board of Trustees or Directors, as appropriate, approving each Loan Document to which it is a party, (ii) all documents evidencing other necessary trust, partnership, limited liability company or corporate action, as appropriate, and required governmental and third party approvals, licenses and consents with respect to each Loan Document to which it is a party and the transactions contemplated thereby, (iii) a copy of its and each of its Subsidiaries' declaration of trust, certificates of incorporation, by-laws, formation or operating agreements, partnership agreements and certificates of partnership as appropriate, as of the Closing Date (or a statement in such Secretary's or Assistant Secretary's certificate that such applicable document delivered under Section 3.1 of the Original Credit Agreement has not been changed or otherwise amended and is still in full force and effect), and (iv) the names and true signatures of each of its officers or members who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Person.

            (c) In the case of each Loan Party that is not an individual, a copy of the declaration of trust or articles or certificate of incorporation, formation or operating agreement, partnership agreement or certificate of partnership, as appropriate, of each such Loan Party and (if required by any Lender) of each Subsidiary of each Loan Party, certified as of a recent date by the Secretary of State of the state of formation of such Loan Party or Subsidiary (or a certificate of the

Secretary of Assistant Secretary of such Loan Party (or, as applicable, of such Loan Party's partners or members) certifying that such applicable document delivered under Section 3.1 of the Original Credit Agreement has not been changed or otherwise amended and is still in full force and effect, together with certificates of such official attesting to the good standing of each such Loan Party and Subsidiary.

            (d) Favorable opinion(s) of counsel to the Loan Parties, in substantially the form(s) of Exhibit J, and as to such other matters as any Lender through the Administrative Agent may reasonably request.

            (e) A certificate of the chief financial officer of Sunstone, stating that each of Sunstone and the Borrower is Solvent after giving effect to the consummation of the Kahler Transactions, and the Loans made on the Closing Date and the application of the proceeds of such Loans in accordance with
Section 5.18, and the payment of all legal, accounting and other fees related to the foregoing.

            (f) Evidence that the insurance required by Section 7.4 is in full force and effect.

            (g) A certificate, signed by a Responsible Officer of the Borrower, stating that the following statements are true and correct on the Closing Date:

                  (i) The statements set forth in Section 3.3 are true after giving effect to the Loans being made on the Closing Date.

                  (ii) All costs and accrued and unpaid fees and expenses (including, without limitation, legal fees and expenses) required to be paid to the Lenders on or before the Closing Date, including, without limitation, those referred to in Sections 2.4 and 11.4, to the extent then due and payable, and all "Unused Commitment Fees" (as defined and provided for in Section 2.4 of the Original Agreement) accrued through the Closing Date, have been paid.

                  (iii) All necessary governmental and third party approvals required to be obtained by any Loan Party in connection with the transactions contemplated hereby have been obtained and remain in effect, and all applicable waiting periods have expired without any action being taken by any competent authority which restrains, prevents, impedes, delays or imposes materially adverse conditions upon any of the transactions contemplated hereby.

                  (iv) There exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon any of the transactions contemplated hereby.

                  (v) There exists no claim, action, suit, investigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority which relates to the Loan Documents or the financing hereunder or which, if adversely determined, would have a Material Adverse Effect.

                  (vi) There has been no Material Adverse Change since June 30, 1997 in the corporate, capital or legal structure of Sunstone, the Borrower or any of their respective Subsidiaries.

                  (vii) The Borrower's Tangible Net Worth is not less than the
            Minimum Tangible Net Worth.

                  (viii) The Kahler Transactions have been consummated.

            (h)   Intentionally omitted.

            (i) A Borrowing Base Certificate, executed by a Responsible Officer of the Borrower, satisfactory to the Administrative Agent, together with copies of the Eligible Hotel Documents in respect of each of the Eligible Hotels shown listed thereon (except as otherwise provided in Section 7.23(a)).

            (j) A Compliance Certificate, executed by the chief financial officer of the Borrower substantially in the form of Exhibit K.

            (k) The Consent of the Guarantors attached to this Agreement, duly executed by each Guarantor.

            (l) Evidence that, as of the Closing Date (i) the Kahler Transactions have been consummated; (ii) all Indebtedness of Kahler and its Subsidiaries and Unconsolidated Entities existing immediately prior to the merger of Kahler into Sunstone and not permitted under this Agreement has been paid in full (which payment may be made from the application of the proceeds of the initial Loans under this Agreement in accordance with Section 5.18); and
(iii) all Kahler Eligible Hotels are owned by the Borrower or a wholly-owned Subsidiary of the Borrower and are Unencumbered (or, upon payment of the Indebtedness secured by Liens on such Kahler Eligible Hotels from the application of the proceeds of the initial Loans hereunder in accordance with the provisions of
Section 5.18, will be Unencumbered).

            3.2. Additional Conditions Precedent to Initial Loans. The obligation of each Lender to make its initial Loan under this Agreement is subject to the further conditions precedent that:

            (a) No Lender in its sole judgment shall have determined (i) that there has been any Material Adverse Change since June 30, 1997 or (ii) that there has occurred any adverse change which such Lender deems material in the financial markets generally, since June 30, 1997 or (iii) that there is any claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or Governmental Authority which, if adversely determined, would have a Material Adverse Effect; and nothing shall have occurred since June 30, 1997 which, in the judgment of any Lender, has had a Material Adverse Effect.

            (b) Each Lender shall be satisfied, in its sole judgment, with the corporate, capital, legal and management structure of Sunstone, the Borrower and their respective Subsidiaries, and shall be satisfied, in its sole judgment exercised reasonably, with the nature and status of all Contractual Obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting Sunstone, the Borrower or any of their respective Subsidiaries.

            3.3. Conditions Precedent to Each Loan. The obligation of each Lender to make any Loan (including the Loan being made by such Lender on the Closing Date) and of the Issuing Bank to issue any Facility Letter of Credit shall be subject to the further conditions precedent that:

            (a) The following statements shall be true on the date of such Loan or the Issuance Date (as applicable), before and after giving effect thereto and to the application of the proceeds therefrom or the issuance of the Facility Letter of Credit (as applicable) (and the acceptance by the Borrower of the proceeds of such Loan or the issuance of Facility Letter of Credit (as applicable) shall constitute a representation and warranty by the Borrower that on the date of such Loan or the Issuance Date (as applicable) such statements are true):

                  (i) The representations and warranties of the Borrower contained in Article IV and of each Loan Party in the other Loan Documents are correct on and as of such date or the Issuance Date (as applicable) as though made on and as of such date or the Issuance Date (as applicable) (it being understood and agreed that any representation or warranty which by its terms is made on a specified date shall be required to be true and correct only as of such specified date); and

                  (ii) No Default or Event of Default exists or will result from the Loans being made on such date or from the issuance of the Facility Letter of Credit on such Issuance Date (as applicable).

            (b) The making of the Loans on such date or the issuance of the Facility Letter of Credit on the Issuance Date (as applicable) does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

            (c) The Administrative Agent shall have received (i) to the extent that, since the effective date of the Borrowing Base Certificate most recently delivered by the Borrower, any Eligible Hotel identified thereon has ceased to be an Eligible Hotel or the Administrative Agent has accepted, as an Eligible Hotel, a Hotel not identified on such Borrowing Base Certificate, a new Borrowing Base Certificate, executed by a Responsible Officer of the Borrower, satisfactory to the Administrative Agent, and (ii) to the extent not previously delivered, copies of the Eligible Hotel Documents in respect of each of the Eligible Hotels (except as otherwise provided in Section 7.23(a)).

            (d) The Administrative Agent shall have received such material additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

            3.4. Securing the Obligations. (a) In the event that, at the end of any Fiscal Quarter (the "Trigger Date") commencing with the Fiscal Quarter ending on September 30, 1997, the Borrower shall fail to maintain an Interest Coverage Ratio of 3.0 to 1.0 or a Debt Service Coverage Ratio of 2.5 to 1.0, such failure shall not constitute an Event of Default if and for as long as (i) the Borrower shall maintain an Interest Coverage Ratio of not less than 2.5 to
1.0 and a Debt Service Coverage Ratio of not less than 2.0 to 1.0 and (ii) the Borrower shall or shall cause Sunstone or the Eligible Hotel Owners (as applicable) to execute and deliver to the Administrative Agent with respect to each of the Eligible Hotels (A) within seventy-five (75) days of the Trigger Date, the documents set forth in Section 3.4(b) and (B) within 135 days of the Trigger Date, the documents set forth in Section 3.4(c).

            (b) Within seventy-five (75) days of the Trigger Date, the Borrower shall execute and deliver, or cause Sunstone or the Eligible Hotel Owners (as applicable) to execute and deliver, to the Administrative Agent the following documents with respect to each Eligible Hotel, all in form and substance satisfactory to the Administrative Agent, recorded and filed (where applicable) in the applicable recording and filing offices, together with evidence that the Eligible Hotel Owner has paid all recording and filing fees, documentary stamp, intangible, mortgage and other similar taxes and charges required to be paid in connection therewith:

            (i)   the Deed of Trust;

            (ii)  the Financing Statements;

            (iii) an assignment of rents and leases, assigning all leases
                  (including the Operating Lease) and all rents (including rents under the Operating Lease) with respect to such Eligible Hotel;

            (iv) an agreement executed by the Operating Lessee substantially in the form of Exhibit L;

            (v) collateral assignment of the Management Agreement substantially in the form of Exhibit M, and the consent of the Manager to said collateral assignment and the subordination agreement of the Manager, substantially in the form of Exhibit N;

            (vi) an environmental indemnity agreement executed by the Borrower and Sunstone, substantially in the form of Exhibit O;

            (vii) collateral assignments of all agreements relating to the ownership, leasing or operation of the Eligible Hotel; and

            (viii) A certificate of the chief financial officer of Sunstone, stating that, after giving effect to the execution and delivery of the Security Documents, Sunstone, the Borrower and each Eligible Hotel Owner is Solvent.

            (c) Within 135 days of the Trigger Date, the Borrower shall deliver or cause to be delivered to the Administrative Agent (except to the extent that the Administrative Agent shall have waived such requirement as hereinafter provided) the following documents with respect to each Eligible Hotel, all such documents to be satisfactory in form and substance to the Administrative Agent:

            (i) a Loan Title Insurance Policy, dated on or after the date of recording of the Deed of Trust of such

                  Eligible Hotel, an the amount not less than the Aggregate Value attributed to such Eligible Hotel;

            (ii) Uniform Commercial Code searches for the Persons and in the jurisdictions required by the Administrative Agent, dated on or after the filing of the Financing Statements with respect to such Eligible Hotel, evidencing no liens or security interests with respect to the collateral identified in such Financing Statements, except for the security interests created by the Financing Statements;

            (iii) a plat of survey of the property on which such Eligible Hotel is located, prepared in accordance with the standards issued by the American Land Title Association, by a licensed surveyor, bearing a proper certificate by the surveyor in a form approved by the Administrative Agent, which certificate shall be made in favor of the Administrative Agent, the Lenders, the issuer of the Loan Title Insurance Policy and such other parties as the Administrative Agent may direct, showing or stating (A) the legal description of the property;
                  (B) the square footage of the land; (C) no encroachments by any improvements located on adjoining property onto such property or of any improvements comprising a portion of such property onto adjoining property (except for encroachments with respect to which the Loan Title Insurance Policy includes endorsements or affirmative coverage satisfactory to the Administrative Agent); (D) if any utility facilities serving such property or any rights of access to any such property are located outside the boundary of such property (other than land or easements dedicated to the public or to the utility which is to furnish the service), the easements benefitting such property, which easements shall be in form and substance satisfactory to the Administrative Agent, covered by the lien of the Deed of Trust and insured under the Loan Title Insurance Policy; and (E) such other matters as the Administrative Agent may require;

            (iv) with respect to any Eligible Hotel located in whole or in part on land leased to the Eligible Hotel Owner under a Qualified Lease, a copy of such Qualified Lease certified by the Borrower to be a true, correct and complete copy thereof and an estoppel certificate, dated on or after the

                  Trigger Date, by the landlord under such Qualified Lease confirming that the lessee is not in default in the payment of rent or the performance of any other obligations thereunder and such other matters as the Administrative Agent may require;

            (v) a written appraisal of such Eligible Hotel prepared by an independent MAI appraiser selected and engaged by the Administrative Agent, complying with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or any successor statute thereto, confirming that the appraised value of such Eligible Hotel is not less than the Aggregate Value thereof;

            (vi) an environmental questionnaire and disclosure statement completed and signed by the Borrower covering the current and former condition and uses of the real property of such Eligible Hotel and adjacent property; current Phase I environmental assessment of the real property and adjacent property, plus any sampling and analysis (Phase II assessment) or special limited assessment that the Administrative Agent may reasonably require after review of the Phase I assessment, together with any other environmental investigations and reports that the Administrative Agent may reasonably require, all of which shall be by an environmental consulting firm approved by the Administrative Agent and none of which shall reveal any existing or potential environmental condition adversely affecting the use or value of the real property;

            (vii) documentation deemed adequate by the Administrative Agent demonstrating full compliance by the Borrower with any applicable Requirement of Law that (for environmental reasons) conditions, restricts, prohibits or requires any notification or disclosure triggered by the Deed of Trust of each such Eligible Hotel;

            (viii) policies or certificates of all-risk insurance covering such
                  Eligible Hotel, on a replacement- cost basis, issued by insurance companies and in amounts acceptable to the Administrative Agent, with standard (without contribution) first mortgagee's endorsements in favor of the Administrative Agent, together with rental interruption and extra expense insurance in amounts sufficient to cover any loss of income from such Eligible Hotel and any anticipated expenses associated with the same for a twelve (12) month period;

            (ix) such other insurance as the Administrative Agent may require, including without limitation liability insurance, insurance covering vandalism and malicious mischief, and sprinkler leakage insurance, and evidence of worker's compensation insurance coverage;

            (x) evidence of whether such Eligible Hotel, or any part thereof, lies within a "special flood hazard area" as designated on maps prepared by the U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973, as amended, and, if so designated, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier if required by the Administrative Agent, through the Final Maturity Date in the amount of the full insurable value of the Improvements, naming the Administrative Agent as loss payee;

            (xi) to the extent required by the Administrative Agent, evidence that all utilities and services to such Eligible Hotel, including without limitation water, sewer, gas, electric and telephone, are available in amounts that are sufficient to service the Project of its then current and intended use;

            (xii) to the extent required by the Administrative Agent in its reasonable discretion, copies of all material agreements with Persons providing goods or services related to the maintenance, repair, leasing, management and operation of such Eligible Hotel, together with written agreements by such Persons that they will perform for the Administrative Agent or its Designee or nominee the goods and services contracted for, notwithstanding the occurrence of any Event of Default and any trustee's sale or foreclosure of the Deed of Trust (as long as such Person continues to receive payments under its contract), and the consent of such Persons to the collateral assignment to the Administration Agent of their respective contracts;

            (xiii) copies of any declaration of covenants, conditions and restrictions and other recorded documents pertaining to such Eligible Hotel;

            (xiv) a copy of the certificate of occupancy for such Eligible Hotel issued by the jurisdiction in which such Eligible Hotel is located together with evidence that such Eligible Hotel and its use are in accordance with building and governmental codes and zoning requirements;

            (xv) evidence that the Eligible Hotel Owner has obtained all Permits necessary or appropriate in connection with the management and operation of such Eligible Hotel;

            (xvi) copies of the Operating Lease and Management Agreement with respect to such Eligible Hotel and of any guaranty of such Operating Lease or Management Agreement or any security agreement, pledge agreement or other collateral securing any obligations under such Operating Lease, Management Agreement or guaranty;

            (xvii) copies of each other lease agreement affecting such Eligible
                  Hotel, together with subordination and estoppel agreements for the benefit of the Administrative Agent from each lessee;

            (xviii) a copy of the License with respect to such Eligible Hotel, together with a "comfort letter" from the company that issued such License which provides, among other things, that in the event the Administrative Agent or its Designee or nominee obtains control of such Eligible Hotel: (A) it may make application for the transfer to it of the License; (B) such License will not be terminated during the application process; and (C) the company that issued such License will not unreasonably withhold its consent to the transfer of the License to the Administrative Agent or its Designee or nominee; provided, however, that, in the case of a New Property that does not have, and that pursuant to the provisions of subparagraph (i)(E)(3) of the definition of "Eligible Hotel" is not yet required to have, a License, the License and "comfort letter" shall be delivered on or before the first anniversary of the Eligible Hotel Owner's acquisition of such Eligible Hotel (if such anniversary occurs more than 135 days after the Trigger Date);

            (xix) reports on the structural and physical condition of such
                  Eligible Hotel from independent engineers or consultants, which reports and engineers or consultants are acceptable to the Administrative Agent;

            (xx) certified income statements for such Eligible Hotel, for the prior Fiscal Year, if available, and certified for the Fiscal Year to date, by the Eligible Hotel Owner;

            (xxi) a proposed monthly operating budget for such Eligible Hotel for the next twelve months;

            (xxii) opinions of counsel to the Borrower, including counsel in the jurisdiction in which such Eligible Hotel is located (which counsel and opinions shall be satisfactory to the Administrative Agent), with respect to the due authorization, execution and delivery of the Security Documents, the validity and enforceability of the Security Documents, the payment of all taxes and charges referred to in Section 3.4(b), and such other matters as the Administrative Agent may require;

            (xxiii) certificates of good standing (stating, among other things, that all applicable franchise taxes have been paid by the Eligible Hotel Owner) issued by the appropriate state agency for the state in which such Eligible Hotel is located and evidence (such as a secretary's certificate) of resolutions of the board of directors of the Eligible Hotel Owner or its general partner pertaining to authorization of the Security Documents, incumbency of the Person or Persons executing the Security Documents and such other matters as the Administrative Agent may require;

            (xxiv) evidence that the Eligible Hotel Owner has paid the premiums for the Loan Title Insurance Policy, the charges of the surveyor, appraiser, and all engineers or consultants issuing any reports in connection with the Eligible Hotels, attorney's fees and expenses of counsel to the Lenders, and other costs and expenses incurred in connection with the foregoing; and

            (xxv) such other documentation as the Administrative Agent or any
                  Lender may reasonably require.

If any of the documents set forth in this Section 3.4(c) shall have been delivered to the Administrative Agent prior to the Trigger Date, the Administrative Agent, in its reasonable discretion, may waive the requirement for the delivery thereof under this Section 3.4(c).


                                   ARTICLE IV

                          THE LETTER OF CREDIT FACILITY

            4.1. Facility Letters of Credit. (a) The Issuing Bank agrees, on the terms and conditions set forth in this Agreement, to issue from time to time for the account of the Borrower, through such offices or branches as it and the Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this Article IV, during the period commencing on the date hereof and ending on the sixtieth (60th) day prior to the Termination Date. The parties acknowledge that the Letter of Credit identified on Schedule 4.1 and issued by Bank One under the Original Credit Agreement constitute Facility Letters of Credit.

            (b) The Borrower shall not request, and the Issuing Bank shall not issue, a Facility Letter of Credit for any purpose other than to secure the obligations of the Borrower to acquire a Hotel constructed or to be constructed for the Borrower and permitted to be acquired by the Borrower under the provisions hereof.

            4.2. Limitations. The Issuing Bank shall not issue, amend or extend, at any time, any Facility Letter of Credit:

            (i) if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

            (ii) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, (A) the aggregate principal amount of the Facility Letter of Credit Obligations would exceed $15,000,000 or (B) the sum of (1) the aggregate principal amount of the Facility Letter of Credit Obligations and (2) the amount of the Principal Balance disbursed for purposes permitted under Section 5.18(c) would exceed $20,000,000;

            (iii) that, in the case of the issuance of a Facility Letter of Credit, is in, or in the case of an amendment of a

      Facility Letter of Credit, increases the face amount thereof by, an amount in excess of the Available Credit;

            (iv) if such Issuing Bank receives written notice from the Administrative Agent at or before 10:00 A.M. (Phoenix time) on the proposed Issuance Date of such Facility Letter of Credit that one or more of the conditions precedent contained in Sections 3.1 or 3.3, as applicable, would not on such Issuance Date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to such Issuing Bank by the Administrative Agent;

            (v) that has an expiration date (taking into account any automatic renewal provisions thereof) later than thirty (30) days prior to the scheduled Termination Date; or

            (vi)  that is in a currency other than U.S. Dollars.

            4.3. Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 3.1 and 3.3, as applicable, the issuance of any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

            (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe a Reimbursement Agreement and such other documents and materials as may be reasonably required pursuant to the terms thereof, and the proposed Facility Letter of Credit shall be reasonably satisfactory to such Issuing Bank in form and content; and

            (ii) as of the Issuance Date no order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain such Issuing Bank from issuing the Facility Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no directive from and governmental authority with jurisdiction over the Issuing Bank shall prohibit such Issuing Bank from issuing Letters of Credit generally or from issuing that Facility Letter or Credit.

            4.4. Procedure for Issuance of Facility Letters of Credit. (a) The Borrower shall give the Issuing Bank and the Administrative Agent not less than fifteen (15) days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement. Such notice shall specify (i) the stated amount of the Facility Letter of Credit requested, which amount shall be in compliance with the requirements of Section 4.2(ii), (ii) the requested Issuance Date, which shall be a Business Day, (iii) the date on which such requested Facility

Letter of Credit is to expire, which date shall be in compliance with the requirements of Section 4.2(v), (iv) the purpose for which such Facility Letter of Credit is to be issued, which purpose shall be in compliance with the requirements of Section 4.1(b), and (v) the Person for whose benefit the requested Facility Letter of Credit is to be issued. At the time such request is made, the Borrower shall also provide the Administrative Agent with a copy of the form of the Facility Letter of Credit it is requesting be issued.

            (b) Within ten (10) days after receipt of a request for issuance of a Facility Letter of Credit in accordance with Section 4.4(a), the Issuing Bank shall approve or disapprove, in its reasonable discretion, the issuance of such requested Facility Letter of Credit, but the issuance of such approved Facility Letter of Credit shall continue to be subject to the provisions of this
Article IV.

            (c) Not less than four (4) nor more than six (6) Business Days prior to the issuance of a Facility Letter of Credit approved by the Issuing Bank as provided in Section 4.4(b), the Borrower shall confirm in writing to the Administrative Agent and to the Issuing Bank the intended Issuance Date and amount of such Facility Letter of Credit. Provided the issuance of the requested Facility Letter of Credit would be permitted under the provisions of Section 4.2(iii) and that the applicable conditions set forth in Sections 3.1 and 3.3 have been satisfied, then, subject to the terms and conditions of this Article IV, the Issuing Bank shall, on the requested Issuance Date, issue the requested Facility Letter of Credit in accordance with the Issuing Bank's usual and customary business practices. The Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit.

            (d) The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 4.4 are met as though a new Facility Letter of Credit were being requested and issued.

            (e) Any Lender may, but shall not be obligated to, issue to Sunstone, the Borrower or any of their Subsidiaries Letters of Credit (that are not Facility Letters of Credit) for its own account, and at its own risk. None of the provisions of this Article IV shall apply to any Letter of Credit that is not a Facility Letter of Credit.

            4.5. Duties of Issuing Bank. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put such Issuing Bank under any resulting liability to any Lender or, assuming that such Issuing Bank has complied with the procedures specified in Section 4.4, relieve any Lender of its obligations hereunder to such Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered in compliance and that they appear to comply on their face with the requirements of such Facility Letter of Credit.

            4.6. Participation. (a) Immediately upon the making of the Loans on the Closing Date, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation ratably in the Facility Letters of Credit listed in Schedule 4.1 (including, without limitation, all obligations of the Borrower with respect thereto other than amounts owing to such Issuing Bank under Section 2.13). Immediately upon issuance by an Issuing Bank after the Closing Date of any Facility Letter of Credit in accordance with
Section 4.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation ratably in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto other than amounts owing to such Issuing Bank under Section 2.13).

            (b) In the event that an Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to such Issuing Bank on or before the date of such payment by such Issuing Bank, such Issuing Bank shall promptly so notify the Administrative Agent, which shall promptly so notify each Lender. Upon receipt of such notice, each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Lender's Ratable Share of such payment in same day funds, and the Administrative Agent shall promptly pay such amount, and any other amounts received by the Administrative Agent for such Issuing Bank's account pursuant to this Section 4.6(b), to such Issuing Bank. If the Administrative Agent so notifies such Lender prior to 10:00 A.M. (Phoenix time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuing Bank such Lender's Ratable Share of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Ratable Share of the amount of such payment available to the Administrative Agent for the account of such Issuing Bank, such Lender agrees to pay to the

Administrative Agent for the account of such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank, at the Federal Funds Rate. The failure of any Lender to make available to the Administrative Agent for the account of such Issuing Bank such Lender's Ratable Share of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Ratable Share of any payment on the date such payment is to be made.

            (c) The payments made by the Lenders to an Issuing Bank in reimbursement of amounts paid by it under a Facility Letter of Credit shall constitute, and the Borrower hereby expressly acknowledges and agrees that such payments shall constitute, Loans hereunder and such payments shall for all purposes be treated as Advances (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.3). Such Loans shall be Base Rate Loans, subject to the Borrower's rights under Article II hereof.

            (d) Upon the request of the Administrative Agent or any Lender, an Issuing Bank shall furnish to the requesting Administrative Agent or Lender copies of any Facility Letter of Credit or Reimbursement Agreement to which such Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or the Lender.

            (e) The obligations of the Lenders to make payments to the Administrative Agent for the account of an Issuing Bank with respect to a Facility Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, notwithstanding:

            (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

            (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), such Issuing Bank, the Administrative Agent, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any

      Subsidiary and the beneficiary named in any Facility Letter of Credit);

            (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

            (v) any failure by the Administrative Agent or the Issuing Bank to make any reports required pursuant to Section 4.8; or

            (vi)  the occurrence of any Default or Event of Default.

            4.7. Compensation for Facility Letters of Credit. (a) The Borrower agrees to pay to the Administrative Agent, in the case of each outstanding Facility Letter of Credit, the Facility Letter of Credit Fee therefor, payable in quarterly installments in advance on the Issuance Date (which installment shall be a pro rata portion of the annual Facility Letter of Credit Fee for the period commencing on the Issuance Date and ending on the last day of the calendar quarter in which the Issuance Date occurs) and on the first day of each calendar quarter after the Issuance Date (which installment shall be a pro rata portion of the annual Facility Lease of Credit Fee for the quarter in which such payment is due). Facility Letter of Credit Fees shall be calculated, on a pro rata basis for the period to which such payment applies, for actual days that will elapse during such period, on the basis of a 360-day year. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the Lenders ratably. Each installment of the Facility Letter of Credit Fee shall be fully earned on the date on which such installment is payable and shall not be refundable if the Facility Letter of Credit is thereafter returned to the Issuing Bank or otherwise canceled prior to its expiration date.

            (b) An Issuing Bank shall have the right to receive solely for its own account such amounts as the Borrower may agree to pay to such Issuing Bank with respect to issuance fees and for such Issuing Bank's out-of-pocket costs of issuing and servicing Facility Letters of Credit.

            4.8. Issuing Bank Reporting Requirements. The Issuing Bank shall, no later than the tenth day following the last day of each month, provide to the Administrative Agent a schedule of the Facility Letters of Credit issued by it showing the Issuance

Date, account party, original face amount, amount (if any) paid thereunder, expiration date and the reference number of each Facility Letter of Credit outstanding at any time during such month and the aggregate amount (if any) payable by the Borrower to such Issuing Bank during the month pursuant to
Section 2.13. Copies of such reports shall be provided promptly to each Lender by the Administrative Agent.

            4.9. Indemnification; Nature of Issuing Bank's Duties. (a) In addition to amounts payable as elsewhere provided in this Article IV, the Borrower hereby agrees to protect, indemnify, pay and save the Administrative Agent, the Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) arising from the claims of third parties against the Administrative Agent, the Issuing Bank or any Lender as a consequence, direct or indirect, of (i) the issuance of any Facility Letter of Credit other than, in the case of the Issuing Bank, as a result of its willful misconduct or gross negligence, or (ii) the failure of an Issuing Bank issuing a Facility Letter of Credit to honor a drawing under such Facility Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any Governmental Authority.

            (b) As among the Borrower, the Lenders, the Administrative Agent and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of Facility Letters of Credit by, the respective beneficiaries of such Facility Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank nor the Administrative Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile transmission or otherwise; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Bank and the Lenders including, without limitation, any act or omission, whether rightful or wrongful, of any Governmental Authority. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers under this Section 4.9.

            (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Bank under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put such Issuing Bank, the Administrative Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

            (d)   Notwithstanding anything to the contrary contained in this
Section 4.9, the Borrower shall have no obligation to indemnify an Issuing Bank under this Section 4.9 in respect of any liability incurred by such Issuing Bank arising primarily out of the willful misconduct or gross negligence of such Issuing Bank, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuing Bank of a proper demand for payment made under the Facility Letters of Credit issued by such Issuing Bank, unless such dishonor was made at the request of the Borrower.

            4.10. Resignation of Issuing Bank. The Issuing Bank shall continue to be the Issuing Bank unless and until (i) it shall have given the Borrower and the Administrative Agent notice that it has elected to resign as Issuing Bank and (ii) another Lender shall have agreed to be the replacement Issuing Bank and shall have been approved in writing by the Administrative Agent and the Borrower. The resigning Issuing Bank shall continue to have the rights and obligations of an Issuing Bank hereunder solely with respect to Facility Letters of Credit theretofore issued by it notwithstanding the designation of a replacement Issuing Bank hereunder), but upon such designation of a replacement Issuing Bank, the resigning Issuing Bank shall not thereafter issue any Facility Letters of Credit (unless it shall again thereafter be designated as Issuing Bank in accordance with the provisions of this Section 4.10).

            4.11. Obligations of Issuing Bank and Other Lenders. Except to the extent that a Lender shall have agreed to be designated as an Issuing Bank, no Lender shall have any obligation to accept or approve any request for, or to issue, amend or extend, any Letter of Credit, and the obligations of the Issuing Bank to issue, amend or extend any Facility Letter of

Credit are expressly limited by and subject to the provisions of this Article
IV.

            4.12. Issuing Bank's Rights. All of the representations, warranties, covenants and agreements of the Borrower to the Lenders under this Agreement and of the Borrower or any other Loan Party under any other Loan Document shall inure to the benefit of the Issuing Bank (unless the context otherwise indicates).

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders and the Administrative Agent that (taking into account the consummation of the Kahler Transactions):

            5.1. Existence; Compliance with Law. In the case of each Loan Party that is not an individual, such Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company or limited partnership, as specified herein, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) is duly qualified as a foreign corporation, limited liability company or limited partnership and in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures which in the aggregate have no Material Adverse Effect; (iii) has all requisite corporate, limited liability company or partnership power and authority and the legal right to own, pledge and mortgage its properties, to lease (as lessee) the properties that it leases as lessee, to lease or sublease (as lessor) the properties it owns and/or leases (as lessee) and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its declaration of trust or articles or certificate of incorporation or formation, formation or operating agreement, by-laws, regulations or partnership agreement, as appropriate; (v) is in compliance with all other applicable Requirements of Law except for such non-compliances as in the aggregate have no Material Adverse Effect; and (vi) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, leasing and conduct, except for Permits which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate have no Material Adverse Effect.

            5.2. Power; Authorization; Enforceable Obligations. (a) The execution, delivery and performance by each Loan Party of the

Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby:

                  (i) in the case of each Loan Party that is not an individual, are within such Loan Party's corporate, partnership, limited liability company or trust powers, as appropriate;

                  (ii) in the case of each Loan Party that is not an individual, have been duly authorized by all necessary corporate, partnership, limited liability company or trust action, as appropriate, of such Loan Party, including, without limitation, the consent of stockholders, general and/or limited partners and members where required;

                  (iii) do not and will not (A) in the case of each Loan Party that is not an individual, contravene any Loan Party's or any of its Subsidiaries' respective declaration of trust, articles or certificate of incorporation or formation or by-laws, regulations, partnership agreement, operating or formation agreement or other comparable governing documents,
      (B) violate any other applicable Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries; and

                  (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained or made and copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1, and each of which on the Closing Date will be in full force and effect.

            (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to Section 3.1, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditor's rights and remedies generally.

            5.3. Taxes. All federal, state, local and foreign tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by Sunstone, the Borrower or any of their respective Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns, are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if (i) adequate reserves therefor have been established on the books of Sunstone, the Borrower or such Tax Affiliate in conformity with GAAP and (ii) all such non-payments in the aggregate have no Material Adverse Effect. Proper and accurate amounts have been withheld by Sunstone, the Borrower and each of their respective Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. None of Sunstone, the Borrower or any of their respective Tax Affiliates has (i) executed or filed with the IRS any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges; (ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (iii) any obligation under any written tax sharing agreement.

            5.4. Full Disclosure. No written statement prepared or furnished by or on behalf of any Loan Party or any of its Affiliates in connection with any of the Loan Documents or the consummation of the transactions contemplated thereby, and no financial statement delivered pursuant hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

            5.5. Financial Matters. (a) The consolidated balance sheet of Sunstone and its Subsidiaries as at December 31, 1996, and the related consolidated statements of income, retained earnings and cash flows of Sunstone and its Subsidiaries for the fiscal year then ended, certified by Coopers & Lybrand, LLP, copies of which have been furnished to each Lender, fairly present the consolidated financial condition of Sunstone and its Subsidiaries as at such dates and the consolidated results of the operations of Sunstone and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

               (b) Since June 30, 1997, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

               (c) Neither Sunstone nor any of its Subsidiaries had at June 30, 1997 any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the balance sheet at such date referred to in subsection (a) above or in the notes thereto.

               (d) The Projections that have been delivered to each Lender were prepared on the basis of the assumptions expressed therein, which assumptions the Borrower believed to be reasonable based on the information available to the Borrower at the time so furnished and on the Closing Date.

               (e) Sunstone is, the Borrower is, and on a consolidated basis Sunstone and its Subsidiaries are, Solvent.

               5.6. Litigation. There are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting Sunstone, the Borrower, any of their respective Subsidiaries or (to the best knowledge of the Borrower) the Operating Lessee or Manager or any of their respective properties or revenues before any court, Governmental Authority or arbitrator, other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect. The performance of any action by (a) any Loan Party required or contemplated by any of the Loan Documents or (b) any Operator required or contemplated by any Operating Lease or Management Agreement is not, to the best knowledge of the Borrower, restrained or enjoined (either temporarily, preliminarily or permanently), and, to the best knowledge of the Borrower, no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing transactions contemplated by the aforementioned documents.

               5.7. Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

               5.8. Ownership. (a) As of the Closing Date, the authorized capital stock of Sunstone consists of (i) 50,000,000 shares of common stock, $.01 par value per share, of which 31,743,082 shares are issued and outstanding as of the Closing Date, and (ii) 10,000,000 shares of preferred stock, $.01 par value per share, of which no shares are outstanding as of the Closing Date. All of the outstanding capital stock of Sunstone has been validly issued, is fully paid and non-assessable. As of the Closing Date, 384,561 shares of Sunstone's common stock, and/or units of limited partnership interests in the Borrower that are redeemable for common stock of Sunstone are owned, in the aggregate, beneficially by Alter, free and clear of all Liens.

               (b) Sunstone is the sole general partner of Borrower and, as of the Closing Date, owns beneficially and of record at least 85% of the partnership interests of Borrower free and clear of all Liens.

               (c) Set forth on Schedule 5.8 hereto is a complete and accurate list showing, as of the Closing Date, all Subsidiaries and Unconsolidated Entities of Sunstone and of the Borrower and, as to each such Subsidiary and Unconsolidated Entity, the jurisdiction of its formation and the percentage of the outstanding Stock of each class owned (directly or indirectly) by the Borrower. No Stock of any Subsidiary or Unconsolidated Entity of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding capital Stock of each such Subsidiary and Unconsolidated Entity owned by Sunstone or the Borrower has been validly issued, is fully paid and (except for partnership interests) non-assessable, and all outstanding capital Stock of its Subsidiaries and Unconsolidated Entities owned by the Sunstone or the Borrower is free and clear of all Liens. Neither Sunstone nor the Borrower nor any such Subsidiary or Unconsolidated Entity is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any shares of Stock of any such Subsidiary or Unconsolidated Entity, other than those imposed by Requirements of Law, or the Loan Documents.

               (d) As of the Closing Date, Alter owns (i) 100% of the issued and outstanding common stock of the Manager and (ii) 80% of the issued and outstanding common stock of the Operating Lessee.

               5.9. ERISA. (a) There are no Multiemployer Plans.

               (b) Each Plan and any related trust intended to qualify under Code Section 401 or 501 has been determined by the IRS to be so qualified and to the best knowledge of the Borrower nothing has occurred which would cause the loss of such qualification.

               (c) None of Sunstone, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate, with respect to any Pension Plan, has failed to make any material contribution or



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pay any material amount due as required by Section 412 of the Code or Section
302 of ERISA or the terms of any such plan, and all required contributions and benefits have been paid in accordance with the provisions of each such plan.

               (d) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or proceedings (other than claims for benefits in the normal course), relating to any Plan other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect.

               (e) No Pension Plan has any unfunded accrued benefit liabilities in excess of $1,000,000, as determined by using reasonable actuarial assumptions utilized by such plan's actuary for funding purposes. Within the last five years none of Sunstone, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate has caused a Pension Plan with any such liabilities to be transferred outside of its "controlled group" (within the meaning of Section 4001(a)(14) of ERISA).

               (f) No Plan provides for continuing health, disability, accident or death benefits or coverage for any participant or his or her beneficiary after such participant's termination of employment (except as may be required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary) which would result in the aggregate under all Plans in a liability in an amount which would have a Material Adverse Effect.

               (g) None of the assets of any of the Loan Parties are subject to Title I of ERISA because they consist of "plan assets" within the meaning of DOL Regulation Section 2510.3-101 by reason of an equity investment in any of the Loan Parties.

               5.10. Indebtedness. Except as disclosed on Schedule 5.10, as of the Closing Date (taking into account the application of the proceeds of the initial Loans under this Agreement in accordance with Section 5.18), none of Sunstone, the Borrower or any of their respective Subsidiaries or Unconsolidated Entities has any Indebtedness.

               5.11. Dividends and Distributions. From and after the Closing Date, Sunstone has not declared or made any dividends or distributions that are not permitted pursuant to Section 6.7.

               5.12. No Burdensome Restrictions; No Defaults. (a) No Loan Party nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien on the property or



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

assets of any such Loan Party or its Subsidiaries, or (ii) is subject to any charter or corporate restriction which has a Material Adverse Effect.

               (b) No Loan Party or Subsidiary of any Loan Party is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than those defaults which in the aggregate have no Material Adverse Effect.

               (c) No Event of Default or Default has occurred and is continuing.

               (d) There is no Requirement of Law the compliance with which by any Loan Party would have a Material Adverse Effect.

               (e) As of the Closing Date, no Subsidiary of Sunstone or the Borrower (other than single-asset or bankruptcy remote entities) is subject to any Contractual Obligation (other than as set forth in the governing documents thereof) restricting or limiting its ability to transfer its assets to Sunstone or the Borrower (as applicable) or to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights.

               5.13. Investments. Except as disclosed on Schedule 5.8 or
Schedule 5.13, Sunstone, the Borrower and their respective Subsidiaries considered as a single enterprise, are not engaged in any joint venture or partnership with any other Person and do not maintain any Investment, as of the date hereof.

               5.14. Government Regulation. Neither Sunstone, nor the Borrower nor any of their respective Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other federal or state statute or regulation such that its ability to incur Indebtedness is limited, or its ability to consummate the transactions contemplated hereby or by any other Loan Document, or the exercise by the Administrative Agent or any Lender of rights and remedies hereunder or thereunder, is impaired. The making of the Loans by the Lenders, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will not cause

Sunstone, the Borrower or any of their respective Subsidiaries to violate any provision of any of the foregoing or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

               5.15. Insurance. All policies of insurance of any kind or nature owned by or issued to or for the benefit of any Loan Party (other than any individual) or any of its Subsidiaries, or issued in respect of any real property owned or leased by the Borrower or any of its Subsidiaries including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers, compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Person. No Loan Party (other than any individual) or any of its Subsidiaries has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

               5.16. Labor Matters. (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving Sunstone, the Borrower or their respective Subsidiaries or their respective Hotels, other than those which in the aggregate have no Material Adverse Effect.

               (b) There are no unfair labor practice charges, arbitrations or grievances pending against or involving, or to the knowledge of the Borrower, threatened against or involving Sunstone, the Borrower or their respective Subsidiaries, other than those which, in the aggregate, if resolved adversely to Sunstone, the Borrower or such Subsidiary, would have no Material Adverse Effect.

               (c) As of the Closing Date, neither Sunstone, the Borrower nor any of their respective Subsidiaries is a party to, or has any obligations under, any collective bargaining agreement.

               (d) There is no organizing activity involving Sunstone, the Borrower or any of their respective Subsidiaries pending or, to the Borrower's knowledge, threatened by any labor union or group of employees, other than those which in the aggregate have no Material Adverse Effect. There are no representation proceedings pending or, to the Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Sunstone, the Borrower or any of their respective Subsidiaries have made a pending demand for recognition, other than those which in the aggregate have no Material Adverse Effect.

               5.17. Force Majeure. Neither the business nor the properties of any Loan Party or any of their respective Subsidiaries are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those which in the aggregate have no Material Adverse Effect.

               5.18. Use of Proceeds. The proceeds of the Loans will be used by the Borrower solely as follows: (a) in the case of the Loans on the Closing Date, first, to pay amounts referred to in Section 3.1(g)(ii), second, to pay in full all principal amounts outstanding, all accrued and unpaid interest, and all other amounts payable to the Original Lenders under the Original Credit Agreement (including any amounts payable under Section 11.4(c) thereof), and, third, to pay Indebtedness secured by Liens on the Kahler Eligible Hotels, (b) subject to the limitations set forth herein, to fund any direct or indirect investment in or renovation of existing Hotels, in Hotels and/or interests in Hotels which are to be acquired by the Borrower or any of its Subsidiaries, and for the payment of related transaction costs, fees and expenses (including payment of reimbursement obligations with respect to Facility Letters of Credit), and (c) for general corporate or working capital purposes or for the development or construction of Hotels permitted hereunder, provided, hereunder, that (i) the outstanding amount of the Principal Balance disbursed for purposes permitted under this Section 5.18(c) shall not at any time exceed $15,000,000, and (ii) the sum of (A) the outstanding amount of the Principal Balance disbursed for purposes permitted under this Section 5.18(c) plus (B) the Facility Letter of Credit Obligations shall not at any time exceed $20,000,000.

               5.19. Environmental Protection. Except as disclosed on Schedule
5.19 (and the Borrower represents and warrants to the Lenders and the Administrative Agent that the matters disclosed in the reports identified on
Schedule 5.19 would not reasonably be expected to have a Material Adverse
Effect):

               (a) to the best knowledge of Borrower, all real property leased or owned by Sunstone, the Borrower or any of their respective Subsidiaries is free from contamination by any Hazardous Material which could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $1,000,000 or more;

               (b) the operations of Sunstone, the Borrower and each of their respective Subsidiaries, and the operations at any real property leased or owned by Sunstone, the Borrower or any of their respective Subsidiaries are in material compliance in all respects with all applicable Environmental Laws;

               (c) neither Sunstone nor the Borrower nor any of their respective Subsidiaries have liabilities with respect to Hazardous Materials and, to the best knowledge of the Borrower, no facts or circumstances exist in, on or under any real property leased or owned by Sunstone, the Borrower or any of their respective Subsidiaries, which could give rise to liabilities with respect to Hazardous Materials which could reasonably be expected to subject Sunstone, the Borrower or any of their respective Subsidiaries to Environmental Liabilities and Costs of $1,000,000 or more;

               (d) (i) Sunstone, the Borrower and their Subsidiaries and all real property owned or leased by Sunstone, the Borrower or their Subsidiaries have all Environmental Permits necessary for the operations at such real property and are in material compliance with such Environmental Permits, (ii) there are no Legal Proceedings pending nor, to the best knowledge of the Borrower, threatened to revoke, or alleging the violation of, such Environmental Permits, and (iii) neither Sunstone nor the Borrower nor any of their respective Subsidiaries or, to the best knowledge of the Borrower, the Operators have received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any property leased or owned by Sunstone, the Borrower or any of their respective Subsidiaries;

               (e) neither Sunstone nor the Borrower's nor any of their respective Subsidiaries' current facilities and operations, nor, to the best knowledge of the Borrower, any Operator's, nor any of Sunstone's, the Borrower's or their respective Subsidiaries' past facilities and operations, nor to the best knowledge of the Borrower, any owner of premises leased or operated by Sunstone, the Borrower or their respective Subsidiaries, are subject to any outstanding written Order or Contract, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any Environmental Claim, or (iv) the Release or threatened Release of any Hazardous Material;

               (f) neither Sunstone, nor the Borrower nor any of their respective Subsidiaries or, to the best knowledge of the Borrower, Operators are subject to any pending Legal Proceeding alleging the violation of any Environmental Law with respect to a Hotel nor, to the best knowledge of the Borrower, are any such proceedings threatened;

               (g) neither Sunstone, nor the Borrower nor any of their respective Subsidiaries nor, to the best knowledge of the Borrower, any Operator's, nor to the best knowledge of the Borrower, any owner of premises leased by Sunstone, the Borrower or any of their respective Subsidiaries, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment;

               (h) none of the operations of Sunstone, the Borrower or any of their respective Subsidiaries or, to the best knowledge of the Borrower, of any Operator's, or, to the best knowledge of the Borrower, of any owner of premises leased by Sunstone, the Borrower or any of their respective Subsidiaries, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent; and

               (i) there is not now, nor to the best knowledge of the Borrower, has there been in the past, on, in or under any real property leased or owned by Sunstone, the Borrower or any of their respective Subsidiaries, to the best knowledge of the Borrower, or any of their predecessors (i) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water), (ii) any friable asbestos-containing materials, (iii) any polychlorinated biphenyls, or (iv) any radioactive substances other than naturally-occurring radioactive material.

               5.20. Contractual Obligations Concerning Assets. As of the date hereof, neither Sunstone, nor the Borrower nor any of their respective Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal, or other contractual right to purchase or acquire, or any Contractual Obligation to effect an Asset Sale of, any Hotel owned or leased by the Borrower or any of its Subsidiaries, except those that in the aggregate would not have a Material Adverse Effect whether or not exercised.

               5.21. Intellectual Property. The Borrower, its Subsidiaries or the Operating Lessee own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, the Licenses and all trade names associated with any private label brands of the Borrower or any of its Subsidiaries.



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

To the best knowledge of the Borrower, no material slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by Sunstone, the Borrower or any of their respective Subsidiaries or the Operating Lessee infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.

               5.22. Title. (a) The Borrower or its applicable Subsidiary, owns good and marketable fee simple absolute title to all of the Real Estate purported to be owned by it, which Real Estate is at the Closing Date described in Schedule 5.22(a), and good and marketable title to, or valid leasehold interests in, all other properties and assets purported to be leased by the Borrower or any of its Subsidiaries, including, without limitation, valid leasehold interests pursuant to the Leases and all property reflected in the balance sheet referred to in Section 5.5(a). Each Loan Party and its respective Subsidiaries received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's and its Subsidiaries' right, title and interest in and to all such property except for such documents or actions the failure to obtain or accomplish which would not have a Material Adverse Effect.

               (b) All material real property leased at the Closing Date by the Borrower or any of its Subsidiaries is listed on Schedule 5.22(b). Each of such Leases is valid and enforceable against the Borrower or such Subsidiary (as applicable) in accordance with its terms and is in full force and effect. The Borrower has delivered to the Administrative Agent true and complete copies of each of such Leases and all documents affecting the rights or obligations of the Borrower or any of its Subsidiaries which is a party thereto, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the Leases. None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any other party to any such Lease is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Lease, except for defaults which in the aggregate have no Material Adverse Effect.

               (c) To the knowledge of the Borrower, all components of all improvements included within the Hotels owned or leased, as lessee, by the Borrower or any of its Subsidiaries



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(collectively, "Improvements"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Hotels owned or leased by the Borrower or any of its Subsidiaries are installed and operating and are sufficient to enable the real property owned or leased by the Borrower and its Subsidiaries to continue to be used and operated in the manner currently being used and operated, and the Borrower has no knowledge of any factor or condition that reasonably could be expected to result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the real property owned or leased by the Borrower or any of its Subsidiaries other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access.

               (d) All Permits required to have been issued or appropriate to enable all real property owned or leased by the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate have no Material Adverse Effect.

               (e) Neither the Borrower nor any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by the Borrower or any of its Subsidiaries or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased real property or of any sale or other disposition of any real property owned or leased by the Borrower or any of its Subsidiaries or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

               (f) Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, (i) no portion of any real property owned or leased by the Borrower or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty, and
(ii) no portion of any real property owned or leased by the Borrower or any of its Subsidiaries is located in a



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special flood hazard area as designated by any Federal Governmental Authorities.

               5.23. Status as REIT. Sunstone (a) is organized in conformity with the requirements for qualification as a REIT under the Code, (b) has met all of the requirements for qualification as a REIT under the Code for its Fiscal Year most recently ended and (c) is in a position to qualify for its current Fiscal Year as a REIT under the Code and its proposed methods of operation will enable it to so qualify.

               5.24. Operator; Compliance with Law. Each Operator (i) has full power and authority and the legal right to lease (or sublease), manage or operate (as applicable) the properties it operates and to conduct the business in which it is currently engaged with respect to any real property owned or leased by the Borrower or any of its Subsidiaries, (ii) is duly qualified or licensed and is in good standing under the laws of each jurisdiction where its ownership, lease (or sublease), management or operation of any real property owned or leased by the Borrower or any of its Subsidiaries requires such qualification, and (iii) is in compliance with all Requirements of Law applicable to the real property owned or leased by the Borrower or any of its Subsidiaries, or applicable to the operation or management thereof except to the extent that the failure to comply therewith is not reasonably likely to have, in the aggregate, a Material Adverse Effect.

               5.25. Operating Leases, Licenses and Management Agreement. (a) Each of the Hotels owned by the Borrower or any of its Subsidiaries (whether located on land owned by or leased to the Borrower or such Subsidiary) (i) is leased by the Borrower or its Subsidiary to the Operating Lessee under an Operating Lease, (ii) is the subject of a License (except as otherwise provided in subparagraph (i)(E)(3) of the definition of "Eligible Hotel"), and (iii) is managed and operated for the Operating Lessee by the Manager pursuant to a Management Agreement.

               (b) Each of the Operating Leases, Licenses and Management Agreements in respect of the Hotels owned or leased (as lessee) by the Borrower or any of its Subsidiaries (i) is in full force and effect, (ii) is a legally valid and binding obligation of each of the parties thereto, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect, and (iii) has not been modified, amended or supplemented in any material or adverse way. Neither the Borrower nor any of its Subsidiaries has collected any rents becoming due under any Operating Lease more than thirty (30) days in advance. All rent and other sums and charges payable by any Operating Lessee under each Operating Lease to which it is a party are current, no notice of default or



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termination under any such Operating Lease is outstanding, no termination event or condition or uncured default on the part of the Operating Lessee exists under any Operating Lease, and no event of default has occurred which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition or uncured default on the part of the Borrower or its Subsidiaries or the Operators (as the case may be), subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. As to all of the Leases, Borrower and each of its Subsidiaries has performed all of its repair and maintenance obligations (if any) and each Operating Lessee under each Operating Lease to which it is a party has performed all of its repair and maintenance obligations, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.


                                   ARTICLE VI

                               FINANCIAL COVENANTS

               As long as any of the Obligations or Commitments remain outstanding, unless the Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

               6.1. Interest Coverage Ratio. Sunstone shall maintain at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending on September 30, 1997, a ratio ("Interest Coverage Ratio") of (a) Adjusted EBITDA to (b) Gross Interest Expense, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than 3.0 to 1.0, except as otherwise provided in Section 3.4(a).

               6.2. Debt Service Coverage Ratio. Sunstone shall maintain at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending on September 30, 1997, a ratio ("Debt Service Coverage Ratio") of (a) Adjusted EBITDA to (b) Debt Service, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than 2.5:1.0, except as otherwise provided in Section 3.4(a).

               6.3. Maintenance of Tangible Net Worth. The Borrower shall maintain during each Fiscal Quarter a Tangible Net Worth of not less than the Minimum Tangible Net Worth.

               6.4. Limitations on Total Indebtedness. Sunstone shall not, during any Fiscal Quarter on a consolidated basis, permit the Total Indebtedness (including, without limitation, the Obligations and all Capitalized Lease Obligations) of Sunstone to exceed the lesser of:



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

               (i) the sum of (A) for Seasoned Properties, Adjusted NOI (on a consolidated basis) of such Seasoned Properties for the preceding four (4) Fiscal Quarters multiplied by four (4), and (B) for New Properties (including Hotels to be immediately acquired using the proceeds from any Indebtedness), forty percent (40%) of the Borrower's Investment in such New Properties; and

               (ii) forty percent (40%) of the Borrower's Investment in all Hotels (including Hotels to be immediately acquired using the proceeds from any Indebtedness);

provided that, in no event shall the Borrower or Sunstone permit the Total Indebtedness of Sunstone to exceed the amount permitted under the Articles of Incorporation of Sunstone.

               6.5. Limitations on Total Secured Recourse Indebtedness. Sunstone shall not, during any Fiscal Quarter on a consolidated basis, permit the Total Secured Recourse Indebtedness (excluding the Obligations) of Sunstone, to exceed the lesser of:

               (i) the sum of (A) for Seasoned Properties, Adjusted NOI (on a consolidated basis) of such Seasoned Properties for the preceding four (4) Fiscal Quarters multiplied by one and one-half (1.5), and
                      (B) for New Properties (including Hotels to be immediately acquired using the proceeds from any Indebtedness), fifteen percent (15%) of the Borrower's Investment in such New Properties; and

               (ii) fifteen percent (15%) of the Borrower's Investment in all Hotels (including Hotels to be immediately acquired using the proceeds from any Indebtedness).

               6.6. Limitations on Non-Recourse Indebtedness. Sunstone shall not, during any Fiscal Quarter on a consolidated basis, permit the Non-Recourse Indebtedness of Sunstone, to exceed the lesser of:

               (i) the sum of (A) for Seasoned Properties, Adjusted NOI (on a consolidated basis) of such Seasoned Properties for the preceding four (4) Fiscal Quarters multiplied by three (3), and (B) for New Properties (including Hotels to be immediately acquired using the proceeds from any Indebtedness), thirty percent (30%) of the Borrower's Investment in such New Properties; and



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

               (ii) thirty percent (30%) of the Borrower's Investment in all Hotels (including Hotels to be immediately acquired using the proceeds from any Indebtedness).

               6.7. Dividends and Distributions. Sunstone shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents in any Fiscal Year which exceeds 85% of the Adjusted Funds From Operations of Sunstone for such Fiscal Year or 100% of Free Cash Flow of Sunstone for such Fiscal Year. Notwithstanding the foregoing, Sunstone may make dividend payments or distributions in excess of the foregoing limitations to the extent required to maintain its status as a REIT (including without limitation the distribution provided for in Section 7.19(b)).


                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

        As long as any of the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

               7.1. Compliance with Laws, Etc. Sunstone and the Borrower shall comply, and shall cause each of their Subsidiaries to comply, in all material respects with all Requirements of Law, Contractual Obligations, commitments, instruments, licenses, permits and franchises, including, without limitation, all Permits; provided, however, that it shall not be a default under this
Section 7.1 if all such non-compliances in the aggregate have no Material Adverse Effect.

               7.2. Conduct of Business. Sunstone and the Borrower shall (a) conduct, and shall cause each of their respective Subsidiaries to conduct, its business in the ordinary course and consistent with past practice; (b) use, and cause each of their respective Subsidiaries to use, its reasonable efforts, in the ordinary course and consistent with past practice, to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with Sunstone, the Borrower or any of their respective Subsidiaries and (ii) keep available the services and goodwill of its present employees; (c) preserve, and cause each of their respective Subsidiaries to preserve, all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; and (d) perform and observe, and cause each of their respective Subsidiaries to perform and observe, all



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the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do, and cause its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations; provided, however, that, in the case of each of clauses
(a) through (d), it shall not be a default under this Section 7.2 if all such failures in the aggregate have no Material Adverse Effect.

               7.3. Payment of Taxes, Etc. Sunstone and the Borrower shall pay and discharge, and shall cause each of their respective Subsidiaries, as appropriate, to pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP; provided, however, that it shall not be a default under this Section 7.3 if all such non-payments in the aggregate have no Material Adverse Effect.

               7.4. Maintenance of Insurance. Sunstone and the Borrower shall maintain, and shall cause each of their respective Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations satisfactory to the Requisite Lenders in such amounts and covering such risks (including, without limitation, fire, extended coverage, vandalism, malicious mischief, public liability, product liability, and business interruption) as is satisfactory to the Requisite Lenders. The Borrower will furnish to the Lenders from time to time such information as may be requested as to such insurance.

               7.5. Preservation of Existence, Etc. Sunstone and the Borrower shall preserve and maintain, and shall cause each of their respective Subsidiaries to preserve and maintain, its corporate or partnership existence, rights (charter and statutory) and franchises, except as permitted under Section 8.6.

               7.6. Access. Sunstone and the Borrower shall, at any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof, at the expense of the Lenders (but such expense to be reimbursed by the Borrower in the event that any of the following reveal a Default), to (a) examine and make copies of and abstracts from the records and books of account of Sunstone, the Borrower and each of their respective Subsidiaries, (b) visit the properties of Sunstone, the Borrower and each of their respective Subsidiaries, (c) discuss the affairs, finances and accounts of



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Sunstone, the Borrower and each of their respective Subsidiaries with any of their respective officers or directors, and (d) communicate directly with the Borrower's independent certified public accountants.

               7.7. Keeping of Books. Sunstone and the Borrower shall keep, and shall cause each of their respective Subsidiaries to keep, proper books of record and account, in which proper entries shall be made of all financial transactions and the assets and business of Sunstone, the Borrower and each such Subsidiary.

               7.8. Maintenance of Properties, Etc. Sunstone and the Borrower shall maintain and preserve, and shall cause each of their respective Subsidiaries to maintain and preserve, (i) all of their properties which are used or useful or necessary in the conduct of their business in good working order and condition, and (ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of their business; provided, however, that it shall not be a default under this Section 7.8 if all such failures in the aggregate have no Material Adverse Effect.

               7.9. Performance and Compliance with Other Covenants. Sunstone and the Borrower shall perform and comply with, and shall cause each of their respective Subsidiaries to perform and comply with, each of the covenants and agreements set forth in each Contractual Obligation to which Sunstone, the Borrower or any of their respective Subsidiaries is a party; provided, however, that it shall not be a default under this Section 7.9 if all such failures in the aggregate have no Material Adverse Effect.

               7.10. Application of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 5.18.

               7.11. Financial Statements. The Borrower shall furnish to the
Lenders:

               (a) as soon as available and in any event within fifty (50) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of (i) Sunstone and its Subsidiaries and (ii) the Operating Lessee, as of the end of such quarter, and consolidated statements of income, retained earnings and cash flow of (x) Sunstone and its Subsidiaries and
(y) the Operating Lessee, for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the chief financial officer of Sunstone or the Operating Lessee, as appropriate, as fairly presenting the



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financial condition and results of operations of Sunstone or the Operating
Lessee, at such date and for such period, together with (A) in the case of Sunstone, a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which Sunstone or the Borrower proposes to take with respect thereto, (B) in the case of Sunstone, a schedule in form satisfactory to the Administrative Agent of the computations used by Sunstone and the Borrower in determining compliance with all financial covenants contained herein, and (C) a written discussion and analysis by the management of Sunstone or the Operating Lessee, as appropriate, of the financial statements furnished in respect of such Fiscal Quarter;

               (b) as soon as available and in any event within one hundred
(100) days after the end of each Fiscal Year, consolidated balance sheets of (i) Sunstone and its Subsidiaries and (ii) the Operating Lessee, as of the end of such year, and consolidated statements of income, retained earnings and cash flow of (x) Sunstone and its Subsidiaries and (y) the Operating Lessee, for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, in a manner reasonably acceptable to the Administrative Agent without qualification as to the scope of the audit by Coopers & Lybrand, LLP, or other independent public accountants of recognized national standing together with (i) in the case of Sunstone, a schedule in form satisfactory to the Administrative Agent of the computations used by Sunstone and the Borrower in determining, as of the end of such Fiscal Year, the Borrower's and Sunstone's compliance with all financial covenants contained herein, and (ii) a written discussion and analysis by the management of Sunstone or the Operating Lessee, as appropriate, of the financial statements furnished in respect of such Fiscal Year;

               (c) promptly after the same are received by Sunstone or the Borrower, a copy of each management letter provided to Sunstone or the Borrower by its independent certified public accountants which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by Sunstone, the Borrower or any of their respective Subsidiaries;

               (d) within fifty (50) days after the end of each Fiscal Quarter,
(i) a Borrowing Base Certificate as of the end of such Fiscal Quarter, executed by a Responsible Officer of the Borrower, together with (to the extent not previously delivered) copies of the Eligible Hotel Documents in respect of each of the Eligible Hotels shown listed thereon (except as otherwise provided in Section 7.23(a)), and (ii) a Compliance Certificate



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as of the end of such Fiscal Quarter, executed by the chief financial officer of the Borrower;

               (e) Concurrently with the delivery of the financial statements provided for in subparagraphs (a) and (b) above, (i) a report with respect to the Eligible Hotels detailing the Adjusted NOI for each of the Eligible Hotels, and in the aggregate for all Eligible Hotels, for each of the four most recent Fiscal Quarters and for such period of four Fiscal Quarters taken as a whole and
(ii) from and after the Trigger Date, an operating statement, with respect to each Eligible Hotel, detailing the Net Operating Income for the most recent Fiscal Quarter and for the Fiscal Year to date certified by the chief financial officer of Sunstone as fairly presenting the Net Operating Income of such Eligible Hotel for such periods;

               (f) Within fifty (50) days after the end of each Fiscal Quarter, a listing of all Hotels owned by the Borrower or its Subsidiaries, identifying both the Eligible Hotels and other Hotels and the Borrower's Investment in each such Eligible Hotel or other Hotel;

               (g) Within one hundred (100) days after the end of each Fiscal Year, the financial statements of Alter and of Charles Biederman, in reasonable detail satisfactory to the Administrative Agent, and certified by such Person; and

               (h) Within thirty (30) days of the filing of federal income tax returns by Alter or Charles Biederman, copies of such returns (including all schedules thereto).

               7.12. Reporting Requirements. The Borrower shall furnish to the
Lenders:

               (a) prior to any Asset Sale of or otherwise affecting an Eligible Hotel or any Asset Sale generating proceeds in excess of ten percent (10%) of the value of Total Assets of the Borrower, a notice (i) describing the assets being sold, (ii) stating the estimated Asset Sale proceeds in respect of such Asset Sale and (iii) accompanied by a Borrowing Base Certificate and a certificate of the chief financial officer of the Borrower stating that, before and after giving effect to such Asset Sale, the Borrower shall be in compliance with all of its covenants set forth in the Loan Documents and that no Default or Event of Default will result from such Asset Sale;

               (b) as soon as available and in any event not later than fifty days (50) days after the third Fiscal Quarter of each Fiscal Year, an annual budget of Sunstone, the Borrower and their Subsidiaries for the succeeding Fiscal Year, displaying on a monthly and quarterly basis, anticipated balance sheets, and



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forecasted Capital Expenditures, working capital requirements, revenues, net income, cash flow and EBITDA, all on a consolidated basis, and, concurrently with the delivery of subsequent quarterly and annual financial statements pursuant to Sections 7.11(a) and (b), a summary of any material changes in the operating budget for such Fiscal Year;

               (c) promptly and in any event within thirty (30) days after Sunstone, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of the chief financial officer or other appropriate officer of Sunstone or the Borrower describing such ERISA Event or waiver request and the action, if any, which Sunstone, the Borrower, their respective Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed by or with the PBGC or the IRS pertaining thereto;

               (d) promptly and in any event within ten (10) days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion of Sunstone, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate receives from the PBGC, DOL or IRS with respect to any Plan, other than those which, in the aggregate, do not have any reasonable likelihood of resulting in a Material Adverse Change;

               (e) promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting Sunstone, the Borrower or any of their respective Subsidiaries, except those which in the aggregate, if adversely determined, would have no Material Adverse Effect;

               (f) promptly and in any event within four (4) Business Days after Sunstone or the Borrower receives, from any source, written notice of the existence of (i) any Default or Event of Default, (ii) any breach or non-performance of, or any default under, any Operating Lease, Management Agreement or any Contractual Obligation which is material to the business, prospects, operations or financial condition of Sunstone, the Borrower and their respective Subsidiaries taken as one enterprise, or (iii) any Material Adverse Change or any event, development or other circumstance which has any reasonable likelihood of causing or resulting in a Material Adverse Change, telephonic or telecopied notice in reasonable detail specifying the nature of the Default, Event of Default, breach, non-performance, default, event, development or circumstance, including, without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;



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               (g) promptly after the sending or filing thereof, copies of all reports which Sunstone or the Borrower sends to its security holders generally, and copies of all reports and registration statements which Sunstone, the Borrower or any of their respective Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc.;

               (h) promptly upon the request of any Lender, through the Administrative Agent, copies of all federal tax returns and reports filed by Sunstone, the Borrower or any of their respective Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes);

               (i) promptly and in any event within ten days of Sunstone, the Borrower or any of their respective Subsidiaries learning of any of the following, written notice to the Administrative Agent of any of the following:

                      (i) the Release or threatened Release of any Hazardous Material on or from any property owned or leased by Sunstone, the Borrower of any of their respective Subsidiaries and any written order, notice, permit, application or other written communication or report received by Sunstone, the Borrower, any of their respective Subsidiaries in connection with or relating to any such Release or threatened Release, unless such Release or threatened Release is not reasonably likely to subject Sunstone, the Borrower or any of their respective Subsidiaries to Environmental Liabilities and Costs of $500,000 or more;

                   (ii) any notice or claim to the effect that Sunstone, the Borrower, or any of their respective Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Material into the environment;

                  (iii) receipt by Sunstone, the Borrower, any of their respective Subsidiaries or any Operator of notification that any real or personal property of Sunstone, the Borrower or any of their respective Subsidiaries is subject to an Environmental Lien;

                   (iv) any Remedial Action taken by Sunstone, the Borrower or any of their respective Subsidiaries or any other Person on their behalf in response to any Hazardous Material on, under or about any real property owned or leased by Sunstone, the Borrower or any of their respective Subsidiaries, unless such Remedial Action is not reasonably likely to subject Sunstone, the Borrower or any of their



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        respective Subsidiaries to Environmental Liabilities and Costs of
        $1,000,000 or more;

                (v) receipt by Sunstone, the Borrower or any of their respective Subsidiaries of any notice of violation of, or knowledge by Sunstone, the Borrower or any of their respective Subsidiaries that there exists a condition which may result in a violation by Sunstone, the Borrower or any of their respective Subsidiaries of, any Environmental Law, unless such violation is not reasonably likely to subject Sunstone, the Borrower or any of their respective Subsidiaries to Environmental Liabilities and Costs of $1,000,000 or more;

                (vi) any proposed Capital Expenditure by Sunstone, the Borrower or any of their respective Subsidiaries intended or designed to implement any existing or additional Remedial Action, unless such expenditures are not reasonably likely to exceed $1,000,000;

                (vii) the commencement of any judicial or administrative proceeding or investigation alleging a violation of any Environmental Law; or

                (viii) any proposed acquisition of stock, assets or real property, or any proposed leasing of property by Sunstone, the Borrower, or any of their respective Subsidiaries, unless such action is not reasonably likely to subject Sunstone, the Borrower or their respective Subsidiaries to Environmental Liabilities and Costs in excess of $1,000,000;

               (j) promptly, such additional financial and other information respecting the financial or other condition of Sunstone, the Borrower or any of their respective Subsidiaries or the Operating Lessee or the status or condition of any real property owned or leased by Sunstone, the Borrower or their respective Subsidiaries or the operation thereof which Sunstone or the Borrower is entitled to or can otherwise reasonably obtain, as the Administrative Agent from time to time reasonably requests; and

               (k) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any Environmental Claim, Remedial Action or any other issue identified in any notice or report required pursuant to this Section 7.12.

               7.13. Leases and Operating Leases; Management Agreements and Licenses. (a) The Borrower shall provide the Administrative Agent with a copy of each Qualified Lease and each



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Operating Lease relating to an Eligible Hotel. The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with all of their respective obligations under all of their respective Leases and Operating Leases now or hereafter held respectively by them with respect to Real Estate, including, without limitation, the Leases set forth in Schedule 5.22(b);
(ii) provide the Administrative Agent with a copy of each notice of default under any Lease or Operating Lease received by the Borrower or any Subsidiary of the Borrower immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by the Borrower or any Subsidiary of the Borrower under any Lease or Operating Lease simultaneously with its delivery of such notice under such Lease or Operating Lease; (iii) direct the landlord under each Qualified Lease and the Operating Lessee under each Operating Lease to furnish to the Administrative Agent a copy of each notice of default sent to the Borrower or any Subsidiary; (iv) notify the Administrative Agent, not later than thirty (30) days prior to the date of the expiration of the term of any Qualified Lease, of the Borrower's or any of its Subsidiaries' intention either to renew or to not renew any such Qualified Lease, and, if the Borrower or any Subsidiary of the Borrower intends to renew such Qualified Lease, the terms and conditions of such renewal; and (v) maintain each Operating Lease in full force and effect and enforce the obligations of the Operating Lessee thereunder, in a timely manner except to the extent that the failure to do so, in the aggregate, would not have a Material Adverse Effect.

               (b) The Borrower shall take all actions and do all things within its power or control necessary or required to cause the Operating Lessee to (i) keep, observe, comply with and perform all of the terms, provisions, covenants and undertakings on its part required by each Operating Lease, each License, each sublease and Management Agreement relating to any Hotel, and (ii) to enforce the provisions of each License and each Management Agreement, if the failure to comply or enforce such agreements would be reasonably likely, in the aggregate, to have a Material Adverse Effect.

               7.14. Non-Recourse Indebtedness. Sunstone and the Borrower shall each use all reasonable efforts to structure its Non-Recourse Indebtedness with a bankruptcy remote, single purpose wholly-owned Subsidiary of the Borrower as the sole obligor thereunder.

               7.15. Employee Plans. For each Plan and any related trust hereafter adopted or maintained by a Loan Party or any of its ERISA Affiliates intended to qualify under Code Section 125, 401 or 501, the Borrower shall (i) (except in the case of a Plan intended to qualify under Code Section 125) seek, and cause such



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of its ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such Plan is so qualified and (ii) cause such Plan to be so qualified.

               7.16. Capital Improvement Work. Sunstone and the Borrower shall, and shall cause each of their respective Subsidiaries to, (a) diligently perform or cause to be performed all construction, development, renovation, alterations and remodeling work with respect to any Real Estate (i) in a good and workmanlike manner, (ii) in compliance with all Requirements of Law and (iii) in compliance with the terms and provisions of the Loan Documents, (b) complete all of the foregoing work in a timely manner and free and clear of any mechanic's Liens, materialmen's Liens and equitable Liens' and (c) pay when due all of the costs associated with performing and completing said work.

               7.17. Fiscal Year. Sunstone and the Borrower shall maintain as their Fiscal Year the twelve-month period ending on December 31 of each year.

               7.18. Environmental Matters. (a) Sunstone and the Borrower shall comply and shall cause each of their respective Subsidiaries and each property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect.

               (b) If the Administrative Agent or any of the Lenders at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by Sunstone, the Borrower or any of their respective Subsidiaries or any Operator related to any real property owned or leased by Sunstone, the Borrower or any of their respective Subsidiaries, or real property adjacent to such real property, then the Borrower agrees, upon request from the Administrative Agent, to provide the Administrative Agent, at the Borrower's expense, with such reports, certificates, engineering studies or other written material or data as the Administrative Agent or any of the Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and Lenders that Sunstone, the Borrower or such Subsidiary or real property owned or leased by any of them is in material compliance with all applicable Environmental Laws. Furthermore, Administrative Agent shall have the right to inspect during normal business hours any real property owned or leased by Sunstone, the Borrower or any of their respective Subsidiaries if at any time Administrative Agent or Lenders have a reasonable basis to believe that there may be such a material violation of Environmental Law.

               (c) Sunstone and the Borrower shall, and shall cause each of their respective Subsidiaries and the Operating Lessee to, take such Remedial Action or other action as required by



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Environmental Laws, as any Governmental Authority requires, except to the extent contested in good faith and by proper proceedings, or as is appropriate and consistent with good business practice.

               7.19. REIT Requirements. (a) Sunstone shall operate its business at all times so as to satisfy all requirements necessary to qualify as a REIT. Sunstone will maintain adequate records so as to comply with all record-keeping requirements relating to the qualification of Sunstone as a REIT as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. Sunstone will request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.

               (b) Without limitation of the provisions of Section 7.19(a), unless Sunstone shall have received from the IRS, prior to December 31, 1997, a private letter ruling, satisfactory to the Administrative Agent, to the effect that the distribution made to the shareholders of Kahler immediately prior to the Closing Date eliminated all of Kahler's current and accumulated earnings and profits (as determined under the Code), Sunstone shall, on or before December 31, 1997, make an additional distribution to its shareholders sufficient to ensure that, as of December 31, 1997, Sunstone will have no accumulated earnings and profits (as determined under the Code) to which it succeeded by operation of
Section 381 of the Code with respect to a corporation that was not itself a REIT.

               7.20. Listing. Sunstone shall at all times be listed on either the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, and shall at all times comply with the requirements necessary to maintain such listing.


               7.21. Hotel Ownership. Sunstone and the Borrower shall at all times engage solely in the business of owning Hotels that meet the requirements set forth herein, except for (a) business activities that are incidental thereto and otherwise permitted under the provisions of this Agreement and (b) the ownership of the real estate (and certain equipment) associated with the two laundry businesses owned and operated (directly or indirectly) by Kahler immediately prior to the Closing Date and of the interest in Cheat Progressive Venture owned (directly or indirectly) by Kahler immediately prior to the Closing Date. The business of Sunstone shall consist solely of the ownership of general and limited partnership interests in the Borrower.



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               7.22. Further Assurances. At any time upon the request of the
Administrative Agent, the Borrower will, promptly and at its expense, execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement and, if applicable, to confirm the Liens granted in favor of the Administrative Agent under the Security Documents.

               7.23. Borrowing Base Determination/Requirements. (a) Subject to compliance with the terms and conditions of Section 3.1, the Administrative Agent and the Lenders have accepted the Hotels listed on Schedule 7.23 as Eligible Hotels for the purposes of the Borrowing Base as of the Closing Date and acknowledge that, to the extent that the Borrower has not heretofore furnished to the Lenders the Eligible Hotel Documents with respect to the Eligible Hotels listed on Schedule 7.23, such requirement is waived, provided, however, that (i) the foregoing acceptance and acknowledgment with respect to the Kahler Eligible Hotels is subject to the satisfaction of the conditions set forth in Section 3.1(l) and the provisions of Section 7.23(g), (ii) if for any reason any Hotel listed on Schedule 7.23 shall cease to be an Eligible Hotel but the Borrower shall thereafter desire to have the Administrative Agent accept such Hotel as an Eligible Hotel, the provisions of Section 7.23(f) shall apply and (iii) the provisions of this Section 7.23(a) shall not limit or otherwise affect the obligations (if applicable) of the Borrower under Section 3.4.

               (b) If the Borrower desires that the Administrative Agent accept a Hotel as an Eligible Hotel for the purposes of the Borrowing Base, the Borrower shall so notify the Administrative Agent in writing, but not more than one such notice may be delivered during any calendar month. The Administrative Agent's acceptance of such Hotel as an Eligible Hotel shall not be unreasonably withheld, provided such Hotel, and such Hotel, collectively with all other Eligible Hotels shall meet the requirements for Eligible Hotels specified herein and the Borrower shall have delivered to the Administrative Agent the following, in form and substance reasonably satisfactory to the Administrative Agent:

                        (i) a description of such Hotel, such description to
                include the age, location and number of rooms or suites of such Hotel;

                        (ii) to the extent available, statistics with respect to
                the occupancy of the Hotel, operating statements, and an analysis of the revenue per available room, in each case for the prior Fiscal Year and the completed Fiscal Quarters of the current Fiscal Year;



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                        (iii) details of the Borrower's Investment in such Hotel
                and details of the Adjusted NOI of such Hotel for the prior four
                (4) Fiscal Quarters;

                        (iv) a copy of the most recent ALTA Owner's Policy of
                Title Insurance (or commitment to issue such a policy to the Borrower or its Subsidiary owning or to own such Hotel) relating to such Hotel showing the identity of the fee titleholder thereto and all matters of record as of its date;

                        (v) copies of each of the Operating Lease, Management
                Agreement and License relating to such Hotel;

                        (vi) copies of all engineering, mechanical, structural
                and maintenance studies performed by third party consultants with respect to such Hotel;

                        (vii) a "Phase I" environmental assessment of such Hotel
                prepared by an environmental engineering firm acceptable to the Administrative Agent, and any additional environmental studies or assessments available to the Borrower performed with respect to such Hotel;

                        (viii) if such Hotel is located on land leased pursuant
                to a Qualified Lease, a copy of such Lease, including any and all amendments thereto or modifications thereof and a current estoppel certificate from the landlord under such Qualified Lease confirming that the lessee is not in default in the payment of rent or the performance of any other obligations thereunder and such other matters as the Administrative Agent may require;

                        (ix) a Borrowing Base Certificate setting forth on a pro
                forma basis the Available Credit assuming that such Hotel is accepted as an Eligible Hotel for the purposes of the Borrowing Base;

                        (x) such other information as the Administrative Agent
                may reasonably request in order to evaluate the Hotel; and

                        (xi) from and after the Trigger Date, the Security
                Documents and other documents required to be delivered under the provisions of Section 3.4.

               Provided such Hotel, and such Hotel, collectively with all other Eligible Hotels, shall meet the requirements for



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Eligible Hotels specified herein, such Hotel shall become an Eligible Hotel upon the first to occur of (1) the Administrative Agent's delivery to the Borrower of a notice accepting such Hotel as an Eligible Hotel or (2) the eleventh (11th) Business Day next following the Administrative Agent's receipt of the Borrower's notice under this Section 7.23(b) and of all of the items set forth in clauses
(i) through (x) above, unless prior thereto the Administrative Agent shall have advised the Borrower that the Administrative Agent has not accepted such Hotel as an Eligible Hotel, provided, however, that, from and after the Trigger Date, a Hotel shall not become an Eligible Hotel unless and until the Administrative Agent has delivered to the Borrower a notice accepting such Hotel as an Eligible Hotel. The failure of the Administrative Agent to advise the Borrower of non-acceptance of a Hotel as an Eligible Hotel shall not preclude a subsequent determination or notice that such Hotel, or that such Hotel, collectively with all other Eligible Hotels, does not satisfy the requirements for Eligible Hotels set forth herein.

               (c) The Borrower shall promptly notify the Administrative Agent in writing in the event that at any time the Borrower or any of its Subsidiaries receives or otherwise gains knowledge that (i) any Hotel included in a prior Borrowing Base Certificate as an Eligible Hotel ceases, for any reason whatsoever, to be an Eligible Hotel, or (ii) the Eligible Hotels included in a prior Borrowing Base Certificate, collectively, cease to meet any of the requirements set forth in subparagraph (ii) of the definition of "Eligible Hotel," or (iii) the Aggregate Value of any Eligible Hotel is less than 90% of the Aggregate Value reflected in the most recent Borrowing Base Certificate delivered pursuant hereto, or (iv) there is a Borrowing Base Imbalance, and the amount thereof.

               (d) The Administrative Agent, at the expense of the Borrower, may make physical and other verifications of any Hotels included as Eligible Hotels in any reasonable manner and through any medium that the Administrative Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

               (e) Notwithstanding anything to the contrary set forth herein, a Hotel shall cease to be an Eligible Hotel if at any time it, or it, collectively, with the other Eligible Hotels, shall fail to comply with the requirements for an Eligible Hotel set forth herein.

               (f) If a Hotel shall cease to be an Eligible Hotel but the Borrower thereafter desires that the Administrative Agent accept such Hotel as an Eligible Hotel, the Borrower may so notify the Administrative Agent in accordance with the provisions



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of Section 7.23(b), which provisions shall apply as the Administrative Agent may determine in its sole discretion.

               (g) To the extent that the Eligible Hotel Documents for the Kahler Eligible Hotels have not been furnished to the Administrative Agent on or before the Closing Date, the Kahler Eligible Hotels shall nevertheless constitute Eligible Hotels provided that (i) not later than forty-five (45) days after the Closing Date, the Borrower shall furnish (to the extent not theretofore furnished) to the Administrative Agent all of the Eligible Hotel Documents for the Kahler Eligible Hotels and (ii) following its receipt of such Eligible Hotel Documents, the Administrative Agent shall have excepted such Hotels as Eligible Hotels in the manner provided in Section 7.23(b).

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

               As long as any of the Obligations or Commitments remain outstanding, without the written consent of the Requisite Lenders (or such higher percentage of the Lenders as may be required hereunder), the Borrower agrees with the Lenders and the Administrative Agent that:

               8.1. Redemption. Neither Sunstone nor the Borrower shall purchase or redeem any of its Stock or Stock Equivalents heretofore or hereafter issued except to the extent that the consideration for such redemption or purchase is limited to Stock or Stock Equivalents in Sunstone or the Borrower.

               8.2. Indebtedness. Neither Sunstone nor the Borrower shall, or shall permit their respective Subsidiaries, to create, incur or suffer to exist any Indebtedness, except:

               (i)    the Obligations;

               (ii) Indebtedness existing on the Closing Date (taking into account the consummation of the Kahler Transactions and the application of the proceeds of the initial Loans under this Agreement in accordance with Section 5.18) and described in Schedule 5.10 hereto;

               (iii) Indebtedness secured by a Lien on such Person's assets to the extent permitted hereunder;

               (iv) trade accounts payable in the ordinary course of business;

               (v) Indebtedness of Sunstone or the Borrower to a Subsidiary that has executed and delivered to the Administrative Agent a subordination agreement subordinating to the Obligations any and all Indebtedness of Sunstone or the Borrower to such Subsidiary.

               (vi) Indebtedness under Interest Rate Contracts not secured by a Lien and approved by the Requisite Lenders; and



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               (vii)  other Indebtedness not secured by a Lien and in an
                      aggregate amount not at any time exceeding $5,000,000.

               8.3. Lease Obligations. (a) Neither Sunstone nor the Borrower shall create or suffer to exist, or permit any of their respective Subsidiaries to create or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under other leases or agreements to lease entered into otherwise than in the ordinary course of business.

               (b) Neither Sunstone nor the Borrower shall, or shall permit any of their respective Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any Lease, whether an Operating Lease or a Capitalized Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, which (i) Sunstone or the Borrower or any of their respective Subsidiaries has sold or transferred or is to sell or transfer to any other Person, or (ii) Sunstone or the Borrower or any of their respective Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such Lease.

               8.4. Mergers, Stock Issuances, Asset Sales, Etc. (a) Except with the written consent of all Lenders, neither the Borrower nor Sunstone shall sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets or properties, or shall, or shall permit any of its Subsidiaries to, (i) merge with any Person, or (ii) consolidate with any Person, unless (A) Sunstone or the Borrower is the surviving or resulting entity and, (B) after giving effect to such merger or consolidation, (1) no Default or Event of Default shall have occurred and (2), without limitation of clause (l), (x) Sunstone and the Borrower are in compliance with the provisions of Article V,
(y) there is no change in the management or control of Sunstone or the Borrower, and (z) the Borrower and Sunstone are in compliance with the provisions of
Section 8.14(xiii).

               (b) The Borrower shall not and shall not permit any of its Subsidiaries to effect, enter into, consummate or suffer to exist any Asset Sale(s) of any Hotel(s) generating proceeds aggregating more than twenty-five percent (25%) of the value of the Hotels owned by the Borrower, its Subsidiaries as at the Closing Date and shown listed on Schedule 5.22(a) and Schedule 5.22(b).

               (c) Neither the Borrower nor Sunstone shall sell or otherwise dispose of, or factor at maturity or collection, or



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permit any of its Subsidiaries to sell or otherwise dispose of, or factor at maturity or collection, any accounts receivable.

               8.5. Limitations on Development, Construction, Renovation and Purchase of Hotels. Neither Sunstone nor the Borrower shall or shall permit any of their respective Subsidiaries to (a) engage in the development or construction of any Hotels with respect to which the cost to complete the same shall at any time exceed $25,000,000 for all such development and construction in the aggregate, (b) engage in the renovation (including construction of additions) of any Hotels with respect to which the cost to complete the same shall at any time exceed $40,000,000 in the aggregate or (in the aggregate with costs described in clause (a)) $50,000,000 in the aggregate, or (c) engage in the development or construction of Hotels (without regard to whether the same is permitted under clauses (a) or (b) above) or enter into any agreements to purchase Hotels or other assets, unless Sunstone, the Borrower or such Subsidiary (as applicable) at all times has available sources of capital equal to the total cost to complete such development or construction and to pay in full the cost of the purchase of such Hotels or other assets (to the extent that the payment of such cost of purchase constitutes a recourse obligation of Sunstone, the Borrower or its Subsidiary), which available sources of capital may include the Available Credit to the extent that the Borrower may borrow the same for the purposes required.

               8.6. Change in Nature of Business or in Capital Structure. (a) Neither Sunstone nor the Borrower shall make, or shall permit any of its respective Subsidiaries to make, any material change in the nature or conduct of its business as carried on at the Closing Date (taking into account the consummation of the Kahler Transactions).

               (b) Neither Sunstone nor the Borrower shall make, or shall permit any of its Subsidiaries to make, any change in its capital structure (including, without limitation, in the terms of its outstanding Stock) or amend its declaration of trust, certificate of incorporation or by-laws, formation or operating agreement, partnership agreement or other equivalent documents other than for changes or amendments which in the aggregate have no Material Adverse Effect.

               8.7. Modification of Material Agreements. Neither Sunstone nor the Borrower shall, or shall permit any of its respective Subsidiaries to, alter, amend, modify, rescind, terminate, supplement or waive any of its respective rights under, or fail to comply in all material respects with, any of its material Contractual Obligations unless approved by the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that, with



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respect to any such failure to comply with any Contractual Obligation, it shall not be a default under this Section 8.7 if all such failures in the aggregate would have no Material Adverse Effect; and provided, further, that in the event of any breach or event of default by a Person other than Sunstone, the Borrower or any of their respective Subsidiaries, the Borrower shall promptly notify the Administrative Agent of any such breach or event of default and take or cause to be taken all such action as may be reasonably necessary in order to endeavor to avoid having such breach or event of default have a Material Adverse Effect.

               8.8. Accounting Changes. Neither Sunstone nor the Borrower shall make, nor permit any of their respective Subsidiaries to make, any change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Lenders and the Administrative Agent.

               8.9. Transactions with Affiliates. Neither Sunstone nor the Borrower shall, or shall permit any of their respective Subsidiaries, to enter into any transaction or series of related transactions, including, without limitation, any Asset Sale or the rendering of any service, with any Affiliate (other than among Sunstone, the Borrower and their respective wholly-owned Subsidiaries) unless (a) no Default or Event of Default would occur as a result thereof, and (b) such transaction is (i) in the ordinary course of Sunstone's, the Borrower's or such Subsidiary's business, and (ii) upon fair and reasonable terms no less favorable to Sunstone, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

               8.10. Adverse or Speculative Transactions. Neither Sunstone nor the Borrower shall, or shall permit any of their respective Subsidiaries to, engage in any transaction involving contracts for commodity options or futures contracts other than Interest Rate Contracts.

               8.11. Environmental Matters. (a) Neither Sunstone nor the Borrower shall, or shall permit any of their respective Subsidiaries or any Operating Lessee, or, to the extent reasonably practicable, any other Person to dispose of any Hazardous Material by placing it in or on the ground or waters of any property owned or leased by Sunstone, the Borrower or any of their respective Subsidiaries.

               (b) Neither Sunstone nor the Borrower shall, or shall permit any of their respective Subsidiaries, or, to the extent practicable, authorize any other Person to, dispose or arrange for the disposal of any Hazardous Material on behalf of Sunstone, the Borrower or any of their respective Subsidiaries except in material



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compliance with all applicable Environmental Laws currently and hereinafter in effect.

               8.12. Hotels. Neither Sunstone nor the Borrower shall, or shall permit their respective Subsidiaries to, acquire or own a Hotel or any interest therein except for Hotels owned or leased by the Borrower or any of its direct or indirect wholly-owned Subsidiaries as (i) shall each meet the criteria set forth in clauses (C), (E), (F), (G), (H) and (I) of subparagraph (i) of the definition of "Eligible Hotel" and (ii) shall, collectively, meet each of the following criteria:

               (A) not more than fifteen percent (15%) of the aggregate number of guest rooms, and not more than fifteen percent (15%) of the aggregate amount of the Borrower's Investment, in all Hotels are in Hotels located in whole or in part on land leased to the Borrower or its Subsidiary; and

               (B) not more than twenty-five percent (25%) of the aggregate number of all guest rooms in all such Hotels shall be located outside of the Western States.

               8.13. Management Continuity. The Borrower acknowledges that the Lenders have made their determination to enter into this Agreement and the transactions contemplated herein on the basis of reliance upon the experience, expertise and reputation of Alter as an expert in the ownership and asset management of Hotels, and, except with the written consent of the Super Majority Lenders, the Borrower will not cause, suffer or permit any material change in the management responsibilities, functions or activities of Alter with respect to Sunstone, the Borrower, the Operating Lessee or the Manager, provided, that, in the event of death or incapacitation of Alter, a replacement management team or teams shall be appointed for Sunstone, the Borrower, the Operating Lessee and the Manager, such team or teams to be (i) proposed by Sunstone, the Borrower, the Operating Lessee and the Manager (as applicable) within 120 days of the death or incapacity of Alter, and (ii) approved by the Super Majority Lenders in their sole and absolute discretion.

               8.14. Investments. Neither Sunstone nor the Borrower shall, or shall permit any of their respective Subsidiaries to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or Unconsolidated Entity or to become or remain a partner in any partnership or joint venture or Unconsolidated Entity, or to make any Acquisition of any Person, except:



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               (i)    obligations of, or fully guaranteed by, the United States
                      of America or any agency thereof;

               (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's;

               (iii) demand deposit accounts maintained in the ordinary course of business;

               (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000;

               (v)    Investments in Hotels permitted hereunder;

               (vi) Investments in a Person that is, or upon the making of such Investment becomes, a Subsidiary of the Borrower (but all Investments by such Person are subject to the limitations contained in this Agreement);

               (vii) Investments in unimproved land that is under development for operation of a Hotel or with respect to which such Hotel development is planned to commence within twelve months of the acquisition of such land;

               (viii) other Investments in unimproved land not to exceed at any time, in the aggregate, $5,000,000;

               (ix) Stock or Stock Equivalents received in settlement of liabilities created in the ordinary course of business;

               (x) Stock or Stock Equivalents in REITs received in exchange for Hotels;

               (xi) Indebtedness of a Person to the Borrower or to a Subsidiary of the Borrower that is secured by a Lien on one or more Hotels owned by such Person, which Hotels (A) were previously owned by the Borrower or a Subsidiary of the Borrower or (B) the Borrower reasonably expects to acquire (through trustee's sale, foreclosure, deed in lieu of foreclosure or otherwise), provided, however, that the aggregate amount of all Investments permitted under this clause (xi) shall not at any time exceed an amount equal to five percent (5%) of the Borrower's Investment in all Hotels;



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               (xii)  Investments in Unconsolidated Entities approved by the
                      Requisite Lenders; and

               (xiii) Investments in Real Estate other than Hotels, provided that (A) such Investments do not, in the aggregate, exceed ten percent (10%) of the Total Assets of Sunstone or (B) the Borrower intends to convert such Real Estate into Hotels, provided the Borrower (1) so notifies the Administrative Agent within ninety (90) days after the date of such acquisition and (2) commences construction of such conversion within twenty-four (24) months after the date of such acquisition.

               8.15. Liens. Neither Sunstone nor the Borrower shall, or shall permit any of their respective Subsidiaries to, create, incur or suffer to exist any Lien on any of their assets or property, except:

               (i)    Permitted Liens; and

               (ii) Liens encumbering Hotels securing Indebtedness otherwise permitted under this Agreement, provided that such Indebtedness, plus any other Indebtedness secured by a Lien on such Hotel or Hotels), is in an amount not exceeding seventy percent (70%) (or seventy-five percent (75%) in the case of Non-Recourse Indebtedness) of the value of the Hotel or Hotels that secure such Indebtedness.

               8.16. Disposition of Eligible Hotels. (a) From and after the Trigger Date, neither Sunstone nor the Borrower shall cause, suffer or permit a Disposition of, or with respect to, an Eligible Hotel or Eligible Hotel Owner, except in accordance with the provisions of this Section 8.16.

               (b) Not less than thirty (30) days prior to any Disposition, the Borrower shall deliver to the Administrative Agent notice of such proposed Disposition, together with a description thereof and copies of any contract, letter of intent, or other documents entered into with respect to such Disposition. If any such contract, letter of intent or other document is entered into with respect to such Disposition subsequent to the delivery of such notice, the Borrower shall promptly furnish copies thereof to the Administrative Agent.

               (c) Provided no Event of Default has occurred that is continuing, the Disposition set forth in the Borrower's notice may be consummated upon payment to the Administrative Agent of a principal prepayment of the Loans in an amount sufficient to



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reduce the sum of (i) the Principal Balance and (ii) the Facility Letter of
Credit Obligations to the lesser of (A) the Commitments or (B) the Borrowing Base (determined without including in the Eligible Hotels the Hotel or Hotels that are the subject of such Disposition).

               8.17. Operating Leases and Management Agreements. Neither Sunstone nor the Borrower nor any of their respective Subsidiaries shall cause, permit or suffer (i) the modification, amendment, cancellation, termination, extension or assignment of any Operating Lease or Management Agreement, any guaranty of any Operating Lease or Management Agreement, or any security agreement, pledge agreement or other collateral securing any obligations under any Operating Agreement, Management Agreement or any such guaranty or (ii) any release of the obligations of any Person under any of the foregoing.

               8.18. ERISA Plan Assets. Neither Sunstone nor the Borrower shall, or shall permit any of their respective Subsidiaries to, have any of their assets become subject to Title I of ERISA because they constitute "plan assets" within the meaning of the DOL Regulation Section 2510.3-101 and by reason of an investment in Sunstone, the Borrower or any Subsidiary.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

               9.1. Events of Default. Each of the following events shall be an Event of Default:

               (a) The Borrower shall fail to pay any principal (including, without limitation, mandatory prepayments of principal) of, or interest on, any Loan, any fee, any other amount due hereunder or under the other Loan Documents or other of the Obligations when the same becomes due and payable; or

               (b) Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) Any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document and (except to the extent that the provisions of this Section 9.1 or the provisions of any other Loan Document provide no grace or cure period, or a shorter grace or cure period, therefor)



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        such failure shall remain unremedied for thirty (30) days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender, unless an additional period of time is necessary to cure such failure, in which event such 30-day period shall be extended (but not longer than an additional 30 days) for as long as the Borrower is diligently pursuing such cure; or

               (d) (i) There shall occur any acceleration of the maturity date of any Indebtedness (other than Non-Recourse Indebtedness) of Sunstone, the Borrower or any of their respective Subsidiaries; or (ii) there shall occur any acceleration of the maturity date of any Non-Recourse Indebtedness of Sunstone, the Borrower or any of their respective Subsidiaries in excess of $20,000,000 in the aggregate; or (iii) there shall occur any default or event of default, after expiration of any applicable notice and cure period, under any document or instrument executed or delivered in connection with any Indebtedness (other than Non-Recourse Indebtedness) of Sunstone, the Borrower or any of their respective Subsidiaries, in excess of $1,000,000 in the aggregate; or
        (iv) there shall occur any default or event of default, after expiration of any applicable notice and cure period, under any document or instrument executed or delivered in connection with any Non-Recourse Indebtedness of Sunstone, the Borrower or any of their respective Subsidiaries in excess of $20,000,000 in the aggregate.

               (e) Sunstone, the Borrower or any of their respective Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Sunstone, the Borrower or any of their respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against Sunstone, the Borrower or any of their respective Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of sixty
        (60) days or any of the actions sought in such proceedings shall occur; or Sunstone, the Borrower or



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        any of their respective Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

               (f) Any judgment or order for the payment of money exceeding, either individually or in the aggregate with all such other judgments or orders, $5,000,000 (to the extent not fully covered by insurance) shall be rendered against any Loan Party or any of its Subsidiaries and either
        (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of ten
        (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (g) An ERISA Event shall occur which, in the reasonable determination of the Requisite Lenders, has a reasonable possibility of a liability, deficiency or waiver request of Sunstone, the Borrower or any ERISA Affiliate, whether or not assessed, exceeding, either individually or in the aggregate with all such other ERISA Events that shall have occurred, $5,000,000; or

               (h) Sunstone, the Borrower or any of their respective Subsidiaries shall have entered into any consent or settlement decree or agreement or similar arrangement with an Governmental Authority or any judgment, order, decree or similar action shall have been entered against Sunstone, the Borrower or any of their respective Subsidiaries, in each case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with all the foregoing, Sunstone, the Borrower or any of their respective Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of, exceeding, either individually or in the aggregate with all such other Environmental Liabilities and Costs likely to be so incurred, $5,000,000; or

               (i) There shall occur a Material Adverse Change or an event which is reasonably likely to have a Material Adverse Effect; or

               (j) Sunstone shall cease, for any reason, to maintain its status as a REIT; or

               (k) Sunstone shall cease at any time to be the sole general partner of the Borrower; or

               (l) Other than by reason of his death, Alter shall cease to own any one or more of the following interests,



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        free and clear of all Liens: (A) a 51% controlling and voting interest in the Operating Lessee, (B) a 51% controlling and voting interest in the Manager, or (C) 51% of the ownership interests in Sunstone and/or the Borrower specified in the last sentence of Section 5.8;

               (m) There shall be any material change in the management responsibilities, functions or activities of Alter with respect to Sunstone, the Borrower, the Operating Lessee or the Manager or, in the event of his death or incapacitation, either (i) Sunstone, the Borrower, the Operating Lessee or the Manager shall fail to propose a replacement senior management team or teams, or (ii) the Super Majority Lenders shall not approve any proposed replacement senior management team, in each case pursuant to and in accordance with Section 8.13 hereof; or

               (n) Any provision of any Guaranty delivered by Sunstone, Alter or Charles Biederman shall for any reason cease to be valid and binding on the Guarantor party thereto, or such Guarantor shall so state in writing; or

               (o) The Borrower shall fail to satisfy any of the requirements set forth in Section 3.4(b) within seventy-five (75) days of the Trigger Date or any of the requirements set forth in Section 3.4(c) within 135 days of the Trigger Date; or

               (p) Any default shall occur under the provisions of Section 8.17; or

               (q) Any "Event of Default" (as defined in any other Loan Document) shall occur.

               9.2. Remedies. (a) If there shall occur and be continuing any Event of Default, the Administrative Agent (i) shall at the request, or may with the consent, of the Requisite Lenders by notice to the Borrower, declare the obligation of each Lender to make Loans and of the Issuing Bank to issue Facility Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Requisite Lenders by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default specified in Section 9.1(e) above, (A) the obligation of each Lender to make Loans and of the Issuing Bank



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to issue Facility Letters of Credit shall automatically be terminated and (B)
the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies under any of the Loan Documents or otherwise provided by applicable law.

               (b) If the Administrative Agent exercises any rights or remedies pursuant to Section 9.2(a), the Administrative Agent shall not, without the consent of the Requisite Lenders, rescind the exercise of said rights or remedies.


                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

               In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent for the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Borrower. The provisions of this
Article X are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall have no obligations to the Administrative Agent or the Lenders under this Article X, nor shall the Borrower have any right to rely on or enforce any of the provisions of this Article X. The provisions of this Article X may be amended without the consent or approval of the Borrower. In the event any right or obligation of the Borrower under the terms of this
Article X conflicts with the rights and obligations of the Borrower under the terms of any other Article of this Agreement, the rights and obligations of the Borrower under such other Article shall govern.


               10.1. Authorization and Action. (a) Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent (including, if applicable, collateral agent) on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.



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               (b) Without limiting the generality of the foregoing, the
Administrative Agent shall have the sole and exclusive right and authority (i) to act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the other Loan Documents or with respect to any collateral or security hereafter given with respect to the Obligations ("Collateral"), (ii) to execute and deliver each Security Document relating to the Collateral and accept delivery of each such Security Document delivered by the Borrower or any Eligible Hotel Owner, (iii) to act as collateral agent for the Lenders for purposes of the perfection of all Liens created by the Security Documents and all other purposes stated therein; (iv) to manage, supervise and otherwise deal with the Collateral; (v) to take such action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Security Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, to exercise all remedies given to the Administrative Agent or the Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

               (c) The Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain perfected the Administrative Agent's Liens upon Collateral granted pursuant to the Loan Documents. The Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Ratable Portions), to the extent not reimbursed by the Borrower, for, Protective Advance(s) during any one calendar year with respect to each Eligible Hotel up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Eligible Hotel, (ii) amounts expended to pay insurance premiums for policies of insurance related to such Eligible Hotel, and (iii) One Hundred Thousand Dollars ($100,000). Protective Advances in excess of said sum during any calendar year for any Eligible Hotel shall require the consent of the Requisite Lenders.

               (d) Each Lender hereby authorizes the Administrative Agent to execute and deliver the release of any Lien held by the Administrative Agent for the benefit of the Lenders against:

               (i) any Eligible Hotel, upon any Disposition thereof in accordance with the provisions of Section 8.16; and



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               (ii)   all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement.

               (e) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which the Administrative Agent in good faith believes exposes it to personal liability or is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of (i) each notice and (ii) to the extent the Administrative Agent grants any consents, approvals, disapprovals or waivers to the Borrower pursuant to the directions of the Requisite Lenders or all of the Lenders as required hereunder, notice of such consent, approval, disapproval or waiver, given to it by, or by it to, any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

               10.2. Administrative Agent's Reliance, Etc. Neither the Administrative Agent, nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until such note has been assigned in accordance with Section 11.7; (ii) may rely on the Register to the extent set forth in Section 11.7(c); (iii) may consult with legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents; (v) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other Loan Party or to inspect the property (including, without limitation,



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the books and records) of the Borrower or any other Loan Party; (vi) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vii) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

               10.3. Bank One and Affiliates. With respect to its Commitment, the Loans made by it and each Note issued to it, Bank One shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Bank One in its individual capacity. Bank One and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any other Loan Party or any of their respective Subsidiaries and any Person who may do business with or own securities of the Borrower or any other Loan Party or any of their respective Subsidiaries, all as if Bank One were not the Administrative Agent and without any duty to account therefor to the Lenders.

               10.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Article V and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

               10.5. Decisions Following Event of Default; Enforcement. After the occurrence of an Event of Default, the following agreements among the Lenders shall apply and shall control over any contrary agreements among the Lenders provided in any other Article of this Agreement:

               (a) The Administrative Agent shall determine whether and in what manner and to what extent any and all rights and remedies under the Loan Documents, at law or in equity shall be exercised in respect of an Event of Default and shall be authorized to take any actions in connection therewith and shall



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keep the Lenders reasonably informed as to such actions, provided, however, that the Administrative Agent shall not without the consent of the Requisite Lenders, and will, upon direction from the Requisite Lenders, take any of the actions described in subparagraph (b).

               (b) The Administrative Agent may, upon authorization from, and shall upon direction from, the Requisite Lenders, take one or more of the following actions:

               (i) commence any one or more of the following (each, an "Enforcement Action") on behalf of the Lenders: (A) the filing of any complaint to foreclose against any of the Collateral; (B) the giving or publication of any legal notice required to exercise any power of sale, UCC sale, or non-judicial process authorized by law to realize on the Collateral or any portion thereof; (C) the filing of any complaint for collection of the Notes; (D) the filing of any complaint for enforcement or collection under any indemnity agreement, Guaranty, or similar undertaking, if any, given by a Guarantor or an indemnitor in connection with the Loan Documents or the Obligations; (E) the filing of any complaint or the taking of any other action by which a receiver for any of the Collateral or for the rents, income, profits, or proceeds thereof is to be appointed or by which the Administrative Agent or the Lenders would become mortgagee in possession, (F) the making of any written demand that the Collateral or any material portion thereof be conveyed and/or delivered to the Lenders in lieu of foreclosure thereon, or the acceptance by the Administrative Agent of any conveyance or delivery thereof on account of any default under the Loan Documents, (G) the filing, or the joining in any filing, of a petition for involuntary bankruptcy of the Borrower, any Guarantor or any Eligible Hotel Owner, under the Bankruptcy Code or any similar proceeding under federal or state law; or (H) the commencement of any adversary proceeding (within the meaning of the Bankruptcy
                      Code) in any bankruptcy case commenced by or against the Borrower, any Guarantor or any Eligible Hotel Owner;

               (ii) acquire the Borrower's or any Eligible Hotel Owner's rights, title, and interests in any Collateral at a foreclosure sale (whether pursuant to judicial or non-judicial foreclosure or power



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                      of sale) by bidding up to the amount of the Obligations
                      (as determined in the judgment of foreclosure where applicable and otherwise as determined by the records of the Administrative Agent);

               (iii) accept a conveyance and assignment of all or substantially all of the Borrower's or any Eligible Hotel Owner's rights, title and interests in any Collateral in lieu of foreclosure;

               (iv) in consideration of a conveyance and assignment of the nature described in (iii) immediately above, discontinue any and all Enforcement Actions and release from, or otherwise agree not to pursue, the Borrower, any Guarantor or any Eligible Hotel Owner with respect to, all or any part of their respective obligations under any of the Loan Documents; and/or

               (v) engage in any other modification of the Obligations or Loan Documents or any other judicial or non-judicial arrangement relating to the Loan Documents which is the substantial equivalent of any one or more of the foregoing actions.

               (c) In the event that the Administrative Agent or its Designee shall be appointed as a receiver or a mortgagee in possession of any Collateral as a result of any action taken pursuant to this Section 10.5, any decisions, actions or inactions by the Administrative Agent with respect to the management, leasing, operation, or administration of such Collateral shall be subject to the provisions of Section 10.6.

               10.6. Acquisition of Collateral. (a) In the event that, as a result of any Event of Default and the pursuit of any Enforcement Action, any of the Collateral is acquired or to be acquired on behalf of the Lenders, the provisions of this Section 10.6 shall govern the manner in which the Lenders shall acquire, own, operate, manage, administer, lease, and dispose of such Collateral.

               (b) The Administrative Agent may, in its sole discretion, elect to hold title to the Collateral in an Affiliate of the Administrative Agent (the "Designee") which shall at all times following such acquisition be the designee of the Administrative Agent for the benefit of the Lenders with respect to the ownership, operation, management, administration, leasing, and disposition of the Collateral.



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               (c) As soon as reasonably practicable after the Requisite Lenders have approved the acquisition of any Collateral pursuant to Section 10.5, the Administrative Agent shall prepare a "Post-Foreclosure Plan" which shall, among other things, contain (i) provisions by which operating budgets and capital improvement budgets are developed by the Administrative Agent and approved by the Requisite Lenders, (ii) provisions by which a Hotel management company or companies will be selected for the Collateral, subject to the approval of the Requisite Lenders and (iii) provisions for establishing and revising from time to time, upon approval of the Requisite Lenders, a plan for the marketing and disposition of the Collateral. Upon approval of the Post-Foreclosure Plan by the Requisite Lenders, the Administrative Agent shall be authorized to take (or elect not to take) any and all actions which the Administrative Agent would take (or not take) if it were the sole owner of the Collateral (provided, such actions are consistent with the Post-Foreclosure Plan), using the same diligence and care as customarily used by the Administrative Agent and/or its affiliates with respect to similar property held for its own account, subject only to the limitations, consents, approvals, and directions expressly provided for in the Post-Foreclosure Plan. Except as otherwise provided in a Post-Foreclosure Plan approved by the Requisite Lenders, the Administrative Agent shall not sell or otherwise dispose of any Collateral acquired by it or make any purchase money loan in connection with any sale of such Collateral, except with the prior approval of the Requisite Lenders.

               (d) From time to time, but not less frequently than quarterly, the Administrative Agent shall (to the extent funds are available for such purpose) make distributions out of Gross Revenues to the Lenders, after payment of the following, in the following order of priority:

               (i) all actual, out-of-pocket costs and expenses, including attorneys' and paralegals' fees and expenses, filing fees, court costs, title charges, appraisal fees, environmental evaluation costs, and other inspection fees, in each case payable to third parties, incurred by the Administrative Agent on behalf of the Lenders in connection with any actual or contemplated Enforcement Action, or on account of any actual or potential default by any Loan Party under any of the Loan Documents or in connection with any of the Collateral, to the extent not previously reimbursed by the Borrower or otherwise;

               (ii)   any Protective Advances made by the Administrative Agent;



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               (iii)  amounts previously advanced by one or more Lenders on account of any default by any other Lender in making any payment or contributions of funds required under this Agreement, the Loan Documents or any agreement hereafter entered into among the Lenders with respect to the Collateral;

               (iv)   fees payable to the Administrative Agent; and

               (v) amounts of any reserves to be maintained in accordance with the Post-Foreclosure Plan.

In no event shall the Administrative Agent be required to make any distributions prior to approval of a Post-Foreclosure Plan by the Requisite Lenders; provided, that any funds which would otherwise be available for distribution shall be maintained in a separate, interest-bearing account for the benefit of the Lenders and shall be distributed promptly upon such approval of a Post-Foreclosure Plan. In addition, promptly after the closing of any sale or disposition of any Collateral, the Administrative Agent shall distribute any net proceeds to the Lenders after payment in full of all amounts described above, to the extent remaining unpaid through the time of such closing. If any sale shall involve any purchase money financing, any purchase money deed of trust or mortgage taken in connection with the disposition of the Collateral shall name the Administrative Agent, as the agent for the Lenders, as the beneficiary or mortgagee. In such case, the Administrative Agent and the Lenders shall be bound by the provisions of this Agreement with respect to such purchase money deed of trust or mortgage defining the rights of the Administrative Agent and the Lenders in the same Ratable Portions as provided herein, insofar as this Agreement is appropriate or applicable, and upon request of the Administrative Agent, the Lenders shall execute and deliver to the Administrative Agent such agreements as the Administrative Agent reasonably may require to confirm or conform this Agreement to the terms and circumstances applicable to such purchase money financings.

               (e) No Lender shall be entitled to sell, assign, convey, pledge, hypothecate, encumber, or otherwise transfer all or any portion of its ownership interest in the Collateral, except as provided in Section 11.7.

               (f) The Administrative Agent, in such capacity, shall have no duty or obligation to advance any of its own funds to pay any expense or discharge any obligation of the Lenders or attendant to the Collateral, and the Administrative Agent's duties to discharge its responsibilities under this
Section 10.6 shall be limited by the availability of funds received from the Collateral or the Lenders. In the event (i) the Administrative Agent shall at any time have insufficient funds from the



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Collateral to pay any expense or obligation in connection with the Collateral, or (ii) the necessary funds are not provided by the Lenders after a request therefor by the Administrative Agent, then the Administrative Agent shall take such actions as it deems appropriate to protect and preserve the Collateral to the extent available funds allow, but the Administrative Agent shall not be responsible for any loss or damage to the Collateral or the Lenders, as a result of such unavailability of funds or the Administrative Agent's inability to act as a result thereof.

               10.7. Indemnification. The Lenders agree to indemnify the Administrative Agent and its Affiliates, and their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower or other Loan Parties), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective amounts of the aggregate of their Commitments, determined at the time indemnification is sought hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents;
provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents (including without limitation amounts incurred under Section 10.6), to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

               10.8. Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed by the Requisite Lenders either (a) for good cause or (b) at any time that the aggregate amount of the Commitments held by the Administrative Agent and its Affiliates is less than $20,000,000. Furthermore,



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in the event that at any time the Administrative Agent assigns its entire interest as a Lender hereunder to an Eligible Assignee as permitted by Section
11.7 hereof, which Eligible Assignee is not an Affiliate of the Administrative Agent, then the Administrative Agent shall resign as Administrative Agent. Upon any such resignation or removal (which shall be effective upon such date as a successor Agent accepts its appointment), the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Requisite Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof, having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                                   ARTICLE XI

                                  MISCELLANEOUS

               11.1. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, subject to Sections 11.1(b), (c) and (d) below, the Administrative Agent shall have the right to make non-material waivers of non-economic provisions of this Agreement or consent to non-material departures therefrom, in which are, in each case, purely administrative in nature. The parties hereto agree that any non-material waiver of any provision of this Agreement or any other Loan Document shall be effective upon the execution by the party so charged of a written agreement to such effect.



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               (b) Notwithstanding anything set forth in subparagraph (a) above, no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in
Article III except as otherwise provided therein; (ii) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (iii) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (iv) waive or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder or waive any Default or Event of Default under Section 8.1(a); (v) change the percentage of the Commitments or the aggregate unpaid principal amount of the Loans; (vi) waive any of the covenants in Section 8.4; (vii) change the definitions of Available Credit, Borrowing Base, Borrowing Base Adjusted NOI, Eligible Hotels, Qualified Lease, Ratable Portion or Super
Majority Lenders (provided that the foregoing shall not include changes in any defined terms used in such definitions); (viii) release any Loan Party from its obligations under any Note or any Guaranty, (ix) waive payment of any default rate interest pursuant to Section 2.9(c); (x) waive any of the covenants set forth in Section 6.1 or Section 6.2; (xi) release any Collateral (except as permitted under Section 10.1(c)); or (xii) amend this Section 10.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required herein to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required herein to take such action, affect the rights or duties of the Issuing Bank under this Agreement or the other Loan Documents.

               (c) Notwithstanding anything set forth in subparagraph (a) above, no amendment, waiver or consent shall, unless in writing signed by the Super Majority Lenders do any of the following: (i) change the definitions of License, Manager, Operating Lessee or Required Lenders (provided that the foregoing shall not include changes in any defined terms used in such definitions); (ii) waive the covenant set forth in Section 6.4; (iii) waive any of the covenants set forth in Section 8.13; or (iv) waive any Default or Event of Default under
Section 9.1(l) or (m).

               (d) All communications from the Administrative Agent to the Lenders requesting the Lenders' determination, consent, approval or disapproval
(i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or



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shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (iv) shall include the Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days of receipt by such Lender of a request for consent, approval, disapproval or waiver, from the Administrative Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to the Administrative Agent that it objects to consenting, approving, disapproving or waiving any matter as requested by the Administrative Agent within the Lender Reply Period, such Lender shall be deemed to have consented, approved, disapproved or waived such matters as specified in the Administrative Agent's request.

               11.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Borrower, at its address at 115 Calle de Industrias, Suite 201, San Clemente, California 92672,
Attention: Chief Financial Officer (Telecopy: (714) 361-4157); if to any Lender, at its address for notices specified opposite its name on Schedule III; and if to the Administrative Agent or the Issuing Bank, at its address at 201 North Central Avenue, 19th Floor, AZ1-1321, Phoenix, AZ 85004, Attention: Jennifer Pescatore (Telecopy: (602) 221-4435); as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or X shall not be effective until received by the Administrative Agent.

               11.3. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent or the Issuing Bank to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other



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or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               11.4. Costs; Expenses; Indemnities. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent, the Lenders, the Issuing Bank and their respective Affiliates in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement, each of the other Loan Documents (including, if applicable, Security Documents) and each of the other documents (including documents delivered pursuant to Section 3.4 or Section 7.23) to be delivered hereunder and thereunder, including, without limitation, the fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Administrative Agent or any of the Lenders with respect thereto and with respect to advising as to their rights and responsibilities under this Agreement and the other Loan Documents and (ii) all costs and expenses of the Administrative Agent, the Issuing Bank or any of the Lenders (including, without limitation, the fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Administrative Agent, the Issuing Bank or any Lender) in connection with the restructuring or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by the Administrative Agent, the Issuing Bank or any Lender.

               (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Issuing Bank and each Lender and their respective Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each of the foregoing being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee and experts, engineers and consultants and the costs of investigation and feasibility studies) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or in contract, tort or otherwise, in any manner relating to or arising out of or based upon or attributable to this Agreement, any other Loan Document, any document delivered hereunder or thereunder, any Obligation, or any act, event or transaction related or attendant to any thereof, including, without limitation, (i) arising from any misrepresentation or breach of warranty under Section 5.18 or any Environmental Claim or any Environmental Lien or any Remedial Action arising out of or based upon anything relating to real property owned or leased by the Borrower or any of its Subsidiaries (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section 11.4(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

               (c) If any Lender receives any payment of principal of, or is subject to a conversion of, any Eurodollar Rate Loan other than on the last day of an Interest Period relating to such Loan, as a result of any payment or conversion made by the Borrower or acceleration of the maturity of the Notes pursuant to Section 9.2 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), to the extent not previously paid to such Lender pursuant to any other provision hereof, pay to the Administrative Agent for the account of such Lender all amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

               (d) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and the Lenders for, and hold the Administrative Agent and the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Issuing Bank and the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

               (e) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment of the Obligations and (ii) inure to the benefit of any



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

Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

               11.5. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender and the Issuing Bank is hereby authorized by the Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the Issuing Bank to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any Note or any other Loan Document and although such Obligations may be unmatured, provided, however, that the Lenders and the Issuing Bank agree (for their sole benefit and not with the Borrower) that, at any time that the Obligations are secured, no such right of set off (including, without limitation, any rights under Section 2.14(b)) shall be exercised without the consent of all Lenders and the Issuing Bank. Each Lender and the Issuing Bank agree promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Issuing Bank under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender and the Issuing Bank may have.

               11.6. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Issuing Bank and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

               11.7. Assignments and Participations. (a) Each Lender may sell, transfer, negotiate or assign to one or more other Lenders or Eligible Assignees all or a portion of its Commitments, the Loans owing to it and the Notes held by it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents; provided, however, that (i) the aggregate amount of the Commitment and Loans being assigned pursuant to each such assignment shall in no event be less than $10,000,000, (ii) the Administrative Agent shall have approved such assignment, which approval shall not be unreasonably withheld,
(iii) only at such times as (A) the aggregate amount of



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

the Commitments held by the parties that are Lenders on the Closing Date and their respective Affiliates is less than $134,000,000 and (B) no Default or Event of Default has occurred that is continuing, the Borrower shall have approved such assignment, which approval shall not be unreasonably withheld, and
(iv) each assignee hereunder shall also be an Eligible Assignee; and provided further that any Lender may assign any interest in the Commitment and the Loans to an Affiliate of the assigning Lender without approval by the Administrative Agent or the Borrower. The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with the Notes (or an Affidavit of Loss and Indemnity with respect to such Notes satisfactory to the Administrative Agent) subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (A) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder, and (B) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

               (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any of the statements, warranties or representations made in or in connection with this Agreement or any other Loan Document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or of any other instrument or document furnished pursuant hereto or thereto; (iii) such assigning Lender confirms that it has delivered to the assignee and the assignee confirms that it has received a copy of this Agreement and each of the Loan



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

Documents together with a copy of the most recent financial statements delivered by the Borrower to the Lenders pursuant to each of the clauses of Section 7.11 (or if no such statements have been delivered, the financial statements referred to in Section 5.5 of this Agreement) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (c) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall supply to the Borrower promptly after any amendment thereto, a copy of the amended Register.

               (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for such surrendered Notes, new Notes to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it



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

pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit E hereto.

               (e) In addition to the other assignment rights provided in this
Section 11.7, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including, without limitation, rights to payments of principal or interest on the Loans) to any Federal Reserve Bank without notice to or consent of the Borrower or the Administrative Agent; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder. The terms and conditions of any such assignment and the documentation evidencing such assignment shall be in form and substance satisfactory to the assigning Lender and the assignee Federal Reserve Bank.

               (f) Each Lender may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note held by it). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including, without limitation, the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation. In the event of the sale of any participation by any Lender, (i) such Lender's obligations under the Loan Documents (including, without limitation, its Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of such Note and Obligations for all purposes of this Agreement, and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

               (g) Each participant shall be entitled to the benefits of Sections 2.11, 2.13 and 2.15 as if it were a Lender; provided,



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

however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any assignee or participant of any interest of any Lender, under Section 2.11, 2.13 or 2.15, any sum in excess of the sum which if the Borrower would not at the time of such assignment have been obligated to pay to such assignor Lender any such amount in respect of such interest had such assignment not been effected or had such participation not been sold.

               (h) An assignment of all or any portion of its Commitment, Loans or Note by a Lender which is the Issuing Bank shall not constitute an assignment of any of its rights or obligations as the Issuing Bank.

               11.8. Governing Law; Severability. This Agreement and the Notes and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Arizona. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               11.9. Submission to Jurisdiction; Service of Process. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any document related thereto may be brought in, Arizona State or United States District Court sitting in Phoenix, Arizona, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

               (b) The Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address provided herein.

               (c) Nothing contained in this Section 11.9 shall affect the right of the Administrative Agent, the Issuing Bank, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.



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

               (d) The Borrower waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.9 any special, exemplary, punitive or consequential damages.

               11.10. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

               11.11. Execution in Counterpart. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               11.12. Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, and the agreements referred to in Section 2.4(b) embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

               11.13. Confidentiality. Each of the Lenders and the Administrative Agent agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.

               11.14. WAIVER OF RIGHTS TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT



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

OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

               11.15. Binding Arbitration. (a) All controversies and claims of any nature arising directly or indirectly out of this Agreement or any other Loan Documents, including, without limitation, the Guaranties, shall at the written request of any party be arbitrated pursuant to the applicable rules of the American Arbitration Association. The arbitration proceeding shall be conducted in the State of Arizona. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Notwithstanding any choice of law provision in this Agreement or in any other Loan Document, the Federal Arbitration Act shall apply to the construction and interpretation of this arbitration provision.

               (b) A single arbitrator shall have the power to render an award not to exceed $100,000. When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

               (c) No provision of this Section 11.15 shall limit the right of any party to exercise self-help remedies, to foreclose against any Collateral, or to obtain any provisional or ancillary remedies (including but not limited to injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. Without limitation of the foregoing, the Administrative Agent may enforce its rights under a Deed of Trust by exercise of the power of sale, judicial foreclosure or otherwise as permitted under applicable law. The institution and maintenance of any such remedy shall not constitute a waiver of the right to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding.

               11.16. Acknowledgments. The Borrower hereby acknowledges that:



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
               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

               (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders or between the Borrower and the Administrative Agent.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

                                        BORROWER:

                                        SUNSTONE HOTEL INVESTORS, L.P.

                                        By:  Sunstone Hotel Investors, Inc.
                                             its general partner


                                        By:_____________________________________
                                             Name:
                                             Title:

                                        LENDER:

                                        BANK ONE, ARIZONA, NA
                                        as Administrative Agent, Co-Agent,
                                        Issuing Bank and Lender

                                        By:_____________________________________
                                             Name:
                                             Title:

                                        CREDIT LYONNAIS NEW YORK BRANCH
                                        as Documentation Agent, Co-Agent
                                        and Lender

                                        By:_____________________________________
                                             Name:
                                             Title:

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION
                                        as Compliance Agent, Co-Agent
                                        and Lender

                                        By:_____________________________________
                                             Name:
                                             Title:

                                        DRESDNER BANK AG, NEW YORK AND
                                        GRAND CAYMAN BRANCHES, as Lender

                                        By:_____________________________________
                                             Name:
                                             Title:

                                        By:_____________________________________
                                             Name:
                                             Title:

                                        SOCIETE GENERALE, SOUTHWEST AGENCY,
                                        as Lender

                                        By:_____________________________________
                                             Name:
                                             Title:

                              CONSENT OF GUARANTORS


               Each of the undersigned, being a Guarantor (as defined in the foregoing Amended and Restated Revolving Credit Agreement (the "Amended Agreement")), does hereby consent to the Amended Agreement, and ratify and affirm that the Guaranty (as defined in the Amended Agreement) heretofore executed by the undersigned remains in full force and effect for the benefit of the Lenders under the Amended Agreement.

               This Consent of Guarantors may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

               IN WITNESS WHEREOF, the undersigned have executed and delivered this Consent of Guarantors as of this 10th day of October, 1997.


                                        Sunstone Hotel Investors, Inc.

                                        By: ____________________________________
                                        Its: ___________________________________

                                        ________________________________________
                                        Robert A. Alter

                                        ________________________________________
                                        Charles Biederman

                                        ________________________________________
                                        Daniel E. Carsello

                                        ________________________________________
                                        Gerald N. Clark

                                        ________________________________________
                                        C. Robert Enever


                                        Peacock, LLC

                                        By: ____________________________________
                                        Its: ___________________________________

                                        Shivani, L.L.C.

                                        By: ____________________________________
                                        Its: ___________________________________

                                   SCHEDULE II

                                   COMMITMENTS

               Lender                                            Commitment
               ------                                            ----------
               Bank One, Arizona, NA                             $ 40,000,000.00

               Credit Lyonnais New York Branch                   $ 40,000,000.00

               Wells Fargo Bank, National                        $ 66,000,000.00
                Association

               Dresdner Bank AG, New York                        $ 27,000,000.00
                and Grand Cayman Branches

               Societe Generale, Southwest
               Agency                                            $ 27,000,000.00
                                                                 ---------------


                             TOTAL:                              $200,000,000.00
                                                                 ===============

                                               SCHEDULE III

                                      APPLICABLE LENDING OFFICES AND
                                           ADDRESSES FOR NOTICES


                                                                 Domestic Lending and
                             Address                             Eurodollar
Lender                       for Notices                         Lending Office
------                       -----------                         --------------
Bank One,                    201 North Central Ave.              201 North Central Ave.
Arizona, NA                  19th Floor                          Phoenix, AZ 85004
                             201 North Central Ave.              Attn: Nancy Korte
                             Phoenix, AZ  85004                        AZ1-1328
                             Attn: Jennifer Pescatore            Telecopy: (602)221-1116
                                   AZ1-1321
                             Telecopy: (602)221-4435

Wells Fargo Bank,            2030 Main Street                    2120 East Park Place
National                     Suite 80                            Suite 100
Association                  Irvine, CA  92614                   El Segundo, CA 90245
                             Attn: Wayne A. Brander              Attn: Karen Burrows
                             Telecopy: (714)851-9442             Telecopy: (310)615-1014


Credit                       1301 Avenue of the                  1301 Avenue of the
Lyonnais                     Americas                            Americas
New York Branch              New York, NY  10019                 New York, NY  10019
                             Attn: Joseph Asciolla               Attn: Chima Michael
                              Hotel Finance Group                 Hotel Finance Group
                             Telecopy: (212)261-7890             Telecopy: (212)261-7890

Dresdner Bank AG,            333 South Grand Avenue              75 Wall Street
New York and                 Suite 1700                          New York, NY  10005
Grand Cayman                 Los Angeles, CA 90071               Attn: Robert Reddington
Branches                     Attn: Vitol Wiacek                          Credit Dept.
                             Telecopy: (213)473-5450             Telecopy: (212)429-2130


Societe Generale,            2001 Ross Avenue                    2001 Ross Avenue
Southwest Agency             Suite 4900                          Suite 4900
                             Dallas, TX  75201                   Dallas, TX  75201
                             Attn: Thomas K. Day                 Attn: Becky Aduddell
                             Telecopy: (214)979-2727             Telecopy: (214)979-2727

                                  Schedule 4.1

                       Existing Facility Letters of Credit



               Standby Letter of Credit issued July 15, 1997 in the amount of $9,095,400.00, expiring July 15, 1998 for the benefit of Mortenson Development Company (in connection with Pueblo Convention Center Hotel)

                                 SCHEDULE 5.8

                   SUBSIDIARIES AND UNCONSOLIDATED ENTITIES


                                POST CLOSING
                    AFTER ALL STEPS IN CLOSING HAVE OCCURRED

                         SUNSTONE HOTEL INVESTORS, INC.
                                   (MD)(REIT)

                             GP & LP INTEREST(1)

100%                 Sunstone Hotel Investors, L.P.          100%            100%
                               (DE)
Kent Hotel                                                  SSI E&P         SSI E&P
Investors, Inc.      GP 75%                                 Corp I          Corp II
(CA)                 LP 1%                                   (DE)            (DE)

GP 1%                                                       GP 1%           GP 1%
             LP 99%             100%             100%       LP 99%          LP 99% (6)
Sunstone                Sunstone Health LLC     Park       Kahler E&P     Kahler E&P
Kent                           (DE)            Hotels     Partners L.P.1   Partners
Associates              Owns Kahler Hotels      L.C.         (DE)          L.P. II
L.P.                  K1-16, except K-1, K-2  P-50(UT)     K-2, K-8          (DE)
(CA)                   K-3, K-8, and K-13);   K-23/K-24                      K-1
                     owns fee title to Minn
                    Laundry and leasehold in
                         Utah Laundry

Plaza One, Inc.
C-26 (IL) inactive
*wholly owned by
Sunstone Hotels, LLC (5)

             GP 24%                100%        25% (4)      GP 63.7% (3)
           University             E & P      Improvement       Ogden
              Inn               Financing      Limited         Hotel
           Associates              LLC       Partnership     Associates
            P-54 (UT)              (DE)       P-44 (MN)       P-48 (UT)
              K-21                              K-25            K-22

NOTE: THIS CHART IS PRELIMINARY AND SUBJECT TO FURTHER CORPORATE AND TAX
      ANALYSIS AND NOT A BASIS FOR RELIANCE.

(1) Sunstone Hotel Investors, Inc. will contribute membership interests in Sunstone Hotels, LLC to Sunstone Hotel Investors, L.P. in exchange for Units.

(2) Park Hotels to be kept in place after buy-out of 50% owner due to favorable terms of debt currently in place.

(3)  Subject to negotiation.

(4) Sunstone Hotels, LLC intends to transfer limited partnership interest to the Lessee as soon as permitted by court.

(5) Sunstone Hotels, LLC intends to transfer shares to Lessee or liquidate before 12/31/97.

                                 SCHEDULE 5.10
                             EXISTING INDEBTEDNESS


SUNSTONE HOTEL INVESTORS, INC.

Outstanding borrowings on LOC                $ 67,300,000

Non-recourse indebtedness
     Riverside first mortgage                   1,998,000
     Riverside second mortgage                    934,000
     Flagstaff/Tucson first mortgage            7,758,000
     Mesa first mortgage                        8,450,000
     Kent first mortgage                        3,369,000
                                             ------------
Total Sunstone Debt                          $ 89,809,000

SUNSTONE/KAHLER ACQUISITION

Secured recourse debt
     Salt Lake City Hilton                   $ 11,465,000
     San Marcos - IRB                          13,000,000

Non-recourse debt
     University Park - IRB                      8,655,000
     Ogden - IRB                                8,000,000
     Wells Fargo Bank                          33,000,000

Other unsecured debt
     Westbrook                                 11,000,000
                                             ------------

Total Kahler Debt                            $ 85,124,000
                                             ------------

Total Combined Debt                          $174,929,000
                                             ============

                                 SCHEDULE 5.13

                              EXISTING INVESTMENTS


  Montgomery Securities - Money Market/Corporate Bonds 9/30/97     $1,538,537

                                 SCHEDULE 5.19

                            ENVIRONMENTAL PROTECTION

Borrower has provided to Bank One all Phase I reports for their review on all of the Sunstone Eligible Hotels: Borrower will provide to Bank One all Phase I reports for their review on all of the Kahler Eligible Hotels upon completion of review process.

    PROPERTY                    LOCATION                       DATE                      PREPARED BY
    --------                    --------                       ----                      -----------
Holiday Inn              Craig, CO                     10/94, updated 6/95      O'Brien & Gere Engineers, Inc.
Hampton Inn              Silverthorne, CO              6/95                     O'Brien & Gere Engineers, Inc.
Hampton Inn              Pueblo, CO                    10/94, updated 6/95      O'Brien & Gere Engineers, Inc.
Holiday Inn              Provo, UT                     10/94, updated 6/95      O'Brien & Gere Engineers, Inc.
Hampton Inn              Arcadia, CA                   6/95                     O'Brien & Gere Engineers, Inc.
Hampton Inn              Denver, CO                    10/94, updated 6/95      O'Brien & Gere Engineers, Inc.
Doubletree               Santa Fe, NM                  6/95                     O'Brien & Gere Engineers, Inc.
Hampton Inn              Mesa, AZ                      10/94, updated 6/95      O'Brien & Gere Engineers, Inc.
Holiday Inn              Steamboat Springs, CO         10/94, updated 6/95      O'Brien & Gere Engineers, Inc.
Courtyard Marriott       Fresno, CA                    10/94, updated 6/95      O'Brien & Gere Engineers, Inc.
Hampton Inn              Oakland, CA                   12/95                    Tetra Tech
Residence Inn            Highlands Ranch, CO           11/95                    CTL/Thompson, Inc.
Holiday Inn Express      Poulsbo, WA                   8/95                     Secor International, Inc.
Holiday Inn & Suites     Kent, WA                      8/95                     Secor International, Inc.
Holiday Inn & Suites     Stark, OR                     8/95                     Secor International, Inc.
Hampton Inn              Clackamas, OR                 8/95                     Secor International, Inc.
Holiday Inn              Renton, WA                    5/96                     O'Brien & Gere Engineers, Inc.
Days Inn                 Price, UT                     6/96                     O'Brien & Gere Engineers, Inc.
Comfort Suites           San Francisco, CA             6/96                     O'Brien & Gere Engineers, Inc.
Best Western             Lynnwood, WA                  7/3/97                   GZA
Ramada Plaza Old Town    San Diego Old Town, CA        5/14/97                  Enviro Pacifica
Crystal Suites           Anaheim,CA                    9/2/97                   GZA
Holiday Inn              La Mirada, CA                 3/24/97                  GZA
Fountain Suites          Sacramento, CA                4/18/97                  E2C, Inc.
Holiday Inn              San Diego Stadium, CA         7/3/97                   GZA
The Regency Plaza        Los Angeles, CA               9/4/97                   GZA
Residence Inn            Oxnard, CA                    10/31/97                 GZA
Courtyard Marriott       Cypress, CA                   1/6/97                   GZA
Holiday Inn              San Diego Harbor View, CA     1/6/97                   GZA
Hawthorne Suites         Kent, WA                      2/11/97                  GZA

                                SCHEDULE 5.22(a)
                               OWNED REAL ESTATE


SUNSTONE HOTEL INVESTORS, INC.
SCHEDULE 1 - Page 2 of 2
BORROWING BASE - PROFORMA (INCLUSIVE OF KAHLER)
October 31, 1997

Analysis for the Period Ended:     10/31/97



  Sort Codes                                                                           Type of       Number               Eligible
---------------                                                                        Service        of    Acquisition   Y = Yes
Franchise State         Franchise                       Location                    (Limited/Full)   Rooms     Date        N = No
--------- -----         ---------                       --------                    --------------   -----     ----       --------
   CM      CA   Courtyard by Marriott         Fresno, California                      Full             116      8/16/95       Y
   DH      NM   Doubletree Hotel              Santa Fe, New Mexico                    Full             213      8/16/95       Y
   HAM     CA   Hampton Inn                   Arcadia, California                     Limited          131      8/16/95       Y
   HAM     CO   Hampton Inn                   Denver, Colorado                        Limited          152      8/16/95       Y
   HAM     AZ   Hampton Inn                   Mesa, Arizona                           Limited          118      8/16/95       Y
   HAM     CO   Hampton Inn                   Pueblo, Colorado                        Limited          112      8/16/95       Y
   HAM     CO   Hampton Inn                   Silverthorne, Colorado                  Limited          160      8/16/95       Y
   HOL     CO   Holiday Inn Hotel & Suites    Craig, Colorado                         Full             169      8/16/95       Y
   HOL     UT   Holiday Inn                   Provo, Utah                             Full              78      8/16/95       Y
   HOL     CO   Holiday Inn                   Steamboat Springs, Colorado             Full              82      8/16/95       Y
   HAM     CA   Hampton Inn                   Oakland, California                     Limited          152     12/18/95       Y
   RES     CO   Residence Inn                 Highlands Ranch (Denver), Colorado      Extended Stay     78     12/22/95       Y
   HAM     OR   Hampton Inn                   Clackamas (Portland) Oregon             Limited          114       2/2/96       Y
   HOL     WA   Holiday Inn Hotel & Suites    Kent (Seattle), Washington              Full             122       2/2/96       Y
   HOL     OR   Holiday Inn Express           Portland, Oregon                        Limited           85       2/2/96       Y
   HOL     WA   Holiday Inn Express           Poulsbo, Washington                     Limited           63       2/2/96       Y
   CM      CA   Courtyard by Marriott         Riverside, California                   Full             163       4/1/96       N
   HOL     WA   Holiday Inn Select            Renton (Seattle), Washington            Full             188      6/28/96       Y
   CS      CA   Comfort Suites                South San Francisco, California         Limited          165      8/13/96       Y
   HOL     UT   Days Inn                      Price, Utah                             Full             151      8/13/96       Y
   HAM     AZ   Hampton Inn                   Tucson, Arizona                         Limited          125     10/29/96       N
   HOL     AZ   Holiday Inn                   Flagstaff, Arizona                      Full             156     10/29/96       N
   HOL     AZ   Holiday Inn Hotel & Suites    Mesa, Arizona                           Full             246     10/29/96       N
   RAD     CA   Radisson Suite Hotel          Oxnard, California                      Extended Stay    250     12/19/96       Y
   HOL     CA   Holiday Inn                   San Diego, California                   Full             202      1/17/97       Y
   RAM     CA   Ramada Hotel                  Cypress, California                     Full             180      1/17/97       Y
   HAW     WA   Hawthorn Suites               Kent, Washington                        Extended Stay    152      3/11/97       N
   HOL     CA   Holiday Inn                   La Mirada, California                   Full             289      3/31/97       Y
   HAW     CA   Fountain Suites               Sacramento, California                  Extended Stay    300       5/1/97       Y
   RAM     CA   Ramada Plaza Hotel            San Diego, California (Old Town)        Full             151      6/11/97       Y
   MAR     WA   Best Western                  Lynnwood, Washington                    Full             103      7/17/97       Y
   OTH     CA   Crystal Suites                Anaheim, California                     Full             130       8/7/97       Y
   HOL     CA   Holiday Inn                   San Diego, California (Stadium)         Full             175       8/7/97       Y
   OTH     CA   Regency Court                 Los Angeles, California (LAX)           Full             176      8/28/97       Y
   MAR     MT   Best Western                  Helena                                  Full             149     10/15/97       Y
   HOL     ID   Boise Park Suite Hotel        Boise                                   Limited          238     10/15/97       Y
   OTH     MN   Clinic View Inn & Suites      Rochester                               Full             266     10/15/97       Y
   OTH     TX   Green Oaks Park Hotel         Forth Worth                             Full             284     10/15/97       Y
   HOL     MN   Holiday Inn                   Rochester                               Full             170     10/15/97       Y
   MAR     MN   Kahler Plaza Hotel            Rochester                               Full             194     10/15/97       Y
   OTH     WV   Lakeview Resort & Conference  Morgantown                              Full             187     10/15/97       Y
   MAR     ID   Quality Inn                   Pocatello                               Full             152     10/15/97       Y
   HIL     ID   Best Western                  Twin Falls                              Full             112     10/15/97       Y
   MAR     UT   Provo Park Hotel              Provo                                   Full             333     10/15/97       Y
   MAR     UT   Residence Inn                 Provo                                   Extended Stay    114     10/15/97       Y
                Ineligible Kahler Hotels                                                             -----
Totals                                                                                               7,446
                                                                                                     =====

KAHLER PORTFOLIO

All Hotels                                                                                           4,255

Less: Encumbered Hotels
   HIL     UT   Hilton                        Salt Lake City                          Full             351
   MAR     UT   Best Western                  Ogden (IRB)                             Full             288
   MAR     AZ   Sheraton                      Chandler (IRB)                          Full             295
   MAR     UT   University Park Hotel         Salt Lake City (IRB)                    Full             220
   MAR     UT   Olympia Park Hotel            Park City (WFB)                         Full             203
   OTH     MN   The Kahler Hotel              Rochester (WFB)                         Full             699
                                                                                                    ------
                                                                                                    (2,056)
                                                                                                    ------
Adjusted Kahler Portfolio                                                                            2,199
                                                                                                    ======


                                                    Adjusted       Investment    Investment
  Sort Codes     Seasoned   Renovation                 NOI             in            in
---------------   Y = Yes     Y = Yes    Adjusted   Divided by    Eligible/New       New
Franchise State   N = No      N = No        NOI         11%          Hotels        Hotels
--------- -----  --------   ----------   --------   ----------    ------------   ----------
   CM      CA        Y           N         708,595    6,441,774
   DH      NM        Y           N         995,156    9,046,876
   HAM     CA        Y           N         942,550    8,568,636
   HAM     CO        Y           N       1,398,258   12,711,439
   HAM     AZ        Y           N         881,120    3,010,184
   HAM     CO        Y           N         895,718    8,142,890
   HAM     CO        Y           N       1,052,534    9,568,487
   HOL     CO        Y           N         554,039    5,036,720
   HOL     UT        Y           N         404,805    3,680,049
   HOL     CO        Y           N         611,963    5,563,298
   HAM     CA        Y           N         768,419    6,985,627
   RES     CO        Y           N         965,774    8,779,767
   HAM     OR        Y           N         591,245    5,374,958
   HOL     WA        Y           N         850,714    7,733,764
   HOL     OR        Y           N         373,128    3,392,072
   HOL     WA        Y           N         288,811    2,625,556
   CM      CA        Y           N                          --                   4,500,000
   HOL     WA        Y           Y       1,094,025    9,945,686
   CS      CA        Y           Y       1,399,817   12,725,610
   HOL     UT        Y           Y         543,369    4,939,718
   HAM     AZ        Y           Y                          --                   7,309,387
   HOL     AZ        Y           Y                          --                   9,397,309
   HOL     AZ        Y           Y                          --                  16,140,856
   RAD     CA        N           N         967,035          --    18,683,001    18,683,001
   HOL     CA        N           N         681,145          --    13,415,112    13,415,112
   RAM     CA        N           N         949,623          --    14,259,037    14,259,017
   HAW     WA        N           N                          --                  13,600,000
   HOL     CA        N           N       1,261,838          --    18,941,611    18,941,611
   HAW     CA        N           N       1,388,940          --    17,678,895    17,678,895
   RAM     CA        N           N         872,286          --    12,687,619    12,687,619
   MAR     WA        N           N         641,980          --     7,308,453     7,308,453
   OTH     CA        N           N       1,226,632          --     7,027,338     7,027,338
   HOL     CA        N           N       1,316,188          --    10,829,544    10,829,544
   OTH     CA        N           N       1,108,635          --    12,731,002    12,731,002
   MAR     MT        N           N       1,084,429          --    14,828,282    14,828,282
   HOL     ID        N           N       1,286,933          --    17,597,283    17,597,233
   OTH     MN        N           N       2,059,754          --    28,164,694    28,164,694
   OTH     TX        N           N       1,212,544          --    16,580,099    16,580,099
   HOL     MN        N           N         514,919          --     7,041,174     7,041,174
   MAR     MN        N           N       3,252,461          --    44,473,544    44,473,544
   OTH     WV        N           N       1,466,294          --    20,049,826    20,049,826
   MAR     ID        N           N         549,654          --     7,515,859     7,515,859
   HIL     ID        N           N         679,421          --     9,290,280     9,290,280
   MAR     UT        N           N       1,982,885          --    27,113,604    27,113,604
   MAR     UT        N           N         668,676          --     9,143,354     9,143,354
                                                                               149,170,000
                                        ----------  -----------  -----------   -----------
Totals                                  40,492,335  139,273,111  335,359,612   535,477,165
                                        ==========  ===========  ===========   ===========
          Seasoned property NOI         15,320,042
                                        ==========

KAHLER PORTFOLIO

All Hotels                                                       350,968,000

Less: Encumbered Hotels
   HIL     UT                                                     30,928,000
   MAR     UT                                                     16,100,000
   MAR     AZ                                                     33,700,000
   MAR     UT                                                     22,370,000
   MAR     UT                                                     13,072,000
   OTH     MN                                                     33,000,000
                                                                ------------
                                                                (149,170,000)
                                                                ------------
Adjusted Kahler Portfolio                                        201,798,000
                                                                ============

                                SCHEDULE 5.22(b)
                               LEASED REAL ESTATE


Hampton Inn - Clackamas (Portland), Oregon
Holiday Inn Express - Stark (Portland), Oregon
Holiday Inn Stadium - San Diego, California
Crystal Suites - Anaheim, California
Regency Plaza LAX - Los Angeles, California
University Park - Salt Lake City, Utah
Green Oaks - Fort Worth, Texas

                                 SCHEDULE 7.23

     The Initial Eliglble Hotels are those marked "Y" in the "Eligible" column below:

SUNSTONE HOTEL INVESTORS, INC.
SCHEDULE 1 - Page 2 of 2
BORROWING BASE - PROFORMA (INCLUSIVE OF KAHLER)
October 31, 1997

Analysis for the Period Ended:     10/31/97



  Sort Codes                                                                           Type of       Number               Eligible
---------------                                                                        Service        of    Acquisition   Y = Yes
Franchise State         Franchise                       Location                    (Limited/Full)   Rooms     Date        N = No
--------- -----         ---------                       --------                    --------------   -----     ----       --------
   CM      CA   Courtyard by Marriott         Fresno, California                      Full             116      8/16/95       Y
   DH      NM   Doubletree Hotel              Santa Fe, New Mexico                    Full             213      8/16/95       Y
   HAM     CA   Hampton Inn                   Arcadia, California                     Limited          131      8/16/95       Y
   HAM     CO   Hampton Inn                   Denver, Colorado                        Limited          152      8/16/95       Y
   HAM     AZ   Hampton Inn                   Mesa, Arizona                           Limited          118      8/16/95       Y
   HAM     CO   Hampton Inn                   Pueblo, Colorado                        Limited          112      8/16/95       Y
   HAM     CO   Hampton Inn                   Silverthorne, Colorado                  Limited          160      8/16/95       Y
   HOL     CO   Holiday Inn Hotel & Suites    Craig, Colorado                         Full             169      8/16/95       Y
   HOL     UT   Holiday Inn                   Provo, Utah                             Full              78      8/16/95       Y
   HOL     CO   Holiday Inn                   Steamboat Springs, Colorado             Full              82      8/16/95       Y
   HAM     CA   Hampton Inn                   Oakland, California                     Limited          152     12/18/95       Y
   RES     CO   Residence Inn                 Highlands Ranch (Denver), Colorado      Extended Stay     78     12/22/95       Y
   HAM     OR   Hampton Inn                   Clackamas (Portland) Oregon             Limited          114       2/2/96       Y
   HOL     WA   Holiday Inn Hotel & Suites    Kent (Seattle), Washington              Full             122       2/2/96       Y
   HOL     OR   Holiday Inn Express           Portland, Oregon                        Limited           85       2/2/96       Y
   HOL     WA   Holiday Inn Express           Poulsbo, Washington                     Limited           63       2/2/96       Y
   CM      CA   Courtyard by Marriott         Riverside, California                   Full             163       4/1/96       N
   HOL     WA   Holiday Inn Select            Renton (Seattle), Washington            Full             188      6/28/96       Y
   CS      CA   Comfort Suites                South San Francisco, California         Limited          165      8/13/96       Y
   HOL     UT   Days Inn                      Price, Utah                             Full             151      8/13/96       Y
   HAM     AZ   Hampton Inn                   Tucson, Arizona                         Limited          125     10/29/96       N
   HOL     AZ   Holiday Inn                   Flagstaff, Arizona                      Full             156     10/29/96       N
   HOL     AZ   Holiday Inn Hotel & Suites    Mesa, Arizona                           Full             246     10/29/96       N
   RAD     CA   Radisson Suite Hotel          Oxnard, California                      Extended Stay    250     12/19/96       Y
   HOL     CA   Holiday Inn                   San Diego, California                   Full             202      1/17/97       Y
   RAM     CA   Ramada Hotel                  Cypress, California                     Full             180      1/17/97       Y
   HAW     WA   Hawthorn Suites               Kent, Washington                        Extended Stay    152      3/11/97       N
   HOL     CA   Holiday Inn                   La Mirada, California                   Full             289      3/31/97       Y
   HAW     CA   Fountain Suites               Sacramento, California                  Extended Stay    300       5/1/97       Y
   RAM     CA   Ramada Plaza Hotel            San Diego, California (Old Town)        Full             151      6/11/97       Y
   MAR     WA   Best Western                  Lynnwood, Washington                    Full             103      7/17/97       Y
   OTH     CA   Crystal Suites                Anaheim, California                     Full             130       8/7/97       Y
   HOL     CA   Holiday Inn                   San Diego, California (Stadium)         Full             175       8/7/97       Y
   OTH     CA   Regency Court                 Los Angeles, California (LAX)           Full             176      8/28/97       Y
   MAR     MT   Best Western                  Helena                                  Full             149     10/15/97       Y
   HOL     ID   Boise Park Suite Hotel        Boise                                   Limited          238     10/15/97       Y
   OTH     MN   Clinic View Inn & Suites      Rochester                               Full             266     10/15/97       Y
   OTH     TX   Green Oaks Park Hotel         Forth Worth                             Full             284     10/15/97       Y
   HOL     MN   Holiday Inn                   Rochester                               Full             170     10/15/97       Y
   MAR     MN   Kahler Plaza Hotel            Rochester                               Full             194     10/15/97       Y
   OTH     WV   Lakeview Resort & Conference  Morgantown                              Full             187     10/15/97       Y
   MAR     ID   Quality Inn                   Pocatello                               Full             152     10/15/97       Y
   HIL     ID   Best Western                  Twin Falls                              Full             112     10/15/97       Y
   MAR     UT   Provo Park Hotel              Provo                                   Full             333     10/15/97       Y
   MAR     UT   Residence Inn                 Provo                                   Extended Stay    114     10/15/97       Y
                Ineligible Kahler Hotels                                                             -----
Totals                                                                                               7,446
                                                                                                     =====



                                                    Adjusted       Investment    Investment
  Sort Codes     Seasoned   Renovation                 NOI             in            in
---------------   Y = Yes     Y = Yes    Adjusted   Divided by    Eligible/New       New
Franchise State   N = No      N = No        NOI         11%          Hotels        Hotels
--------- -----  --------   ----------   --------   ----------    ------------   ----------
   CM      CA        Y           N         708,595    6,441,774
   DH      NM        Y           N         995,156    9,046,876
   HAM     CA        Y           N         942,550    8,568,636
   HAM     CO        Y           N       1,398,258   12,711,439
   HAM     AZ        Y           N         881,120    3,010,184
   HAM     CO        Y           N         895,718    8,142,890
   HAM     CO        Y           N       1,052,534    9,568,487
   HOL     CO        Y           N         554,039    5,036,720
   HOL     UT        Y           N         404,805    3,680,049
   HOL     CO        Y           N         611,963    5,563,298
   HAM     CA        Y           N         768,419    6,985,627
   RES     CO        Y           N         965,774    8,779,767
   HAM     OR        Y           N         591,245    5,374,958
   HOL     WA        Y           N         850,714    7,733,764
   HOL     OR        Y           N         373,128    3,392,072
   HOL     WA        Y           N         288,811    2,625,556
   CM      CA        Y           N                          --                   4,500,000
   HOL     WA        Y           Y       1,094,025    9,945,686
   CS      CA        Y           Y       1,399,817   12,725,610
   HOL     UT        Y           Y         543,369    4,939,718
   HAM     AZ        Y           Y                          --                   7,309,387
   HOL     AZ        Y           Y                          --                   9,397,309
   HOL     AZ        Y           Y                          --                  16,140,856
   RAD     CA        N           N         967,035          --    18,683,001    18,683,001
   HOL     CA        N           N         681,145          --    13,415,112    13,415,112
   RAM     CA        N           N         949,623          --    14,259,037    14,259,017
   HAW     WA        N           N                          --                  13,600,000
   HOL     CA        N           N       1,261,838          --    18,941,611    18,941,611
   HAW     CA        N           N       1,388,940          --    17,678,895    17,678,895
   RAM     CA        N           N         872,286          --    12,687,619    12,687,619
   MAR     WA        N           N         641,980          --     7,308,453     7,308,453
   OTH     CA        N           N       1,226,632          --     7,027,338     7,027,338
   HOL     CA        N           N       1,316,188          --    10,829,544    10,829,544
   OTH     CA        N           N       1,108,635          --    12,731,002    12,731,002
   MAR     MT        N           N       1,084,429          --    14,828,282    14,828,282
   HOL     ID        N           N       1,286,933          --    17,597,283    17,597,233
   OTH     MN        N           N       2,059,754          --    28,164,694    28,164,694
   OTH     TX        N           N       1,212,544          --    16,580,099    16,580,099
   HOL     MN        N           N         514,919          --     7,041,174     7,041,174
   MAR     MN        N           N       3,252,461          --    44,473,544    44,473,544
   OTH     WV        N           N       1,466,294          --    20,049,826    20,049,826
   MAR     ID        N           N         549,654          --     7,515,859     7,515,859
   HIL     ID        N           N         679,421          --     9,290,280     9,290,280
   MAR     UT        N           N       1,982,885          --    27,113,604    27,113,604
   MAR     UT        N           N         668,676          --     9,143,354     9,143,354
                                                                               149,170,000
                                        ----------  -----------  -----------   -----------
Totals                                  40,492,335  139,273,111  335,359,612   535,477,165
                                        ==========  ===========  ===========   ===========
          Seasoned property NOI         15,320,042
                                        ==========


                                                                           DRAFT
                                                                         10/8/97
                                    EXHIBIT A

                                    [FORM OF]
                            ASSIGNMENT AND ACCEPTANCE




                                                    ______________________, 19__


               Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of October 10, 1997, among Sunstone Hotel Investors, L.P., a Delaware limited partnership (the "Borrower"), the financial institutions party thereto and Bank One, Arizona, NA, as Administrative Agent for the financial institutions party thereto (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement", and capitalized terms not defined herein but defined therein being used herein as therein defined).

______________________________ (the "Assignor") and
______________________________ (the "Assignee") agree as follows:

               1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule I of all outstanding rights and obligations under the Credit Agreement (including, without limitation, such interest in each of the Assignor's outstanding Commitments, if any, the Obligations owing to it and the Notes held by it). After giving effect to such sale and assignment, the Assignee's Commitments (and the Commitments retained by the Assignor, if any) and the amount of the Loans owing to the Assignee (and the Assignor, if any) will be as set forth in Section 2 of Schedule I and will otherwise comply with the requirements of Section 11.7(a).

               2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes referred to above and requests that the Administrative Agent exchange such Notes for new Notes as follows: [specify date of Notes, amounts, Assignee].

               3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) represents and warrants that it is an Eligible Assignee; and (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof[; and* (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].

--------
* If Assignee is organized under the laws of a jurisdiction outside of the United States.

               4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent, together with an assignment processing fee in the sum of $2,500 payable to and for the benefit of the Administrative Agent, for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent and, provided no Default or Event of Default exists, the Borrower, unless otherwise specified on
Schedule I hereto (the "Effective Date").

               5. Upon such acceptance by the Administrative Agent and, if applicable, the Borrower and recording by the Administrative Agent, as of the Effective Date (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Credit Agreement of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

               6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

               7. Assignor and Assignee each represents that it is legally authorized to execute and deliver this Assignment and Acceptance.

               8. This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of Arizona.

               IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule I hereto.

                                   Schedule I
                                       to
                            Assignment and Acceptance

                         Dated _______________ __, 19__


Section 1.

        Percentage Interest:                                    _______________%


Section 2.

        Assignee's Commitment:                                  $_______________

        Aggregate Outstanding Principal of
          Loans Owing to Assignee:                              $_______________


Section 3.

        Effective Date:                                 _______________ __, 19__


                                                   [ASSIGNOR]

                                                   By:__________________________
                                                      Name:
                                                      Title:


                                                   [ASSIGNOR]

                                                   By:__________________________
                                                      Name:
                                                      Title:

                                                   Domestic Lending Office (and
                                                          address for notices):
                                                                 [Address]



                                                      Eurodollar Lending Office:
                                                                 [Address]






Accepted this ____ day
of ____________, 19__

BANK ONE, ARIZONA, NA, as
Administrative Agent


By:___________________________
   Name:
   Title:


[ONLY REQUIRED IF NO DEFAULT OR EVENT OF DEFAULT)

Accepted this ____ day
of ____________, 19__


SUNSTONE HOTEL INVESTORS, L.P.

By:     Sunstone Hotel Investors, Inc.,
        its general partner

        By:___________________________
           Name:
           Title:

                                                                           DRAFT
                                                                         10/8/97

                                    EXHIBIT B

                                    [FORM OF]
                           BORROWING BASE CERTIFICATE


TO:     Bank One, Arizona, NA, as Administrative Agent
FROM:   Sunstone Hotel Investors, L.P.

DATE:   ____________ __, 19__

Pursuant to the provisions of the Amended and Restated Revolving Credit Agreement dated as of October 10, 1997, among Sunstone Hotel Investors, L.P. (the "Borrower"), the financial institutions party thereto and Bank One, Arizona, NA, as Administrative Agent for said financial institutions (said Agreement, as it may be amended or otherwise modified from time to time, the "Credit Agreement"; and the terms defined therein being used herein as therein defined), the undersigned hereby certifies that the following information is true, complete and accurate as of the close of business on _______________ __, 19__:

               1. Schedule 1 attached hereto accurately and completely sets forth, as of the date hereof (i) all Hotels owned or leased by the Borrower and its Subsidiaries, (ii) the Borrowing Base Adjusted NOI for each Eligible Hotel (and a total amount for all Eligible Hotels multiplied by five (5)), (iii) with respect to each Seasoned Property that is an Eligible Hotel, the Adjusted NOI for such Seasoned Property for the preceding four (4) Fiscal Quarters divided by eleven percent (11%), (iv) with respect to each New Property that is an Eligible Hotel, the Borrower's Investment in such New Property, (v) the sum of the Aggregate Value of all Eligible Hotels (and 40% of said amount), (vi) the Borrowing Base, (vii) those Hotels that do not meet the requirements for Eligible Hotels (the remaining Hotels being Eligible Hotels) and (viii) the Available Credit.

               2. Each of the Eligible Hotels in Unencumbered and otherwise meets the requirements for Eligible Hotels set forth in the Credit Agreement. Submitted herewith, with respect to each such Eligible Hotel (to the extent not previously delivered) are copies of the following:

        (i) A description of such Hotel, including the age, location and number of rooms or suites of such Hotel;

        (ii) To the extent available, statistics with respect to the occupancy of the Hotel, operating statements, and an analysis of the revenue per available room, in each case for the prior Fiscal Year and the completed Fiscal Quarters of the current Fiscal Year;

        (iii) A copy of the most recent ALTA Owner's Policy of Title Insurance (or commitment to issue such a policy to the Borrower or its Subsidiary owning or to own such Hotel) relating to such Hotel showing the identity of the fee titleholder thereto and all matters of record;

        (iv) Copies of each of the Operating Lease, Management Agreement and License relating to such Hotel;

        (v) Copies of all engineering, mechanical, structural and maintenance studies performed with respect to such Hotel;

        (vi) A "Phase I" environmental assessment of such Hotel [not more than 12 months old] prepared by an environmental engineering firm acceptable to the Administrative Agent, and any additional environmental studies or assessments available to the Borrower performed with respect to such Hotel;

        (vii) If such Hotel is located on land leased pursuant to a Qualified Lease, a copy of such Lease, including any and all amendments thereto or modifications thereof; and

        (viii) From and after the Trigger Date, the Security Documents and other documents required to be delivered under the provisions of Section 3.4 of the Credit Agreement.

               3. Each of the Hotels individually (and all of the Hotels collectively) that has been designated as an Eligible Hotel in this Certificate satisfies the requirements and criteria set forth in the definition of "Eligible Hotels" that is contained in the Credit Agreement.

               4. The representations and warranties contained in Article V of the Credit Agreement and in each of the other Loan Documents are true and correct as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

               5. No Default or Event of Default has occurred and is continuing.


SUNSTONE HOTEL INVESTORS, L.P.

By:     Sunstone Hotel Investors,
        Inc., its sole general partner

        By:______________________________
           Name:_________________________
           Title:  Chief Financial Officer

                                                                           DRAFT
                                                                         10/8/97
                                    EXHIBIT C


When recorded, return to:

BANK ONE, ARIZONA, NA
Post Office Box 29542
Phoenix, Arizona 85038
Attention:  Western Region Real
            Estate Finance, Dept.  A-392


                                    [FORM OF]
                       DEED OF TRUST, ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING
                              (-------------------)


        This Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (hereinafter called "Deed of Trust") is made as of the _____ day of _____________, 19__, by and among SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership, whose mailing address is 115 Calle de Industrias, Suite 201, San Clemente, California 92672, and whose chief executive office is located at 115 Calle de Industrias, Suite 201, San Clemente, California 92672, hereinafter called "Trustor," ___________________________________________, whose mailing address is _________________________________________________________,
hereinafter called "Trustee," and BANK ONE, ARIZONA, NA, a national banking association, as Administrative Agent under the Loan Agreement (as defined in Section 2.3), whose mailing address is Post Office Box 29542, Phoenix, Arizona 85038, Attention: Western Region Real Estate Finance, Dept. A-392, hereinafter called "Beneficiary."

                                   WITNESSETH:

SECTION 1. GRANTING CLAUSE; WARRANTY OF TITLE

        1.1 Trustor hereby irrevocably grants, transfers, and assigns to Trustee, in trust, with power of sale, all of Trustor's present and future estate, right, title and interest in and to that real property and all buildings and other improvements now thereon or hereafter constructed thereon (the "Premises"), in the County of ___________________, State of ____________,
described on Schedule "A" attached hereto and by this reference made a part hereof, together with all of the following which, with the Premises (except where the context otherwise requires), are hereinafter collectively called the "Trust Property":

               (a) All appurtenances in and to the Premises;

               (b) All water and water rights, ditches and ditch rights, reservoir and reservoir rights, stock or interests in irrigation or ditch companies, minerals, oil and gas rights, royalties, lease or leasehold interests owned by Trustor, now or hereafter used or useful in connection with, appurtenant to or related to the Premises;

               (c) All right, title and interest of Trustor now owned or hereafter acquired in and to all streets, roads, alleys and public places, and all easements and rights of way, public or private, now or hereafter used in connection with the Premises;

               (d) All machinery, equipment, fixtures and materials now or at any time attached to the Premises together with all processing, manufacturing and service equipment and other personal property now or at any time hereafter located on or appurtenant to the Premises and used in connection with the management and operation thereof;

               (e) Any licenses, contracts, permits and agreements required or used in connection with the ownership, operation or maintenance of the Premises, and the right to the use of any tradename, trademark, or service mark now or hereafter associated with the operation of any business conducted on the Premises;

               (f) Any and all insurance proceeds, and any and all awards, including interest, previously and hereafter made to Trustor for taking by eminent domain of the whole or any part of the Premises or any easements therein;

               (g) Subject to the rights of Beneficiary under Section 3 hereof, all existing and future leases, subleases, licenses and other agreements for the use and occupancy of all or any portion of the Premises and all income, receipts, revenues, issues, rents, accounts or other payments for the use or occupancy of rooms and other public facilities, and profits arising from the use or enjoyment of all or any portion of the Premises.

        1.2 Trustor warrants that it is well and truly seized of a good and marketable title in fee simple to the Premises, that it is the lawful owner of the rest of the Trust Property, that it does not hold the Premises in trust, and that, except for those matters specifically described on Schedule "B" Part I attached to the title insurance policy delivered to Beneficiary with respect to the Trust Property dated as of the date of the recording of the Deed of Trust (hereinafter called the "Permitted Exceptions"), the title to all the Trust Property is clear, free and unencumbered; Trustor shall forever warrant and defend the same unto Beneficiary, its successors and assigns, against all claims whatsoever.

        TRUSTOR FURTHER REPRESENTS, WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

SECTION 2. OBLIGATION SECURED

        This Deed of Trust is given for the purpose of securing, in such order of priority as Beneficiary may elect:

        2.1 Payment of all sums at any time owing under those certain Promissory Notes, dated as of October 10, 1997, in the aggregate principal amount of Two Hundred Million and No/100 Dollars ($200,000,000), executed by Trustor and payable to the order of each Lender (as defined in Section 2.3), evidencing a revolving line of credit, all or any part of which may be advanced to Trustor, repaid by Trustor and readvanced to Trustor, from time to time, subject to the terms and conditions thereof, provided that the principal balance outstanding at any time shall not exceed the sum set forth above in this Paragraph 2.1, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys' fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter called the "Notes"). The Notes shall accrue interest at a rate per annum as such rate shall change from time to time;

        2.2 Payment, performance and observance by Trustor of each covenant, condition, provision and agreement contained herein and of all monies expended or advanced by Beneficiary or the Lenders pursuant to the terms hereof, or to preserve any right of Beneficiary or the Lenders hereunder, or to protect or preserve the Trust Property or any part thereof;

        2.3 Payment, performance and observance by Trustor of each covenant, condition, provision and agreement contained in that certain Amended and Restated Revolving Credit Agreement, dated of even date with the Notes, by and among Bank One, Arizona, NA, Credit Lyonnais New York Branch, Wells Fargo Bank, National Association, Dresdner Bank AG, Societe Generale (collectively, the Lenders) and Trustor (as amended and restated, hereinafter called the "Loan Agreement") and in any other document or instrument related to the indebtedness hereby secured and of all monies expended or advanced by Beneficiary or the Lenders pursuant to the terms thereof or to preserve any right of Beneficiary or the Lenders thereunder;

        2.4 Payment of any and all additional loans and future advances made by Beneficiary or the Lenders to Trustor and/or to the then record owner or owners of the Trust Property (excluding, however, any such loan to an individual for personal, family or household purposes) with interest thereon, late charges, extension and other fees, prepayment premiums and attorneys' fees, according to the terms of the promissory note(s) and/or credit agreement(s) evidencing such loans and advances, and all extensions, modifications, renewals or replacements thereof.

All of the indebtedness and obligations secured by this Deed of Trust are hereinafter collectively called the "Obligation."

SECTION 3. LEASES; ASSIGNMENT OF RENTS AND LEASES

        3.1 To facilitate payment and performance of the Obligation, Trustor hereby absolutely transfers and assigns to Beneficiary (for the benefit of the Lenders) all right, title and interest of Trustor in and to (i) all existing and future leases, subleases, licenses and other agreements for the use and occupancy of all or any part of the Trust Property, whether written or oral and whether for a definite term or month to month, together with all guarantees of the lessee's obligations thereunder and together with all extensions, modifications and renewals thereof (hereinafter called the "Leases"), and (ii) all income, receipts, revenues, rents, issues and profits now or hereafter arising from or out of the Leases or from or out of the Trust Property or any part thereof, including without limitation room rents, minimum rents, additional rents, percentage rents, parking and maintenance charges and fees, tax and insurance contributions, proceeds of the sale of utilities and services, cancellation premiums, claims for damages arising from any breach of the Leases, proceeds from any sale or other disposition of all or any portion of the Trust Property, and all other benefits arising from the use or enjoyment of, or the lease, sale or other disposition of, all or any portion of the Trust Property, together with the immediate and continuing right to receive all of the foregoing (hereinafter called the "Rents"). In furtherance of this Assignment, and not in lieu hereof, Beneficiary may require a separate assignment of rents and leases and/or separate specific assignments of rents and leases covering one or more of the Leases; the terms of all such assignments are incorporated herein by reference.

        3.2 Trustor hereby authorizes and directs the lessees and tenants under the Leases that, upon written notice from Beneficiary, all Rents shall be paid directly to Beneficiary as they become due. Trustor hereby relieves the lessees and tenants from any liability to Trustor by reason of the payment of the Rents to Beneficiary. Nevertheless, Trustor shall be entitled to collect the Rents until Beneficiary notifies the lessees and tenants in writing to pay the Rents to Beneficiary. Beneficiary is hereby authorized to give such notification upon the occurrence of an Event of Default and at any time thereafter while such Event of Default is continuing. Receipt and application of the Rents by Beneficiary shall not constitute a waiver of any right of Beneficiary under this Deed of Trust or applicable law, shall not cure any Event of Default hereunder, and shall not invalidate or affect any act done in connection with such Event of Default, including, without limitation, any trustee's sale or foreclosure proceeding.

        3.3 All Rents collected by Trustor shall be applied in the following manner:

               First, to the payment of all taxes and lien assessments levied against the Trust Property, where provision for paying such is not otherwise made;

               Second, to the payment of ground rents (if any) payable with respect to the Trust Property;

               Third, to the payment of any amounts due and owing under the Obligation;

               Fourth, to the payment of current operating costs and expenses (including repairs, maintenance and necessary acquisitions of property and expenditures for capital improvements) arising in connection with the Trust Property;

               Fifth, to Trustor or its designee.

All Rents collected by Beneficiary may be applied to the items above listed in any manner that Beneficiary deems advisable and without regard to the aforestated priorities.

        3.4 Trustor represents and warrants that: (i) the Leases are in full force and effect and have not been modified or amended; (ii) the Rents have not been waived, discounted, compromised, setoff or paid more than one month in advance; (iii) there are no other assignments, transfers, pledges or encumbrances of any Leases or Rents; and (iv) to the best of Trustor's knowledge neither Trustor nor the lessees and tenants are in default under the Leases.

        3.5 Trustor shall (i) fulfill or perform each and every term, covenant and provision of the Leases to be fulfilled or performed by the lessor thereunder; (ii) give prompt notice to Beneficiary of any notice received by Trustor of default thereunder or of any alleged default or failure of performance that could become a default thereunder, together with a complete copy of any such notice; and (iii) enforce, short of termination thereof, the performance or observance of each and every term, covenant and provision of each Lease to be performed or observed by the lessees and tenants thereunder.

        3.6 Trustor, without the prior written consent of Beneficiary, shall not: (i) cancel, modify or alter, or accept the surrender of, any Lease; (ii) assign, transfer, pledge or encumber, the whole or any part of the Leases and Rents to anyone other than Beneficiary; (iii) accept any Rents more than one month in advance of the accrual thereof; (iv) do or permit anything to be done, the doing of which, or omit or refrain from doing anything, the omission of which, could be a breach or default under the terms of any Lease or a basis for termination thereof; or (v) enter in to any new tenant leases.

        3.7 Neither Beneficiary nor the Lenders assumes and shall not be liable for any obligation of the lessor under any of the Leases and all such obligations shall continue to rest upon Trustor as though this assignment had not been made. Neither Beneficiary nor the Lenders shall be liable for the failure or inability to collect any Rents.

        3.8 Neither the Assignment of Rents and Leases contained herein or in any separate assignment nor the exercise by Beneficiary of any of its rights or remedies thereunder or in connection therewith, prior to Beneficiary obtaining actual possession of the Trust Property as provided in Paragraph 8.2 hereof, shall constitute Beneficiary (or the Lenders) a "mortgagee in possession" or otherwise make Beneficiary or the Lenders responsible or liable in any manner with respect to the Trust Property or the occupancy, operation or use thereof. In the event Beneficiary obtains actual possession of the Trust Property as provided in Paragraph 8.2 hereof,

Beneficiary shall have the rights, and Beneficiary's liability shall be limited, as provided in that Paragraph.

SECTION 4. SECURITY AGREEMENT

        4.1 This Deed of Trust shall cover, and the Trust Property shall include, all property now or hereafter affixed or attached to or incorporated upon the Premises, which, to the fullest extent permitted by law, shall be deemed fixtures and a part of the Premises. To the extent any of the Trust Property consists of rights in action or personal property covered by the Uniform Commercial Code, this Deed of Trust shall also constitute a security agreement, and Trustor hereby grants to Beneficiary (for the benefit of the Lenders), as secured party, a security interest in such property, including all proceeds thereof, for the purpose of securing the Obligation. In addition, for the purpose of securing the Obligation, Trustor hereby grants to Beneficiary (for the benefit of the Lenders), as secured party, a security interest in all of the property described below in, to, or under which Trustor now has or hereafter acquires any right, title or interest, whether present, future, or contingent: all equipment, inventory, accounts, general intangibles, instruments, documents, and chattel paper, as those terms are defined in the Uniform Commercial Code, and all other personal property of any kind (including without limitation money and rights to the payment of money), whether now existing or hereafter created, that are now or at any time hereafter (i) in the possession or control of Beneficiary in any capacity; (ii) erected upon, attached to, or appurtenant to, the Premises; (iii) located or used on the Premises or identified for use on the Premises (whether stored on the Premises or elsewhere); or (iv) used in connection with, arising from, related to, or associated with the Premises or any of the personal property described herein, the construction of any improvements on the Premises, the ownership, development, maintenance, leasing, management, or operation of the Premises, the use or enjoyment of the Premises, or the operation of any business conducted on the Premises; including without limitation all such property more particularly described as follows:

               (a) Buildings, structures and improvements, and building materials, fixtures and equipment to be incorporated into any buildings, structures or improvements;

               (b) Goods, materials, supplies, fixtures, equipment, machinery, furniture and furnishings, including without limitation, all such items used for
(i) generation, storage or transmission of air, water, heat, steam, electricity, light, fuel, refrigeration or sound; (ii) ventilation, air-conditioning, heating, refrigeration, fire prevention and protection, sanitation, drainage, cleaning, transportation, communications, maintenance or recreation; (iii) removal of dust, refuse, garbage or snow; (iv) transmission, storage, processing or retrieval of information; and (v) floor, wall, ceiling and window coverings and decorations;

               (c) Income, receipts, revenues, issues, rents, accounts or other payments for the use or occupancy of rooms and other public facilities, and profits, including without limitation, room rents, minimum rents, additional rents, percentage rents, parking and maintenance charges and fees, tax and insurance contributions, proceeds of the sale of utilities and services, cancellation premiums, and claims for damages arising from the breach of any leases;

               (d) Water and water rights, ditches and ditch rights, reservoirs and reservoir rights, stock or interest in irrigation or ditch companies, minerals, oil and gas rights, royalties, and lease or leasehold interests;

               (e) Plans and specifications prepared for the construction of any improvements, including without limitation, all studies, estimates, data, and drawings;

               (f) Documents, instruments and agreements relating to, or in any way connected with, the operation, control or development of the Premises, including without limitation, any declaration of covenants, conditions and restrictions and any articles of incorporation, bylaws and other membership documents of any property owners association or similar group;

               (g) Claims and causes of action, legal and equitable, in any form whether arising in contract or in tort, and awards, payments and proceeds due or to become due, including without limitation those arising on account of any loss of, damage to, taking of, or diminution in value of, all or any part of the Premises or any personal property described herein;

               (h) Sales agreements, escrow agreements, deposit receipts, and other documents and agreements for the sale or other disposition of all or any part of the Premises or any of the personal property described herein, and deposits, proceeds and benefits arising from the sale or other disposition of all or any part of the Premises or any of the personal property described herein;

               (i) Policies or certificates of insurance, contracts, agreements or rights of indemnification, guaranty or surety, and awards, loss payments, proceeds, and premium refunds that may be payable with respect to such policies, certificates, contracts, agreements or rights;

               (j) Contracts, agreements, permits, licenses, authorizations and certificates, including without limitation all architectural contracts, construction contracts, management contracts, service contracts, maintenance contracts, franchise agreements, license agreements, building permits and operating licenses;

               (k) Trade names, trademarks, and service marks (subject to any franchise or license agreements relating thereto);

               (l) Refunds and deposits due or to become due from any utility companies or governmental agencies;

               (m) Replacements and substitutions for, modifications of, and supplements, accessions, addenda and additions to, all of the personal property described herein;

               (n) Books, records, correspondence, files and electronic media, and all information stored therein;

together with all products and proceeds of all of the foregoing, in any form, including all proceeds received, due or to become due from any sale, exchange or other disposition thereof, whether such proceeds are cash or non-cash in nature, and whether represented by checks, drafts, notes or other instruments for the payment of money. The personal property described or referred to in this Paragraph 4.1 is hereinafter called the "Personal Property." The security interests granted in this Paragraph 4.1 are hereinafter severally and collectively called the "Security Interest."

        4.2 The Security Interest shall be self-operative with respect to the Personal Property, but Trustor shall execute and deliver on demand such additional security agreements, financing statements and other instruments as may be requested in order to impose the Security Interest more specifically upon the Personal Property. The Security Interest, at all times, shall be prior to any other interests in the Personal Property except any lien or security interest granted in connection with any Permitted Exception. Trustor shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements and other documents requested by Beneficiary to establish, maintain and continue the perfected Security Interest. Trustor, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, deemed necessary by Beneficiary from time to time to establish and determine the validity and the continuing priority of the Security Interest.

        4.3 Trustor shall not sell, transfer, assign or otherwise dispose of any Personal Property or any interest therein without obtaining the prior written consent of Beneficiary, except Personal Property that Trustor is obliged to replace pursuant to the terms hereof. Unless Beneficiary then agrees otherwise in writing, all proceeds from any permitted sale or disposition in excess of that required for replacements shall be paid to Beneficiary to be applied to the Obligation, whether or not then due. Trustor shall keep the Personal Property free of all security interests or other encumbrances, except the Security Interest and any security interests and encumbrances granted in connection with any Permitted Exception. Although proceeds of Personal Property are covered hereby, this shall not be construed to mean that Beneficiary consents to any sale of the Personal Property.

        4.4 Trustor shall keep and maintain the Personal Property in good condition and repair, and shall promptly replace any part thereof that from time to time may become obsolete, badly worn or in a state of disrepair. All such replacements shall be free of any other security interest or encumbrance, except any security interest or encumbrance granted in connection with any Permitted Exception.

        4.5 Except for purposes of replacement and repair, Trustor, without the prior written consent of Beneficiary, shall not remove, or permit the removal of, any Personal Property from the Premises.

        4.6 Trustor hereby warrants, covenants and agrees that: (i) the Personal Property is or will be used primarily for business (other than farm) purposes;
(ii) the Personal Property will be kept at the Premises; and (iii) Trustor's records concerning the Personal Property will be kept at Trustor's address as set forth in the beginning of this Deed of Trust.

        4.7 Trustor represents and warrants that (i) the name specified above for Trustor is the true and correct legal name of Trustor, and (ii) the address specified above is the address of Trustor's chief executive office (or residence if Trustor is an individual without an office). Trustor shall give Beneficiary immediate written notice of any change in the location of: (i) Trustor's chief executive office (or residence if Trustor is an individual without an office), as set forth in the beginning of this Deed of Trust; (ii) the Personal Property or any part thereof; or (iii) Trustor's records concerning the Personal Property. Trustor shall give Beneficiary immediate written notice of any change in the name, identity or structure of Trustor.

        4.8 All covenants and warranties of Trustor contained in this Deed of Trust shall apply to the Personal Property whether or not expressly referred to in this Section 4. The covenants and warranties of Trustor contained in this
Section 4 are in addition to, and not in limitation of, those contained in the other provisions of this Deed of Trust.

        4.9 Upon its recording in the real property records, this Deed of Trust shall be effective as a financing statement filed as a fixture filing. In addition, a carbon, photographic or other reproduced copy of this Deed of Trust and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. The filing of any other financing statement relating to any personal property, rights or interests described herein shall not be construed to diminish any right or priority hereunder.

SECTION 5. PROTECTION AND PRESERVATION OF THE TRUST PROPERTY

        5.1 Trustor shall neither commit nor permit to occur any waste upon the Trust Property but shall at all times make or cause to be made all repairs, maintenance, renewals and replacements as may be necessary to maintain the Trust Property in good condition and repair. Trustor shall keep the Trust Property free of termites, dry rot, fungus, beetles and all other harmful or destructive insects and shall keep all plants, trees and shrubs included in the Trust Property neatly pruned and in good condition. Trustor shall keep the Trust Property free of rubbish and other unsightly or unhealthful conditions. Trustor shall neither use nor permit the use of the Trust Property in violation of any applicable statute, ordinance or regulation, including without limitation, the Americans With Disabilities Act of 1990 and corresponding rules and regulations (the "ADA"), or any policy of insurance insuring the Trust Property.

        5.2 Trustor shall promptly complete any improvements that may be commenced, in good and workmanlike manner and in conformity with the ADA and with plans and specifications approved by Beneficiary. Trustor shall repair and restore, in conformity with the ADA, any portions of the Trust Property that may be damaged or destroyed. Trustor shall pay when due all claims for work performed and materials furnished on or in connection with the Trust Property or any part thereof and shall pay, discharge, or cause to be removed, all mechanic's, artisan's, laborer's or materialman's charges, liens, claims of liens or encumbrances upon the Trust Property. Trustor shall comply with all laws, ordinances and regulations now or hereafter enacted, including, without limitation, the ADA, affecting the Trust Property or requiring any alterations or improvements to be made. Except as required by law, Trustor shall not remove, substantially alter, or demolish any building or improvement included in the Trust Property without Beneficiary's prior written consent.

        5.3 (a) Trustor shall provide and maintain policies of insurance on the Trust Property in accordance with the Loan Agreement.

               (b) In the event of loss, Trustor shall give immediate notice to Beneficiary, and Beneficiary may make proof of loss if not made promptly by Trustor. Each insurance company is hereby authorized and directed to make payment for loss directly to Beneficiary, instead of to Trustor or to Trustor and Beneficiary jointly; Beneficiary may apply all or any part of such insurance proceeds to the payment of the Obligation, whether or not then due, or the restoration or repair of the Trust Property. Beneficiary shall not be responsible for any insurance, for the collection of any insurance proceeds, or for the insolvency of any insurer. Application of insurance proceeds by Beneficiary shall not cure nor waive any Event of Default nor invalidate any act done hereunder because of any such Event of Default. In the event of the sale of the Trust Property under the power of sale herein granted to Trustee, or upon foreclosure of this Deed of Trust as a mortgage, or in the event Beneficiary or a receiver appointed by the court shall take possession of the Trust Property without sale, then all right, title and interest of Trustor in and to all insurance policies then in force shall inure to the benefit of and pass to the beneficiary in possession, receiver or purchaser at such sale, as the case may be. Beneficiary is hereby appointed attorney in fact for Trustor to assign and transfer such policies.

               (c) If the insurance proceeds are to be used for the restoration and repair of the Trust Property, they shall be held by Beneficiary in a non-interest bearing account selected by Beneficiary in its sole and absolute discretion (the "Restoration Account"). Trustor, at its expense, shall promptly prepare and submit to Beneficiary all plans and specifications necessary for the restoration and repair of the damaged Trust Property, together with evidence acceptable to Beneficiary setting forth the total expenditure needed for the restoration and repair based upon a fixed price contract with a reputable builder and covered by performance and labor and material payment bonds. The plans and specifications and all other aspects of the proposed restoration and repair shall be subject to Beneficiary's approval. In the event the insurance proceeds held in the Restoration Account are insufficient to complete the restoration and repair, Trustor shall deposit in the Restoration Account an amount equal to the difference between the amount then held in the Restoration Account and the total contract price for the restoration and repair. Trustor may commence restoration and repair of the damaged Trust Property only when authorized in writing by Beneficiary to do so and thereafter shall proceed diligently with the restoration and repair until completed. Disbursements shall be made from the Restoration Account for the restoration and repair in accordance with a disbursement schedule, and subject to other terms and conditions, acceptable to Beneficiary. Disbursements from the Restoration Account shall be charged first against funds deposited by Trustor and, after such funds are exhausted, against the insurance proceeds deposited therein. In the event the amounts held in the Restoration Account exceed the cost of the restoration and repair of the damaged Trust Property, the excess funds shall be disbursed to Trustor to the extent of any amounts deposited therein by Trustor. Any funds remaining after such disbursement, at Beneficiary's option, may be applied by Beneficiary to the payment of the Obligation, whether or not then due, or may be disbursed to Trustor. All funds held in the Restoration Account are hereby assigned to Beneficiary as further security for the Obligation. Beneficiary, at any time, may apply all or any part of the funds held in the Restoration Account to the curing of any Event of Default.

        5.4 Trustor shall pay or cause to be paid all taxes and assessments of every kind, nature and description levied or assessed on or against the Trust Property and shall deliver to Beneficiary, at least ten (10) days before they become delinquent, receipts showing payment of all such taxes and assessments and shall pay when due all dues and charges for water and water delivery, electricity, gas, sewers, waste removal, bills for repairs, and any and all other claims, encumbrances and expenses incident to the ownership of the Trust Property.

        5.5 Trustor, or upon the occurrence of an Event of Default and the continuation thereof, Beneficiary may contest, by appropriate legal proceedings, the validity of any valuation for real or personal property tax purposes or of any levy or assessment of any real or personal property taxes against the Trust Property either in the name of Beneficiary or the name of Trustor or both. Trustor, upon notice and request by Beneficiary, shall join in any such proceedings. Trustor shall cooperate with Beneficiary in any such proceeding and execute any documents or pleadings required for such purposes. Trustor shall provide Beneficiary with a copy of the Notice of Valuation within ten (10) days after receipt (five (5) days in the case of personal property). Trustor shall reimburse Beneficiary for all costs and legal expenses incurred by Beneficiary in connection with any such proceedings, but in no event shall such reimbursement exceed the tax savings achieved for the period covered by the Notice of Valuation. To facilitate the right of Beneficiary to contest any real or personal property tax valuation, levy, or assessment as described above, Trustor does hereby make, constitute and appoint Beneficiary, and its successors and assigns, Trustor's true and lawful attorney-in-fact, in Trustor's name, place and stead, or otherwise, to file any claim or proceeding or to take any action, either in its own name, in that of its nominee, in the name of Trustor, or otherwise, to contest any real or personal property tax valuation, levy, or assessment. The power of attorney given herein is a power coupled with an interest and shall be irrevocable so long as any part of the Obligation remains unpaid or unperformed. Beneficiary shall have no obligation to exercise any of the foregoing rights and powers in any event.

        5.6 In order to insure the payment of taxes and assessments that are now, or hereafter may be, a lien upon the Trust Property, and to insure the payment of all premiums on policies of insurance required herein, Trustor, if required by Beneficiary after the occurrence of any Event of Default and only during the continuation thereof, shall pay to Beneficiary each month, in addition to any other payments required hereunder, an amount equal to the taxes and special assessments levied or to be levied against the Trust Property and the premium or premiums that will become due and payable to maintain the insurance on the Trust Property, all as reasonably estimated by Beneficiary (giving due consideration to the previous year's taxes, assessments and premiums) less all deposits therefore already made, divided by the number of months remaining before one month prior to the date when the taxes, assessments and premiums become delinquent. If amounts paid to Beneficiary under the term of this paragraph are insufficient to pay all taxes, assessments and premiums as they become due, Trustor shall pay to Beneficiary upon demand all additional sums necessary to fully pay and discharge these items. All moneys paid to Beneficiary under the terms of this paragraph may be either held by Beneficiary to pay the taxes, assessments and premiums before the same become delinquent or applied to the Obligation upon payment by Beneficiary from its own funds of the taxes, assessments and premiums. To the extent provision is not made for payment pursuant to this paragraph, Trustor shall remain obligated to pay all taxes, assessments and premiums as they become due and payable. Deposits made under this paragraph may be commingled with Beneficiary's general funds; Beneficiary shall have no liability to Trustor for interest on any deposits.

        5.7 Trustor hereby assigns, transfers and conveys to Beneficiary all compensation and each and every award of damages in connection with any condemnation for public or private use of, or injury to, the Trust Property or any part thereof, to the extent of the Obligation then remaining unpaid, and all such compensation and awards shall be paid directly to Beneficiary. Beneficiary may apply all or any part of such compensation and awards to the payment of the Obligation, whether or not then due, or to the restoration or repair of the Trust Property.

SECTION 6. PROTECTION AND PRESERVATION OF BENEFICIARY'S INTEREST

        6.1 Trustor, by the payment of any such tax or taxes, shall protect Beneficiary and the Lenders against any and all loss from any taxation of indebtedness or deeds of trust, direct or indirect, that may be imposed upon this Deed of Trust, the lien of this Deed of Trust on the Trust Property, or upon the Obligation, by any law, rule, regulation or levy of the federal government, any state government, or any political subdivision thereof. In the event the burden of such taxation cannot lawfully be shifted from Beneficiary (or the Lenders, as the case may be) to Trustor, Beneficiary may declare the entire Obligation due and payable sixty (60) days after notice to Trustor.

        6.2 If Trustor shall fail to pay any taxes, assessments, expenses or charges, to keep all of the Trust Property free from liens and claims of liens, to maintain and repair the Trust Property, or to procure and maintain insurance thereon, or otherwise fail to perform as required herein, Beneficiary and the Lenders may advance the monies necessary to pay the same, to accomplish such maintenance and repairs, to procure and maintain such insurance or to so perform; Beneficiary and the Lenders are hereby authorized to enter upon the Trust Property for such purposes.

        6.3 Upon written request by Beneficiary, Trustor shall appear in and prosecute or defend any action or proceeding that may affect the lien or the priority of the lien of this Deed of Trust or the rights of Beneficiary or the Lenders hereunder and shall pay all costs, expenses (including the cost of searching title) and attorneys' fees incurred in such action or proceeding. Beneficiary and the Lenders may appear in and defend any action or proceeding purporting to affect the lien or the priority of the lien of this Deed of Trust or the rights of Beneficiary or the Lenders. Beneficiary may pay, purchase, contest or compromise any adverse claim, encumbrance, charge or lien that in the judgment of Beneficiary appears to be prior or superior to the lien of this Deed of Trust, other than any Permitted Exceptions.

        6.4 Without obtaining the prior written consent of Trustor shall not sell, transfer, convey, assign or otherwise dispose of, or further encumber, all or any part of the Trust Property or any interest therein, voluntarily or involuntarily, by operation of law or otherwise. If Trustor is a corporation, partnership, joint venture or trust, any material change in the ownership or management of, or interest in, Trustor, or any pledge or encumbrance of any interest in Trustor, shall be deemed to be a transfer of the Trust Property. Upon the occurrence of any such transaction with Beneficiary's consent, or without Beneficiary's consent if the Lenders elect not to exercise their rights and remedies for an Event of Default, the Lenders (i) may increase the interest rate on all or any part of the Obligation to its then current market rate for similar indebtedness; (ii) may charge a loan fee and a processing fee in connection with the change; and (iii) shall not be obligated to release Trustor from any liability hereunder or for the Obligation except to the extent required by law. Consent to any such transaction shall not be deemed to be consent or a waiver of the requirement of consent to any other such transaction.

        6.5 Without obtaining the prior written consent of Beneficiary, Trustor shall not consent to, or vote in favor of, the inclusion of all or any part of the Trust Property in any special district. Trustor shall immediately give notice to Beneficiary of any notification or advice that Trustor may receive from any municipality or other third party of any intent or proposal to include all or any part of the Trust Property in a special district. Beneficiary shall have the right to file a written objection to the inclusion of all or any part of the Trust Property in a special district, either in its own name or in the name of Trustor, and to appear at, and participate in, any hearing with respect to the formation of any such district.

        6.6 All rights, powers and remedies granted Beneficiary and the Lenders herein, or otherwise available to Beneficiary and the Lenders, are for the sole benefit and protection of Beneficiary and the Lenders, and Beneficiary and the Lenders may exercise any such right, power or remedy at their option and in their sole and absolute discretion without any obligation to do so. In addition, if, under the terms hereof, Beneficiary or the Lenders are given two or more alternative courses of action, Beneficiary (or the Lenders, as the case may be) may elect any alternative or combination of alternatives, at their option and in their sole and absolute discretion. All monies advanced by Beneficiary or the Lenders under the terms hereof and all amounts paid, suffered or incurred by Beneficiary or the Lenders in exercising any authority granted herein, including reasonable attorneys' fees, shall be added to the Obligation, shall be secured by this Deed of Trust, shall bear interest at the highest rate payable on any of the Obligation until paid, and shall be due and payable by Trustor to Beneficiary (or the Lenders, as the case may be) immediately without demand.

        6.7 Trustor, upon request of Beneficiary, shall promptly correct any defect, error or omission that may be discovered in the content of this Deed of Trust or in the execution or acknowledgment hereof. In addition, Trustor shall do such further acts as may be necessary or that Beneficiary may reasonably request to carry out more effectively the purposes of this Deed of Trust, to subject any property intended to be encumbered hereby to the lien and security interest hereof, and to perfect and maintain the lien and security interest hereof.

SECTION 7. REPRESENTATIONS AND WARRANTIES

        7.1 Trustor (i) is duly organized, validly existing and in good standing under the laws of the state in which it is organized; (ii) is qualified to do business and is in good standing under the laws of the state in which the Trust Property is located and in each state in which it is doing business; (iii) has full power and authority to own its properties and assets and to carry on its business as now conducted; and (iv) is fully authorized and permitted to execute and deliver this Deed of Trust. To the best of Trustor's knowledge, the execution, delivery and performance by Trustor of this Deed of Trust and all other documents and instruments relating to the Obligation will not result in any breach of the terms or conditions or constitute a default under any agreement or instrument under which Trustor is a party or is obligated. To the best of Trustor's knowledge, Trustor is not in default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

        7.2 The liens, security interests and assignments created hereby will be valid, effective, properly perfected and enforceable liens, security interests and assignments.

        7.3 All financial statements, profit and loss statements, statements as to ownership and other statements or reports previously or hereafter given to Beneficiary or the Lenders by or on behalf of Trustor are and shall be true, complete and correct as of the date thereof. There has been no material adverse change in the financial condition or the results of the operation of Trustor since the latest financial statement of Trustor given to Beneficiary or the Lenders.

        7.4 Trustor has filed all federal, state and local tax returns and has paid all of its current obligations before delinquent, including all federal, state and local taxes and all other payments required under federal, state or local law.

        7.5 To the best of Trustor's knowledge, the Trust Property is not in violation of the ADA and is not subject to any existing, pending or threatened investigation in connection with the ADA.

        7.6 All representations and warranties made herein shall survive the execution hereof, the execution and delivery of all other documents and instruments in connection with the Obligation, and until the Obligation has been fully paid and performed.

SECTION 8. DEFAULTS; REMEDIES

        8.1 The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Deed of Trust:

               (a) The abandonment by Trustor of all or any part of the Trust Property.

               (b) The existence of any material encroachment upon the Trust Property that has occurred without the approval of Beneficiary that is not removed or corrected within thirty (30) days after its creation.

               (c) The occurrence of any event of default under the Notes, the Loan Agreement, or any other document or instrument executed or delivered in connection with the Obligation.

        8.2 Upon the occurrence of any Event of Default, and at any time while such Event of Default is continuing, Beneficiary may do one or more of the following:

               (a) Declare the entire Obligation to be immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law.

               (b) Give such notice of default and of election to cause the Trust Property to be sold as may be required by law or as may be necessary to cause Trustee to exercise the power of sale granted herein. Trustee shall then record and give such notice of trustee's sale as then required by law and, after the expiration of such time as may be required by law, may sell the Trust Property at the time and place specified in the notice of sale, as a whole or in separate parcels as directed by Beneficiary, or by Trustor to the extent required by law, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, all in accordance with applicable law. Trustee, from time to time, may postpone or continue the sale of all or any portion of the Trust Property by public declaration at the time and place last appointed for the sale. No other notice of the postponed sale shall be required. Upon any sale, Trustee shall deliver its deed conveying the property sold, without any covenant or warranty, express or implied, to the purchaser or purchasers at the sale. The recitals in such deed of any matters or facts shall be conclusive as to the accuracy thereof. Any person, including Trustor, Trustee, Beneficiary or the Lenders, may purchase at the sale.

               (c) Commence proceedings for foreclosure of this Deed of Trust in any other manner provided by law for the foreclosure of a real property mortgage.

               (d) Exercise any or all of the remedies of a secured party under the Uniform Commercial Code with respect to the Personal Property. If Beneficiary should proceed to dispose of any of the Personal Property in accordance with the provisions of the Uniform Commercial Code, five (5) days' notice by Beneficiary to Trustor shall be deemed to be commercially reasonable notice under any provision of the Uniform Commercial Code requiring notice. Trustor, however, agrees that all property of every nature and description, whether real or personal, covered by this Deed of Trust, together with all personal property used on or in connection with the Premises or any business conducted thereon by the Trustor and covered by separate security agreements, is encumbered as one unit, that this Deed of Trust and such security interests, at Beneficiary's option, may be foreclosed or sold in the same proceeding, and that all property encumbered (both realty and personalty), at Beneficiary's option, may be sold as such in one unit as a going business, subject to the provisions of applicable law.

               (e) Without regard to the adequacy of any security for the Obligation or the solvency of Trustor or any other person or entity, send notifications to any and all lessees and tenants under the Leases that all Rents shall be paid to Beneficiary. Thereafter, Beneficiary shall be entitled to collect the Rents until Trustor cures all Events of Default and may apply the Rents collected at its sole discretion to the maintenance of the Trust Property and/or the payment of the Obligation.

               (f) Apply any funds in the possession or control of Beneficiary under the provisions of Paragraph 5.6 hereof to the payment of the Obligation, in lieu of the purposes specified in that paragraph.

               (g) Apply for and obtain, without regard to the adequacy of any security for the Obligation or the solvency of the Trustor or any other person or entity, a receiver by any court of competent jurisdiction to take charge of all the Trust Property, to manage, operate and carry on any business then being conducted or that could be conducted on the Premises, to carry on, protect, preserve, replace and repair the Trust Property, and receive and collect all Rents and to apply the same to pay the receiver's expenses for the operation of the Trust Property and then in the manner provided in Paragraph 3.3 herein. Upon appointment of said receiver, Trustor shall immediately deliver possession of all of the Trust Property to such receiver. Neither the appointment of a receiver for the Trust Property by any court at the request of Beneficiary or by agreement with Trustor nor the entering into possession of all or any part of the Trust Property by such receiver shall constitute Beneficiary a "mortgagee in possession" or otherwise make Beneficiary responsible or liable in any manner with respect to the Trust Property or the occupancy, operation or use thereof. Trustor agrees that Beneficiary shall have the absolute and unconditional right to the appointment of a receiver in any independent and/or separate action brought by Beneficiary regardless of whether Beneficiary seeks any relief in such action other than the appointment of a receiver.

               (h) Without regard to the adequacy of any security for the Obligation or the solvency of Trustor or any other person or entity, enter upon and take possession of all or any part of the Trust Property, either in person or by agent or employee, or by a receiver appointed by a court of competent jurisdiction; Trustor shall on demand peaceably surrender possession of the Trust Property to Beneficiary. Beneficiary, in its own name or in the name of Trustor, may operate and maintain all or any part of the Trust Property to such extent as Beneficiary deems advisable, may rent and lease the same to such persons, for such periods of time, and on such terms and conditions as Beneficiary in its sole discretion may determine, and may sue for or otherwise collect any and all Rents, including those past due and unpaid. Notwithstanding anything Beneficiary or the Lenders do, they will not be a mortgagee or beneficiary in possession, and neither Beneficiary nor the Lenders shall be subject to any liability, charge, or obligation therefor to Trustor, other than for willful misconduct, and shall be entitled to operate any business then being conducted or which could be conducted thereon or therewith at the expense of and for the account of Trustor (and all net losses, costs and expenses thereby incurred shall be advances governed by Paragraph 6.6 hereof), to the same extent as the owner thereof could do, and to apply the Rents to pay the receiver's expenses, if any, for the operation of the Trust Property and then in the manner provided in Paragraph 3.3 herein.

        8.3 Trustor shall pay all costs and expenses, including without limitation costs of title searches and title policy commitments, Uniform Commercial Code searches, court costs, reasonable attorneys' fees, appraisals, environmental studies and site assessments, incurred by Beneficiary and the Lenders in enforcing payment and performance of the Obligation or in exercising the rights and remedies of Beneficiary and the Lenders hereunder. All such costs and expenses shall be secured by this Deed of Trust and by all other lien and security documents securing the Obligation. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Beneficiary or the Lenders.

        8.4 In addition to any remedies provided herein for an Event of Default, Beneficiary and the Lenders shall have all other legal or equitable remedies allowed under applicable law (including specifically that of foreclosure of this instrument as though it were a mortgage). No failure on the part of Beneficiary or the Lenders to exercise any of their rights hereunder arising upon any Event of Default shall be construed to prejudice their rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Beneficiary or the Lenders in exercising any such rights shall be construed to preclude them from the exercise thereof at any time while that Event of Default is continuing. Beneficiary may enforce any one or more remedies or rights hereunder successively or concurrently. By accepting payment or performance of any of the Obligation after its due date, neither Beneficiary nor the Lenders shall thereby waive the agreement contained herein that time is of the essence, nor shall Beneficiary or the Lenders waive either their right to require prompt payment or performance when due of the remainder of the Obligation or their right to consider the failure to so pay or perform an Event of Default. In any action by Beneficiary or the Lenders to recover a deficiency judgment for any balance due under the Notes upon the foreclosure of this Deed of Trust or in any action to recover the Obligation or Obligations secured hereby, and as a material inducement to making the loan evidenced by the Notes, Trustor acknowledges and agrees that the successful bid amount made at any judicial or non-judicial foreclosure sale, if any, shall be conclusively deemed to constitute the fair market value of the Premises, that such bid amount shall be binding against Trustor in any proceeding seeking to determine or contest the fair market value of the Premises and that such bid amount shall be the preferred alternative means of determining and establishing the fair market value of the Premises. Trustor hereby waives and relinquishes any right to have the fair market value of the Premises determined by a judge or jury in any action seeking a deficiency judgment or any action on the Obligation or Obligations secured hereby, including, without limitation, a hearing to determine fair market value pursuant to A.R.S. '12-1566, '33-814, '33-725 or '33-727.

SECTION 9. GENERAL PROVISIONS

        9.1 Trustor shall defend, indemnify and hold harmless Beneficiary and the Lenders, any successors to Beneficiary's and the Lenders' interest in the Trust Property, any purchaser of the Trust Property upon foreclosure, and all shareholders, directors, officers, employees and agents of all of the foregoing and their heirs, personal representatives, successors and assigns from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever, including but not limited to all amounts paid in settlement of, and all costs and expenses (including attorneys' fees) incurred in defending or settling, any actual or threatened claim, action, suit or proceeding, directly or indirectly arising out of or relating to the Obligation, this Deed of Trust, or the Trust Property, including but not limited to (i) any violation of or claim of violation of the ADA with respect to the Trust Property; or (ii) any breach of any of the warranties, representations and covenants contained herein. This indemnity provision shall continue in full force and effect and shall survive the payment and performance of the Obligation, the release of record of the lien of this Deed of Trust, any foreclosure (or action in lieu of foreclosure) of this Deed of Trust, the exercise by Beneficiary or the Lenders of any other remedy under this Deed of Trust or any other document or instrument evidencing or securing the Obligation, and any suit, proceeding or judgment against Trustor by Beneficiary or the Lenders hereon.

        9.2 The acceptance of this Deed of Trust by Beneficiary and the Lenders shall not be considered a waiver of or in any way to affect or impair any other security that Beneficiary or the Lenders may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Obligation, nor shall the taking by Beneficiary or the Lenders at any time of any such additional security be construed as a waiver of or in any way to affect or impair the security of this Deed of Trust; Beneficiary and the Lenders may resort, for the payment or performance of the Obligation, to their several securities therefor in such order and manner as they may determine.

        9.3 Without notice or demand, without affecting the obligations of Trustor hereunder or the personal liability of any person for payment or performance of the Obligation, and without affecting the lien or the priority of the lien of this Deed of Trust, Beneficiary, from time to time, may: (i) extend the time for payment of all or any part of the Obligation, accept a renewal note therefor, reduce the payments thereon, release any person liable for all or any part thereof, or otherwise change the terms of all or any part of the Obligation; (ii) take and hold other security for the payment or performance of the Obligation and enforce, exchange, substitute, subordinate, waive or release any such security; (iii) consent to the making of any map or plat of the Trust Property; (iv) join in granting any easement on or in creating any covenants, conditions or restrictions affecting the use or occupancy of the Trust Property; (v) join in any extension or subordination agreement; or (vi) release or direct Trustee to release any part of the Trust Property from this Deed of Trust. Any such action by Beneficiary, or Trustee at Beneficiary's direction, may be taken without the consent of any junior lienholder and shall not affect the priority of this Deed of Trust over any junior lien.

        9.4 Trustor waives and agrees not to assert: (i) any right to require Beneficiary and the Lenders to proceed against any guarantor, to proceed against or exhaust any other security for the Obligation, to pursue any other remedy available to Beneficiary and the Lenders, or to pursue any remedy in any particular order or manner; (ii) the benefits of any legal or equitable doctrine or principle of marshalling; (iii) the benefits of any statute of limitations affecting the enforcement hereof; (iv) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Obligation; and (v) any benefit of, and any right to participate in, any other security now or hereafter held by Beneficiary or the Lenders.

        9.5 Upon written request of Beneficiary and upon surrender of this Deed of Trust and the Notes to Trustee for cancellation and retention or, if requested, delivery, then Trustee (and Beneficiary if necessary to clear title), upon payment of Trustee's fees, shall release, without warranty, the Trust Property. The recitals in such release of any matters or facts shall be conclusive as to the accuracy thereof. The grantee in such release may be described as "the person or persons legally entitled thereto." Five years after issuance of such full release, Trustee may destroy the Notes and this Deed of Trust (unless directed in such request to retain them), unless prior thereto Trustee has been directed to deliver them to the person or persons to whom the property was released.

        9.6 Beneficiary, the Lenders and Trustee shall have the right to inspect the Trust Property at all reasonable times.

        9.7 Time is of the essence hereof. All liability hereunder shall be joint and several. This Deed of Trust shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

        9.8 The acceptance by Trustee of this trust shall be evidenced when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. The trust created hereby is irrevocable by Trustor.

        9.9 This Deed of Trust cannot be changed except by agreement, in writing, signed by Trustor and Beneficiary.

        9.10 No setoff or claim that Trustor now has or may in the future have against Beneficiary or the Lenders shall relieve Trustor from paying or performing the Obligation.

        9.11 Each term, condition and provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law but if any term, condition or provision of this Deed of Trust shall be held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid term, condition or provision had not been contained herein. In addition, should this instrument be or become ineffective as a deed of trust, then these presents shall be construed and enforced as a realty mortgage with the Trustor being the Mortgagor and Beneficiary being the Mortgagee.

        9.12 This Deed of Trust, the Obligation and the agreements of any person or entity to pay or perform the Obligation shall be governed by and construed according to the laws of the State of Arizona, except to the extent that the state in which the Trust Property is located may require that its laws be applied to the creation and priority of liens, to the perfection of security interests and to any foreclosure, trustee's sale, appointment of receiver or other remedy with respect to the Trust Property. Any procedures provided herein for such remedies shall be modified by and replaced with, where inconsistent with or required by, any procedures or requirements of the laws of the state in which the Trust Property is located.

        9.13 All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission. Any notice directed to a party to this Deed of Trust shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, twenty-four (24) hours after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party shown at the beginning of this Deed of Trust or such other address as that party, from time to time, may specify by notice to the other parties.

        IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

                                SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership

                                BY:    SUNSTONE HOTEL INVESTORS, INC., a
                                       Maryland corporation, its General Partner



                                       By_______________________________________
                                       Name_____________________________________
                                       Title____________________________________
                                                                         TRUSTOR

STATE OF _______      )
                      ) ss.
County of ________    )

        On _________________, 19__, before me, the undersigned, a Notary Public in and for said County and State, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal.



                                            ____________________________________
                                            Notary Public in and for said County
                                            and State

                                  SCHEDULE "A"



Legal Description:

        All that real property situate in the County of _______________, State of ____________, more particularly described as follows:

                                                                           DRAFT
                                                                         10/8/97

                                    EXHIBIT D

                                    [FORM OF]
                       UNCONDITIONAL GUARANTEE OF PAYMENT
                                (---------------)

TO:     BANK ONE, ARIZONA, NA
        CREDIT LYONNAIS NEW YORK BRANCH
        DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
        SOCIETE GENERALE, SOUTHWEST AGENCY
        WELLS FARGO BANK, NATIONAL ASSOCIATION

        1. FOR VALUABLE CONSIDERATION, the undersigned (hereinafter called "Guarantor"), whose address is set forth after Guarantor's signature below, unconditionally guarantees and promises to pay to the Lenders (under and as defined in that certain Amended and Restated Revolving Credit Agreement (as modified, amended or restated from time to time, the "Loan Agreement"), dated as of October 10, 1997, by and among Bank One, Arizona, NA, Credit Lyonnais New York Branch, Dresdner Bank AG, New York and Grand Cayman Branches, Societe Generale, Southwest Agency, and Wells Fargo Bank, National Association (each a "Lender" and collectively, the "Lenders") and Sunstone Hotel Investors, L.P., a Delaware limited partnership (the "Borrower"); capitalized terms used herein but not defined herein shall have the meaning provided for such terms in the Loan Agreement), or order, upon demand, in lawful money of the United States, the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter (i) the principal of and interest on the Loans and (ii) all other Obligations arising under any Loan Document (all such guaranteed amounts are hereinafter collectively called the "Indebtedness").

        2. (a) The obligations of Guarantor hereunder, are separate and independent of the obligations of Borrower and of any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in any action or actions. The obligations of Guarantor hereunder shall survive and continue in full force and effect until payment in full of the Indebtedness is actually received by the Lenders and the period of time has expired during which any payment made by Borrower, Guarantor or any other guarantor to the Lenders may be determined to be a Preferential

        Payment (defined below), notwithstanding any release or termination of Borrower's, Guarantor's or any other guarantor's liability by express or implied agreement with the Lenders or by operation of law and notwithstanding that the Indebtedness or any part thereof is deemed to have been paid or discharged by operation of law or by some act or agreement of the Lenders. For purposes of this Guarantee, the Indebtedness shall be deemed to be paid only to the extent that the Lenders actually receive immediately available funds and to the extent of any credit bid by the Lenders at any foreclosure or trustee's sale of any security for the Indebtedness.

               (b) Notwithstanding anything contained herein to the contrary, the recovery under this Guarantee with respect to the Indebtedness (which does not include any amounts recovered under Paragraph 11) shall be limited to _________________________ ($____________).

        3. Guarantor agrees that to the extent Borrower or Guarantor makes any payment to the Administrative Agent or the Lenders in connection with the Indebtedness, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential , set aside or required to be repaid by the Administrative Agent or the Lenders or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guarantee shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the Lenders (or the Administrative Agent, as the case may be), the Indebtedness or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

        4. Guarantor is providing this Guarantee at the instance and request of Borrower to induce the Lenders to extend or continue financial accommodations to Borrower. Guarantor hereby represents and warrants that Guarantor is and will continue to be fully informed about all aspects of the financial condition and business affairs of Borrower that Guarantor deems relevant to the obligations of Guarantor hereunder and hereby waives and fully discharges the Lenders from any and all obligations to communicate to Guarantor any information whatsoever regarding Borrower or Borrower's financial condition or business affairs.

        5. Guarantor authorizes the Lenders, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, to: (a) renew, modify, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increasing or decreasing the rate of interest thereon; (b) release, substitute or add any one or more endorsers or other guarantors; (c) take and hold security for the payment of this Guarantee or the Indebtedness, and enforce, exchange, substitute, subordinate, waive or release any such security; (d) proceed against such security and direct the order or manner of sale of such security as the Lenders in their discretion may determine; and (e) apply any and all payments from Borrower, Guarantor or any other guarantor, or recoveries from such security, in such order or manner as the Lenders in their discretion may determine.

        6. Guarantor waives and agrees not to assert: (a) any right to require the Lenders to proceed against Borrower or any other guarantor, to proceed against or exhaust any security for the Indebtedness, to pursue any other remedy available to the Lenders, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof; (c) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, nonpayment and acceptance of this Guarantee; (d) notice of the existence, creation or incurring of new or additional indebtedness of Borrower to the Lenders; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of A.R.S. Sections 12-1641, et seq. and Rule 17(f) of the Arizona Rules of Civil Procedure; (f) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Borrower for the Indebtedness; and (g) the benefits of any statutory provision limiting the right of the Lenders to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the Indebtedness, after any foreclosure or trustee's sale of any security for the Indebtedness, including without limitation the benefits, if any, to Guarantor of A.R.S. Section 33-814 and Section 12-1566. Guarantor hereby expressly consents to any impairment of collateral, including, but not limited to, failure to perfect a security interest and release collateral and any such impairment or release shall not affect Guarantor's obligations hereunder. Until payment in full of the Indebtedness, Guarantor shall have no right of subrogation and hereby waives any right to enforce any remedy which the Lenders now have, or may hereafter have, against Borrower, and waives any benefit of, and any right to participate in, any security held by the Lenders.

        7. All existing and future indebtedness of Borrower to Guarantor is hereby subordinated to the Indebtedness and such indebtedness of Borrower to Guarantor, if the Lenders so request, shall be collected, enforced and received by Guarantor as trustee for the Lenders and shall be paid over to the Lenders on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guarantee.

        8. In addition to all liens upon, and rights of setoff against, the monies, securities or other property of Guarantor given to the Lenders by law, the Lenders shall have a lien and a right of setoff against, and Guarantor hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in, all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with any of the Lenders, whether held in a general or special account or deposit, or for safekeeping or otherwise; every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Administrative Agent or the Lenders, by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing.

        9. It is not necessary for the Lenders to inquire into the powers of Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any of the Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

        10. Within one hundred twenty (120) days after the close of each fiscal year of Guarantor, while this Guarantee remains in effect, Guarantor shall deliver to the Lenders financial statements of Guarantor, all in reasonable detail satisfactory to the Lenders. Such financial statements shall be certified by Guarantor. While this Guarantee remains in effect, Guarantor shall deliver to the Lenders copies of Guarantor's federal income tax returns within thirty (30) days of each filing of such returns. When requested by the Administrative Agent, from time to time, Guarantor shall promptly deliver, in writing, such further information as the Administrative Agent may reasonably request relating to any such financial statements or returns.

        11. Guarantor agrees to pay all attorneys' fees and all other costs and expenses which may be incurred by the Administrative Agent or the Lenders in enforcing this Guarantee or in collecting all or any part of the Indebtedness. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by the jury and shall be included in any judgment obtained by the Administrative Agent or the Lenders.

        12. This Guarantee sets forth the entire agreement of Guarantor and the Lenders with respect to the subject matter hereof and supersedes all prior oral and written agreements and representations by the Lenders to Guarantor. No modification or waiver of any provision of this Guarantee or any right of the Lenders hereunder and no release of Guarantor from any obligation hereunder shall be effective unless in a writing executed by an authorized officer of each of the Lenders. There are no conditions, oral or otherwise, on the effectiveness of this Guarantee.

        13. This Guarantee shall inure to the benefit of the Lenders and their successors and assigns and shall be binding upon Guarantor and its heirs, personal representatives, successors and assigns. The Lenders may assign this Guarantee in whole or in part without notice.

        14. This Guarantee shall be governed by and construed according to the laws of the State of Arizona except that the laws of the state of Guarantor's domicile shall govern the power of Guarantor to bind the marital community and the community assets of Guarantor and Guarantor's spouse, or if the state of Guarantor's domicile is not a community property state, the power of Guarantor to bind the property of Guarantor's spouse, for the payment and performance of the obligations under this Guarantee. Guarantor represents and warrants that the common domicile of Guarantor and Guarantor's spouse is in the State of California.

        15. Guarantor covenants and agrees to be bound by the arbitration provisions contained in Section 11.15 of the Loan Agreement.

        16. Any legal action or proceeding with respect to this Guarantee or any document related hereto may be brought in Arizona State or United States District Court sitting in Phoenix, Arizona, and, by execution and delivery of this Guarantee, Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Guarantor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which Guarantor may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Guarantor irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Guarantor at its address provided herein. Nothing contained in this paragraph shall affect the right of the Administrative Agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Guarantor in any other jurisdiction.

        17. EACH PARTY TO THIS GUARANTEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALING OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS GUARANTEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        IN WITNESS WHEREOF these presents are executed as of ___________, 1997.

                                   GUARANTOR:



                                   _______________________________________


                                    Address: _____________________________

                                             _____________________________

State of _____________)
                      ) ss.
County of ____________)

On , before me, the undersigned, a Notary Public in and for said County and State, personally appeared _______________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the Unconditional Guarantee of Payment and acknowledged to me that ____ executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.



                                             ___________________________________
                                             Notary Public in and for said
                                             County and State

                                                                           DRAFT
                                                                         10/8/97
                                    EXHIBIT E

                                    [FORM OF]

                                      NOTE

                                                                Phoenix, Arizona

$_____________                                                  October __, 1997


               FOR VALUE RECEIVED, the undersigned, SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________________________________________________________________
___________ ("Lender"), on the date or dates designated in the Credit Agreement (as hereinafter defined), and, if not sooner paid, on the Final Maturity Date, without setoff or counterclaim, the principal amount of _______________________ Dollars ($_____________), or so much thereof as the Lender may advance, pursuant to the terms and provisions of that certain Amended and Restated Revolving Credit Agreement dated as of October __, 1997 by and among the Borrower, the Lender, the other institutions from time to time parties thereto as Lenders, and Bank One, Arizona, NA, as Administrative Agent for the Lenders (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

               The Borrower further promises to pay interest, without setoff or counterclaim, on the unpaid principal amount of each Loan from the date advanced until such principal amount is paid in full, at such interest rates (which shall not exceed the maximum rate permitted by applicable law), and at such times, as are specified in the Credit Agreement. The Borrower agrees to an effective rate of interest that is the applicable rate specified in the Credit Agreement plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of the Borrower, or any benefit received or to be received by the Lender, in connection with the Loans evidenced by this Note.

               All payments of principal and interest in respect of this Note shall be made to the Administrative Agent in lawful money of the United States of America in same day funds for the account of the Lender in accordance with the terms of the Credit Agreement.

               The Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowing, and reborrow, subject to all of the limitations, terms and conditions of this Note and of the Credit Agreement, provided that the outstanding principal balance of this Note shall at no time exceed the principal amount stated above. The unpaid principal balance of this Note at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by the Borrower, which principal balance may be endorsed hereon from time to time by the holder.

               This Note is one of the Notes referred to in, is executed and delivered pursuant to, and is entitled to the benefits of, the Credit Agreement, to which Credit Agreement reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or the Obligations accelerated or extended. The terms and conditions of the Credit Agreement are hereby incorporated in their entirety herein by reference as though fully set forth herein. Upon the occurrence of certain Events of Default as more particularly described in the Credit Agreement, the unpaid principal amount evidenced by this Note shall become, and upon the occurrence of certain other Events of Default, such unpaid principal amount may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

               Pursuant to the terms of the Credit Agreement, this Note may also from time to time be secured by certain Deeds of Trust and other Security Documents, and reference is made to such Security Documents for certain terms and conditions upon which the unpaid principal balance of this Note may become or declared to be due and payable and for other terms and conditions with respect to any collateral securing this Note and the other Obligations.

               The Borrower and all sureties, Guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (each hereinafter called a "Surety") each: (a) severally waive any exemption laws and rights thereunder affecting the full collection of this Note; (b) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (c) consent that the Lender may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this

Note, at the request of any other Person liable hereon, and such consent shall not alter or diminish the liability of any Person hereon.

               In addition, the Borrower and each Surety waive and agree not to assert: (a) any right to require the Lender or the Administrative Agent to proceed against the Borrower or any other Surety, to proceed against or exhaust any security for the Note, to pursue any other remedy available to the Lender, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting their liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of the Borrower to the Lender; (e) the benefits of any statutory provision limiting the liability of a Surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes and Rule 17(f) of the Arizona Rules of Civil Procedure; (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of the Borrower for payment of the Note; and (g) the benefits of any statutory provision limiting the right of the Lender to recover a deficiency judgment, or otherwise to proceed against any Person obligated for payment of the Note, after any foreclosure or trustee's sale of any security for the Note, including without limitation the benefits, if any, to a Surety of Arizona Revised Statutes Section 33-814 and Section 12-1566. No Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which the Lender now has, or may hereafter have, against the Borrower or any other Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Lender.

               The Borrower and each Surety agree that, to the extent the Borrower or any Surety makes any payment to the Administrative Agent or the Lender with respect to the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Administrative Agent or the Lender or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of the Borrower and each Surety with respect to this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the Administrative Agent or the Lender, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

               Any legal action or proceeding with respect to this Note may be brought in any Arizona State or United States District Court sitting in Phoenix, Arizona, and, by execution and delivery of this Note, the Borrower hereby accepts for itself and in respect of its property and each Surety and its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower and each Surety hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

               This Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Lender, and any subsequent holders of this Note, and their successors and assigns.

               All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Credit Agreement for the giving of notices.

               This Note shall be governed by and construed according to the laws of the State of Arizona.

               IN WITNESS WHEREOF, this Note is executed as of the date first written above.

                                    SUNSTONE HOTEL INVESTORS, L.P., a
                                    Delaware limited partnership

                                    By:  SUNSTONE HOTEL INVESTORS, INC., a
                                         Maryland corporation, its General
                                         Partner


                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                 LEASE AGREEMENT

                            DATED AS OF _____________

                                     BETWEEN

                         SUNSTONE HOTEL INVESTORS, L.P.

                                    AS LESSOR

                                       AND

                         SUNSTONE HOTEL PROPERTIES, INC.

                                    AS LESSEE


                                 [NAME OF HOTEL]

                                 LEASE AGREEMENT


        THIS LEASE AGREEMENT (this "Lease"), dated as of _______, 1996, by and between SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership ("Lessor"), and SUNSTONE HOTEL PROPERTIES, INC., a Colorado corporation ("Lessee"), provides as follows.

                              W I T N E S S E T H:
                              --------------------

        Lessor has acquired the "Leased Property" (as hereinafter defined) and desires to lease the Leased Property to Lessee and Lessee has agreed to lease the Leased Property from Lessor in accordance with the terms of the Lease.

        In furtherance of the consummation of such series of transactions, Lessor and Lessee wish to enter into this Lease.

        NOW, THEREFORE, Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property.

                                    ARTICLE I
                                    ---------
                              LEASED PROPERTY; TERM

        I.1 Leased Property. The leased property (the "Leased Property") is comprised of Lessor's interest in the following:

               (a) the land described in Exhibit "A" attached hereto and by reference incorporated herein (the "Land");

               (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements"); _______________________

               (c) all easements, rights and appurtenances relating to the Land or the Leased Improvements;

               (d) all equipment, machinery, fixtures, and other items of property required for or incidental to the use of the Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

               (e) all Furniture and Equipment (as hereinafter defined) and all other items of personal property (excluding Inventory and personal property owned by Lessee) located on, and used in connection with, the operation of the Leased Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto, and

               (f) all existing leases of space within the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto).

THE LEASED PROPERTY IS DEMISED IN ITS PRESENT, "AS-IS" CONDITION, WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AS MORE SPECIFICALLY SET FORTH IN SECTION 7.1 HEREOF AND SUBJECT TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

        I.2 Term. The term of this Lease (the "Term") shall commence on the date hereof (the "Commencement Date") and shall end on the tenth anniversary of the last day of the month in which the Commencement Date occurs, unless sooner terminated in accordance with the provisions hereof.

                                   ARTICLE II
                                   ----------
                                   DEFINITIONS

        Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as are at the time applicable, (c) all references in this Lease to designated "Articles, "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

        Additional Charges:  As defined in Section 3.3.

        Affiliate: As used in this Lease, the term "Affiliate" of a person shall mean (a) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (b) any other person that owns, beneficially, directly or indirectly, five percent or more of the outstanding capital stock, shares or equity interests of such person, or (c) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" for purposes of this definition means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

        Alterations: As defined in Section 10.1.

        Annual Budget: As used in this Lease, the term "Annual Budget" shall mean an operating and capital budget prepared by Lessee and delivered to Lessor in accordance with Section 3.6.

        Annual Revenues Computation: As defined in Section 3.1(b).

        Award: As defined in Section 15.1(c).

        Base Rate: The rate of interest announced publicly by Wells Fargo Bank, N.A., in San Francisco, California, from time to time, as such bank's base rate. If no such rate is announced or becomes discontinued, then such other rate as Lessor may reasonably designate.

        Base Rent: As defined in Section 3.1(a).

        Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of New York, New York, or in the municipality wherein the Leased Property is located, are closed.

        CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        Claims: As defined in Article XII.

        Code: The Internal Revenue Code of 1986, as amended.

        Commencement Date: As defined in Section 1.2.

        Condemnation, Condemnor: As defined in Section 15.1.

        Consolidated Financials: For any fiscal year or other accounting period for Lessee and its consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with generally accepted accounting principles and audited by independent certified public accountants reasonably selected by Lessor.

        Consolidated Net Worth: At any time, the sum of the following for Lessee and any consolidated subsidiaries, on a consolidated basis determined in accordance with generally accepted accounting principles:

        (a) the amount of capital or stated capital (after deducting the cost of any shares held in its treasury), plus

        (b) the amount of capital surplus and retained earnings (or, in the case of a capital or retained earnings deficit, minus the amount of such deficit), minus

        (c) the sum of the following (without duplication of deductions with respect to items already deducted in arriving at surplus and retained earnings):
(1) unamortized debt discount and expense; and (2) any write-up in the book value of assets resulting from a revaluation thereof subsequent to the date of the most recent Consolidated Financials prior to the date thereof, except any net write-up in value of foreign currency in accordance with generally accepted accounting principles.

        Consumer Price Index: The "Consumer Price Index" published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items for Urban Wage Earners and Clerical Workers (1982-1984=100). If the Consumer Price Index is hereafter converted to a different standard reference base or otherwise revised, any determination hereunder that uses the Consumer Price Index shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics, or, if the bureau shall no longer publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or failing such publication, by any other nationally recognized publisher of similar statistical information.

        Date of Taking: As defined in Section 15.1(b).

        Encumbrance: As defined in Section 34.1.

        Environmental Authority: Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

        Environmental Authorization: Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

        Environmental Laws: All applicable federal, state and local laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

        Environmental Liabilities: Any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any predecessor, the Leased Property or any property used therein and arising out of:

        (a) Failure of Lessee, Lessor, any predecessor or the Leased Property to comply at any time with all Environmental Laws;

        (b) Presence of any Hazardous Materials on, in, under, at the Leased Property;

        (c) A Release at any time of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property;

        (d) Identification of Lessee, Lessor or any predecessor as a potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;

        (e) Presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

        (f) Any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof or any adjoining property.

        Event of Default: As defined in Section 16.1

        Facility: The hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property.

        Fair Market Rental: The fair market rental of the Leased Property means the rental which a willing tenant not compelled to rent would pay a willing landlord not compelled to lease for the use and occupancy of such Leased Property pursuant to this Lease for the term in question, (a) assuming that Lessee is not in default thereunder, and (b) determined in accordance with the appraisal procedures set forth in Article XXXIII or in such other manner as shall be mutually acceptable to Lessor and Lessee

        Fair Market Value: The fair market value of the Leased Property means an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such Leased Property, (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article XXXIII or in such other manner as shall be mutually acceptable to Lessor and Lessee, (c) assuming that such seller must pay customary closing costs and title premiums, and (d) taking into account the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance that is assumed by the transferee. In addition, in determining the Fair Market Value with respect to damaged or destroyed Leased Property, such value shall be determined as if such Leased Property had not been so damaged or destroyed.

        FIFRA: The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

        Fiscal Year: The 12-month period from January 1 to December 31.

        Fixtures: As defined in Section 1.1.

        Food and Beverage Revenues: All revenues, receipts and income of every kind from the sale of food and beverages at, on or from the Leased Property, whether from restaurants, room service or otherwise but excluding (i) federal, state and municipal excise, sales, and use taxes collected directly as a part of the sales price of any such food or beverages, such as gross receipts or similar or equivalent taxes and paid over to federal, state or municipal governments,
(ii) gratuities, (iii) proceeds from sales other than sales in the ordinary course of business, and (iv) items constituting "allowances" under the Uniform System.

        Franchise Agreement: Any franchise agreement or license agreement with a franchisor under which the Facility is operated.

        Furniture and Equipment: For purposes of this Lease, the terms "Furniture and Equipment" shall mean collectively all furniture, furnishings, wall coverings, fixtures and hotel equipment and systems located at, or used in connection with, the Facility, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens, bars, if any, and laundry and dry cleaning facilities, (ii) dining room wagons, materials handling equipment, cleaning and engineering equipment, (iii) telephone and computerized accounting systems, and (iv) vehicles.

        Government: The United States of America, any state, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing.

        Gross Operating Expenses: For purposes of this Lease, the term "Gross Operating Expenses" shall mean all salaries and employee expense and payroll taxes (including salaries, wages, bonuses and other compensation of all employees at the Facility, and benefits including life, medical and disability insurance and retirement benefits), payments made to any Manager under a Management Agreement, expenditures described in Section 9.1, operational supplies, utilities, cost of insurance to be provided by Lessee, or otherwise reimbursed to Lessor, under the terms of this Lease, management fees and expenses paid to any management company engaged by Lessee for the operation of the Facility, governmental fees and assessments, food, beverages, laundry service expense, the cost of Inventories and fixed asset supplies, license fees, advertising, marketing, reservation systems and any and all other operating expenses as are reasonably necessary for the proper and efficient operation of the Facility incurred by Lessee in accordance with the provisions hereof (excluding, however, (i) federal, state and municipal excise, sales and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes paid over to federal, state or municipal governments, (ii) the cost of insurance to be carried by Lessor without reimbursement from Lessee, (iii) expenditures by Lessor pursuant to Article XIII and (iv) payments on any Mortgage or other mortgage or security instrument on the Facility); all determined in accordance with generally accepted accounting principles and the Uniform System. No part of Lessee's central office overhead or general or administrative expense (as opposed to that of the Facility) shall be deemed to be a part of Gross Operating Expenses, as herein provided. Reasonable out-of-pocket expenses of Lessee or of any Manager under a Management Agreement incurred for the account of or in connection with the Facility operations, including but not limited to, postage, telephone charges and reasonable travel expenses of employees, officers and other representatives and consultants of Lessee or any Manager under a Management Agreement and their Affiliates, shall be deemed to be a part of Gross Operating Expenses and such persons shall be afforded reasonable accommodations, food, beverages, laundry, valet and other such services by and at the Facility without charge to such persons or Lessee.

        Gross Operating Profit: shall mean, for any Fiscal Year, the excess of Gross Revenues for such Fiscal Year over Gross Operating Expenses for such Fiscal Year.

        Gross Revenues: All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with the Facility (including rentals or other payments from tenants, lessees, licensees or concessionaires but not including their gross receipts) whether on a cash basis or credit, paid or collected, determined in accordance with generally accepted accounting principles and the Uniform System, excluding, however: (i) funds furnished by Lessor, (ii) federal, state and municipal excise, sales, and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (iii) gratuities, (iv) proceeds of insurance and condemnation, (v) proceeds from sales other than sales in the ordinary course of business, (vi) all loan proceeds from financing or refinancings of the Facility or interests therein or components thereof, (vii) judgments and awards, except any portion thereof arising from normal business operations of the hotel, and (viii) items constituting "allowances" under the Uniform System.

        Hazardous Materials: All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:

        (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

        (b) Hazardous substances, as defined in CERCLA or in any Environmental Law;

        (c) Toxic substances, as defined in TSCA or in any Environmental Law;

        (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law; and

        (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenols, asbestos and urea formaldehyde.

        Impositions: Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or its business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay
(1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is: obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

        Indemnified Party: Either of a Lessee Indemnified Party or a Lessor Indemnified Party.

        Indemnifying Party: Any party obligated to indemnify an Indemnified Party pursuant to Section 8.3 or Article XXII.

        Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

        Inventory: All "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System, including, but not limited to, linens and other non-depreciable personal property.

        Land: As defined in Article I.

        Lease: This Lease.

        Leased Improvements; Leased Property: Each as defined in Article I.

        Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use or alteration thereof (whether by Lessee or otherwise), whether or not hereafter enacted and in force, including (a) all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property, or (2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

        Lending Institution: Any insurance company, credit company, federally insured commercial or savings bank, national banking association, savings and loan association, employees welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, or real estate investment, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, such trust having a net worth of at least $10,000,000.

        Lessee: The Lessee designated on this Lease and its respective permitted successors and assigns.

        Lessee Indemnified Party: Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's interest) in Lessee, the officers, directors, stockholders, employees, agents and representatives of Lessee and any corporate stockholder, agent, or representative of Lessee, and the respective heirs, personal representatives, successors and assigns of any such officer, director, stockholder, employee, agent or representative.

        Lessee's Personal Property: As defined in Section 6.2.

        Lessor: The Lessor designated on this Lease and its respective successors and assigns.

        Lessor Indemnified Party: Lessor, any Affiliate of Lessor, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's or partnership interest) in Lessor, the officers, directors, stockholders, employees, agents and representatives of the general partner of Lessor and any partner, agent or representative of Lessor, and the respective heirs, successors and assigns of any such officer, director, partner, stockholder, employee, agent or representative.

        Management Agreement: Any agreement entered into by Lessee with any Person for the management of the Facility. Initially, the parties acknowledge and agree that the Management Agreement shall be that certain Management Agreement dated as of August 16, 1995, by and between Lessee and the Manager (as hereinafter defined).

        Manager: Any Person retained to manage the Facility under a Management Agreement.

        Minimum Price: The sum of (a) the equity in the Leased Property at the time of acquisition of the Leased Property by Lessor (i.e. that portion of the purchase price of the Leased Property paid by Lessor in cash or limited partnership units), plus (b) other capital expenditures on the Leased Property by Lessor after the date hereof, plus (c) the unpaid principal balance of all encumbrances against the Leased Property at the time of purchase of the Leased Property by Lessee, less (x) all proceeds received by Lessor from any financing or refinancing of the Leased Property after the date hereof (after payment of any debt refinanced and net of any costs and expenses incurred in connection with such financing or refinancing, including, without limitation, loan points, commitment fees and commissions and legal fees), and (y) the net amount (after deduction of all reasonable legal fees and other costs and expenses, including without limitation, expert witness fees, incurred by Lessor in connection with obtaining any such proceeds or award) of all insurance proceeds received by Lessor in connection with any damage or destruction and awards received by Lessor from any partial Taking of the Leased Property that are not applied to restoration.

        Monthly Revenues Computation: As defined in Section 3.1(b).

        Notice: A notice given pursuant to Article XXXII.

        Other Revenues: Any and all revenues generated by or at the Property, including without limitation, by vending machines, honor bar, movie rental, telephone, concessions and similar services less direct expenses incurred by Lessee in connection with generating such revenues.


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

        Overdue Rate: On any date, a rate equal to the Base Rate plus 5% per annum, but in no event greater than the maximum rate then permitted under applicable law.

        Payment Date: Any due date for the payment of any installment of Base Rent.

        Percentage Rent: As defined in Section 3.1(b).

        Person: Any Government, natural person, corporation, partnership or other legal entity.

        Personal Property Taxes: All personal property taxes imposed on the Furniture and Equipment, furnishings or other items of personal property located on, and used in connection with, the operation of the Leased Improvements as a hotel (other than Inventory and other personal property owned by the Lessee), together with all replacement, modifications, alterations and additions thereto.

        Predecessor: Any Person whose liabilities arising under any Environmental Law have or may have been retained or assumed by Lessee, either contractually or by operation of law, relating to the Leased Property.

        Primary Intended Use: As defined in Section 7.2(b).

        Proceeding: Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

        RCRA: The Resource Conservation and Recovery Act, as amended.

        Real Estate Taxes: All real estate taxes, including general and special assessments, if any, which are imposed upon the Land, and any improvements thereon.

        Rejectable Offer Price: An amount equal to the lesser of (a) the Fair Market Value, determined as of the applicable purchase date, or (b) the Minimum Price.

        Release: A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

        Rent: Collectively, the Base Rent, Percentage Rent and Additional
Charges.

        Room Revenues: Gross revenue from the rental of guest rooms, whether to individuals, groups or transients, at the Facility, excluding the following:

        (a) the amount of all credits, rebates or refunds to customers, guests or patrons;


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

        (b) all sales taxes or any other taxes imposed on the rental of such guest rooms; and

        (c) Other Revenues.

        SARA: The Superfund Amendments and Reauthorization Act of 1986, as amended.

        State: The State or Commonwealth of the United States in which the Leased Property is located.

        Subsidiaries: Corporations in which Lessee owns, directly or indirectly, more than 50% of the voting stock or control, as applicable (individually, a "Subsidiary").

        Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

        Term: As defined in Section 1.2.

        TSCA: The Toxic Substances Control Act, as amended.

        Unavoidable Delays: Delays due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease or any guaranty of this Lease.

        Uneconomic for its Primary Intended Use: A state or condition of the Facility such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of usable rooms and projected revenues, such that Lessee intends to, and shall, complete the cessation of operations from the Facility.

        Uniform System: Shall mean the Uniform System of Accounts for Hotels (8th Revised Edition, 1986) as published by the Hotel Association of New York City, Inc., as same may hereafter be revised.

        Unsuitable for its Primary Intended Use: A state or condition of the Facility such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, due to casualty damage or loss through Condemnation, the Facility cannot function as an integrated hotel facility consistent with


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

standards applicable to a well maintained and operated hotel.

                                   ARTICLE III
                                   -----------
                                      RENT

        III.1 Rent. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds without reduction or offset, at Lessor's address set forth in Article XXXII hereof or at such other place or to such other Person, as Lessor from time to time may designate in a Notice, all Base Rent, Percentage Rent and Additional Charges, during the Term, as follows:
----

               (a) Base Rent: The annual sum of $_______, payable in arrears in equal, consecutive monthly installments, on or before the first day of each calendar month of the Term ("Base Rent"); provided, however, that the first and last monthly payments of Base Rent shall be pro rated as to any partial month, and

               (b) Percentage Rent:

                      (i) For each month during the Term, Tenant shall pay percentage rent ("Percentage Rent") in an amount calculated by the following formula:

                      The amount equal to the Monthly Revenues Computation (as hereinafter defined)

                                             less

                      an amount equal to the Base Rent paid for the applicable month equals

                      Percentage Rent for the applicable month.

For the purposes of this formula:

               The "Monthly Revenues Computation" shall mean the amount obtained by adding, for the applicable month, an amount equal to (A) __% of the first $_______ in Room Revenues for the month, plus __% of all Room Revenues for the month in excess of $_______, plus (B) 5% of Food and Beverage Revenue, if any, plus (C) 100% of any sublease or concession rentals at the Facility, plus 100% of Other Revenues;

               (ii) The Percentage Rent payable for the last month in any calendar quarter shall be adjusted to reflect the Percentage Rent that would be payable on a year-to-date cumulative basis based on the percentage of the Fiscal Year elapsed to the same percentage of the Annual Revenues Computation (i.e. 25% for the first quarter, 50% for the second quarter and so forth). The "Annual Revenues Computation" shall mean the amount obtained by adding, for the applicable Fiscal Year, an amount equal to __% of the first $_________ in Room Revenues for the Fiscal Year, plus __% of all Room Revenues for the Fiscal Year in excess of $_________, plus __% of food and beverage revenue, 100% of any sublease or concession rentals at the Facility, plus 100% of Other Revenues.

               (c) CPI Adjustments to Base Rent and Room Revenue Thresholds. For each Fiscal Year of the Term beginning on or after January 1, 1997, the Base Rent then in effect, and the threshold Room Revenues then included in the Monthly and Annual Revenues Computations set forth in Section 3.1 shall be increased (but never decreased) as follows:

                      (1) Annual Adjustment Procedure. The year-end Consumer Price Index for the most recently ended Fiscal Year shall be divided by the year-end Consumer Price Index for the immediately preceding Fiscal Year.

                              (A) The new Base Rent for the then current Fiscal
Year shall be the adjusted amount obtained by multiplying the Base Rent for the immediately preceding Fiscal Year by the quotient obtained in subparagraph (1) above.

                              (B) The new threshold dollar amount in the Monthly
and Annual Revenues Computations described in Section 3.1(b) above for the then current Fiscal Year shall be the product of the threshold dollar amount of Room Revenues in effect in the most recently ended Fiscal Year and the quotient obtained in subparagraph (c)(1) above.

               By way of example, the amount of Base Rent and the threshold Room Revenues amounts in the Monthly and Annual Revenues Computations for the Fiscal Year commencing January 1, 1997 shall be increased (but never decreased) to reflect any change in the Consumer Price Index from the Fiscal Year ended December 31, 1996 as compared to the Fiscal Year ended December 31, 1997.

               Adjustments calculated as set forth above in the Base Rent and threshold Room Revenues amounts shall be effective on January 1 of the Fiscal Year to which such adjusted amounts apply. If rent is paid in any Fiscal Year prior to the determination of the amount of any adjustment to Base Rent or the threshold Room Revenues applicable for such Fiscal Year, payment adjustments for any shortfall in or overpayment of rent paid shall be made with the first Base Rent Payment due after the amount of the adjustments are determined.

               Notwithstanding anything to the contrary contained herein, adjustments to Base Rent and threshold Room Revenues shall in no event result in any decrease to Base Rent or threshold Room Revenues. Therefore, if any adjustment required under subparagraph 3(d)(1) above would result in a decrease in Base Rent and threshold Room Revenues, then Base Rent and threshold Room Revenues shall not be adjusted.

        III.2 Confirmation of Percentage Rent. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with generally accepted accounting principles consistently applied and the

Uniform System, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain, for at least four years after the expiration of each Fiscal Year, reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent for the applicable Fiscal Years. Lessor, at its expense (except as provided hereinbelow), shall have the right from time to time by its accountants or representatives to audit and examine all Lessee's records (including supporting data and sales and excise tax returns) reasonably required to verify Percentage Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any such audit discloses a deficiency in the payment of Percentage Rent, and either Lessee agrees with the result of such audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however, that as to any audit that is commenced more than two years after the date Percentage Rent for any Fiscal Year is reported by Lessee to Lessor, the deficiency, if any, with respect to such Percentage Rent shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee, in which case interest at the Overdue Rate will accrue from the date such payment should have been made to the date of payment thereof. If any such audit discloses that the actual Annual Revenues Computations for any Fiscal Year exceeds that reported by Lessee by more than 3%, Lessee shall pay the cost of such audit and examination. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Lessor may disclose such information to prospective lenders or as required to comply with applicable Legal Requirements, including without limitation, reporting requirements under state and federal securities laws. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease.

        III.3 Additional Charges. In addition to the Base Rent and Percentage Rent, (a) Lessee also shall pay and discharge as and when due and payable all other amounts, liabilities, obligations and impositions that Lessee assumes or agrees to pay under this Lease, (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 3.3, Lessee also shall promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items, and (c) if any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor on demand a late charge (to the maximum extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof (the items referred to in clauses (a), (b) and (c) of this Section 3.3 are additional rent hereunder and are referred to herein collectively as the "Additional Charges"). Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

        III.4 Lease Provision. The Rent shall be paid so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, Percentage Rent and Additional Charges throughout the Term, all as more fully set forth in
Article V, but subject to any other provisions of this Lease that expressly provide for adjustment or abatement of Rent.

        III.5 Addition or Deletion of Food or Beverage Services. If, during the Term, Lessee desires to provide food and beverage operations at the Facility (other than complimentary continental breakfast), or terminate any existing food and beverage operations, Lessee shall give notice of such desire to Lessor. Lessor and Lessee shall then commence negotiations to adjust Rent to reflect the proposed change to the operation of the Facility, each acting reasonably and in good faith. All other terms of this Lease will remain substantially the same. During negotiations, which shall not extend beyond 60 days, Lessee shall not "convert" the Facility and shall continue fulfilling its obligations under the existing terms of this Lease. If no agreement is reached after such 60-day period, Lessee shall withdraw such notice and this Lease shall continue in full force.

        III.6 Annual Budget. Within ninety (90) days after the date of this Lease, and not later than fifteen (15) days prior to the commencement of each Fiscal Year beginning with the Fiscal Year commencing January 1, 1997, Lessee shall submit the Annual Budget to Lessor. The Annual Budget shall be subject to the approval of the Lessor and shall contain the following:

               (a) Lessee's reasonable estimate of Gross Revenues (including room rates and Room Revenues), Gross Operating Expenses, and Gross Operating Profits for the forthcoming Fiscal Year itemized on schedules on a quarterly basis as approved by Lessor and Lessee, as same may be revised or replaced from time to time by Lessee and approved by Lessor, together with the assumptions, in narrative form, forming the basis of such schedules.

               (b) An estimate of the amounts to be spent for the repair, replacement, or refurbishment of Furniture and Equipment.

               (c) An estimate of any amounts Lessor will be required to provide in the forthcoming Fiscal Year for required or desirable items which would be classified as capital items by generally accepted accounting principles, and projections of the amounts that may be required in the two succeeding Fiscal Years for such items.

               (d) A cash flow projection.

               (e) A narrative description of the program for advertising and marketing the Facility for the forthcoming Fiscal Year containing a detailed budget itemization of the proposed advertising expenditures by category and the assumptions, in narrative form, forming the basis of such budget itemization.

        III.7 Books and Records. Lessee shall keep full and adequate books of account and other records reflecting the results of operation of the Facility on an accrual basis, all in accordance with the Uniform System and generally accepted accounting principles and the obligations of Lessee under this Lease. The books of account and all other records relating to or reflecting the operation of the Facility shall be kept either at the Facility or at Lessee's offices in San Clemente, California and shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times for examination, audit, inspection and transcription. All of such books and records pertaining to the Facility including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessor and shall not be removed from the Facility or Lessee's offices without the approval of Lessor.

                                   ARTICLE IV
                                   ----------
                                   IMPOSITIONS

        IV.1 Payment of Impositions. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions (other than Real Estate Taxes and Personal Property Taxes, which shall be paid by Lessor) before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term thereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, Real Estate Taxes, Personal Property Taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect to any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have occurred and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article
XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessee shall file all personal Property Tax returns in such jurisdictions where it is legally required to so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Where Lessor is legally required to file Personal Property Tax returns, Lessee shall provide Lessor with copies of assessment notices in sufficient time for Lessor to file a protest. Lessor may, upon notice to Lessee, at Lessor's option and at Lessor's sole expense, protest, appeal, or institute such other proceedings (in its or Lessee's name) as Lessor may deem effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessor, and Lessee, at Lessor's expense as aforesaid, shall fully cooperate with Lessor in such protest, appeal, or other action. Lessor hereby agrees to indemnify, defend, and hold harmless Lessee from and against any claims, obligations, and liabilities against or incurred by Lessee in connection with such cooperation. Billings for reimbursement of Personal Property Taxes by Lessee to Lessor shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then go forward at Lessor's sole expense. Upon such notice, Lessee, at Lessors expense, shall cooperate fully with such activities.

        IV.2 Notice of Impositions. Lessor shall give prompt Notice of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto.

        IV.3 Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

                                    ARTICLE V
                                    ---------
                                    ABATEMENT

        V.1 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, and except for loss of the Franchise Agreement solely by reason of any action or inaction by Lessor, Lessee, to the fullest extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof,
(b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any Person, or by reason of eviction by paramount title, (c) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to
(1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

        V.2 Abatement Procedures. In the event of a partial Taking as described in Section 15.5, this Lease shall not terminate, but the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, or the revenues affected by such partial Taking. If Lessor and Lessee are unable to agree upon the amount of such abatement within 30 days after such partial Taking, the matter may be submitted by either party to a court of competent jurisdiction for resolution.

                                   ARTICLE VI
                                   ----------
                        PERSONAL PROPERTY; LESSOR'S LIEN

        VI.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

        VI.2 Lessee's Personal Property. Lessee will acquire and maintain throughout the Term such Inventory as is required to operate the Leased Property in the manner contemplated by this Lease. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory) owned by Lessee. Lessee, at the commencement of the Term, and from time to time thereafter, shall provide Lessor with an accurate list of all such items of Lessee's personal property (collectively, the "Lessee's Personal Property"). Lessee may, subject to the option granted under Section 37 below and in the first sentence of this Section 6.2 and the conditions set forth below, remove any of Lessee's Personal Property set forth on such list (and any other personal property even if not set forth on such list) at any time during the Term or upon the expiration or any prior termination of the Term. All of Lessee's Personal Property, other than Inventory (which shall remain with the Leased Premises and be conveyed to Lessor at the expiration of the term at no cost to Lessor), not removed by Lessee within ten days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to its original condition, including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor. Lessee may make such financing arrangements, title retention agreements, leases or other agreements with respect to the Lessee's Personal Property as it sees fit; provided, that Lessee first advises Lessor of any such arrangement and such arrangement expressly provides that in the event of Lessee's default thereunder, Lessor (or its designee) may cure such default and assume Lessee's obligations and rights under such arrangement.

        VI.3 Cash Management System and Lessor's Lien. Lessee shall establish as soon as practicable and maintain at all times during the term of this Lease a cash management system (the "Cash Management System") for its operations at this Leased Property and each other property it leases from Lessor with a financial institution reasonably acceptable to Lessor. Lessee shall, prior to the Effective Date, implement the First Phase of the Cash Management System by establishing a consolidation account (the "Consolidation Account") at a financial institution reasonably acceptable to Lessor into which all operating revenue of the Lessee from the Leased Property and each other property will be deposited.

               To the fullest extent permitted by applicable law, as security for all of Lessee's obligations under this Lease, Lessee hereby grants Lessor a lien and security interest on all Lessee's Personal Property now or hereinafter placed in or upon the Leased Property and other assets of Lessee, including, without limitation, any and all of Lessee's presently existing and hereafter arising accounts, chattel paper, deposit accounts, documents, equipment, fixtures, goods which are or are to become fixtures, general intangibles, goods, instruments, inventory, money, the Consolidation Account and revenue from the Leased Property and such lien and security interest shall remain attached to such Lessee's Personal Property until payment in full of all Rent and satisfaction of all of Lessee's obligations hereunder; provided, however, Lessor shall subordinate its lien and security interest to that of any non-Affiliate of Lessee which finances such Lessee's Personal Property or any non-Affiliate conditional seller of such Lessee's Personal property, the terms and conditions of such subordination to be satisfactory to Lessor in the exercise of reasonable discretion; provided, further, that under the terms of any such financing or conditional sale, Lessor shall have the right to cure any default of Lessee and assume Lessee's obligations and rights. Lessee shall, upon the request of Lessor, execute such financing statements or other documents or instruments reasonably requested by Lessor to perfect the lien and security interests herein granted.

                                   ARTICLE VII
                                   -----------
                        CONDITION OF LEASED PROPERTY; USE

        VII.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OF PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO LESSEE. Provided, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor in title other than Lessee (or an Affiliate of Lessee which conveyed the Property to Lessor) or any contractor, materialmen or other similar Persons for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation.

        VII.2 Use of the Leased Property.

               (a) Lessee covenants that it will obtain and maintain all approvals needed to use and operate the Leased Property and the Facility under applicable Legal Requirements.

               (b) Lessee shall use or cause to be used the Leased Property only as a hotel facility, and for such other uses as may be necessary or incidental to such use (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's sole discretion. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

               (c) Subject to the provisions of Articles XIV, XV, XXI and XXII, Lessee covenants and agrees that during the Term it will (1) operate continuously the Leased Property for the Primary Intended Use, (2) keep in full force and effect and comply with all the provisions of the Franchise Agreement (except that Lessee shall have no obligation to complete any capital improvements to the Leased Property required by the franchisor unless the Lessor funds the cost thereof), (3) not terminate or amend the Franchise Agreement without the consent of Lessor, (4) maintain appropriate certifications and licenses for such use, and (5) seek to maximize the Gross Revenues generated therefrom consistent with sound business practices, and (6) seek to keep the costs and expenses of the Leased Property payable by Lessor at reasonable levels.

               (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

               (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as (1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, except as necessary in the ordinary and prudent operation of the Facility on the Leased Property.

        VII.3 Lessor to Grant Easements, Etc.. Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of


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

easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of an officer's certificate stating that such grant, release, dedication, transfer, petition or amendment does not interfere with the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

        VII.4 Engagement of a Manager. Lessee shall not engage a manager for the Leased Property without the written consent of the Lessor, which may be given or withheld in Lessor's sole discretion. Any management contract, agreement or other arrangement entered into by Lessee shall not relieve Lessee of any of its obligations hereunder and any such agreement shall be expressly subordinate to the terms and conditions of this Lease.

                                  ARTICLE VIII
                                  ------------
                              COMPLIANCE WITH LAWS

        VIII.1 Compliance with Legal and Insurance Requirements, Etc.. Subject to Section 8.3(b) below and Article XII relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

        VIII.2 Legal Requirement Covenants. Subject to Section 8.3(b) below, Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all tenants, invitee or others to so comply with all Legal Requirements). Lessee may, however, upon prior Notice to Lessor, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. Lessee may delay compliance with any such Legal Requirement pending the outcome of any such contest provided no lien, charge or civil or criminal liability would be incurred and imposed upon Lessee, Lessor or the Leased Property by reason of any such delay and provided Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

        VIII.3 Environmental Covenants. Lessor and Lessee (in addition to, and not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and
8.2 hereof) covenant and agree as follows:

               (a) At all times hereafter until the later of (i) such time as all liabilities, duties or obligations of Lessee to the Lessor under this Lease have been satisfied in full and (ii) such time as Lessee completely vacates the Leased Property and surrenders possession of the same to Lessor, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon. Lessee agrees to give Lessor prompt written notice of
(1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property;
(3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

               (b) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities other than Environmental Liabilities which were caused by the acts or grossly negligent failures to act of Lessee, its agents, employees, contractors, invitees or licensees.

               (c) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities which were caused by the acts or grossly negligent failures to act of Lessee, its agents, employees, contractors, invitees or licensees.

               (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.3(b) or (c), the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnified Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless such counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgement.

               (e) At any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior written notice to Lessee stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding, provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.

               (f) The indemnification rights and obligations provided for in this Article VIII shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease.

               (g) The indemnification rights and obligations provided for in this Article VIII shall survive the termination of this Agreement.

               (h) For purposes of this Section 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained, provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any Claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.

               (i) Notwithstanding anything to the contrary contained in this Lease, if Lessor shall become entitled to the possession of this Leased Property by virtue of the termination of this Lease or repossession of the Leased Property, then Lessor may assign its indemnification rights under Section 8.3 of this Agreement (but not any other rights hereunder) to any Person to whom the Lessor subsequently transfers the Leased Property, subject to the following conditions and limitations, each of which shall be deemed to be incorporated into the terms of such assignment, whether or not specifically referred to therein:


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

                      (1) The indemnification rights referred to in this section may be assigned only if a known Environmental Liability then exists or if a proceeding is then pending or, to the knowledge of Lessee or Lessor, then threatened with respect to the Leased Property;

                      (2) Such indemnification rights shall be limited to Environmental Liabilities relating to or specifically affecting the Leased Property; and

                      (3) Any assignment of such indemnification rights shall be limited to the immediate transferee of Lessor, and shall not extend to any such transferee's successors or assigns.

                                   ARTICLE IX
                                   ----------
                            IMPROVEMENTS; MAINTENANCE

        IX.1 Capital Improvements, Maintenance and Repair.

               (a) Subject to Section 9.1(b), Lessee shall (i) keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto that are under Lessee's control, including windows and plate glass, parking lots, mechanical, electrical and plumbing systems and equipment (including conduit and ductware), and non-load bearing interior walls, in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, (ii) except as otherwise provided in Articles XIV or XV, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased property, except as to the structural elements of the Leased Improvements and underground utilities.

               (b) Notwithstanding any other provision of this Lease, unless the need for compliance with Section 9.1(a) is caused by Lessee's negligence or willful misconduct or that of its employees or agents, Lessee shall not be required to bear the costs of complying with Section 9.1(a) with respect to items classified as either (i) capital items under generally accepted accounting principles, or (ii) Fixtures or Furniture and Equipment in, on, or under the Facility or its components, except to the extent (X) that amounts are available therefor from Lessor under Article XL or otherwise, or (Y) required under Articles XIV and XV on the conditions set forth therein.

               (c) Article XL sets forth the only obligations of Lessor to fund the cost of any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

               (d) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, additional repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

               (e) Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in accordance with Section 9.1(a) above during the entire Term of this Lease), or damage by casualty or Condemnation (subject to the obligations of Lessee to restore or repair as set forth in this Lease).

        IX.2 Encroachments, Restrictions, Etc.. If any of the Leased Improvements, at any time, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall cooperate with Lessor, at Lessor's expense, subject to any title insurance insuring against such matter and any right to contest the existence of any encroachment, violation or impairment and, in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee, or (b) make such changes in the Leased Improvements, and take such other actions, as are reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alterations shall be made by Lessee in conformity with the applicable requirements of Article X.

                                    ARTICLE X
                                    ---------
                                   ALTERATIONS

        X.1 Alterations. After receiving the written approval of Lessor in accordance with this Section 10.1, which approval shall not be unreasonably withheld, Lessee shall have the right to make such additions, modifications or improvements (individually and collectively, "Alterations") to the Leased Property from time to time as Lessee deems desirable for permitted uses and purposes, provided, that such action will not significantly alter the character or purposes or significantly detract from the value or operating efficiency thereof and will not significantly impair the revenue-producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. If Lessee desires to make any Alterations, Lessee shall provide a written request to Lessor, along with any additional materials, plans, budgets and other items requested by Lessor. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor. Notwithstanding anything to the contrary contained herein, if Lessor approves of any Alterations, Lessor shall have the right (but not the obligation) to require Lessee to deliver to Lessor funds for such Alterations in an amount deemed by Lessor, in Lessor's reasonable discretion, to be adequate of such Alterations, which funds shall be disbursed by Lessor in accordance with the practices of commercially reasonable construction lenders in the jurisdiction in which the Leased Property is located.

        X.2 Salvage. All materials which are scrapped or removed in connection with the making of repairs required by Articles IX or X shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.

        X.3 Repairs and Improvements by Lessor. Lessor shall at all times have the right to make structural and non-structural repairs, additions and improvements to the Leased Improvements, including, without limitation, the addition of hotel rooms, the alteration of the facade of the Leased Property and the renovation of guest rooms. Lessee shall cooperate in Lessor's undertaking such work, provided Lessee shall have no obligation to pay any third party costs in connection therewith, and further provided Lessee acknowledges that it shall not be entitled to any abatement of rent, offset or deduction as a result of such work, regardless of whether the work involves the temporary closure of the hotel or portions thereof.

                                   ARTICLE XI
                                   ----------
                                      LIENS

        Liens. Subject to the provision of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, included as exceptions in the title policy insuring Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes upon Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by
Article XXIII hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet payable or are payable without the addition of any fine or penalty, or (ii) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than 60 days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor, or (2) any such liens are in the process of being contested as permitted by Article XII hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXIV of this Lease.

                                   ARTICLE XII
                                   -----------
                               PERMITTED CONTESTS

        Permitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Article XI, by appropriate legal, proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of any portion of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust, security deed or other agreement encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest or the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any claims.

                                  ARTICLE XIII
                                  ------------
                                    INSURANCE

        XIII.1 General Insurance Requirements.

               (a) Coverages by Lessor. During the Term of this Lease, Lessor shall at its expense, without reimbursement from Lessee, at all times keep the Leased Property insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to issue insurance in the State. The policies must name Lessor or its lender, if applicable, as the insured or as an additional named insured, as the case may be. Losses shall be payable to Lessor or Lessee as provided in this Lease. The policies on the Leased Property, including the Leased Improvements, Fixtures and Lessee's Personal Property, shall include:

                      (i) Building insurance on the "Special Form" (formerly "All Risk" form) (which may include earthquake and flood in reasonable amounts as determined by Lessor) in an amount not less than 100% of the then Full Replacement Cost thereof (as defined in Section 13.2) or such other amount which is acceptable to Lessor, and personal property insurance on the "Special Form" in the amount of the Full Replacement Cost thereof;

                      (ii) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in the minimum amount of $5,000,000 or in such greater amounts as are then customary or as may be reasonably requested by Lessor from time to time;

                      (iii) Loss of rental income insurance on the "Special Form," in the amount of one year of Base Rent and Percentage Rent for the 12 months preceding such damage or destruction for the benefit of Lessor;

                      (iv) Commercial general liability insurance, with amounts not less than $10,000,000 covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, with respect to Lessor, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessor and Lessee; and

                      (v) Insurance covering such other hazards and in such amounts as may be customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered as may be reasonably determined by Lessor.

               (b) Coverages by Lessee. During the term of this Lease, Lessee shall at its expense keep the insurance described below. This insurance shall be written by companies authorized to issue insurance in the State and otherwise acceptable to Lessor. If required by

Lessor, or any lender of Lessor, the policies must name Lessor and its lender as additional insureds, as applicable.

                      (i) Fidelity bonds with limits and deductibles as may be reasonably requested by Lessor, covering Lessee's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

                      (ii) Workers' compensation insurance in accordance with all Legal Requirements for all persons employed by Lessee on the Leased Property to the extent necessary to protect Lessor and the Leased Property against Lessee's worker's compensation claims;

                      (iii) Vehicle liability insurance for owned, nonowned, and hired vehicles, in the amount of $1,000,000; and

                      (iv) Such other insurance as Lessor may reasonably request, provided, that such other insurance is customary for facilities such as the Leased Property and the operation thereof.

        XIII.2 Replacement Cost. The term "Full Replacement Cost" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time during the Lease Term, it shall have the right to have such full replacement cost re-determined.

        XIII.3 Waiver of Subrogation. All insurance policies carried by Lessor or Lessee covering the Leased Property, the Fixtures, the Facility or Lessee's Personal Property, including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so. Each party agrees to seek recovery from any applicable insurance coverage prior to seeking recovery against the other.

        XIII.4 Form Satisfactory, Etc.. All of the policies of insurance referred to in this Article XIII shall be written in a form, with deductibles and by insurance companies satisfactory to Lessor and also shall meet and satisfy the requirements of any ground lessor, lender or franchisor having any interest in the Leased Premises. Lessee shall deliver to Lessor policies or certificates of the insurance required under 13.1(b) above as of their effective date (and, with respect to any renewal policy, 30 days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to obtain such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to obtain such insurance and pay the premiums therefor, and Lessee shall reimburse Lessor for any premium or premiums paid by Lessor for the coverages required under this Section upon written demand therefor, and repay the same within


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

30 days after Notice of such failure from Lessor shall constitute an Event of Default within the meaning of Section 16.1(d). Each insurer mentioned in this
Article XIII shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to Lessor 30 days' written notice before Lessor, the policy or policies in question shall be materially altered, allowed to expire or canceled.

        XIII.5 Blanket Policy. Notwithstanding anything to the contrary contained in this Article XIII, Lessee or Lessor may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee or Lessor, provided, however, that the coverage afforded to Lessor and Lessee will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied.

        XIII.6 Separate Insurance. Lessee shall not on Lessee's own or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor, are included therein as additional insureds, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. Lessee shall immediately provide Notice to Lessor that Lessee has obtained any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

        XIII.7 Reports on Insurance Claims. Lessee shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, claims for damage relating to the ownership, operation, and maintenance of the Facility, any damage or destruction to the Facility and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a final copy of such report shall be furnished to Lessor.

                                   ARTICLE XIV
                                   -----------
                             DAMAGE AND DESTRUCTION

        XIV.1 Insurance Proceeds. Subject to the provisions of Section 14.6, and the rights of any lender, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Lessor and held in trust by Lessor in an interest-bearing account, shall be made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor. If neither Lessor nor Lessee is required or elects to repair and restore, and this Lease is terminated without purchase by


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Lessee as described in Section 14.2, all such insurance proceeds shall be retained by Lessor. All salvage resulting from any risk covered by insurance shall belong to Lessor.

        XIV.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

               (a) Total Destruction. Except as provided in Section 14.6, if during the Term the Leased Property is destroyed by a risk covered by the insurance described in Article XIII and the Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall, at Lessee's option, exercised by written notice to Lessor within ninety (90) days after such damage or destruction, either (1) restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of this Lease, or (2) offer to acquire the Leased Property from Lessor for a purchase price equal to the Rejectable Offer Price of the Leased Property without regard to such damage or destruction. If Lessee restores the Facility, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions specified by Lessor, and any excess proceeds remaining after such restoration shall be retained by Lessor. If Lessee acquires the Leased Property, Lessee shall receive the insurance proceeds. If Lessor does not accept Lessee's offer so to purchase the Leased property within thirty (30) days after such offer is made, then Lessee may withdraw its offer to purchase the Leased Property and, if so withdrawn, Lessee may terminate this Lease with respect to the Leased Property without further liability hereunder and Lessor shall be entitled to retain all insurance proceeds.

               (b) Partial Damage. Except as provided in Section 14.6, if during the Term the Leased Property is partially destroyed by a risk covered by the insurance described in Article XIII, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of this Lease. Such damage or destruction shall not terminate this Lease; provided, however, that if Lessee cannot within twelve (12) months after the date of damage or destruction obtain all necessary government approvals, including building permits, licenses and conditional use permits, after diligent efforts to do so, to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction and otherwise in accordance with the terms of this Lease, Lessee may make a written offer to Lessor to purchase the Leased Property for a purchase price equal to the Rejectable Offer Price of the Leased Property determined without regard to such damage or destruction. If Lessee makes such offer and Lessor does not accept the same within 30 days after Lessee delivers its offer to Lessor, this Lease shall remain in full force and effect and Lessee shall immediately proceed to restore the Facility to substantially the same condition as existed immediately before such damage or destruction and otherwise in accordance with the terms of this Lease. If Lessee restores the Facility, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions specified by Lessor, and any excess proceeds remaining after such restoration shall be retained by Lessor.

               (c) Funding Deficiency. Notwithstanding anything to the contrary contained



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

herein, if the cost of the repair or restoration will exceed the amount of proceeds received by any insurance required under Article XIII and Lessor does not give Lessee notice of Lessor's commitment to provide any necessary additional proceeds within ninety (90) days after the damage or destruction, Lessee may either (i) elect to contribute any excess amounts needed to restore the Facility prior to commencing work thereon, or (ii) terminate this Lease effective as of the date of the damage or destruction. If Lessee elects to contribute such excess amount, such amount shall be paid by Lessee to Lessor promptly after Lessee receives Lessor's written invoice therefor, to be held in trust, together with any other insurance proceeds, for application to the cost of repair and restoration.

               (d) Sale of Leased Property. If Lessor accepts Lessee's offer to purchase the Leased Property under this Article, this Lease shall terminate as to the Leased Property upon payment of the purchase price, and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property being held in trust by Lessor.

        XIV.3 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance.

               (a) Material Damage. Except as provided in Section 14.6, if during the Term the Facility is totally or materially destroyed by a risk not covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, and Lessor does not give Lessee notice within ninety (90) days after such damage or destruction of Lessor's commitment to provide any funds necessary for reconstruction, Lessee at its option shall either, (i) at Lessee's sole cost and expense, restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease, or (ii) make a written offer to purchase the Leased Property for a purchase price equal to the Rejectable Offer Price of the Leased Property, or (iii) terminate this Lease effective as of the date of such damage or destruction. If Lessee elects to make the offer to purchase under
Section 14.3(a)(ii) and Lessor does not accept Lessee's offer so to purchase the Leased Property within 30 days after Lessee delivers its offer to Lessor, Lessee may withdraw its offer to purchase the Leased Property and, if so withdrawn, Lessee may terminate this Lease with respect to the Leased Property without further liability hereunder.

               (b) Non-material Damage. If such damage or destruction is not material, Lessee shall, at Lessee's sole cost and expense, restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of this Lease, and such damage or destruction shall not terminate this Lease.

        XIV.4 Lessee's Property. Lessor shall have no obligation to insure Lessee's Personal Property against any loss of or damage to any of Lessee's Personal Property. Lessee may separately insure its personal property, provided, however, no such payments under such insurance shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

        XIV.5 Abatement of Rent. Unless this Lease is terminated in accordance herewith, any damage or destruction due to casualty notwithstanding, this Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall be equitably abated during any period required for the applicable repair and restoration.

        XIV.6 Damage Near End of Term. Notwithstanding any provisions of Section
14.2 or 14.3 appearing to the contrary, if damage to or destruction of the Facility rendering it unsuitable for its Primary Intended Use occurs during the last 24 months of the Term, then either party shall have the right to terminate this Lease by giving Notice to the other within 30 days after the date of damage or destruction, whereupon all accrued Rent shall be paid immediately, and this Lease shall automatically terminate five days after the date of such Notice.

        14.7 Waiver. Lessee hereby waives any statutory or judicially created rights of termination that may arise by reason of any damage or destruction of the Facility that Lessor is obligated to restore or may restore under any of the provisions of this Lease.

                                   ARTICLE XV
                                   ----------
                                 EMINENT DOMAIN

        XV.1 Definitions.

               (a) "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

               (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

               (c) "Award" means all compensation, sums or anything of value awards, paid or received on a total or partial Condemnation.

               (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

        XV.2 Parties' Rights and Obligations. If during the Term there is an, Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessees shall be determined by this Article XV.

        XV.3 Total Taking. If title to the fee of the whole of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Percentage Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.

        XV.4 Allocation of Award. The total Award made with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of Lessee's business during the remaining Term, if any, for the taking of Lessee's, Personal Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, Lessee shall not initiate, prosecute acquiesce in any proceedings that may result in a diminution of any Award payable to Lessor.

        XV.5 Partial Taking. If title to less than the whole of the Leased Property is condemned, and the Leased Property is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but neither elects to terminate this Lease as provided in
Section 15.3, Lessee, at its sole cost and expense (subject to Lessor's contribution as set forth below) shall with all reasonable dispatch restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation, unless such restoration extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration. Lessor shall contribute to the cost of restoration that part of its Award specifically allocated to such restoration, if any, together with severance and other damages awarded for the taken Leased Improvements; provided, however, that the amount of such contribution shall not exceed such cost.

        XV.6 Temporary Taking. If the whole or any part of the Leased Property or of Lessee's interest under this Lease is condemned by any condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, but Lessee shall continue to pay, in the manner and at the terms herein specified, full amounts of Base Rent and Additional Charges with an equitable reduction for the portion of the Leased Property so condemned. Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation described in this Section 15.6 the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessor. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense (subject to Lessor's contribution as set forth below), restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration. If restoration is required hereunder, Lessor shall contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any, and Lessee shall fund the balance of such costs in advance of restoration in a manner reasonably satisfactory to Lessor.

                                   ARTICLE XVI
                                   -----------
                                DEFAULT; REMEDIES

        XVI.1 Events of Default. If any one or more of the following events (individually, an "Event of Default") occurs:

               (a) if an Event of Default occurs under any other lease between Lessor and Lessee or any Affiliate of Lessee; or

               (b) if Lessee fails to make payment of the Base Rent within 10 days after the same becomes due and payable;

               (c) if Lessee fails to make payment of Percentage Rent when the same becomes due and payable and such condition continues for a period of 10 days after the same becomes due and payable;

               (d) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of 30 days after receipt by the Lessee of Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of 30 days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond 90 days after such Notice; or

               (e) if the Lessee shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition proposing the adjudication of the Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within 60 days after the entry of an order in respect thereof, or if a receiver of the Lessee or of the whole or substantially all of the assets of the Lessee shall be appointed in any proceeding brought by the Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Lessee and shall not be vacated or set aside or stayed within 60 days after such appointment; or

               (f) if Lessee is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets; or

               (g) if the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding (unless Lessee is contesting such lien or attachment in good faith in accordance with Article XII hereof); or

               (h) if, except as a result of damage, destruction or a partial or complete Condemnation, Lessee voluntarily ceases operations on the Leased Property; or

               (i) if the Franchise Agreement with respect to the Facility on the Leased Premises has been terminated by the franchisor as a result of any action or failure to act by the Lessee, other than a failure to complete improvements required by the franchisor because the Lessor has not provided funds for such improvements; or

               (j) if Lessee, Mr. Alter or Mr. Biederman materially defaults and fails to cure within 10 days of written notice from Lessor, under that certain Agreement Respecting Lessee Unit Purchase dated August 16, 1995 herewith by and between Robert A. Alter, Charles L. Biederman, Lessor and Sunstone Hotel Investors, Inc., a Maryland corporation or under any other written agreement entered into by and between Mr. Alter or Mr. Biederman and the Company or the Partnership;

               then, and in any such event, Lessor may exercise one or more remedies available to it herein or at law or in equity, including but not limited to its right to terminate this Lease by giving Lessee not less than 10 days Notice of such termination except in the case of a default under Sections 16.1(e) or (f) in which case no Notice shall be required.

               No Event of Default (other than a failure to make a payment of money) shall be deemed to exist under clause (d) during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee remedies such default or Event of Default without further delay.

        XVI.2 Surrender. If an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and is continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, if requested by Lessor so to do, immediately surrender and assign to Lessor or Lessor's designee the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to rights of any hotel guests and to any requirement of law. Lessee hereby waives any and all requirements of applicable laws for service of notice to re-enter the Leased Property. Except as required by law, Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or otherwise mitigate Lessor's damages.

        XVI.3 Damages. Neither (a) the termination of this Lease, (b) the repossession of the


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

Leased Property, (c) the failure of Lessor to relet the Leased Property, nor (d) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting to the maximum extent permitted by law. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination.

               Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's default, either:

               (1) Without termination of Lessee's right to possession of the Leased Property, each installment of Rent (including Percentage Rent as determined below) and other sums payable by Lessee to Lessor under this Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate from the date due until paid or otherwise discharged, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease; or

               (2) the sum of:

                        (A) the unpaid Rent which had been earned at the time of
                termination, repossession or reletting, and

                        (B) the worth at the time of termination, repossession
                or reletting of the amount by which the unpaid Rent for the balance of the Term after the time of termination, repossession or reletting, exceeds the amount of such rental loss that Lessee proves could be reasonably avoided and as reduced for rentals received after the time of termination, repossession or reletting, if and to the extent required by applicable law, and

                        (C) any other amount necessary to compensate Lessor for
                all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things, would be likely to result therefrom. The worth at the time of termination, repossession or reletting of the amount referred to in subparagraph (B) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

Percentage Rent for the purposes of this Section 16.3 shall be a sum equal to
(i) the average of the annual amounts of the Percentage Rent for the three Fiscal Years immediately preceding the Fiscal Year in which the termination, re-entry or repossession takes place, or (ii) if three Fiscal Years shall not have elapsed, the average of the Percentage Rent during the preceding Fiscal Years during which this Lease was in effect, or (iii) if one Fiscal Year has not elapsed, the amount derived by annualizing the Percentage Rent from the effective date of this Lease.

        XVI.4 UCC Remedies. After the occurrence of an Event of Default, Lessor shall have all rights and remedies of a secured party under the Uniform Commercial Code, as enacted in the State, with respect to the security interest granted by Lessee to Lessor under Section 6.3 above.

        XVI.5 Waiver. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

        XVI.6 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State.

                                  ARTICLE XVII
                                  ------------
                             LESSOR'S RIGHT TO CURE

        Lessor's Right to Cure Lessee's Default. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of any Franchise Agreement other than a failure to complete improvements required by the franchisor because the Lessor has not provided Lessee with the funds therefor, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to Section 16.4, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XVIII
                                  -------------
                           PURCHASE OF LEASED PROPERTY

        Provisions Relating to Purchase of the Leased Property. If Lessee purchases the Leased Property from Lessor pursuant to any of the terms of this Lease, the closing of the purchase shall occur 30 days after Lessor accepts Lessee's offer to purchase the Leased Property, unless the provision of this Lease under which such offer was made specifies a different closing date, in which case the date set forth in such provision shall be the closing date. At such closing, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate limited or special warranty deed or other conveyance conveying the entire interest of Lessor in and to the Leased Property to Lessee free and clear of all encumbrances other than
(a) those that Lessee has agreed hereunder to pay or discharge, (b) those mortgage liens, if any, that Lessee has agreed in writing to accept and to take title subject to, (c) those liens and encumbrances subject to which the Leased Property was conveyed to Lessor, (d) encumbrances, easements, licenses or rights of way required to be imposed on the Leased Property under Section 7.3, and (e) any other encumbrances permitted to be imposed on the Leased Property under the provisions of Section XXXIV that are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid in cash to Lessor or as Lessor may direct, in federal or other immediately available funds, except as otherwise mutually agreed by Lessor and Lessee. All expenses of such conveyance, including, without limitation, the cost of title examination or title insurance, if desired by Lessee, Lessee's attorneys' fees incurred in connection with such conveyance and release, and transfer taxes and recording fees, shall be paid by Lessee. Lessor shall pay its attorneys' fees. This Article XVIII is subject to the rights of any lender whose lien is secured by the Leased Premises, whether such lien is recorded prior to or after the date of this Lease.

                                   ARTICLE XIX
                                   -----------
                            SPECIAL RENT LIMITATIONS

        XIX.1 Personal Property Limitation. Anything contained in this Lease to the contrary notwithstanding, the average of the adjusted tax basis of the items of personal property that are leased to the Lessee under this Lease at the beginning and at the end of any Fiscal Year shall not exceed 15% of the average of the aggregate adjusted tax basis of the Leased Property at the beginning and at the end of such Fiscal Year. This Section 19.1 is intended to ensure that the Rent qualifies as "rent from real property," within the meaning of Section 856(d) of the code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

        XIX.2 Sublease Rent Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

        XIX.3 Sublease Tenant Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to any Person in which Lessor's general partner owns, directly or indirectly, a 10% or more interest, within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto.

        XIX.4 Lessee Ownership Limitation. Anything contained in this Lease to the contrary notwithstanding, neither Lessee or an Affiliate of the Lessee shall acquire, directly or indirectly, a 10% or more interest in Lessor's general partner within the meaning of Section 856(d)(2)(B) of the code, or any similar or successor provision thereto.

        XIX.5 Lessee Officer and Employee Limitation. Anything contained in this Lease to the contrary notwithstanding, none of the officers or employees of the Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property) shall be officers or employees of Lessor's general partner. In addition, if a Person serves as both (a) a director of the Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property) and (b) a director and officer (or employee) of Lessor's general partner, that Person shall not receive any compensation for serving as a director of the Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property). Furthermore, if a Person serves as both (a) a trustee of Lessor's general partner and (b) a director and officer (or employee) of the Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property), that Person shall not receive any compensation (other than reimbursement of expenses for attending meetings) for serving as a director of Lessor's general partner.

        XIX.6 Payments to Affiliates of Lessee. During the Term, Lessee shall not pay any fees to any Affiliate of Lessee in connection with the Facility other than the management fees and other amounts payable under the Management Agreement.

                                   ARTICLE XX
                                   ----------
                                  HOLDING OVER

               Holding Over. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month two times the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last Fiscal Year of the Term, (b) all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                   ARTICLE XXI
                                   -----------
                                  RISK OF LOSS

        Risk of Loss. During the Term, the risk of loss or of the decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and, in the absence of gross negligence, willful misconduct or breach of this Lease by Lessor pursuant to Section 34.3, Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

                                   ARTICLE XXII
                                   ------------
                                 IMDEMNIFICATION

        XXII.1 Lessee Indemnification. Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, but subject to the last sentence of Section 13.4 if any insurance coverage is applicable, Section 16.4 and Article VIII, Lessee will protect, indemnify, hold harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor Indemnified Parties by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of its agents, employees or invitee of the Leased Property or Lessee's Personal Property or any litigation, proceeding or claim by governmental entitles or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitee, including any failure of Lessee or any of its agents, employees or invitee to perform any obligations under this Lease or imposed by applicable law (other than arising out of Condemnation proceedings), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

        XXII.2 Lessor Indemnification. Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of the gross negligence or willful misconduct of Lessor arising in connection with this Lease.

        XXII.3 Payments by Indemnifying Party. Any amounts that become payable by an Indemnifying Party under this Article XXII shall be paid within 10 days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. An Indemnifying Party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified party. The Indemnified Party, at its expense, shall be entitled to participate in any such claim, action or proceeding, and the Indemnifying Party may not compromise or otherwise dispose of the same without the consent of the Indemnified Party, which may not be unreasonably withheld. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party or a Lessee Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.

        XXII.4 Survival. Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Lease.

                                 ARTICLE XXIII
                                 -------------
                            SUBLETTING AND ASSIGNMENT

        XXIII.1 Subletting and Assignment. Subject to the provisions of Article XIX and Section 23.2 and any other express conditions or limitations set forth herein, Lessee may, but only with the consent of Lessor, which consent may be withheld in Lessor's sole discretion, (a) assign this Lease or sublet all or any part of the Leased Property or (b) sublet any retail or restaurant portion of the Leased Improvements in the normal course of the Primary Intended Use; provided that any subletting to any party other than an Affiliate of Lessee shall not individually as to any one such subletting, or in the aggregate, materially diminish the actual or potential Percentage Rent payable under this Lease. In the case of a subletting, the sublessee shall comply with the provisions of Section 23.2, and in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. Notwithstanding the above, Lessee may assign this Lease to an Affiliate without the consent of Lessor; provided that any such assignee assumes in writing and agrees to keep and perform all of the terms of this Lease on the part of the Lessee to be kept and performed and shall be and become jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor.

        XXIII.2 Attornment. Lessee shall insert in each sublease permitted under
Section 23.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of

Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

                                  ARTICLE XXIV
                                  ------------
                    ESTOPPEL CERTIFICATES; FINANCIAL REPORTS

        XXIV.1 Lessee Estoppel Certificates. At any time and from time to time upon not less than 10 days Notice by Lessor, Lessee will furnish to Lessor an officer's certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default hereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender and any prospective purchaser of the Leased Property.

        XXIV.2 Financial Statements. Lessee will furnish the following statements to Lessor:

               (a) with reasonable promptness, such information respecting the financial condition and affairs of Lessee, and any other information material to the Lessee's continuing ability to perform its obligations under the Lease; and

               (b) annual audited financial statements within 90 days of the end of each Fiscal Year prepared by the same certified independent accounting firm that prepares the returns for Lessor or such other accounting firm as may be approved by Lessor, as Lessor may request from time to time; and

               (c) the most recent Consolidated Financials of Lessee within 45 days after each quarter of any Fiscal Year (or, in the case of the final quarter in any Fiscal Year, the most recent audited Consolidated Financials of Lessee within 90 days); and

               (d) on or about the 15th day of each month, a detailed profit and loss statement for the Leased Property for the preceding month, a balance sheet for the Leased Property as of the end of the preceding month, and a detailed accounting of revenues for the Leased Property for the preceding month, each in form acceptable to Lessor.

        XXIV.3 Lessor Estoppel Certificate. At any time and from time to time upon not less than 10 days Notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.

                                   ARTICLE XXV
                                   -----------
                            LESSOR'S RIGHT TO INSPECT

        Lessor's Right to Inspect. Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto, and all records maintained by any franchisor under a Franchise Agreement and make copies thereof, during usual business hours upon reasonable advance Notice, subject only to any business confidentiality requirements reasonably requested by Lessee.

                                  ARTICLE XXVI
                                  ------------
                                    NO WAIVER

        No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other than existing or subsequent breach.

                                  ARTICLE XXVII
                                  -------------
                               REMEDIES CUMULATIVE

        Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                 ARTICLE XXVIII
                                 --------------
                             ACCEPTANCE OF SURRENDER

        Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXIX
                                  ------------
                               NO MERGER OF TITLE

        No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                   ARTICLE XXX
                                   -----------
                   TRANSFER OF LEASED PROPERTY; SUBORDINATION

        XXX.1 Conveyance by Lessor. If Lessor or any successor owner of the Leased Property conveys the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

        XXX.2 Subordination to Mortgage. If requested by Lessor, or any lender of Lessor, this Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Leased Property and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are herein called the "Mortgage"). In confirmation of such subordination, however, Lessee shall, at Lessor's request, promptly execute, acknowledge and deliver any instrument which may be required to evidence subordination to any Mortgage and to the holder thereof. In the event of Lessee's failure to deliver such subordination and if the Mortgage does not change any term of this Lease, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable. Lessee hereby waives and releases any claim it might have against Lessor or any other party for any actions lawfully taken by the holder of any Mortgage.

                                  ARTICLE XXXI
                                  ------------
                                 QUIET ENJOYMENT

        Quiet Enjoyment. So long a Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee or provided for herein. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                  ARTICLE XXXII
                                  -------------
                                     NOTICES

        Notices. All notices, demands, requests, consents, approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served or mailed (by registered or certified mail, return receipt requested and postage prepaid), if to Lessor at 115 Calle de Industrias, Suite 201, San Clemente, California 92672, and if to Lessee at 115 Calle de Industrias, Suite 201, San Clemente, California 92672, or to such other address or addresses as either party may hereafter designate in accordance herewith. Personally delivered Notice shall be effective upon receipt, and Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five days.

                                 ARTICLE XXXIII
                                 --------------
                                    APPRAISAL

        XXXIII.1 Selection of Appraisers. If it becomes necessary to determine the Fair Market Value or Fair Market Rental of the Leased Property for any purpose of this Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within 10 days after Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate appraisers (or any successor organization thereto) with at least five years experience in the State appraising property similar to the Leased Property, shall, within 45 days after the date of the Notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair Market Value or Fair Market Rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties.

        XXXIII.2 Appraisal Process. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, such appraisal shall be made on a basis consistent with the basis on which the Leased Property was appraised for purposes of determining its Fair Market Value at the time the Leased Property was acquired by Lessor. If two appraisers are appointed and if the difference between the amounts so determined does not exceed 5% of the lesser of such amounts, then the Fair Market Value or Fair Market Rental shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined exceeds 5% of the lesser of such amounts, then such two appraisers shall have 20 days to appoint a third appraiser. If no such appraiser shall have been appointed within such 20 days or within 90 days of the original request for a determination of Fair Market Value or Fair Market Rental, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Market Value or Fair Market Rental within 45 days after appointment of such appraiser. the determination of the appraiser which differs most in the terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value or Fair Market Rental of the Leased Property, as the case may be. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.

        XXXIII.3 Expenses. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                  ARTICLE XXXIV
                                  -------------
                       LESSOR LIENS; LESSEE RIGHTS TO CURE

        XXXIV.1 Lessor May Grant Liens. Without the consent of Lessee, Lessor may, subject to the terms and conditions set forth below in this Section XXXIV, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Upon the request of Lessor, Lessee shall subordinate this Lease to the lien of a new mortgage on the Leased Property, on the condition that the proposed mortgagee executes a non-disturbance agreement recognizing this Lease, and agreeing, for itself and its successors and assigns, to comply with the provisions of this Article XXXIV.

        XXXIV.2 Lessee's Right to Cure. Subject to the provisions of Section 34.3, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of

Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or, following entry of a final, nonappealable judgment against Lessor for such sums, may be offset by Lessee against the Base Rent payments next accruing or coming due. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 34.2 shall survive the termination of this Lease with respect to the Leased Property.

        XXXIV.3 Breach by Lessor. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of 30 days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed to continue if Lessor, within such 30-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof for a period not to exceed 90 days. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay.

                                  ARTICLE XXXV
                                  ------------
                                  MISCELLANEOUS

        XXXV.1 Miscellaneous.

               (a) Survival of Claims. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination.

               (b) Severability. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby.

               (c) Maximum Interest Rate. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

               (d) Amendment. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument signed by Lessor and Lessee.

               (e) Attorneys' Fees. If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

               (f) Successors and Assigns. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               (g) Headings. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (h) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules.

        XXXV.2 Transition Procedures. Upon the expiration or termination of the Term of this Lease, for whatever reason, Lessor and Lessee shall do the following (and the provisions of this Section 35.2 shall survive the expiration or termination of this Agreement until they have been fully performed) and, in general, shall cooperate in good faith to effect an orderly transition of the management lease or of the Facility.

               (a) Transfer of Licenses. Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts (i) to transfer to Lessor or Lessor's nominee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Facility, including any Franchise Agreement (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for, any such Licenses; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

               (b) Subleases and Concessions. Lessee shall assign to Lessor or Lessor's nominee simultaneously with the termination of this Agreement, and the assignee shall assume all subleases and concession agreements in effect with respect to the Facility then in Lessee's name.

               (c) Books and Records. All books and records for the Facility kept by Lessee (or the franchisor under any Franchise Agreement) shall be delivered promptly to Lessor or Lessor's nominee, simultaneously with the termination of this Agreement, but such books and records shall thereafter be available to Lessee at all reasonable times for inspection, audit, examination and transcription for a period of one (1) year and Lessee may retain (on a confidential basis) copies or computer records thereof.

               (d) Remittance. Lessee shall remit to Lessor or Lessor's nominee, simultaneously with the termination of this Lease, all funds remaining, if any, after payment of all accrued Gross Operating Expenses, and other amounts due Lessee and after deducting the costs of any scheduled repair, replacement or refurbishment of Furniture and Equipment with respect to which deposits have been made.

        XXXV.3 Waiver of Presentment, Etc.. Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

                                  ARTICLE XXXVI
                                  -------------
                               MEMORANDUM OF LEASE

        Memorandum of Lease. Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.

                                 ARTICLE XXXVII
                                 --------------
                  LESSOR'S OPTION TO PURCHASE ASSETS OF LESSEE

        Lessor's Option to Purchase Assets of Lessee. Effective on not less than 90 days prior Notice given at any time within 180 days before the expiration of the Term, but not later than 90 days prior to such expiration, or upon such shorter Notice period as shall be appropriate if this Lease is terminated prior to its expiration date, Lessor shall have the option to purchase all (but not less than all) of Lessee's Personal Property (other than Inventory which shall become the Property of Lessor as provided in Section 6.2), at the expiration or termination of this Lease for an amount (payable in cash on the expiration date of this Lease) equal to the Fair Market Value thereof as appraised in conformity with Article XXXIII, except that the appraisers need not be members of the American Institute of Real Estate Appraisers, but rather shall be appraisers having at least 10 years experience in valuing hotel tangible personal property. Notwithstanding any such purchase, Lessor shall obtain no rights to any trade name or logo used in connection with the Franchise Agreement unless separate agreement as to such use is reached with the applicable franchisor.

                                 ARTICLE XXXVIII
                                 ---------------
                     LESSOR'S OPTION TO TERMINATE UPON SALE

        Lessor's Option to Terminate Lease Upon Sale. In the event Lessor enters into a bona fide contract to sell the Leased Property to a non-Affiliate, Lessor may terminate this Lease by giving not less than 90 days prior Notice to Lessee of Lessor's election to terminate this Lease effective upon the closing under such contract. Effective upon such closing, this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease. As compensation for the early termination of its leasehold estate under this Article XXXVIII, and provided (i) Robert Alter and Charles Biederman own, collectively 50% or more of Lessee and (ii) Lessee has at no time during the Term herein been in default in the payment of Base Rent for more than thirty (30) days, Lessor shall within 180 days after such closing either (a) pay to Lessee as a termination fee an amount equal to the net profit (calculated in accordance with generally accepted accounting principles) earned by Lessee with respect to the Leased Property for the twelve (12)-month period ended as of the last day of the calendar month immediately preceding such termination; provided that if such termination is in the case of a bulk sale of all of the hotels owned by Lessor, such fee shall be reduced by fifty percent (50%); or (b) offer to lease to Lessee one or more substitute hotel facilities pursuant to one or more leases that would create for the Lessee leasehold estates that have an aggregate fair market value of no less than the fair market value of Lessee's leasehold estate hereunder, with the fair market value of Lessee's leasehold estate hereunder determined as of the closing of the sale of the Leased Property. If Lessor elects and complies with the option described in (b) above, regardless of whether Lessee enters into the lease(s) described therein, Lessor shall have no further obligations to Lessee with respect to compensation for the early termination of this Lease. In the event Lessor and Lessee are unable to agree upon the fair market value of an original or replacement leasehold estate, it shall be determined by appraisal using the appraisal procedure set forth in Article XXXIII.

                                  ARTICLE XXXIX
                                  -------------
                               FRANCHISE AGREEMENT

        Compliance with Franchise Agreement. To the extent any of the provisions of the Franchise Agreement impose a greater obligation on Lessee than the corresponding provisions of this Lease, then Lessee shall be obligated to comply with, and to take all reasonable actions necessary to prevent breaches or defaults under, the provisions of the Franchise Agreement. It is the intent of the parties hereto that, except as otherwise specifically provided by this Lease, Lessee shall comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder during the term of this Lease. Lessor and Lessee agree to cooperate fully with each other in the event it becomes necessary to obtain a franchise extension or modification or a new franchise for the Leased Property, provided, however, that Lessor shall pay the entire cost of any upgrades required by the franchisor.

                                   ARTICLE XL
                                   ----------
                      ROOM SET-ASIDE; CAPITAL EXPENDITURES

        XL.1 Room Set-Aside. Lessee shall repair or replace in each Fiscal Year Fixtures and Furniture and Equipment (i) as required by the terms of any Franchise Agreement, (ii) as required by Article IX and Article XXXIX and (iii) otherwise when and in a manner it deems fit, to the extent funds are available therefor from amounts the Lessor is obligated to make available to Lessee under this Section 40.1 or otherwise makes available to Lessee. During the Term, Lessor shall make available to Lessee for repairing or replacing Fixtures and Furniture and Equipment an amount equal to 4% of Room Revenues from the Facility. Lessor shall be required to make such amounts available to Lessee on a quarterly basis. Upon Notice by Lessee to Lessor stating the specific use to be made and the reasonable approval thereof by Lessor, such funds shall be made available by Lessor for use by Lessee for periodic repairing or replacement of Fixtures and Furniture and Equipment that constitute Leased Property in connection with the Primary Intended Use. Any Fixtures and Furniture and Equipment purchased with such funds (or any other funds provided by Lessor) shall, unless purchased by Lessee in accordance with this Lease, be and at all times remain the sole property of Lessor and Lessee shall, upon Lessor's request, execute any documents reasonably necessary to confirm such title in Lessor. Lessor's obligation shall be cumulative, but not compounded, and any amounts that have accrued hereunder but not expended by Lessee shall be payable in future periods for such uses and in accordance with the procedure set forth herein. Other than as specifically set forth above in this Section 40.1, Lessee shall have no interest in any accrued obligation of Lessor hereunder and Lessor shall have no obligation to segregate or separate any such funds for the benefit of Lessee.

        XL.2 Capital Expenditures. Subject to Section 9.1, Lessor shall be obligated to pay the actual costs of any items that are classified as capital items under generally accepted accounting principles which are necessary in the reasonable judgment of Lessor for the continued operation of the Facility in accordance with the operating standards of the Franchise Agreement and otherwise approved by Lessor.

        XL.3 Prohibited Expenditures. No amounts made available under this Article shall be used to purchase property (other than "real property" within the meaning of Treasury Regulations Section 1.856-3(d)), to the extent that doing so would cause the Lessor to recognize income other than "rents from real property" as defined in Section 856(d) of the Code.

        XL.4 Subordination of Management Fee. Lessee agrees that following receipt of written notice that an Event of Default hereunder has occurred, and prior to any cure thereof, Lessee shall not pay Manager any fees or reimburse Manager for any expenses pursuant to the Management Agreement, regardless of whether accrued or not. Any payments made by Lessee under the Management Agreement in violation of this Section 40.4 shall be returned by the Manager to the Lessee upon written notice by the Lessor to the Manager, and Mr. Robert A. Alter hereby personally guarantees the obligation of the Manager to return such fees.

                                   ARTICLE XLI
                                   -----------
                              ADDITIONAL COVENANTS

        XLI.1 Indebtedness. Lessee shall not incur any indebtedness other than indebtedness associated with ordinary operating expenses related to the operation of the Leased Property and any other hotels owned by Lessor which are managed by Lessee.

        XLI.2 Other Leases. Lessee shall not enter into any leases for real property other than with Lessor.

        XLI.3 Ownership in Lessee. Robert A. Alter and Charles L. Biederman shall at all times own, collectively, not less than a fifty-one percent (51%) equity interest in Lessee.

        XLI.4 Marketing by Lessee. Lessee shall engage and keep at the Leased Property a sales manager to the extent reasonably required by the Lessor to coordinate, direct and manage the sales activities of personnel located at the Leased Property in order to continue the marketing efforts currently in effect at the Leased Property with a view towards maximizing revenue at the Leased Property.

        XLI.5 Indemnification Regarding Defaults Under Franchise Agreements.

               (a) By Lessee and Mr. Alter.

                   The Lessee, and Mr. Alter personally, hereby agree, jointly and severally, during the term of this Agreement to defend, indemnify and hold harmless the Lessor for any unpaid franchise fees and termination fees under the Franchise Agreements, except for defaults resulting from the Lessor's failure to pay for capital expenditures required under the Franchise Agreements, as provided in Section 40.2 hereof.

               (b) By Lessor.

                   The Lessor hereby agrees to defend, indemnify and hold harmless the Lessee, and Mr. Alter personally, for any defaults under the Franchise Agreements resulting from the Lessor's failure to pay for capital expenditures required under the Franchise Agreements.

        XLI.6 Condition to Effectiveness. This Lease shall be effective only if and as of the date the public issuance of Common Stock by the Lessor pursuant to an underwriting agreement with Montgomery Securities and Bear, Sterns & Co. Inc. is consummated.

        IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

                                         "LESSOR"

                                         SUNSTONE HOTEL INVESTORS, L.P.,
                                         a Delaware limited partnership

                                         By:    SUNSTONE HOTEL INVESTORS, INC.,
                                                a Maryland corporation,
                                                Its General Partner


                                                By:
                                                     Name:  Robert A. Alter
                                                     Title: President


                                         "LESSEE"

                                         SUNSTONE HOTEL PROPERTIES, INC.
                                         a Colorado corporation


                                         By:
                                                Name: David R. Kinkade
                                                Title: Vice President


------------------------------------
Mr. Robert A. Alter hereby joins in
the execution of this Lease for the
sole purpose of being bound by
Sections 40.4 and 41.5(a) hereof.

                                    EXHIBIT A

                              PROPERTY DESCRIPTION

        Exhibit A to Percentage Lease by and between Sunstone Hotel Investors, L.P. and Sunstone Hotel Properties, Inc. dated April 1, 1996.

                                    EXHIBIT B

                        LIST OF LESSEE PERSONAL PROPERTY


        AS OF THE DATE HEREOF, LESSEE PERSONAL PROPERTY CONSISTS SOLELY OF INVENTORY (AS DEFINED IN THE LEASE).

                                TABLE OF CONTENTS
                                -----------------


                                                                                          PAGE
                                                                                          ----
ARTICLE I      LEASED PROPERTY; TERM.......................................................  1
        1.1    Leased Property.............................................................  1
        1.2    Term........................................................................  2

ARTICLE II     DEFINITIONS.................................................................  2

ARTICLE III    RENT........................................................................ 12
        3.1    Rent........................................................................ 12
        3.2    Confirmation of Percentage Rent............................................. 14
        3.3    Additional Charges.......................................................... 15
        3.4    Lease Provision............................................................. 15
        3.5    Addition or Deletion of Food or Beverage Services........................... 15
        3.6    Annual Budget............................................................... 15
        3.7    Books and Records........................................................... 16

ARTICLE IV     IMPOSITIONS................................................................. 16
        4.1    Payment of Impositions...................................................... 16
        4.2    Notice of Impositions....................................................... 17
        4.3    Adjustment of Impositions................................................... 17

ARTICLE V      ABATEMENT................................................................... 18
        5.1    No Termination, Abatement, Etc.............................................. 18
        5.2    Abatement Procedures........................................................ 18

ARTICLE VI     PERSONAL PROPERTY; LESSOR'S LIEN............................................ 18
        6.1    Ownership of the Leased Property............................................ 18
        6.2    Lessee's Personal Property.................................................. 19
        6.3    Cash Management System and Lessor's Lien.................................... 19

ARTICLE VII    CONDITION OF LEASED PROPERTY; USE........................................... 20
        7.1    Condition of the Leased Property............................................ 20
        7.2    Use of the Leased Property.................................................. 20
        7.3    Lessor to Grant Easements, Etc.............................................. 21
        7.4    Engagement of a Manager..................................................... 21

ARTICLE VIII   COMPLIANCE WITH LAWS........................................................ 22
        8.1    Compliance with Legal and Insurance Requirements, Etc....................... 22
        8.2    Legal Requirement Covenants................................................. 22
        8.3    Environmental Covenants..................................................... 22


                                       i
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


                                                                                          PAGE
                                                                                          ----
ARTICLE IX     IMPROVEMENTS; MAINTENANCE................................................... 25
        9.1    Capital Improvements, Maintenance and Repair................................ 25
        9.2    Encroachments, Restrictions, Etc............................................ 26

ARTICLE X      ALTERATIONS................................................................. 26
        10.1   Alterations................................................................. 26
        10.2   Salvage..................................................................... 27
        10.3   Repairs and Improvements by Lessor.......................................... 27

ARTICLE XI     LIENS....................................................................... 27

ARTICLE XIII   INSURANCE................................................................... 29
        13.1   General Insurance Requirements.............................................. 29
        13.2   Replacement Cost............................................................ 30
        13.3   Waiver of Subrogation....................................................... 30
        13.4   Form Satisfactory, Etc...................................................... 30
        13.5   Blanket Policy.............................................................. 31
        13.6   Separate Insurance.......................................................... 31
        13.7   Reports on Insurance Claims................................................. 31

ARTICLE XIV    DAMAGE AND DESTRUCTION...................................................... 31
        14.1   Insurance Proceeds.......................................................... 31
        14.2   Reconstruction in the Event of Damage or Destruction Covered by Insurance... 31
        14.3   Reconstruction in the Event of Damage or Destruction Not Covered
               by Insurance................................................................ 33
        14.4   Lessee's Property........................................................... 33
        14.5   Abatement of Rent........................................................... 33
        14.6   Damage Near End of Term..................................................... 33
        14.7   Waiver...................................................................... 34

ARTICLE XV     EMINENT DOMAIN.............................................................. 34
        15.1   Definitions................................................................. 34
        15.2   Parties' Rights and Obligations............................................. 34
        15.3   Total Taking................................................................ 34
        15.4   Allocation of Award......................................................... 34
        15.5   Partial Taking.............................................................. 35
        15.6   Temporary Taking............................................................ 35

ARTICLE XVI    DEFAULT; REMEDIES........................................................... 35
        16.1   Events of Default........................................................... 35


                                       ii
                                      C-ii


                                                                                          PAGE
                                                                                          ----

        16.2   Surrender................................................................... 37
        16.3   Damages..................................................................... 37
        16.4   UCC Remedies................................................................ 38
        16.5   Waiver...................................................................... 38
        16.6   Application of Funds........................................................ 38

ARTICLE XVII   LESSOR'S RIGHT TO CURE...................................................... 39

ARTICLE XVIII  PURCHASE OF LEASED PROPERTY................................................. 39

ARTICLE XIX    SPECIAL RENT LIMITATIONS.................................................... 40
        19.1   Personal Property Limitation................................................ 40
        19.2   Sublease Rent Limitation.................................................... 40
        19.3   Sublease Tenant Limitation.................................................. 40
        19.4   Lessee Ownership Limitation................................................. 40
        19.5   Lessee Officer and Employee Limitation...................................... 40
        19.6   Payments to Affiliates of Lessee............................................ 41

ARTICLE XX     HOLDING OVER................................................................ 41

ARTICLE XXI    RISK OF LOSS................................................................ 41

ARTICLE XXII   INDEMNIFICATION............................................................. 41
        22.1   Lessee Indemnification...................................................... 41
        22.2   Lessor Indemnification...................................................... 42
        22.3   Payments by Indemnifying Party.............................................. 42
        22.4   Survival.................................................................... 42

ARTICLE XXIII  SUBLETTING AND ASSIGNMENT................................................... 42
        23.1   Subletting and Assignment................................................... 42
        23.2   Attornment.................................................................. 43

ARTICLE XXIV   ESTOPPEL CERTIFICATES; FINANCIAL REPORTS.................................... 43
        24.1   Lessee Estoppel Certificates................................................ 43
        24.2   Financial Statements........................................................ 43
        24.3   Lessor Estoppel Certificate................................................. 44

ARTICLE XXV    LESSOR'S RIGHT TO INSPECT................................................... 44

ARTICLE XXVI   NO WAIVER................................................................... 44

ARTICLE XXVII  REMEDIES CUMULATIVE......................................................... 45



                                      iii
                                     C-iii


                                                                                          PAGE
                                                                                          ----

ARTICLE XXVIII ACCEPTANCE OF SURRENDER..................................................... 45

ARTICLE XXIX   NO MERGER OF TITLE.......................................................... 45

ARTICLE XXX    TRANSFER OF LEASED PROPERTY; SUBORDINATION.................................. 45
        30.1   Conveyance by Lessor........................................................ 45
        30.2   Subordination to Mortgage................................................... 45

ARTICLE XXXI   QUIET ENJOYMENT............................................................. 46

ARTICLE XXXII  NOTICES..................................................................... 46

ARTICLE XXXIII APPRAISAL................................................................... 47
        33.1   Selection of Appraisers..................................................... 47
        33.2   Appraisal Process........................................................... 47
        33.3   Expenses.................................................................... 47

ARTICLE XXXIV  LESSOR LIENS; LESSEE RIGHTS TO CURE......................................... 48
        34.1   Lessor May Grant Liens...................................................... 48
        34.2   Lessee's Right to Cure...................................................... 48
        34.3   Breach by Lessor............................................................ 48

ARTICLE XXXV   MISCELLANEOUS............................................................... 48
        35.1   Miscellaneous............................................................... 48
        35.2   Transition Procedures....................................................... 49
        35.3   Waiver of Presentment, Etc.................................................. 50

ARTICLE XXXVI  MEMORANDUM OF LEASE......................................................... 50

ARTICLE XXXVII LESSOR'S OPTION TO PURCHASE ASSETS OF LESSEE................................ 50

ARTICLE XXXVIII LESSOR'S OPTION TO TERMINATE UPON SALE..................................... 51

ARTICLE XXXIX  FRANCHISE AGREEMENT......................................................... 51

ARTICLE XL     ROOM SET-ASIDE; CAPITAL EXPENDITURES........................................ 52
        40.1   Room Set-Aside.............................................................. 52
        40.2   Capital Expenditures........................................................ 52
        40.3   Prohibited Expenditures..................................................... 52
        40.4   Subordination of Management Fee............................................. 52



                                       iv


                                                                                          PAGE
                                                                                          ----
ARTICLE XLI    ADDITIONAL COVENANTS........................................................ 53
        41.1   Indebtedness................................................................ 53
        41.2   Other Leases................................................................ 53
        41.3   Ownership in Lessee......................................................... 53
        41.4   Marketing by Lessee......................................................... 53
        41.5   Indemnification Regarding Defaults Under Franchise Agreements............... 53
        41.6   Condition to Effectiveness.................................................. 53





                                       v
                                      C-v

                                                                           DRAFT
                                                                         10/8/97

                                    EXHIBIT H

                                    [FORM OF]
                               NOTICE OF BORROWING


Bank One, Arizona, NA
        as Administrative Agent for the financial
        institutions party to the Credit Agreement
        referred to below
201 North Central Avenue
20th Floor
Phoenix, Arizona  85004

                                                              ____________, 199_

Attention:  ___________________


               Re:    Sunstone Hotel Investors, L.P.


Ladies and Gentlemen:

               The undersigned, Sunstone Hotel Investors, L.P., refers to the Amended and Restated Revolving Credit Agreement, dated as of October 10, 1997, among the undersigned, the financial institutions party thereto and Bank One, Arizona, NA, as Administrative Agent for said financial institutions (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms not defined herein but defined therein being used herein as therein defined), and hereby gives you notice, irrevocably, pursuant to Section 2.3 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.3 of the Credit Agreement:

                      (i) The Business Day of the Proposed Borrowing is
               _______________, 199_.

                      (ii) The aggregate amount of the Loans constituting the
               Proposed Borrowing is $____________, [of which amount $____________ consists of Base Rate

               Loans] [and] [$____________ consists of Eurodollar Rate Loans having an initial Interest Period of ________ months ending on ____________, 19__.]

               The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                      (A) the representations and warranties contained in
               Article V of the Credit Agreement and in each of the other Loan Documents are true and correct as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date); and

                      (B) no Default or Event of Default has occurred and is
               continuing or will result from the Proposed Borrowing.

                                          Very truly yours,

                                          SUNSTONE HOTEL INVESTORS, L.P.

                                          By:    Sunstone Hotel Investors, Inc.,
                                                 its general partner

                                                 By:___________________________
                                                    Name:
                                                    Title:

                                                                           DRAFT
                                                                         10/8/97

                                    EXHIBIT I

                 [FORM OF] NOTICE OF CONVERSION OR CONTINUATION



Bank One, Arizona, NA
        as Administrative Agent for the financial
        institutions party to the Credit Agreement
        referred to below
201 North Central Avenue
20th Floor
Phoenix, Arizona  85004

                                                              ____________, 199_

Attention:  ___________________

               Re:    Sunstone Hotel Investors, L.P.

Ladies and Gentlemen:

               The undersigned, Sunstone Hotel Investors, L.P. (the "Borrower"), refers to the Amended and Restated Revolving Credit Agreement, dated as of October 10, 1997, among the Borrower, the financial institutions party thereto and Bank One, Arizona, NA, as Administrative Agent for the financial institutions party thereto (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms not defined herein but defined therein being used herein as defined therein), and hereby gives you notice pursuant to Section 2.8 of the Credit Agreement that the undersigned hereby requests a [conversion] [continuation] on ______________, 19__ of $____________ in principal amount of presently outstanding Loans that are [Base Rate Loans] [Eurodollar Rate Loans having an Interest Period ending on ____________ __, 19__] [to] [as] [Base Rate] [Eurodollar Rate] Loans. [The Interest Period for such amount requested to be converted to or continued as Eurodollar Rate Loans is [[1] [2] [3] [6] [12] months].]

               In connection herewith, the undersigned hereby certifies that no Default or Event of Default is continuing.

                                            Very truly yours,

                                            SUNSTONE HOTEL INVESTORS, L.P.

                                            By:  Sunstone Hotel Investors, Inc.,
                                                 its general partner


                                                 By:______________________
                                                    Name:
                                                    Title:

                                   LAW OFFICES
                        BALLARD SPAHR ANDREWS & INGERSOLL
                             300 EAST LOMBARD STREET
                                   10th FLOOR
                         BALTIMORE, MARYLAND 21202-3258
                                  410-528-5600
                                FAX: 410-528-5650


                                October 15, 1997

Bank One, Arizona, NA
201 North Central Avenue
Phoenix, AZ 85004

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, NY 10019

Dresdner Bank AG, New York and
Grand Cayman Branches
333 South Grand Avenue, Suite 1700
Los Angeles, CA 90071

Societe Generale, Southwest Agency
Trammell Crow Center
2001 Ross Avenue, Suite 4900
Dallas, TX 75201

Wells Fargo Bank, National Association
2030 Main Street, Suite 800
Irvine, CA 92614

        Re: Amended and Restated Revolving Credit Agreement dated October 10, 1997 (the "Credit Agreement"), by and among Sunstone Hotel Investors, L.P., a Delaware limited partnership (the "Borrower"), Bank One, Arizona, NA, Credit Lyonnais New York Branch, Dresdner Bank AG, New York and Grand Cayman Branches, Societe Generale, Southwest Agency and Wells Fargo Bank, National Association (collectively, the "Lenders") relating to a $200,000,000 revolving credit facility to be Provided by Lenders to Borrower

Ladies and Gentlemen:

        We have acted as special Maryland corporate counsel to Sunstone Hotel Investors, Inc., a Maryland corporation (the "Company") , which serves as general partner of Borrower, in

Bank One, Arizona, NA
Credit Lyonnaise New York Branch
Wells Fargo Bank, National Association
Dresdner Bank AG
Societe General, Southwest Agency
October 12, 1998
Page 2


connection with the transactions evidenced and contemplated by the Credit Agreement and the other loan documents referenced on Exhibit A attached hereto (collectively with the Credit Agreement, the "Loan Documents") Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

        We understand that the Company And the Borrower are being represented in this matter by Crowley & Simondi, LLP and we understand that, except as to those issues specifically opined to herein, you will be relying upon the opinion of Crowley & Simondi, LLP pertaining to the authorization, execution, delivery, legality, binding effect and enforceability of the Loan Documents and any other instruments or documents to which the Company or the Borrower may be a party.

        In our capacity as special Maryland corporate counsel to the Company and for purposes of this opinion, we have examined the following:

        (i) The corporate charter of the Company (the "Charter") represented by copies of the Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the "Department") on September 21, 1994; the Amended Articles of Incorporation filed with the Department on September 23, 1994, the Articles of Amendment filed with the Department on June 19, 1995 and the Articles of Amendment filed with the Department on August 14, 1995 and Articles of Amendment filed with the Department on May 2, 1997 (collectively, the "Articles of Amendment") and Articles Supplementary filed with the Department on October 14, 1997;

        (ii) e Bylaws of the Company as adopted on September 23, 1994, as amended through the date hereof (the "Bylaws");

        (iii) Initial organizational Action by Unanimous written Consent of the Board of Directors of the Company dated as of September 23, 1994, (the "Organizational Minutes");

        (iv) Resolutions adopted by the Board of Directors of the Company on April 17, 1997 and August 1, 1997, (the "Directors' Resolutions";

        (v) A status certificate of the Department dated October 10, 1997, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

        (vi) A certificate of Robert A. Alter, Chairman of the Board, President, Chief Financial Officer and Secretary of the Company and Charles L. Biederman, Executive Vice President and Assistant Treasurer of the Company, dated October 15, 1997 (the "Officers'

Bank One, Arizona, NA
Credit Lyonnaise New York Branch
Wells Fargo Bank, National Association
Dresdner Bank AG
Societe General, Southwest Agency
October 12, 1998
Page 3


Certificate"), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the officer's Certificate, and certifying as to the form, execution, and delivery of the Loan Documents;

        (vii) The Loan Documents listed on Exhibit A.

        In reaching the opinions set forth below, we have assumed the following:

        (a) each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

        (b) each natural person executing any instrument, document, or agreement is legally competent to do so;

        (c) there are no modifications of, or amendments to, the Loan Documents reviewed by us;

        (d) all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to the original document, all signatures of parties (other than the Company) on all documents submitted to us for examination are genuine and all public records reviewed are accurate and complete;

        (e) the Offering and the Kahler Transactions shall have been consummated on or before the Closing Date, and after giving effect to the Offering and the Kahler Transactions, the incurring by the Borrower and the Company of the Indebtedness represented by the Loans, and evidenced by the Notes and the other Loan Documents, will not violate the provisions of Section 2(g) of Article V of the Charter of the Company which state that the Company and its subsidiaries may not incur indebtedness in an amount in excess of 50% of their investment in hotel properties, at cost, on a consolidated basis after giving effect to the use of proceeds from any indebtedness.

        Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

        1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

Bank One, Arizona, NA
Credit Lyonnaise New York Branch
Wells Fargo Bank, National Association
Dresdner Bank AG
Societe General, Southwest Agency
October 12, 1998
Page 4


        2) The Company has the requisite corporate power and corporate authority to own, or hold under lease, its assets and conduct its business, to act as general partner of Borrower, and to execute and deliver, in its individual capacity, and as general partner of the Borrower, the Loan Documents to which it, or the Borrower, is a party, and to carry out the terms and conditions thereof applicable to it.

        3) The execution and delivery by the Company, in its capacity as general partner of the Borrower, of the Loan Documents to which the Borrower is a party, have been duly authorized by all necessary corporate action on the part of the Company.

        4) The execution and delivery by the Company, in its individual capacity, of the Loan Documents to which the Company is a party, have been duly authorized by all necessary corporate action on the part of the Company;

        5) The execution and delivery of the Loan Documents by the Company, in its individual capacity and in its capacity as general partner of the Borrower, will not conflict with or result in a violation of the Charter or Bylaws of the Company or the Maryland General Corporation Law.

        The opinions presented herein are limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. Without limiting the generality of the foregoing sentence, we express no opinion with respect to the legality, binding effect, or enforceability of the Loan Documents.

        This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.

        The opinions expressed in this letter are solely for your use in connection with the transactions evidenced and contemplated by the Loan Documents and may not be relied upon by you for any other purposes or by any other person or entity without our prior written consent, except that copies of this opinion may be delivered to your counsel and disclosed to any federal or state regulatory agency as may be required by law. In addition, we consent to reliance on the opinions expressed herein by any entity which becomes a successor or assignee

Bank One, Arizona, NA
Credit Lyonnaise New York Branch
Wells Fargo Bank, National Association
Dresdner Bank AG
Societe General, Southwest Agency
October 12, 1998
Page 5


to a Lender's interest under the Credit Agreement and by Crowley & Simondi, LLP in rendering their opinion to you.

Very truly yours,

                                    EXHIBIT A

                                 Loan Documents



1. The Amended and Restated Revolving Credit Agreement, dated as of October 10, 1997, between the Borrower and the Lenders.

2. Unconditional Guarantee of Payment and Completion, dated as of May 1, 1997, executed by the Company.

3. Note, in the principal amount of $40,000,000, executed by Borrower to the order of Bank One, Arizona, N.A.

4. Note, in the principal amount of $40,000,000, executed by Borrower to the order of Credit Lyonnais New York Branch.

5. Note, in the principal amount of $27,000,000, executed by Borrower to the order of Dresdner Bank AG, New York and Grand Cayman Branches.

6. Note, in the principal amount of $27,000,000, executed by Borrower to the order of Societe Generale, Southwest Agency.

7. Note, in the principal amount of $66,000,000, executed by Borrower to the order of Wells Fargo Bank, National Association.

8. Letter agreement, dated as of October 10, 1997, executed by Borrower in favor of Bank One, Arizona, NA, as Administrative Agent.

                              CROWLEY & SIMONDI LLP
                                Counselors at Law
                                    Suite 450
                              4695 MacArthur Court
                             Newport Beach, CA 92660
                            Telephone: (714) 475-1997
                               Fax: (714) 476-2477



                                October 15, 1997

Bank One, Arizona, NA
201 N. Central
Phoenix AZ 85004

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, NY 10019

Wells Fargo Bank, National Association
2030 Main Street, Sift 800
Irvine, CA 92714

Dresdner Bank ACT, New York and
  Grand Cayman Branches
Los Angeles, CA 90071

Societe Generale, Southwest Agency
Trammell Crow Center
2001 Ross Avenue, Suite 4900
Dallas, TX 75201

Re: $200,000,000 Loan from Bank One, Arizona, NA a national banking association ("Bank One"), Credit Lyonnais New York Branch ("Credit Lyonnais"), Wells Fargo Bank, National Association ("Wells Fargo"), Dresdner Bank AG, New York and Grand Cayman Branches ("Dresdner") and Societe Generale, Southwest Agency (collectively, the "Lender" to Sunstone Hotel Investors, L.P., L.P., a Delaware limited partnership (the "Borrower")

Ladies and Gentlemen:

        We have acted as counsel for the Borrower and for Sunstone Hotel Investors, Inc., a Maryland corporation (the "Guarantor'), in connection with a loan ("Loan") in the original principal amount of Two Hundred Million and No/lOOTHS Dollars ($200,000,000.00)
from the lender to the Borrower.

Bank One, Arizona, NA
Credit Lyonnaise New York Branch
Wells Fargo Bank, National Association
Dresdner Bank AG
Societe General, Southwest Agency
September 11, 1998
Page 3


For purposes of this opinion, we have examined originals (or copies identified to our satisfaction as true copies of the originals) of the following documents:

        (1) An Amended and Restated Revolving Credit Agreement dated as of October 10, 1997, executed by and between Borrower and lender;

        (2) A Note dated as of October 10, 1997 executed by Borrower in favor of Bank One;

        (3) A Note dated as of October 10, 1997 executed by Borrower in favor of Credit Lyonnais;

        (4) A Note dated as of October 10, 1997 executed by Borrower in favor of Wells Fargo;

        (5) A Note dated as of October 10, 1997 executed by Borrower in favor of Dresdner;

        (6) A Note dated as of October 10, 1997 executed by Borrower in favor of Societe Generale, Southwest Agency;

        (7) Letter Agreement dated October 10, 1997 executed by Borrower in favor of Bank One with respect to payment of certain fees payable in connection with Loan;

        (8) A copy of the executed Second Amended and Restated Agreement of Limited Partnership of the Borrower dated as of October 10, 1997, together with all amendments thereto;

        (9) A certified copy of the Certificate of Limited Partnership of the Borrower, as filed with the Delaware Secretary of State on September 22, 1994;

        (10) A Certificate of Status - Delaware Limited Partnership, issued on October 10, 1997 by the Delaware Secretary of State, pertaining to the partnership status of the Borrower;

        (11) A certified copy of the Articles of Amendment of the Guarantor, as the general partner of Borrower, as filed with the Maryland Secretary of State on June 19, 1995;

Bank One, Arizona, NA
Credit Lyonnaise New York Branch
Wells Fargo Bank, National Association
Dresdner Bank AG
Societe General, Southwest Agency
September 11, 1998
Page 4


        (12) A copy of the Bylaws of the Guarantor, as the general partner of Borrower, certified as current by the Secretary of the Guarantor as of the date hereof;

        (13) A Certificate of Status - Foreign Corporation, issued on October 10, 1997 by the California Secretary of State, pertaining to the corporate status of the Guarantor; and

        (14) A copy of certain resolutions adopted by the Board of Directors of the Guarantor, as general partner of Borrower, on October 10, 1997, certified by the Assistant Secretary of the Guarantor

        The documents listed above as documents (1) through (7) are collectively referred to herein as the "Transaction Documents." The documents listed above as documents (8) through (13) are collectively referred to herein as the "Constituent Documents."

        We represent the Borrower and Guarantor only with respect to specific matters and our relationship with the Borrower and Guarantor is such that we have no detailed or continuing familiarity with any of the Borrower's or Guarantor's day-to-day operations, business or financial affairs. Our opinion is based exclusively upon a review of the Transaction Documents, the Constituent Documents and such other documents or instruments as we have deemed necessary or appropriate as a basis for the opinions herein expressed. In addition, we have relied on the representations and statements of the Borrower and the Guarantor and representatives of the Borrower and the Guarantor with respect to the factual determinations underlying the legal conclusions set forth herein.

        The law covered by the opinions expressed herein is limited to the federal law of the United States and the law of the State of California (the "Opining Jurisdiction").

        In rendering this opinion, with your permission and without independent investigation (unless otherwise noted), we are making and relying on the following assumptions:

        A. Other than the Transaction Documents, there are no documents or agreements, other than the Transaction Documents and the Constituent Documents, between or among any of the parties thereto and/or others which would expand or otherwise modify the respective rights and obligations of the parties, as set forth in The Transaction Documents and the Constituent Documents or which would have an effect on the opinions rendered herein.

Bank One, Arizona, NA
Credit Lyonnaise New York Branch
Wells Fargo Bank, National Association
Dresdner Bank AG
Societe General, Southwest Agency
September 11, 1998
Page 5


        B. All the Transaction Documents have been duly authorized by the Lender and, if applicable, all the Transaction Documents are valid, binding and enforceable as against the Lender.

        C. The Lender is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to carry an its business as now conducted, and to carry out the terms of the Transaction Documents.

        D. That the making of the Loan and the execution of the Transaction Documents will not constitute a violation by Lender of any law, rule or regulation to which Lender is subject that would materially affect the enforceability of the Transaction Documents.

        E. All documents submitted to us as originals are authentic, all certificates are correct and all documents submitted to us as certified or photostatic copies conform to the originals thereof.

        F. All natural persons executing such documents have the legal capacity to do so.

        G. Neither the Borrower nor the Lender now contemplate, nor did they originally negotiate, a joint venture, partnership or other similar relationship between themselves prior to structuring of this Loan; and the Loan is intended to create, as between the Borrower and the Lender, a relationship solely that of debtor and creditor.

        H. The Lender has compiled with any applicable requirement to file returns and pay taxes under the Revenue and Taxation Code of the State of California.

        I. There is no action, proceeding or investigation pending or threatened against or affecting the Lender before any court or commission, arbitrator, administrative agency or other governmental instrumentality or authority which, if adversely decided, would adversely affect the validity or enforceability of the Transaction Documents.

        J. The proceeds of the Loan will be disbursed in accordance with the terms of the Transaction Documents.

        K. The Transaction Documents listed above as documents (1) through (7) provide that they are governed by the internal laws of the state of Arizona, and such undertaking are valid, binding and enforceable under the laws of Arizona.

Bank One, Arizona, NA
Credit Lyonnaise New York Branch
Wells Fargo Bank, National Association
Dresdner Bank AG
Societe General, Southwest Agency
September 11, 1998
Page 6


        Based upon the foregoing and our reliance thereon and having regard for legal considerations we deem relevant, and subject to the limitations set forth following our opinion, we are of the opinion that:

        1. The Borrower has been duly formed, and is a validly existing Delaware Limited partnership in good standing under the laws of the State of Delaware.

        2. The Borrower has full power, authority and legal right as a limited partnership to execute, and deliver the Transaction Documents to which it is a party and to carry our the transactions contemplated thereby and the covenants and agreements contained herein.

        3. The Transaction Documents have been duly authorized, executed and delivered by the Borrower.

        This opinion is (i) rendered as of the date hereof, and we disclaim any undertaking to advise you of changes in law or fact which may affect the continued correctness of our opinion as of any later date, (ii) limited to the matters stated herein and no opinion may be inferred or implied beyond the matters expressly stated, and (iii) rendered solely for your benefit in connection with the Loan. Accordingly, it may not be relied upon by, or given or quoted to, any other person or entity, except Lender's successors and assigns, without, in each case, our prior written consent, except that copies of this opinion may be delivered to your counsel and disclosed to any federal or state regulatory agency as may be required by law. We consent to reliance hereon by any future participant or assignee of your interest in the Loan, provided that this opinion is given only as of the date hereof.

        We are licensed to practice law only in the State of California. Accordingly, the foregoing opinion applies only with respect to the laws of the State of California or the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

Very truly yours,


CROWLEY & SIMONDI LLP

                                 QUARLES & BRADY




                                October 15, 1997


Bank One, Arizona, NA
201 North Central Avenue
Phoenix, AZ 85004

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, NY 10019

Dresdner Bank AG, New York and
Grand Cayman Branches
333 South Grand Avenue, Suite 1700
Los Angeles, CA 90071

Societe Generale, Southwest Agency
Trammell Crow Center
2001 Ross Avenue, Suite 4900
Dallas, TX 75201

Wells Fargo Bank, National Association
2030 Main Street, Suite 800
Irvine, CA 92714


Re: $200,000,000.00 revolving credit facility (the "Loan") by Bank One, Arizona, NA, Credit Lyonnais New York Branch, Dresdner Bank AG, New York and Grand Cayman Branches, Societe Generale, Southwest Agency and Wells Fargo Bank, National Association (collectively the "Lenders") to Sunstone Hotel Investors, L.P.
        ("Borrower')

Ladies and Gentlemen:

        We have acted as local Arizona counsel for the Lenders in connection with Arizona issues involved in the Loan to Borrower, and in connection therewith have been requested to provide this opinion.

Bank One, Arizona, NA
Credit Lyonnais
Dresdner Bank AG
Societe Generale, Southwest Agency
Wells Fargo Bank, National Association
October 12, 1998
Page 2


        In the course of our representation we reviewed the following, and only the following, documents:

        i. Amended and Restated Revolving Credit Agreement, dated October 10, 1997 executed by Borrower and Lenders (the "Credit Agreement").

        ii. Note, in the face amount of $40,000,000.00, dated October 10, 1997, executed by Borrower to the order of Bank One, Arizona, NA.

        iii. Note, in the face amount of $40,000,000.00, dated October 10, 1997, executed by Borrower to the order of Credit Lyonnais New York Branch.

        iv. Note, in the face amount of $27,000,000.00, dated October 10, 1997, executed by Borrower to the order of Dresdner Bank AG, New York and Grand Cayman Branches.

        v. Note, in the face amount of $27,000,000.00, dated October 10, 1997, executed by Borrower to the order of Societe Generale, Southwest Agency.

        vi. Note, in the face amount of $66,000,000.00, dated October 10,- 1997, executed by Borrower to the order of Wells Fargo Bank, National Association.

        vii. Letter Agreement, dated October 10, 1997, executed by Borrower in favor of Bank One, Arizona, NA, as Administrative Agent (the "Fee Letter).

        viii. Unconditional Guarantee of Payment and Completion (General Partner), dated May 1, 1997, executed by Sunstone Hotel Investors, Inc., a Maryland corporation.

        ix. Unconditional Guarantee of Payment (Peacock, LLC), dated August 14, 1997, executed by Peacock, LLC, a California limited liability company.

        x. Unconditional Guarantee of Payment (Shivani, L.L.C.), dated May 1, 1997, executed by Shivani, L.L.C., a California limited liability company.

        xi. Unconditional Guarantee of Payment (Robert A. Alter), dated May 1, 1997, executed by Robert A. Alter.

        xii. Unconditional Guarantee of Payment (Charles L. Biederman), dated May 1, 1997, executed by Charles L. Biederman.

Bank One, Arizona, NA
Credit Lyonnais
Dresdner Bank AG
Societe Generale, Southwest Agency
Wells Fargo Bank, National Association
October 12, 1998
Page 3


        xiii. Unconditional Guarantee of Payment (C. Robert Enever), dated May 1, 1997, executed by C. Robert Enever.

        xiv. Unconditional Guarantee of Payment (Gerald N. Clark), dated May 1, 1997, executed by Gerald N. Clark.

        xv. Unconditional Guarantee of Payment (Daniel E. Carsello), dated May 1, 1997, executed by Daniel E. Carsello.

        The foregoing documents may be referred to herein as the "Documents." The Notes described in items ii. through vi. above may be referred to herein as the "Notes". The documents described in items viii. through xv. above may be referred to herein individually as a "Guarantee" and collectively as the "Guarantees." The parties executing the Guarantees may be referred to herein individually as a "Guarantee" and collectively as the "Guarantors".

        Based upon and subject to the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

        1. Each of the Credit Agreement, the Notes and the Fee Letter constitutes legal, valid, and binding obligations of Borrower, enforceable in accordance with its terms.

        2. The Loan is not usurious and the provisions of the Credit Agreement, the Notes and the Fee Letter do not violate any law, rule or regulation limiting or prohibiting the charging or payment of interest, fees or other charges.

        3. Each Guarantee constitutes legal, valid and binding obligations of the Guarantor named therein, enforceable in accordance with its terms.

        The foregoing opinions are subject to the following qualifications and exceptions:

        A.     The foregoing opinions are subject to the effect of:

               (1) Bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally;

               (2) Judicial application of general principles of equity;

               (3) The fact that certain waivers, procedures, remedies, and other provisions of the Credit Agreement and the Notes may be unenforceable under or limited by the law of

Bank One, Arizona, NA
Credit Lyonnais
Dresdner Bank AG
Societe Generale, Southwest Agency
Wells Fargo Bank, National Association
October 12, 1998
Page 4


        the State of Arizona; however, in our opinion, such law does not substantially prevent the practical realization of the benefits intended thereby; and

               (4) The fact that certain waivers, procedures, remedies, and other provisions of the Guarantees may be unenforceable under or limited by the law of the State of Arizona.

        B. We express no opinion about any provisions of the Guarantees that chose the law of a state other than Arizona for any purpose. In the case of Guarantees executed by married individuals, we express no opinion about the effectiveness of the Guarantee to bind any community property, or any other property in which the spouse of the individual guarantor has an interest, for the payment or performance of the obligations under the Guarantee.

        In rendering the foregoing opinions we have assumed, without inquiry other than our review of the Documents as described herein, the following:

        (a) That each party to the Documents that is not a natural person is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized; that each party to the Documents is qualified to do business in each state where the nature of its business makes such qualification necessary; and that each party to the Documents that is not a natural person has the requisite power and authority to carry on its business, to enter into the Documents and to carry out the terms of the Documents.

        (b) That the execution, delivery, and performance of the Documents will not conflict with, or result in a violation of, any judgment, order or decree, or the organizational documents of any party.

        (c) The genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as drafts or copies.

        (d) The legal capacity of all natural persons executing the Documents.

        (e) The due authorization, execution and delivery of all Documents by all parties, and the validity, binding effect and enforceability of the Documents on all parties other than Borrower and Guarantors.

        That the Documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend or vary, any of the terms thereof.

Bank One, Arizona, NA
Credit Lyonnais
Dresdner Bank AG
Societe Generale, Southwest Agency
Wells Fargo Bank, National Association
October 12, 1998
Page 5


        (g) That the Lenders will receive no interest, charges, fees, or other benefits or compensation in the nature of interest in connection with the transactions contemplated by the Documents other than those that Borrower has agreed in writing to pay.

        (h) That the result of the application of Arizona law under the Documents will not be contrary to a fundamental policy of the. law of any other state with which the parties may have contact in connection with the Loan.

        This opinion is limited to the matters expressly stated herein and no other opinions are implied by, or are to be inferred from, this letter. Without limiting the prior sentence, we express no opinion as to any documents or instruments except the documents and instruments defined herein as the Documents, and express no opinion regarding any documents incorporated therein by reference;

        This opinion is limited to the laws of the State of Arizona; we express no opinion with respect to any matters which may be governed by federal law or the laws of any other state or jurisdiction.

        This opinion is based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise.

        This opinion is furnished to you solely for your benefit in connection with the Loan. Accordingly, it may not be relied upon by, or given or quoted to, any other person or entity, except Lender's successors and assigns, without, in each case, our prior written consent, except that copies of this opinion may be delivered to your counsel and disclosed to any federal or state regulatory agency as may be required by law. We consent to reliance hereon by any-future participant or assignee of your interest in the Loan, provided that this opinion is given only as of the date hereof.

                                             Very truly yours,


                                             QUARLES & BRADY

                                                                           DRAFT
                                                                         10/8/97

                                    EXHIBIT K
                        [FORM OF] COMPLIANCE CERTIFICATE

               This COMPLIANCE CERTIFICATE is delivered pursuant to that certain Amended and Restated Revolving Credit Agreement, dated as of October 10, 1997 (the "Credit Agreement") among Sunstone Hotel Investors, L.P. (the "Borrower"), the financial institutions party thereto (collectively, the "Lenders") and Bank One, Arizona, NA, as Administrative Agent for said financial institutions (the "Administrative Agent"). Capitalized terms not defined herein shall have the same meanings ascribed thereto in the Credit Agreement.

               1. Sunstone is the sole general partner of the Borrower.

               2. The individual executing this Certificate is the duly qualified Chief Financial Officer of Sunstone and is executing this Certificate on behalf of Sunstone, as the sole general partner of the Borrower.

               3. The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Borrower and each of its Subsidiaries and Unconsolidated Entities as of, and during the Fiscal Quarter ending ____________, 199__, and the undersigned has no knowledge of the existence, as of the date hereof, of any condition or event which (i) renders untrue or incorrect as of the date hereof, any of the representations and warranties contained in Article V of the Credit Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), or (ii) constitutes a Default or Event of Default.

               4. Schedule I attached hereto accurately and completely sets forth the financial data, computations and other matters required to establish compliance with the following Sections of the Credit Agreement:

               a. Section 6.1 - Interest Coverage Ratio;

               b. Section 6.2 - Debt Service Coverage Ratio;

               c. Section 6.3 - Maintenance of Tangible Net Worth;

               d. Section 6.4 - Limitations on Total Indebtedness;

               e. Section 6.5 - Limitations on Total Secured Recourse
                                Indebtedness;

               f. Section 6.6 - Limitations on Non-Recourse Indebtedness;

               g. Section 6.7 - Restricted Payments; and

               h. Section 7.21 -Hotel Ownership.

               5. The aggregate outstanding principal amount of the Loans as of the date hereof is equal to or less than the Available Credit.

               6. The representations and warranties contained in Article V of the Credit Agreement and in each of the other Loan Documents are true and correct as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

               7. No Default or Event of Default has occurred and is continuing.

               The Lenders and the Administrative Agent and their respective successors and assigns may rely on the truth and accuracy of the foregoing in connection with the extensions of credit to the Borrower pursuant to the Credit Agreement.

               IN WITNESS WHEREOF, the Borrower has caused this Compliance Certificate to be duly executed this ____ day of ____________, 199_.




                                            SUNSTONE HOTEL INVESTORS, L.P.


                                            By: Sunstone Hotel Investors, Inc.,
                                                its sole general partner

                                                By:    _________________________
                                                       [Name], Chief
                                                       Financial Officer

                                                                           DRAFT
                                                                         10/8/97
                                    EXHIBIT L


When recorded, return to:

BANK ONE, ARIZONA, NA
Post Office Box 29542
Phoenix, Arizona  85038
Attention:  Western Region
Real Estate Finance, Dept. A-392

                                    [FORM OF]
                      SUBORDINATION AND ESTOPPEL AGREEMENT
                            (----------------------)


        The undersigned, SUNSTONE HOTEL PROPERTIES, INC., a Colorado corporation (hereinafter called "Lessee"), whose address is 115 Calle de Industrias, Suite 201, San Clemente, California 92672, and SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership (hereinafter called "Borrower"), whose address is 115 Calle de Industrias, Suite 201, San Clemente, California 92672, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby certify to (a) BANK ONE, ARIZONA, NA (hereinafter called "Beneficiary"), as Administrative Agent under that certain Amended and Restated Revolving Credit Agreement, dated as of October 10, 1997, by and among BANK ONE ARIZONA, NA, CREDIT LYONNAIS NEW YORK BRANCH, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, SOCIETE GENERALE, SOUTHWEST AGENCY, WELLS FARGO BANK, NATIONAL ASSOCIATION (collectively, the "Lenders") and Borrower (Beneficiary's address being Post Office Box 29542, Phoenix, Arizona 85038, Attention: Western Region Real Estate Finance, Dept. A-392), and (b) the CO-LENDERS, and covenant and agree as follows:

        1. Lessee, as lessee/tenant, hereby subordinates the lien and every term, condition and provision of that Lease Agreement (hereinafter called the "Lease") dated ________________, wherein Borrower is landlord/lessor (together with its successors and assigns, hereinafter called "Lessor"), covering a portion of the real property described on Schedule "A" attached hereto and by this reference incorporated herein (hereinafter called the "Leased Premises"), to the lien and every term, condition and provision of that Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by Borrower, in favor of Beneficiary, dated _______________ and recorded in the records of ________________ County, _______________, and to all extensions, modifications, renewals, replacements, substitutions, and/or consolidations thereof (hereinafter called the "Deed of Trust"), it being the intention of Lessee that by reason hereof, all of its right, title and interest arising under the Lease shall be and is hereby declared to be inferior, subsequent and subordinate to the Deed of Trust with respect only to the real property covered by the Lease.

        2. Lessor and Lessee certify to the Lenders as follows: (a) a true and correct copy of the Lease has been delivered to Beneficiary, and the Lease is presently in full force and effect and unmodified or unchanged; (b) the term shall commence or did commence on ___________, and full rental will then accrue or is now accruing thereunder; (c) all conditions required under the Lease to have been satisfied as of the date hereof have been satisfied; (d) no rent under the Lease has been paid more than thirty (30) days in advance of its due date;
(e) the amount of lease deposit paid or to be paid under the terms of the Lease is $______________; (f) neither Beneficiary nor the Lenders shall have any liability or responsibility for the application or return of any security deposit of Lessee; (g) no default exists under the Lease; (h) Lessee, as of the date hereof, has no charge, lien or claim of offset under the Lease or otherwise, against rents or other charges due or to become due thereunder; (i) Lessee has not received notice of any assignment, mortgage or pledge of Lessor's interest in the Lease or any rents or other amounts payable thereunder; (j) the Lease constitutes the entire rental agreement between the parties; (k) the only persons, or corporations in possession of the Leased Premises or having any right to the possession or use of the Leased Premises (other than the record owner or holders of recorded easements) are those holding under the Lease; (l) Lessee has no right or interest in or under any contract, option or agreement involving the sale or transfer of the Leased Premises; and (m) as of the date hereof, Lessee has not assigned the Lease or sublet the Leased Premises.

        3. Lessee shall give written notice to Beneficiary of any failure by Lessor to perform or observe any of the covenants, conditions or provisions of the Lease, and Beneficiary and the Lenders shall have the right, but not the obligation, to cure such failure. In the event of any such failure by Lessor, Lessee shall not take any action with respect to such failure, including without limitation any action to terminate, rescind or avoid the Lease or to withhold any rent thereunder, for a period of thirty (30) days after notice thereof to Beneficiary; provided, however, that if such failure cannot reasonably be remedied within that the (30) day period, Lessee shall not take any action with respect to such failure, including without limitation any action to terminate, rescind or avoid the Lease or to withhold any rent thereunder, so long as the Lenders or the Beneficiary shall commence to remedy the failure within the thirty (30) day period and thereafter shall diligently prosecute the remedy to completion.

        4. All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, twenty-four (24) hours after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party shown at the beginning of this Agreement or such other address as that party, from time to time, may specify by notice to the other parties.

        5. Nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Beneficiary of any of the terms, covenants, provisions or remedies of the Deed of Trust, whether or not consistent with the Lease.

        6. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

        7. This Agreement shall be governed by and construed according to the laws of the State of Arizona.

        IN WITNESS WHEREOF, these presents are executed as of the ____ day of ___________, 19__.

                                 SUNSTONE HOTEL INVESTORS, L.P., a
                                 Delaware limited partnership

                                 BY: SUNSTONE HOTEL INVESTORS, INC.,
                                     a Maryland corporation, its General Partner



                                      By _______________________________________
                                      Name______________________________________
                                      Title_____________________________________
                                                                          LESSOR


                                 SUNSTONE HOTEL PROPERTIES, INC., a
                                 Colorado corporation



                                 By ____________________________________________
                                 Name___________________________________________
                                 Title__________________________________________
                                                                          LESSEE

STATE OF _____________  )
                        ) ss..
County of ____________  )


        The foregoing instrument was acknowledged before me this ______ day of _______________, 19__, by ________________________, the ______________ of
SUNSTONE HOTEL PROPERTIES, INC., a Colorado corporation, on behalf of that corporation.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                            ____________________________________
                                            Notary Public

My commission expires:

____________________________



STATE OF ______________  )
                         ) ss..
County of _____________  )


        The foregoing instrument was acknowledged before me this ____ day of ___________, 19__, by________________________, the _______________________ of
SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation, General Partner of SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership, on behalf of that partnership.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                            ____________________________________
                                            Notary Public

My commission expires:

__________________________

                                  SCHEDULE "A"

All that real property situate in the County of ______________, State of ___________ more particularly described as follows:

                                                                           DRAFT
                                                                         10/8/97
                                    EXHIBIT M

                                    [FORM OF]
                 ASSIGNMENT OF RIGHTS UNDER MANAGEMENT AGREEMENT
                                (---------------)


KNOW ALL MEN BY THESE PRESENTS:

        BY THIS ASSIGNMENT, the undersigned SUNSTONE HOTEL PROPERTIES, INC., a Colorado corporation (hereinafter called "Assignor"), whose address is 115 Calle de Industrias, Suite 201, San Clemente, California 92672, for valuable consideration, the receipt of which is hereby acknowledged, does hereby assign, transfer, convey and set over to BANK ONE, ARIZONA, NA (hereinafter called "Assignee"), as Administrative Agent under that certain Amended and Restated Revolving Credit Agreement, dated as of October 10, 1997, by and among BANK ONE, ARIZONA, NA, CREDIT LYONNAIS NEW YORK BRANCH, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, SOCIETE GENERALE, SOUTHWEST AGENCY, WELLS FARGO BANK, NATIONAL ASSOCIATION (collectively, the "Lenders") and SUNSTONE HOTEL INVESTORS, L.P. ("Borrower") (as amended, modified or restated, the "Loan Agreement") (Assignee's address being Post Office Box 29542, Phoenix, Arizona 85038,
Attention: Western Region Real Estate Finance, Dept. A-392), and does hereby grant to Assignee (for the benefit of the Lenders) a security interest in, all of Assignor's right, title and interest in and to the following document or instrument: Management Agreement dated ______________, together with all obligations of Sunstone Hotel Management, Inc. (hereinafter called "Management Company") due or to be performed thereunder or with respect thereto (all hereinafter called the "Management Agreement").

        TO HAVE AND TO HOLD the same from this day forward so long as any part of the obligations of Borrower hereinafter described remains unpaid and unperformed.

        This Assignment is made as and shall constitute collateral security for any and all indebtedness and liabilities of any kind and nature of Borrower to the Lenders, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the Loan Agreement (all of the foregoing hereinafter called the "Obligation").

        1.     Assignor represents, warrants and covenants that:

               (a) The Management Agreement, as of the date hereof, is valid and in good and current standing, not having been altered, amended, changed, terminated or cancelled in any way, and no breach or default exists therein or thereunder.

               (b) Assignor had full power, right and authority to execute and deliver the Management Agreement and has full power, right and authority to execute and deliver this Assignment.

               (c) Assignor has not conveyed, transferred, or assigned the Management Agreement or any right or interest therein and has not executed any other document or instrument that might prevent or limit Assignee from operating under the terms, conditions and provisions of this Assignment.

               (d) Assignor shall make no other assignment of the Management Agreement or of any right or interest therein.

               (e) Assignor shall perform and observe, in timely fashion, all of the covenants, conditions, obligations and agreements of Assignor under the Management Agreement in strict accordance with the terms, conditions and provisions thereof.

               (f) Assignor shall not waive, execute any agreement that could be interpreted as waiving, or in any manner release or discharge Management Company from, any covenants, conditions, obligations or agreements under or related to the Management Agreement to be performed or observed by Management Company, or condone any nonperformance thereof, but shall, at its sole cost and expense, enforce and secure the performance of all such covenants, conditions, obligations and agreements under or related to the Management Agreement to be performed or observed by Management Company.

        2. Assignor hereby authorizes Assignee, upon the occurrence of any Event of Default, as that term is defined in the Loan Agreement or any document or instrument securing the Obligation, and at any time while such Event of Default is continuing, or upon any default by Assignor under the Management Agreement that remains uncured after the expiration of any grace period provided therein, and upon the election by Assignee to exercise its rights under this Assignment, to enforce Assignor's rights under the Management Agreement and to receive any performance of Management Company thereunder. Assignor hereby authorizes Management Company to accept this Assignment and authorizes and directs Management Company, upon such default and election by Assignee, to make and render all acts and performances required of Management Company under the terms of the Management Agreement directly to Assignee or its nominee as Assignee may direct. Assignor hereby relieves Management Company from any liabilities to Assignor that Assignor might otherwise have or assert by reason of the making or rendering of any performance by Management Company under the Management Agreement to Assignee or its nominee.

        3. Assignor does hereby make, constitute and appoint Assignee, and its successors and assigns, Assignor's true and lawful attorney in fact, in Assignor's name, place and stead, or otherwise, upon the occurrence of any Event of Default, and at any time while such Event of Default is continuing, or upon any default by Assignor under the Management Agreement that remains uncured after the expiration of any grace period provided therein:

               (a) To do all acts and to execute, acknowledge, obtain and deliver any and all instruments, documents, items or things necessary, proper or required as a term, condition or provision of the Management Agreement or in order to exercise any rights of Assignor under the Management Agreement or to receive and enforce any performance due Assignor under the Management Agreement;

               (b) To give any notices, instructions, or other communications to Management Company or to any other person or entity in connection with the Management Agreement;

               (c) To demand and receive all performances due under or with respect to the Management Agreement and to take all lawful ways and means for the enforcement thereof and to compromise and settle any claim or cause of action in Assignor arising from or related to the Management Agreement and give acquittance and other sufficient discharges relating thereto; and

               (d) To file any claim or proceeding or to take any other action, either in its own name, in that of its nominee, in the name of Assignor, or otherwise, to enforce performance due under or related to the Management Agreement or protect and preserve the right and interest of Assignee hereunder.

The power of attorney given herein is a power coupled with an interest and shall be irrevocable so long as any part of the Obligation remains unpaid or unperformed. Assignee shall have no obligation to exercise any of the foregoing rights and powers in any event.

        4. Except as otherwise permitted in the Loan Agreement, no change, amendment or modification shall be made to the Management Agreement or to the instructions of Assignor contained herein without the prior written approval of Assignee.

        5. Assignor shall promptly notify Assignee of any default or breach under the Management Agreement or of any failure of performance or other condition that, after notice or lapse of time, or both, could become a default or breach by Management Company of or under the Management Agreement.

        6. Assignor, immediately upon receipt, shall deliver to Assignee at the address set forth above a true and complete copy of any notice of default or breach and all other communications respecting a default or breach, alleged default or breach, failure of performance, or other condition that with lapse of time or after additional notice, or both, could become a default or breach by Assignor of or under the Management Agreement, or otherwise relating to Assignor's good standing with respect to the Management Agreement.

        7. Neither Assignee nor the Lenders, by accepting this Assignment, shall be subject to any obligation or liability under the Management Agreement, including, without limitation, any duty to perform any of the covenants, conditions, provisions or agreements made by Assignor, but all such obligations and liabilities shall continue to rest upon Assignor as though this Assignment had not been made. Upon the occurrence of an Event of Default or a default under the Management Agreement and the election of Assignee as described in Paragraph 2 hereof, however, the performance by Assignee of the covenants, conditions, obligations and agreements of Assignor under the Management Agreement shall be a condition of the continued performance of Management Company to Assignee.

        8. Assignee and the Lenders shall have the right at any time to appear in and defend and be represented by counsel of their own choice in any action or proceeding purporting to affect Assignor's rights under the Management Agreement.

        9. Assignor shall indemnity and hold Assignee and the Lenders harmless from any and all damages and losses arising as a result of or related to the Management Agreement, this Assignment or the exercise by Assignee and the Lenders of any of their rights under this Assignment, including, without limitation, any judgment, amounts paid in settlement, and all costs and expenses, including reasonable attorneys' fees, incurred in defending or settling any action, suit or proceeding in connection with the foregoing.

        10. All sums advanced or paid by Assignee or the Lenders under the terms hereof, all amounts paid, suffered or incurred by Assignee or the Lenders in exercising any authority granted herein, including reasonable attorneys' fees, and all other amounts due Assignee or the Lenders from Assignor in connection with this Assignment shall be added to the Obligation, shall be secured by all deeds of trust and other lien and security documents securing the Obligation, shall bear interest at the highest rate payable on any of the Obligation until paid, and shall be due and payable by Assignor to Assignee (or the Lenders, as the case may be) immediately without demand.

        11. Neither the execution and delivery of this Assignment nor any failure on the part of Management Company to comply with, honor and perform in accordance with the Management Agreement shall affect the liability of any party to pay and perform the Obligation.

        12. The taking of this Assignment by Assignee shall not effect the release of any other collateral now or hereafter held by Assignee as security for the Obligation, nor shall the taking of additional security for the Obligation hereafter effect a release or termination of this Assignment or any terms, conditions or provisions hereof.

        13. Assignor, upon request of Assignee, shall execute and deliver such additional documents, including but not limited to financing statements, and do such other acts as may be reasonably necessary to fully implement the intent of this Assignment and to perfect and preserve the lights and interests of Assignee hereunder and the priority thereof.

        14. Time is of the essence hereof. This Assignment shall be binding upon Assignor and its successors and assigns and shall inure to the benefit of Assignee and the Lenders and their successors and assigns; this Assignment, however, is not intended to confer any right or remedies upon any person other than the parties hereto and their successors and assigns.

        15. Assignor shall pay all costs and expenses, including without limitation costs of Uniform Commercial Code searches, court costs and reasonable attorneys' fees, incurred by Assignee and the Lenders in exercising the rights and remedies of Assignee and the Lenders hereunder. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Assignee and the Lenders.

        16. No failure or delay on the part of Assignee or the Lenders in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies hereunder are cumulative and may be exercised by Assignee and the Lenders either independently of or concurrently with any other right, power or remedy contained herein or in any document or instrument executed in connection with the Obligation.

        17. By executing this Assignment, Assignor acknowledges receipt of a copy hereof. A carbon, photographic or other reproduced copy of this Assignment and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. This Assignment shall be governed by and construed according to the laws of the State of Arizona.

        IN WITNESS WHEREOF, these presents are executed as of the _____ day of __________________, 19___.


                                            SUNSTONE HOTEL PROPERTIES, INC.,
                                            a Colorado corporation



                                            By__________________________________
                                                   Its__________________________
                                                                        ASSIGNOR

                           ACKNOWLEDGMENT AND CONSENT


        The undersigned is referred to in the foregoing Assignment of Rights under Management Agreement (the "Assignment") as Management Company. The undersigned acknowledges and consents to the Assignment and agrees that at the election of Assignee to exercise its rights under the Assignment (and in accordance with the terms contained in the Assignment), it will render all acts and performances required of it under the terms of the Management Agreement directly to Assignee (for the benefit of the Lenders) or its nominee as Assignee may direct.

        This Acknowledgment and Consent and the agreement of the undersigned contained herein is conditioned upon the following: (i) neither the Assignment nor this Acknowledgment and Consent shall give Assignee any greater rights under the Management Agreement than those of Assignor, and (ii) upon the occurrence of an Event of Default and the election of Assignee to exercise its rights under the Assignment, Assignee will perform all of the covenants, conditions, obligations and agreements of Assignor under the Management Agreement; the undersigned acknowledges, however, that unless and until such Event of Default and election by Assignee, Assignee has absolutely no obligation to perform the covenants, conditions, obligations and agreements of Assignor under the Management Agreement.

        The undersigned hereby certifies to Assignee and agrees that:

               1. The Management Agreement is in full force and effect and no breach or default exists under the Management Agreement and no event has occurred and no condition exists that, after notice or lapse of time, or both, would constitute a breach or default under the Management Agreement.

               2. All conditions precedent to the obligation of the undersigned to perform pursuant to the Management Agreement have been fully satisfied.

               3. The undersigned will notify Assignee in writing in the event of any breach or default by Assignor under the Management Agreement.


                                            SUNSTONE HOTEL MANAGEMENT, INC., a
                                            Colorado corporation



                                            By__________________________________
                                                   Its__________________________
                                                              MANAGEMENT COMPANY

                                                                           DRAFT
                                                                         10/8/97

                                    EXHIBIT N

                                    [FORM OF]
                       MANAGEMENT SUBORDINATION AGREEMENT
                                (---------------)


        THIS MANAGEMENT SUBORDINATION AGREEMENT (the "Subordination Agreement") is made and entered into this ______ day of _____________, 199_, by and between SUNSTONE HOTEL MANAGEMENT, INC., a Colorado corporation (the "Management Company"), SUNSTONE HOTEL PROPERTIES, INC., a Colorado corporation ("Obligor"), and BANK ONE, ARIZONA, NA (with its successors and assigns, the "Administrative Agent"), as Administrative Agent under that certain Amended and Restated Revolving Credit Agreement, dated as of October 10, 1997, by and among BANK ONE, ARIZONA, NA, CREDIT LYONNAIS NEW YORK BRANCH, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, SOCIETE GENERALE, SOUTHWEST AGENCY, WELLS FARGO BANK, NATIONAL ASSOCIATION (collectively, the "Lenders") and SUNSTONE HOTEL INVESTORS, L.P. ("Borrower") (as amended, modified or restated, the "Loan Agreement").

                                   WITNESSETH:

        WHEREAS, the Management Company has entered into that Management Agreement dated as of ______________________ (the "Management Agreement") with Obligor under which Obligor has agreed to make certain payments ("Payments") to the Management Company; and

        WHEREAS, pursuant to the terms and provisions contained in the Loan Agreement, the Lenders have agreed to make certain financial accommodations (the "Loan") to Borrower. All undefined capitalized terms used herein shall have the meaning given them in the Loan Agreement; and

        WHEREAS, it is a condition precedent to obtain and continue the Loan from the Lenders that Management Company agree that, upon the occurrence of an Event of Default, all Payments by Obligor to Management Company shall cease and be subordinate to Borrower's obligations to the Lenders under the Loan Agreement and be subject to the agreements in this Subordination Agreement; and

        WHEREAS, it is to the mutual benefit of the parties hereto that Borrower obtain and continue the Loan from the Lenders and Management Company is willing to in fact subordinate the obligations of Obligor to it under the Management Agreement to the obligations of Borrower to the Lenders under the Loan Agreement in accordance with the agreements in this Subordination Agreement.

        NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, and in order to induce the Lenders to make the Loan available to Borrower, it is hereby declared, understood and agreed as follows:

        1. That the Lenders would not make the Loan available to Borrower without this Subordination Agreement.

        2. That upon the occurrence of an Event of Default and the continuation thereof, until satisfaction of Borrower's obligations to the Lenders under the Loan Agreement:

               (a) All payments due and payable to Management Company from Obligor with respect to the Management Agreement shall be suspended; and

               (b) Should any funds or property of any kind be received by Management Company with respect to the Management Agreement, Management Company will deliver the same to the Administrative Agent in the form received and, until so delivered, the same shall be held in trust by Management Company as property of the Lenders.

        3. That Management Company declares, agrees and acknowledges that:

               3.1 It consents to and approves all provisions of the Loan Agreement.

               3.2 The Lenders in making any advance pursuant to the Loan Agreement are under no obligation or duty to, nor have the Lenders represented that they will, see to the application of such advance. Any application or use of such advance for purposes other than those provided for in the Loan Agreement shall not defeat the subordination herein made in whole or in part.

               3.3 It intentionally and unconditionally waives, relinquishes and subordinates any lien or charge held by Management Company with respect to the Management Agreement or any other obligation of Obligor to Management Company in favor of Borrower's obligations to the Lenders under the Loan Agreement and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made and letters of credit issued and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

               3.4 The priorities specified herein are applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing financing statements or the giving or failing to give notice of the acquisition or expected acquisition of security interests.

               3.5 In the event of any bankruptcy, insolvency or other proceeding leading to the distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Obligor or the proceeds thereof, the Lenders shall have the right to prove and vote Management Company's claim based on any security interest in Obligor's property held by Management Company and to receive all distributions therefrom until the Lenders' claim is paid in full.

               3.6 It shall not assign or transfer to others any claim it has or may have against Obligor while any obligation of Borrower to the Lenders remains outstanding under the Loan Agreement, unless such assignment or transfer is made expressly subject to this Subordination Agreement.

               3.7 This Subordination Agreement is a continuing agreement of subordination, and the Lenders may continue, without notice to Management Company, to extend future credit and make other accommodations to or for the account of Obligor under the Loan Agreement in reliance on this Subordination Agreement.

               3.8 The Lenders may, at any time, enter into such agreement or agreements with Borrower as the Lenders may deem proper, altering the terms of all or any of the obligations of Borrower to the Lenders under the Loan Agreement or affecting any security underlying any or all of such obligations, without notice to Management Company and without in any way impairing or affecting this Subordination Agreement.

               3.9 All fees paid to the Management Company by Obligor shall be payable no more frequently than once every month in arrears and no fees shall be paid in advance.

               3.10 The Lenders shall, upon the occurrence and continuation of an Event of Default have the right to apply for the appointment of a receiver ("Receiver") through a court of competent jurisdiction to manage the Properties (as defined in the Management Agreement).

               3.11 Upon the occurrence and continuation of an Event of Default, it shall cooperate with the Lenders in obtaining the appointment of the Receiver and turning over management and control of the Properties to the Receiver, including, without limitation, the assignment to the Receiver of any and all licenses and/or permits used and/or necessary for the operation and/or management of the Properties.

               3.12 It waives any and all defenses to the appointment of the Receiver.

               3.13 It shall not change, amend or modify the Management Agreement without the prior written approval of the Administrative Agent except as otherwise permitted in the Loan Agreement.

               3.14 Upon the occurrence and continuation of an Event of Default, it shall deposit all Net Operating Income (as defined in the Loan Agreement) into a pledged account to be maintained with and administered by the Administrative Agent as the Administrative Agent may determine.

        4. That Subordination Agreement shall be governed by the laws of the State of Arizona, as the same from time to time may be in effect.

        WHEREFORE, this Subordination Agreement is executed by the parties on the date first above set forth.

                                          SUNSTONE HOTEL MANAGEMENT, INC., a
                                          Colorado corporation



                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________
                                                              MANAGEMENT COMPANY


                                          SUNSTONE HOTEL PROPERTIES, INC., a
                                          Colorado corporation



                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________
                                                                         OBLIGOR


                                          BANK ONE, ARIZONA, NA, a national
                                          banking association, as
                                          Administrative Agent



                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________
                                                            ADMINISTRATIVE AGENT

                                                                           DRAFT
                                                                         10/8/97
                                    EXHIBIT O

                                    [FORM OF]
                        ENVIRONMENTAL INDEMNITY AGREEMENT
                               (----------------)



Items to be Attached:

               Schedule "A":  Description of the Property
               Environmental Questionnaire and Disclosure Statement


               In connection with and as partial consideration for the loan by BANK ONE, ARIZONA, NA, CREDIT LYONNAIS NEW YORK BRANCH, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, SOCIETE GENERALE, SOUTHWEST AGENCY, and WELLS FARGO BANK, NATIONAL ASSOCIATION (collectively, the "LENDERS"), to SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership ("BORROWER"), and for the benefit of SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation ("GUARANTOR") (Borrower and Guarantor are referenced to herein collectively as "INDEMNITOR"), and other entities in the amount of TWO HUNDRED MILLION AND NO/100 DOLLARS ($200,000,000.00) (the "LOAN") secured or to be secured in part by a lien and encumbrance on the property described on Schedule "A" attached hereto and by this reference made a part hereof (the "PROPERTY"), Indemnitor hereby certifies, represents and warrants to the Lenders, and agrees as follows:

               1. Terms contained herein, but not defined herein, shall have the meaning set forth in the loan agreement delivered in connection with the Loan. As used herein, the following terms shall have the meanings specified below:

                      The term "ENVIRONMENTAL LAWS" shall mean any federal,
               state or local law, whether by common law, statute, ordinance, or regulation, pertaining to health, industrial hygiene, or environmental conditions, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq. ("CERCLA"); the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq. ("RCRA"); the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2501, et seq. ("TSCA"); the Superfund Amendments and Reauthorization Act of 1986, Title III, 42 U.S.C.
               Section 11001, et seq. ("SARA"); the Clean Air Act, 42 U.S.C.
               Section 7401, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; the Solid Waste Disposal Act, 42 U.S.C. Section 3251, et seq.; and any other federal, state or local law, common law, statute, ordinance, or regulation now in effect or hereinafter enacted which pertains to health, industrial hygiene, or the regulation or protection of the environment.

                             The term "HAZARDOUS SUBSTANCE" shall include:

                             (a) Those substances included within the
                      definitions of "HAZARDOUS MATERIALS," "TOXIC SUBSTANCES," or "SOLID WASTE" in CERCLA, RCRA, TSCA, SARA, and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., and in the regulations promulgated pursuant thereto;

                             (b) Those substances defined as "HAZARDOUS
                      SUBSTANCES" in applicable state law and in rules adopted or guidelines promulgated pursuant thereto;

                             (c) Those substances listed in the United States
                      Department of Transportation Table (49 C.F.R. 172.1010 and amendments thereto) or by the Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302 and amendments thereto); and

                             (d) All other substances, materials and wastes that
                      are, or that become, regulated under, or that are classified as hazardous or toxic under any Environmental Law.

               The term "RELEASE" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping.

               2. Except as stated in the responses contained in the "ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT," a copy of which is attached hereto and incorporated herein by this reference, to the best knowledge of Indemnitor, neither the Property nor Indemnitor are in violation of any Environmental Law and neither the Property nor Indemnitor are subject to any existing, pending or threatened investigation by any federal, state or local governmental authority or are subject to any remedial obligation or lien under or in connection with any Environmental Law.

               3. Except as stated in the responses contained in the "ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT," to the best knowledge of Indemnitor, Indemnitor has not obtained, and is not required by any Environmental Law to obtain, any permit or license to construct or use any improvements, fixtures or equipment that are part of, or are located on, the Property or to operate any business that is being conducted or intended to be conducted on the Property.

               4. Indemnitor has made a diligent investigation of the present and former uses of the Property and after such investigation declares that to the best of its knowledge the information disclosed in the "ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT" is true, complete and correct.

               5. Indemnitor shall not knowingly permit any third party to use, generate, manufacture, produce, store, or Release, on, under or about the Property, or transfer to or from the Property, any Hazardous Substance except in compliance with all applicable Environmental Laws and Indemnitor shall not knowingly permit any environmental liens to be placed on any portion of the Property.

               6. Except as stated in the responses contained in the "ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT," Indemnitor has not caused or knowingly permitted the Release of, and has no knowledge of the Release or presence of, any Hazardous Substance on the Property in excess of the reportable quantities prescribed by CERCLA or applicable state law, or the migration of any Hazardous Substance from or to any other property adjacent to or in the vicinity of the Property. Borrower's intended future use of the Property will not result in the Release of any Hazardous Substance on the Property.

               7. Indemnitor shall give prompt written notice to the Administrative Agent under, and at the address set forth in, the loan agreement executed in connection with the Loan of:

                      (a) Any proceeding, including lawsuit, investigation or
               settlement by or with any federal, state or local governmental authority (including, without limitation, any applicable state agency or the U.S. Environmental Protection Agency) with respect to the presence of any Hazardous Substance on the Property or the migration thereof from or to any other property adjacent to, or in the vicinity of, the Property;

                      (b) All claims made or threatened by any third party
               against Indemnitor or the Property relating to any loss or injury resulting from any Hazardous Substance;

                      (c) Indemnitor's discovery of any occurrence or condition
               on any property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on its ownership, occupancy, transferability or use under any Environmental Laws; and

                      (d) Indemnitor's discovery of a violation of Environmental
               Laws that Indemnitor is legally required to report to any federal, state or local governmental authority or the discovery of a Release of a Hazardous Substance in sufficient quantities to be reportable under CERCLA or applicable state law to any federal, state or local governmental authority.

               8. Indemnitor shall conduct and complete all investigations, studies, sampling, testing and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Substances in, from or affecting the Property:

                       (a) In accordance with all applicable Environmental
               Laws;

                       (b) To the satisfaction of the Lenders; and

                       (c) In accordance with the orders and directives of all
               governmental authorities.

               9. Indemnitor shall, within thirty (30) days after demand by Administrative Agent, provide Administrative Agent with a bond, letter of credit, or similar financial assurance evidencing to Administrative Agent's satisfaction that sufficient funds are available to pay the cost of complying with the requirements of Paragraph 8 above.

               10. If Administrative Agent shall ever have reason to believe that there are Hazardous Substances (other than those described in the "ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT") affecting any of the Property, Administrative Agent (by its officers, employees, and agents) at any time and from time to time may contract for the services of persons (the "SITE REVIEWERS") to perform environmental site assessments ("SITE Assessments") on the Property for the purpose of determining whether there exists on the Property any environmental condition that could result in any liability, cost, or expense to the owner, occupier, or operator of such Property arising under any Environmental Laws. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Indemnitor that do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Substances on the Property and such other tests on the Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Indemnitor will supply to the Site Reviewers such historical and operational information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Administrative Agent shall make the results of such Site Assessments fully available to Indemnitor, which (prior to an Event of Default under the Loan documents) may, at its election, participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Indemnitor upon demand of Administrative Agent.

               11. Administrative Agent shall have the right, but not the obligation, without in any way limiting Administrative Agent's other rights and remedies under the Loan documents, to enter onto the Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Substances on or affecting the Property following receipt of any notice from any person or entity asserting the existence of any Hazardous Substances pertaining to the Property or any part thereof that, if true, could result in an order, notice, suit, imposition of a lien on the Property, or other action and/or that, in Administrative Agent's sole opinion, could jeopardize Administrative Agent's or the Lenders' security under the Loan documents. All reasonable costs and expenses paid or incurred by Administrative Agent in the exercise of any such rights shall be secured by the Loan documents and shall be payable by Indemnitor upon demand.

               12. Administrative Agent and the Lenders shall have the right at any time to appear in and to participate in, as parties if they so elect, and be represented by counsel of their own choice in, any action or proceeding initiated in connection with any Environmental Law that affects the Property.

               13. Indemnitor shall indemnify and hold harmless the Lenders and Administrative Agent, the initial successor to their interest in the Property, the initial purchaser of the Property upon foreclosure of the Lenders' interest in the Property, and all directors, officers, employees and agents of all of the foregoing, from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever, including but not limited to attorney's fees and expenses, directly or indirectly arising out of or attributable to (i) the use, generation, manufacture, production, storage, Release, threatened Release, or presence of a Hazardous Substance on, under or about the Property; (ii) any violation or claim of violation of any Environmental Law with respect to the Property; or (iii) any breach of any of the warranties, representations and covenants contained herein.

               14. This Environmental Indemnity Agreement shall be binding upon Indemnitor and its successors and assigns and shall inure to the benefit of the Lenders and Administrative Agent and their successors and assigns. The indemnity contained herein shall continue in full force and effect and shall survive the payment and performance of the Loan, the release of any lien or encumbrance securing the Loan, any foreclosure (or action in lieu of foreclosure) of any lien or encumbrance securing the Loan, the exercise by the Lenders and Administrative Agent of any other remedy under any documents securing the Loan, and any suit, proceeding or judgment against Indemnitor by Administrative Agent or the Lenders hereon; provided that the Lenders and Administrative Agent agree that Indemnitor shall not be liable for any claims, costs, expenses, losses, damages and liabilities (i) that arise after the transfer (the "Transfer") of the Property to the Administrative Agent or the Lenders or to the initial purchaser of the Property upon foreclosure of the Lenders' interest in the Property, and (ii) that were caused solely by the actions of the Administrative Agent or the Lenders, any successor to their interest in the Property or said initial purchaser after the Transfer; and provided further that the Lenders and Administrative Agent agree that Indemnitor's indemnity obligation contained herein shall expire on the second anniversary after the Loan shall have been paid in full; satisfaction of the Loan in connection with a foreclosure sale shall not constitute a repayment of the Loan for the purpose of terminating Indemnitor's indemnity obligation hereunder.

               15. The indemnity contained herein shall not be subject to any nonrecourse or other limitation of liability provisions contained in any document or instrument executed and delivered in connection with the Loan and the liability of Indemnitor hereunder shall not be limited by any such nonrecourse or similar limitation of liability provisions.

               16. If any material warranty, representation or statement contained herein shall be or shall prove to have been false when made or if Indemnitor shall fail or neglect to perform or observe any of the terms, provisions or covenants contained herein, the same shall constitute an Event of Default under the Loan and under all documents and instruments executed and delivered in connection therewith that shall entitle Administrative Agent and the Lenders to pursue any and all remedies provided for such default.

               17. Any notice required or permitted in connection herewith shall be given in the manner provided in any loan agreement or other documents executed and delivered in connection with the Loan.

               18. Indemnitor acknowledges that the Lenders and Administrative Agent have and will rely upon the representations, warranties and agreements herein set forth in closing and funding (or modifying as the case may be) the Loan and that the execution and delivery of this Environmental Indemnity Agreement is an essential condition but for which the Lenders and Administrative Agent would not close or fund (or modify) the Loan.

               19. Indemnitor waives any right or claim of right to cause a marshalling of the assets of Indemnitor or to cause the Lenders and Administrative Agent to proceed against any of the security for the Loan before proceeding under this Environmental Indemnity Agreement against Indemnitor; Indemnitor agrees that any payments required to be made hereunder shall become due on demand; Indemnitor expressly waives and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors (including, without limitation, A.R.S. Sections 12-1641, et seq.), except any rights of subrogation that Indemnitor may have, provided that the Indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts or omissions of the Lenders or Administrative Agent.

               20. This Environmental Indemnity Agreement shall be governed by and construed according to the laws of the State of Arizona except as otherwise provided herein.

               IN WITNESS WHEREOF, Indemnitor has executed this Environmental Indemnity Agreement as of the date set forth herein.

               Date:  ________________.

INDEMNITOR:                       SUNSTONE HOTEL INVESTORS, L.P., a
                                  Delaware limited partnership

                                  BY: SUNSTONE HOTEL INVESTORS, INC., a Maryland
                                      corporation, its General Partner



                                      By________________________________________
                                           Its__________________________________
                                                                      (Borrower)


                                  SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation



                                  By____________________________________________
                                        Its_____________________________________
                                                                     (Guarantor)

                                  SCHEDULE "A"

                                LEGAL DESCRIPTION

              ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT

                               FIRST AMENDMENT TO
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


            THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ("Amendment") is dated as of January 26, 1998, among SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership, as the Borrower, BANK ONE, ARIZONA, NA, as a Lender, as Issuing Bank, as Administrative Agent and as Co-Agent, CREDIT LYONNAIS NEW YORK BRANCH, as a Lender, as Documentation Agent and as Co-Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, as Syndication Agent and as Co-Agent, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender, and SOCIETE GENERALE, SOUTHWEST AGENCY, as a Lender.

                              W I T N E S S E T H:

            WHEREAS, the parties hereto have entered into that certain Amended and Restated Revolving Credit Agreement dated as of October 10, 1997 (the "Credit Agreement") providing for loans to the Borrower not to exceed $200,000,000 at any time outstanding; and

            WHEREAS, the parties desire to amend the Credit Agreement to increase the total Commitments to $300,000,000 and to modify certain other provisions of the Credit Agreement, all on and subject to the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto amend the Credit Agreement, and covenant and agree, as follows:

            1.    Defined Terms.

            1.1 Terms used herein and not defined herein shall have the meanings provided therefor in the Credit Agreement.

            1.2 The definitions of the following terms in the Credit Agreement are hereby amended as follows:

            (a) The definition of the term "Aggregate Value" is hereby amended and restated in its entirety as follows:

                  "Aggregate Value" means, with respect to an Eligible Hotel, at any date, the aggregate value thereof to be calculated as follows:

                  (a) For a Seasoned Property or a Special Property, (i) the Adjusted NOI for such Seasoned Property or Special Property for the preceding four (4) Fiscal Quarters divided by (ii) ten and one-half percent (10.5%); and

                  (b) For a New Property (other than a Special Property), the Borrower's Investment in such New Property.

            (b) The definition of the term "Applicable Letter of Credit Rate" is hereby amended and restated in its entirety as follows:

                  "Applicable Letter of Credit Rate" means one and four-tenths percent (1.40%) per annum.

            (c) The definition of the term "Applicable Margin" is hereby amended and restated in its entirety as follows:

                  "Applicable Margin" means, (a) with respect to each Loan made, continued or converted at any date prior to the first Pricing Date occurring after December 31, 1997, (i) 0.375% with respect to Base Rate Loans and (ii) 1.8% with respect to Eurodollar Rate Loans; (b) with respect to each Loan made, continued or converted at any date from and after the first Pricing Date occurring after December 31, 1997, the applicable percentage per annum set forth below based upon the Status in effect at the time such Loan is made, continued or converted, it being understood that the Applicable Margin for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Loans," and (ii) Eurodollar Rate Loans shall be the percentage set forth under the column "Eurodollar Rate Loans;" and
            (c) with respect to the Unused Commitment Fee from and after the first Pricing Date occurring after December 31, 1997, the applicable percentage per annum set forth below under the column, "Unused Commitment Fee," based upon the Status then in effect.

                                                                        Unused
                            Base Rate           Eurodollar            Commitment
                              Loans             Rate Loans               Fee
                            ---------           ----------            ----------

Level I Status                0.0%                1.00%                 0.125%

Level II Status               0.0%                1.125%                0.15%

Level III Status              0.0%                1.25%                 0.15%

Level IV Status               0.0%                1.375%                0.20%

Level V Status                0.0%                1.40%                 0.20%

Level VI Status               0.0%                1.50%                 0.20%

Level VII Status              0.125%              1.625%                0.25%

Level VIII Status             0.25%               1.75%                 0.30%


            (d) The definition of the term "Borrowing Base" is hereby amended by changing the reference "40%" to "45%."

            (e) The definition of the term "Debt Service Coverage Ratio" is hereby deleted.

            (f) The definition of the term "Eligible Hotels" is hereby amended by changing the reference "ten percent (10%)" in subparagraph (ii)(E) to "fifteen percent (15%)."

            (g) The definition of the term "Minimum Tangible Net Worth" is hereby amended and restated in its entirety as follows:

                  "Minimum Tangible Net Worth" means, with respect to the
            Borrower, at any time, the sum of $370,000,000 plus (a) 85% of the aggregate net proceeds received by Sunstone or any of its Subsidiaries after December 31, 1997 in connection with any offering of Stock or Stock Equivalents of Sunstone or its Subsidiaries taken as a whole and (b) 85% of the consideration for any partnership interests in Borrower issued for the acquisition of a Hotel or any interest in a Hotel permitted hereunder.

            (h) The definition of the term "Status" is hereby amended and restated in its entirety as follows:

                  "Status" means the existence of Level I Status, Level II
            Status, Level III Status, Level IV Status, Level V Status, Level VI Status, Level VII Status or Level VIII Status, as the case may be. As used in this definition (and subject to the provisions set forth below):

                  "Level I Status" exists at any date if, at such date, Sunstone has a long-term senior unsecured actual or implied debt rating of A-or better by S&P and A3 or better by Moody's;

                  "Level II Status" exists at any date if, at such date,
            Sunstone has a long-term senior unsecured actual or implied debt rating of BBB+ by S&P and Baa1 by Moody's;

                  "Level III Status" exists at any date if, at such date,
            Sunstone has a long-term senior unsecured actual or implied debt rating of BBB by S&P and Baa2 by Moody's;

                  "Level IV Status" exists at any date if, at such date,
            Sunstone has a long-term senior unsecured actual or implied debt rating of BBB- by S&P and Baa3 by Moody's;

                  "Level V Status" exists at any date if, at such date, (i)
            neither Level IV Status nor any Status above Level IV Status exists and (ii) Sunstone has a Leverage Ratio of less than 25%;

                  "Level VI Status" exists at any date if, at such date, (i)
            neither Level IV Status nor any Status above Level IV Status exists and (ii) Sunstone has a Leverage Ratio of 25% or more but less than 35%:

                  "Level VII Status" exists at any date if, at such date, (i)
            neither Level IV Status nor any Status above Level IV Status exists and (ii) Sunstone has a Leverage Ratio of 35% or more, but less than 40%; and

                  "Level VIII Status" exists at any date if, at such date, (i)
            neither Level IV Status nor any Status above Level IV Status exists and (ii) Sunstone has a Leverage Ratio of 40% or more, but less than 45%.

                  The determination of Status shall be subject to the following:
            (i) if S&P and/or Moody's shall cease to issue ratings of debt securities of REITs generally or (after issuing ratings with respect to Sunstone) shall cease to issue ratings with respect to Sunstone, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status (to the extent based upon such ratings) shall be determined on the basis of the rating assigned by the other rating agency, and if both S&P and Moody's shall have ceased to issue such ratings, Status shall be determined based on the Leverage Ratio (and accordingly shall not be higher than Level V Status) and (b) after such substitute rating agency or agencies are agreed upon, Status (to the extent based upon such ratings) shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be; (ii) if the long-term senior unsecured actual or implied debt ratings of Sunstone by S&P and Moody's (or, if applicable, any substitute agency or agencies designated as provided in clause (i)) are not equivalent, the lower rating will apply for the purposes of determining Status (to the extent that Status is based upon such ratings); (iii) if the long-term senior unsecured actual or implied debt ratings of Sunstone by S&P and Moody's (or, if applicable, any substitute agency or agencies designated as provided in clause (i)) are two or more Levels apart, the rating one Level above the lower rating will apply for the purposes of determining Status (to the extent that Status is based upon such ratings); (iv) the initial determination of Status pursuant hereto shall be effective from and after the first Pricing Date occurring after December 31, 1997; (v) changes in Status resulting from a change in the unsecured actual or implied debt ratings of Sunstone shall be effective on the first Business Day following any such change; and (vi) changes in Status resulting from a change in the Leverage Ratio shall be effective on the Pricing Date next following the applicable Fiscal Quarter with respect to which such Leverage Ratio is determined.

            1.3 The following terms have the following meanings when used in the Credit Agreement as amended hereby:

                  "Leverage Ratio" means, at the end of any Fiscal Quarter from and after the Fiscal Quarter ending December 31, 1997, the ratio (expressed as a percentage) of (a) the Total Indebtedness of Sunstone at the end of such Fiscal Quarter to (b) the Total Hotel Value at the end of such Fiscal Quarter.

                  "Preferred Debt Service Coverage Ratio" has the meaning
            provided therefor in Section 6.2.

                  "Pricing Date" means, with respect to any determination of
            Status based on the Leverage Ratio, the first day of the calendar month next following the date on which the Borrower is required to deliver to the Administrative Agent the quarterly financial statements provided for in Section 7.11(a) for the Fiscal Quarter with respect to which the Leverage Ratio is to be so determined and the Compliance Certificate provided for in Section 7.11(e) setting forth the Leverage Ratio as of the end of such Fiscal Quarter; provided that (i) if any of such quarterly financial statements or Compliance Certificate are delivered to the Administrative Agent later than the date on which required to be delivered and the Leverage Ratio determined pursuant thereto would result in a change in Status to a higher level, the Pricing Date shall not occur until the tenth day following the Administrative Agent's receipt thereof and (ii) if the annual audited financial statements delivered by the Borrower pursuant to Section 7.11(b) for any Fiscal Year evidence a Leverage Ratio for the fourth quarter of such Fiscal Year that would result in a Status that is different than the Status evidenced by the quarterly financial statements for the fourth Fiscal Quarter of such Fiscal Year delivered by the Borrower, Status shall be adjusted to conform to the Leverage Ratio determined on the basis of such annual audited financial statements from and after the tenth day following the Administrative Agent's receipt of such annual audited financial statements and, if such adjustment results in a Status at a lower level than in effect since the most recent Pricing Date, such adjustment shall be retroactive to such Pricing Date, in which event the Borrower shall pay to the Administrative Agent on demand any additional interest resulting from such retroactive adjustment.

                  "Special Property" means an Eligible Hotel that is designated by the Borrower as a "Special Property" in accordance with the provisions of Section 7.23(h).

                  "Total Hotel Value" means, at any date, the aggregate value of all Hotels owned by the Borrower or any of its direct or indirect wholly-owned Subsidiaries, such value to be calculated as follows:

                  (a) For all Seasoned Properties, (i) the Adjusted NOI for such Seasoned Properties for the preceding four (4) Fiscal Quarters divided by (ii) ten and one-half percent (10.5%); and

                  (b) For all New Properties, the Borrower's Investment in such New Properties.

                  "Unused Commitment Fee Rate" means (i) until the first Pricing
            Date to occur after December 31, 1997, 0.25% per annum and (ii) from and after the first Pricing Date to occur after December 31, 1997, a rate per annum equal to the Applicable Margin with respect to the Unused Commitment Fee.

            2. Increase of Commitments. The aggregate amount of the Commitments is hereby increased to $300,000,000, and from and after the date hereof the Commitment of each Lender is as set forth in Schedule II attached hereto and hereby incorporated herein, which replaces Schedule II to the Credit Agreement.

            3. Unused Commitment Fee. Section 2.4(a) is hereby amended by changing the reference "0.25%" to "the Unused Commitment Fee Rate on the date on which such payment is due."


            4. Trigger Date. Section 3.4(a) is amended and restated in its entirety as follows:

                  (a) In the event that, at the end of any Fiscal Quarter (the "Trigger Date") commencing with the Fiscal Quarter ending on December 31, 1997, the Borrower shall fail to maintain an Interest Coverage Ratio of 2.5 to 1.0 or a Preferred Debt Service Coverage Ratio of 2.0 to 1.0, such failure shall not constitute an Event of Default if and for as long as (i) the Borrower shall maintain an Interest Coverage Ratio of not less than 2.0 to 1.0 and a Preferred Debt Service Coverage Ratio of not less than 1.5 to 1.0 and (ii) the Borrower shall or shall cause Sunstone or the Eligible Hotel Owners (as applicable) to execute and deliver to the Administrative Agent with respect to each of the Eligible Hotels (A) within seventy-five
            (75) days of the Trigger Date, the documents set forth in Section 3.4(b) and (B) within 135 days of the Trigger Date, the documents set forth in Section 3.4(c).

            5. Facility Letters of Credit. Section 4.2(ii) is hereby amended by changing the reference "$15,000,000" to "$30,000,000" and the reference "$20,000,000" to "$40,000,000."

            6. Use of Proceeds. Section 5.18 is hereby amended by changing the reference "$20,000,000" to "$40,000,000."

            7. Financial Covenants. (a) Section 6.1 is hereby amended by changing the reference "3.0 to 1.0" to "2.5 to 1.0."

                  (b) Section 6.2 is hereby amended and restated in its entirety as follows:

                  6.2 Preferred Debt Service Coverage Ratio. Sunstone shall maintain at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 1997, a ratio ("Preferred Debt Service Coverage Ratio") of

                  (a) Adjusted EBITDA to (b) the sum of (i) Debt Service and
                  (ii) dividends paid by Sunstone on any of its preferred Stock, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than
                  2.0 to 1.0, except as otherwise provided in Section 3.4(a).

                  (c) Section 6.4 is hereby amended (i) by changing in subparagraph (i) thereof the phrase "multiplied by four (4)" to "multiplied by four and one-half (4-1/2)" and (ii) by changing, in both subparagraph (i) and subparagraph (ii) thereof, the references "forty percent (40%)" to "forty-five percent (45%)."

                  (d) Section 6.7 is hereby amended by changing the reference "85%" to "90%."

            8. Financial Statements. (a) Section 7.11(a) is hereby amended by changing the phrase "each of the first three Fiscal Quarters of each Fiscal Year" to "each Fiscal Quarter."

                  (b) After the date of this Amendment, each Compliance Certificate delivered shall reflect the amendments to the Credit Agreement provided for herein, all in a manner satisfactory to the Required Lenders, and, without limitation of the foregoing, shall include calculations of the Leverage Ratio, Preferred Debt Service Coverage Ratio and Total Hotel Value and the identification of any Eligible Hotels that are designated as Special Properties.

                  (c) Section 7.11(d) is hereby amended by adding the following provision immediately following clause (ii) thereof:

                  and (iii) financial projections for each of the succeeding four Fiscal Quarters, including projected balance sheets at the end of each such Fiscal Quarter, projected statements of income and cash flow for each such Fiscal Quarter and projected compliance with covenants hereunder at the end of each such Fiscal Quarter;

            9. Borrowing Base Determination/Requirements. The following is hereby added to the Agreement as Section 7.23(h):

                  (h) Prior to the date on which, by reason of the duration of ownership thereof by the applicable Eligible Hotel Owner, a Renovating Property ceases to be a Renovating Property or any other New Property ceases to be a New Property, the Borrower may designate such Renovating Property or other New Property as a "Special Property" on and subject to the following terms and conditions:

                  (i) Such designation shall be made in writing and delivered to the Administrative Agent prior to or along with the first Compliance Certificate delivered to the Administrative Agent that sets forth the Aggregate Value of such Eligible Hotel as determined as a Special Property;

                  (ii) Such designation shall be irrevocable, and such Eligible Hotel shall from and after such designation continue to be a Special Property until such time as it becomes a Seasoned Property;

                  (iii) The designation of such Eligible Hotel as a Special
            Property shall be solely for the purpose of determining the Aggregate Value of such Eligible Hotel and shall not otherwise affect such Eligible Hotel's status as a Renovating Property or other New Property hereunder; and

                  (iv) A Renovating Property may not be designated as a Special Property prior to the last day of the Fiscal Quarter in which the renovation of such Renovating Property is substantially completed.

            10. Additional Indebtedness. The following new Section 7.24 is hereby added to the Credit Agreement:

                  7.24 Approval of Additional Indebtedness. In the event that the Borrower desires to seek from the Lenders approval of any proposed Indebtedness not permitted under the provisions of Section 8.2, the Borrower shall furnish to the Lenders such information as the Lenders may request with respect thereto, which may include without limitation

            (a) a summary of the terms and conditions of such proposed Indebtedness; (b) a pro forma Compliance Certificate prepared taking into account such proposed Indebtedness; (c) a pro forma calculation with respect to the Borrower's compliance with the covenants intended to be included in such proposed Indebtedness; (d) a detailed description of the intended use of proceeds of such Indebtedness; and (e) copies of the documentation evidencing such Indebtedness, which documentation shall evidence to the satisfaction of the Lenders that such Indebtedness is not secured in whole or in part and is subordinate to, or pari passu with, the Obligations. Neither the provisions of this Section 7.24 nor the Borrower's delivery to the Lenders of a request for approval of such proposed Indebtedness, whether in accordance with this Section 7.24 or otherwise, shall modify, limit or otherwise affect the provisions of
            Section 8.2.

            11. Limitations on Development, Construction, Renovation and Purchase of Hotels. Section 8.5 is hereby amended and restated in its entirety as follows:

                  8.5 Limitations on Development, Construction, Renovation and Purchase of Hotels. Neither Sunstone nor the Borrower shall or shall permit any of their respective Subsidiaries to (a) engage in the development or construction of any Hotels with respect to which the cost to complete the same shall at any time exceed, for all such development and construction in the aggregate, the lesser of (i) ten percent (10%) of Total Hotel Value and (ii) $50,000,000, (b) engage in the renovation (including construction of additions) of any Hotels with respect to which the cost to complete the same shall at any time exceed in the aggregate the lesser of (i) fifteen percent (15%) of Total Hotel Value and (ii) $100,000,000, or (in the aggregate with costs described in clause (a)) the lesser of (A) twenty percent (20%) of Total Hotel Value and (B) $125,000,000, or

            (c) engage in the development or construction of Hotels (without regard to whether the same is permitted under clauses (a) or (b) above) to enter into any agreements to purchase Hotels or other assets, unless Sunstone, the Borrower or such Subsidiary (as applicable) at all times has available sources of capital equal to the total cost to complete such development or construction and to pay in full the cost of the purchase of such Hotels or other assets (to the extent that the payment of such cost of purchase constitutes a recourse obligation of Sunstone, the Borrower or its Subsidiary), which available sources of capital may include the Available Credit to the extent that the Borrower may borrow the same for the purposes required.

            12. Closing Deliveries. Prior to or simultaneously with the execution and delivery of this Amendment, and as a condition to this Amendment, the Borrower shall deliver to the Administrative Agent the following:

            (a) Payment of the fees provided for in the letter agreement dated January 14, 1998 and of all costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with this Amendment;

            (b) Notes payable to those Lenders whose Commitments have increased, each such Note to be in the amount of such Lender's increased Commitment;

            (c)   The Consent of Guarantors attached to this Amendment; and

            (d) Certificates of good standing, certified corporate resolutions and incumbency certificates with respect to, and opinions of counsel for, the Borrower and Sunstone, all in form and substance satisfactory to the Administrative Agent.

            13. Ratification. The Credit Agreement (as amended hereby) and the other Loan Documents (as amended as herein provided) are hereby ratified and remain in full force and effect.

            14. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

                                     BORROWER:

                                     SUNSTONE HOTEL INVESTORS, L.P.

                                     By:  Sunstone Hotel Investors, Inc.
                                              its general partner

                                     By: _____________________________
                                         Name:
                                         Title:


                                     LENDER:

                                     BANK ONE, ARIZONA, NA
                                     as Administrative Agent, Co-Agent,
                                     Issuing Bank and Lender

                                     By: _____________________________
                                         Name:
                                         Title:

                                     CREDIT LYONNAIS NEW YORK BRANCH
                                     as Documentation Agent, Co-Agent
                                     and Lender

                                     By: _____________________________
                                         Name:
                                         Title:

                                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                     as Syndication Agent, Co-Agent and
                                     Lender

                                     By: _____________________________
                                         Name:
                                         Title:

                                     DRESDNER BANK AG, NEW YORK AND
                                     GRAND CAYMAN BRANCHES, as Lender

                                     By: _____________________________
                                         Name:
                                         Title:

                                     By: _____________________________
                                         Name:
                                         Title:

                                     SOCIETE GENERALE, SOUTHWEST AGENCY,
                                     as Lender

                                     By: _____________________________
                                         Name:
                                         Title:

                              CONSENT OF GUARANTORS

            Each of the undersigned, being a Guarantor (as defined in the Credit Agreement referred to in the foregoing Amendment) does hereby consent to the foregoing Amendment, and ratify and affirm that the Guaranty (as defined in the Credit Agreement) heretofore executed by the undersigned remains in full force and effect for the benefit of the Lenders under the Credit Agreement, as amended by the foregoing Amendment.

            This Consent of Guarantors may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

            IN WITNESS WHEREOF, the undersigned have executed and delivered this Consent of Guarantors as of this ____ day of January, 1998.

                                       Sunstone Hotel Investors, Inc.

                                       By: _________________________
                                       Its: ________________________

                                       _____________________________
                                       Robert A. Alter

                                       _____________________________
                                       Charles Biederman

                                       _____________________________
                                       Daniel E. Carsello

                                       _____________________________
                                       Gerald N. Clark

                                       _____________________________
                                       C. Robert Enever

                                       Peacock, LLC

                                       By: _________________________
                                       Its: ________________________

                                       Shivani, L.L.C.

                                       By: _________________________
                                       Its: ________________________

                                   SCHEDULE II

                                   COMMITMENTS


         Lender                                                        Commitment
         ------                                                        ----------

         Bank One, Arizona, NA                                         $ 70,666,666.67

         Credit Lyonnais New York Branch                               $ 70,666,666.67

         Wells Fargo Bank, National                                    $ 96,666,666.66
          Association

         Dresdner Bank AG, New York                                    $ 35,000,000.00
          and Grand Cayman Branches

         Societe Generale, Southwest Agency                            $ 27,000,000.00
                                                                       ---------------
                  TOTAL:                                               $300,000,000.00
                                                                       ===============

                               SECOND AMENDMENT TO
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


            THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ("Amendment") is dated as of July 22, 1998, among SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership, as the Borrower, BANK ONE, ARIZONA, NA, as a Lender, as Issuing Bank, as Administrative Agent and as Co-Agent, CREDIT LYONNAIS NEW YORK BRANCH, as a Lender, as Documentation Agent and as Co-Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, as Syndication Agent and as Co-Agent, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender, and SOCIETE GENERALE, SOUTHWEST AGENCY, as a Lender (collectively, the "Original Bank Group"), NATIONSBANK, N.A. (successor to NATIONSBANK OF TEXAS, N.A.), as a Lender, COMMERZBANK AG, LOS ANGELES BRANCH, as a Lender, and THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY, as a Lender (collectively, the "Syndication Banks") and AMSOUTH BANK, as a Lender ("AmSouth").

                              W I T N E S S E T H:

            WHEREAS, the Borrower and the Original Bank Group entered into that certain Amended and Restated Revolving Credit Agreement dated as of October 10, 1997, as amended by First Amendment to Amended and Restated Revolving Credit Agreement dated as of January 26, 1998 (the "Credit Agreement") providing for Loans to the Borrower not to exceed $300,000,000 at any time outstanding; and

            WHEREAS, by Assignment and Acceptance dated March 20, 1998, Bank One, Arizona, NA, Credit Lyonnais New York Branch and Wells Fargo Bank, National Association (collectively, the "Co-Agents") assigned to the Syndication Banks and First American Bank Texas, S.S.B. ("First American") interests in the Co-Agents' Commitments; and

            WHEREAS, on or before the date hereof, the interests of First American as a Lender under the Credit Agreement have been terminated and AmSouth Bank has become a Lender under the Credit Agreement with a Commitment in the amount of $25,000,000.00; and

            WHEREAS, the Borrower has requested the Lenders to increase the total Commitments to $350,000,000 and, pursuant to Section 2.17 of the Credit Agreement, the Borrower has requested the Lenders to extend the Final Maturity Date to July 1, 2000; and

            WHEREAS, the Lenders have agreed to increase the total Commitments and to extend the Final Maturity Date as requested by the Borrower, subject to the modification of certain other provisions of the Credit Agreement, all on and subject to the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto amend the Credit Agreement, and covenant and agree, as follows:

            1.    Defined Terms.

            1.1 Terms used herein and not defined herein shall have the meanings provided therefor in the Credit Agreement.

            1.2 The definitions of the following terms in the Credit Agreement are hereby amended as follows:

            (a) The definition of the term "Applicable Margin" is hereby amended by adding, at the end of the table therein, the following status and amounts:

                                                                                  Unused
                             Base Rate             Eurodollar Rate              Commitment
                               Loans                   Loans                       Fee
                             ---------             ---------------              ----------

      Level IX Status          0.375%                  2.00%                       0.30%

            (b) The definition of the term "Borrowing Base" is hereby amended by changing the reference "45%" to "50%."

            (c) The definition of the term "Contingent Obligation" is hereby amended by adding the following sentence immediately following the first sentence thereof:

            Notwithstanding the foregoing, the Contingent Obligations of the Borrower shall not include any guarantee of the obligations of the Manager or the Operating Lessee to pay fees under a License until such time as the licensor notifies the Borrower that such fees have not been paid when due or otherwise makes demand upon the Borrower for payment thereof.

            (d) The definition of the term "Status" is hereby amended by deleting from the definition of "Level VIII Status" therein the period at the end of the sentence and inserting in lieu thereof "; and" and by adding the following paragraph thereafter:

                  "Level IX Status" exists at any date if, at such date, (i)
            neither Level IV Status nor any Status above Level IV Status exists and (ii) Sunstone has a Leverage Ratio of 45% or more.

            1.3   The following definition is hereby added to the Credit
Agreement:

            "Year 2000 Compliant" means, with respect to any Person or property, that all software, hardware, equipment, goods or systems utilized by or material to the physical operations, business operations or financial reporting of such Person or property will perform date-sensitive functions (including leap year calculations) as properly and efficiently after December 31, 1999 as performed prior to January 1, 2000.

            2. Increase of Commitments. (a) The aggregate amount of the Commitments is hereby increased by $50,000,000 to $350,000,000, and from and after the Funding Date the Commitment of each Lender is as set forth in Schedule II attached hereto and hereby incorporated herein, which replaces Schedule II to the Credit Agreement.

                  (b) On the date ("Funding Date") heretofore or hereafter designated by the Administrative Agent, AmSouth and each of the Co-Agents shall fund to the Administrative Agent such amounts as may be required to cause each of them to hold Loans in the proportion that its Commitment bears to all Commitments (as increased and adjusted as provided in paragraph 3), and the Administrative Agent shall distribute the funds so received to the other Lenders in such amounts as may be required to cause each of them to hold Loans in the proportion that its Commitment bears to all Commitments (as increased and adjusted as provided in paragraph 3). The first payment of interest received by the Administrative Agent after the Funding Date shall be paid to the Lenders in amounts adjusted to reflect the adjustments of their respective pro rata shares of the Loans as of the Funding Date.

            3. Extension of Final Maturity Date. The Final Maturity Date is hereby extended to July 1, 2000. Pursuant to the provisions of Section 2.17(b) of the Credit Agreement, an extension fee in the amount of 0.25% of the Commitments is due and payable by the Borrower on the date hereof, but no extension fee is payable with respect to the $50,000,000 increase in the Commitments provided for in Paragraph 2(a) above.

            4. Modification of Section 2.17. Section 2.17 is hereby amended by changing the reference "thirty (30) days" in each place in which it occurs to "forty-five (45) days".

            5. Modification of Section 5.18. Section 5.18(c) is hereby amended by changing the reference "$15,000,000" to "$30,000,000."

            6. Modification of Section 6.4. Section 6.4 is hereby amended (a) by changing in subparagraph (i) thereof the phrase "multiplied by four and one-half (4-1/2)" to "multiplied by five (5)" and (b) by changing, in both subparagraph (i) and subparagraph (ii) thereof, the references "forty-five percent (45%)" to "fifty percent (50%)."

            7. Acquisition of Newly-Constructed Hotels. The following provision is hereby added to the Credit Agreement:

      6.8. Acquisition of Newly-Constructed Hotels. (a) Neither Sunstone nor the Borrower nor any of their respective Subsidiaries shall consummate (whether or not contractually obligated to do so) the acquisition of a newly-constructed Hotel unless (i) taking into account all Indebtedness of Sunstone as of the date of such acquisition (including without limitation any Indebtedness incurred, directly or indirectly, to finance such acquisition in whole or in part), Sunstone shall be in compliance with the provisions of Sections 6.4, 6.5 and 6.6 upon the consummation of such acquisition and (ii) the Borrower shall furnish to the Administrative Agent prior to such acquisition a certificate of the chief financial officer of Sunstone (together with such supporting documentation as the Administrative Agent shall require) with respect to such compliance, all in form and substance satisfactory to the Administrative Agent. For purposes of establishing such compliance with the provisions of Sections 6.4, 6.5 and 6.6 as of the date of acquisition of such Hotel, all determinations shall be made on the basis of the financial statements as at the end of the most recent Fiscal Quarter preceding the date of such acquisition, except that (A) Total Indebtedness (in the case of Section 6.4), Total Secured Recourse Indebtedness (in the case of Section 6.5) and Non-Recourse Indebtedness (in the case of Section 6.6) shall each be determined as of the date of acquisition of such Hotel and (B) all Hotels (but only those Hotels) owned by the Borrower and its Subsidiaries as of the date of acquisition of such Hotel (and including such Hotel) shall be included for purposes of determining such compliance. In the event that, as of the date of acquisition of such Hotel, the financial statements for the most recent Fiscal Quarter are not yet available, the certificate required to be delivered under clause (ii) above shall be prepared on the basis of reasonable estimates by the Borrower's management of the applicable financial information as at the end of such most recent Fiscal Quarter, and such certificate shall then be promptly updated when the financial statements for such Fiscal Quarter are available.

            (b) Not later than thirty (30) days after the date on which the Borrower, Sunstone or any of their respective Subsidiaries enter into a contract to acquire a Hotel to be constructed or under construction, the Borrower shall provide the Administrative Agent with a copy of such contract, along with a general description of such Hotel (including location and number of rooms).

            8. Financial Statements. Section 7.11(g) is hereby modified by changing the reference "one hundred (100) days" to "one hundred twenty (120) days."

            9. Year 2000 Covenant. The following provision is hereby added to the Credit Agreement:

            7.25 Year 2000 Covenant. The Borrower shall ensure that Sunstone, the Borrower and each of their Subsidiaries are Year 2000 Compliant in a timely manner, but in no event later than October 1, 1999. The Borrower shall use its best efforts to cause the Operating Lessee, the Manager and each of the Hotels owned by Sunstone, the Borrower or any of their Subsidiaries to be Year 2000 Compliant in a timely manner and shall cause each of the foregoing to be Year 2000 Compliant not later than December 31, 1999 if the failure to be Year 2000 Compliant could have a Material Adverse Effect. The Borrower shall, or shall cause the Operating Lessee or Manager to, make reasonable inquiries of all major contractors of the Borrower, Sunstone, their Subsidiaries, the Hotels, the Operating Lessee and the Manager to confirm that such major contractors are, or will be no later than December 31, 1999, Year 2000 Compliant and will request from such major contractors reasonable verification thereof. For purposes of this section, "major contractors" means those Persons who make payments, or furnish goods or services, to the Borrower, Sunstone, any of their Subsidiaries, any of the Hotels, the Operating Lessee or the Manager, the failure of which Persons to be Year 2000 Compliant could have a Material Adverse Effect. In furtherance of this covenant, the Borrower shall, in addition to any other necessary actions, perform or cause to be performed a comprehensive review and assessment of all software, hardware, equipment, goods and systems utilized or material to the physical operations, business operations or financing reporting of the Borrower, Sunstone, their Subsidiaries, the Hotels, the Operating Lessee and the Manager, and shall adopt or cause to be adopted a detailed plan for the testing, remediation and monitoring of such software, hardware, equipment, goods and systems to ensure compliance with the foregoing provisions. The Borrower shall, within thirty (30) days of the Administrative Agent's written request, provide to the Administrative Agent such certification or other evidence of the Borrower's compliance with the provisions of this section as the Administrative Agent may from time to time reasonably require.

            10. Limitations on Development, Construction, Renovation and Purchase of Hotels. Section 8.5 is hereby amended and restated in its entirety as follows:

            8.5 Limitations on Development, Construction, Renovation and Purchase of Hotels. Neither Sunstone nor the Borrower shall or shall permit any of their respective Subsidiaries to (a) engage in the development or construction of any Hotels with respect to which the cost to complete the same shall be any time exceed, for all such development and construction in the aggregate, the lesser of (i) ten percent (10%) of Total Hotel Value and (ii) $50,000,000, (b) engage in the renovation of (including construction of additions to) any Hotels with respect to which the cost to complete the same shall at any time exceed in the aggregate the lesser of (i) fifteen percent (15%) of Total Hotel Value and (ii) $100,000,000, or (in the aggregate with costs described in clause (a)) the lesser of (A) twenty percent (20%) of Total Hotel Value and (B) $125,000,000, (c) contract to purchase or acquire any Hotels under construction or to be constructed with respect to which the purchase price and other consideration payable therefor shall at any time exceed in the aggregate the lesser of (i) fifteen percent (15%) of Total Hotel Value and
      (ii) $120,000,000 (without regard to whether the payment thereof is a recourse obligation of Sunstone, the Borrower or any of their respective Subsidiaries), or (d) engage in the development or construction of Hotels (without regard to whether the same is permitted under clauses (a), (b) or (c) above) or enter into any agreements to purchase Hotels (whether under construction, to be constructed or otherwise) or other assets, unless Sunstone, the Borrower or such Subsidiary (as applicable) at all times has available sources of capital equal to the total cost to complete such development or construction and to pay in full the cost of the purchase of such Hotels or other assets (to the extent that the payment of such cost of purchase constitutes a recourse obligation of Sunstone, the Borrower or its Subsidiary), which available sources of capital may include the Available Credit to the extent that the Borrower may borrow the same for the purposes required.

            11. Pricing. Notwithstanding anything to the contrary set forth in the Credit Agreement, the Borrower shall deliver to the Administrative Agent, on or before the date hereof, the quarterly financial statements provided for in
Section 7.11(a) for the Fiscal Quarter ending June 30, 1998, together with the Compliance Certificate provided for in Section 7.11(e) setting forth the Leverage Ratio as of the end of such Fiscal Quarter, provided, however, that, to the extent that all financial information necessary to deliver such financial statements and Compliance Certificate is not then available, Borrower may satisfy the requirements of this paragraph by delivering financial statements and information in sufficient detail to determine the Leverage Ratio at the end of such Fiscal Quarter. Notwithstanding anything to the contrary contained in the Credit Agreement, the Funding Date shall be the Pricing Date with respect to the determination of Status based on the Leverage Ratio for the Fiscal Quarter ending June 30, 1998, Status shall be determined on such date and such Status shall remain in effect until a change in Status thereafter occurs. The provisions of this paragraph shall not relieve the Borrower of any of its obligations under Section 7.11 of the Credit Agreement and shall not affect any Pricing Date or any determination of Status except as expressly set forth herein.

            12. Closing Deliveries. Prior to or simultaneously with the execution and delivery of this Amendment, and as a condition to this Amendment, the Borrower shall deliver to the Administrative Agent the following:

            (a)   Payment of (i) the fees provided for in Paragraph 3 above,
      (ii) the fees provided for in the letter agreements dated May 20, 1998 and July 14, 1998 and (iii) all costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with this Amendment;

            (b) Notes payable to AmSouth and each of the Co- Agents, each such Note to be in the amount of such Lender's Commitment (as provided in Paragraph 2(a));

            (c)   The Consent of Guarantors attached to this Amendment;

            (d) Certificates of good standing, certified corporate resolutions and incumbency certificates with respect to, and opinions of counsel for, the Borrower and Sunstone, all in form and substance satisfactory to the Administrative Agent; and

            (e) The financial statements and Compliance Certificate provided for in Paragraph 11 above.

            13. Ratification. The Credit Agreement (as amended hereby) and the other Loan Documents are hereby ratified and remain in full force and effect.

            14. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the date first above written.


                                    BORROWER:

                                    SUNSTONE HOTEL INVESTORS, L.P.

                                    By:  Sunstone Hotel Investors, Inc.
                                            its general partner

                                    By: _____________________________
                                        Name:
                                        Title:


                                    LENDERS:

                                    BANK ONE, ARIZONA, NA
                                    as Administrative Agent, Co-Agent,
                                    Issuing Bank and Lender

                                    By: _____________________________
                                        Name:
                                        Title:


                                    CREDIT LYONNAIS NEW YORK BRANCH
                                    as Documentation Agent, Co-Agent
                                    and Lender

                                    By: _____________________________
                                        Name:
                                        Title:


                                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                    as Syndication Agent, Co-Agent and
                                    Lender

                                    By: _____________________________
                                        Name:
                                        Title:

                                    DRESDNER BANK AG, NEW YORK AND
                                    GRAND CAYMAN BRANCHES, as Lender

                                    By: _____________________________
                                        Name:
                                        Title:

                                    By: _____________________________
                                        Name:
                                        Title:


                                    SOCIETE GENERALE, SOUTHWEST AGENCY,
                                    as Lender

                                    By: _____________________________
                                        Name:
                                        Title:


                                    NATIONSBANK OF TEXAS, N.A., as Lender

                                    By:_____________________________
                                        Name:
                                        Title:


                                    COMMERZBANK AG, LOS ANGELES BRANCH,
                                    as Lender

                                    By:______________________________
                                        Name:
                                        Title:

                                    By:_______________________________
                                        Name:
                                        Title:


                                    THE LONG-TERM CREDIT BANK OF JAPAN,
                                    LTD., LOS ANGELES AGENCY, as Lender

                                    By:________________________________
                                        Name:
                                        Title:

                                    AMSOUTH BANK, as Lender

                                    By:_____________________________
                                        Name:
                                        Title:

                              CONSENT OF GUARANTORS

            Each of the undersigned, being a Guarantor (as defined in the Credit Agreement referred to in the foregoing Amendment) does hereby consent to the foregoing Amendment, and ratify and affirm that the Guaranty (as defined in the Credit Agreement) heretofore executed by the undersigned remains in full force and effect for the benefit of the Lenders under the Credit Agreement, as amended by the foregoing Amendment.

            This Consent of Guarantors may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

            IN WITNESS WHEREOF, the undersigned have executed and delivered this Consent of Guarantors as of this ____ day of July, 1998.

                                            Sunstone Hotel Investors, Inc.

                                            By: _________________________
                                            Its: ________________________

                                            _____________________________
                                            Robert A. Alter

                                            _____________________________
                                            Charles Biederman

                                            _____________________________
                                            Daniel E. Carsello

                                            _____________________________
                                            Gerald N. Clark

                                            _____________________________
                                            C. Robert Enever

                                            Peacock, LLC

                                            By: _________________________
                                            Its: ________________________

                                            Shivani, L.L.C.

                                            By: _________________________
                                            Its: ________________________

                                   SCHEDULE II

                                   COMMITMENTS


        Lender                                            Commitment
        ------                                            ----------

        Bank One, Arizona, NA                             $ 66,000,000.00

        Credit Lyonnais New York Branch                   $ 66,000,000.00

        Wells Fargo Bank, National                        $ 66,000,000.00
         Association

        Dresdner Bank AG, New York                        $ 35,000,000.00
         and Grand Cayman Branches

        Societe Generale, Southwest                       $ 27,000,000.00
         Agency

        NationsBank of Texas, NA                          $ 27,000,000.00

        AmSouth Bank                                      $ 25,000,000.00

        Commerzbank AG, Los Angeles
         Branch                                           $ 19,000,000.00

        The Long-Term Credit Bank of
         Japan, Ltd., Los Angeles Agency                  $ 19,000,000.00
                                                          ---------------

               TOTAL:                                     $350,000,000.00
                                                          ===============